As filed with the Securities and Exchange Commission on July 19, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PLAYSTUDIOS, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (Primary Standard Industrial Classification Code Number)	7372 (State or Other Jurisdiction of Incorporation or Organization)	98-1606155 (I.R.S. Employer Identification Number)
10150 Covington Cross Drive
Las Vegas, Nevada 89144
Tel: (725) 877-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew Pascal
Chief Executive Officer
PLAYSTUDIOS, Inc.
10150 Covington Cross Drive
Las Vegas, Nevada 89144
Tel: (725) 877-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to: Joel Agena Vice President, Legal Counsel PLAYSTUDIOS, Inc. 10150 Covington Cross Drive (725) 877-7000	Copies to: Alan F. Denenberg Lee Hochbaum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A common stock, $0.0001 par value per share	103,858,444(2)	$6.55(3)	$680,272,808.20	$74,217.76
Class A common stock, $0.0001 par value per share	10,996,631(4)	$11.50(5)	$126,461,256.50	$13,796.92
Private placement warrants to purchase Class A common stock	3,821,667	—	—	—(6)
Total	—	—	$806,734,064.70	$88,014.68

(1)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of (i) 93,164,820 shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”), of PLAYSTUDIOS, Inc. and (ii) up to 10,693,624 shares of Class A common stock that may be issued pursuant to the earnout provisions of the Merger Agreement (as defined herein). These shares are being registered for resale on this Registration Statement.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.55, which is the average of the high and low prices of the Class A common stock on July 14, 2021 on The Nasdaq Global Market.

(4)
Consists of (i) 7,174,964 shares of Class A common stock issuable upon the exercise of 7,174,964 Public Warrants (as defined herein) and (ii) 3,821,667 shares of Class A common stock issuable upon the exercise of 3,821,667 Private Placement Warrants (as defined herein).

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act based on the exercise price of the Private Placement Warrants and Public Warrants.

(6)
In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A common stock underlying such warrants, and no separate fee is payable for the Private Placement Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION — DATED JULY 19, 2021
PRELIMINARY PROSPECTUS
PLAYSTUDIOS, Inc.
Up to 103,858,444 Shares of Class A Common Stock
Up to 10,996,631 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Up to 3,821,667 Warrants
This prospectus relates to the issuance by us of up to an aggregate of 10,996,631 shares of our Class A common stock, $0.0001 par value per share (the “Class A common stock”), which consists of (i) up to 7,174,964 shares of our Class A common stock that are issuable upon the exercise of 7,174,964 warrants (the “Public Warrants”) originally issued in the initial public offering of Acies Acquisition Corp. (“Acies”) by the holders thereof and (ii) up to 3,821,667 shares of Class A common stock that are issuable upon the exercise of 3,821,667 warrants originally issued in a private placement in connection with the initial public offering of Acies (the “Private Placement Warrants”, and together with the Public Warrants, the “Warrants”). We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 103,858,444 shares of Class A common stock, including up to 10,693,624 shares of Class A common stock issuable as Earnout Shares (as defined herein) and (ii) 3,821,667 Private Placement Warrants. The shares of Class A common stock being registered include 19,156,412 shares issuable upon conversion of: (i) 16,130,300 shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, our “common stock”), issued to Andrew S. Pascal, our Chairman of the Board and Chief Executive Officer, and (ii) 3,026,112 shares of Class B common stock issuable as Earnout Shares. We will not receive any proceeds from the sale of shares of common stock or Private Placement Warrants by the Selling Securityholders pursuant to this prospectus.
The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible into one share of Class A common stock. Outstanding shares of Class B common stock, all of which are held by Mr. Pascal and certain of his affiliates, represent approximately 74.6% of the voting power of our outstanding capital stock as of June 21, 2021.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A common stock or Private Placement Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A common stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Class A common stock or Private Placement Warrants in the section titled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A common stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MYPS”, and our Public Warrants are currently listed on The Nasdaq Global Market under the symbol “MYPSW”. On July 16, 2021, the closing price of our Class A common stock was $6.81 and the closing price for our Public Warrants was $1.4.

See the section titled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any prospectus supplements or free writing prospectuses we have prepared. Neither we nor the Selling Securityholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this prospectus or any other document or the sale of any Class A common stock or Warrants. Since the date of this prospectus or any prospectus supplement or free writing prospectus, or any documents incorporated by reference herein and therein, our business, financial condition, results of operations and prospects may have changed. It is important for you to read and consider all information contained in this prospectus or any prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein, in making any investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS
On June 21, 2021 (the “Closing Date”), Acies consummated a business combination (the “Business Combination”) with PlayStudios, Inc., a Delaware corporation (“Old PLAYSTUDIOS”), pursuant to the Agreement and Plan of Merger, dated as of February 1, 2021 (the “Merger Agreement”), by and among Acies, Catalyst Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acies (“First Merger Sub”), Catalyst Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acies (“Second Merger Sub”), and Old PLAYSTUDIOS. In connection with the closing of the Business Combination, Old PLAYSTUDIOS merged with First Merger Sub with Old PLAYSTUDIOS surviving the member. Old PLAYSTUDIOS then merged with Second Merger Sub, with Second Merger Sub surviving the merger. As part of the Closing, Acies changed its name to PLAYSTUDIOS, Inc and Second Merger Sub changed its name to PLAYSTUDIOS US, LLC. PLAYSTUDIOS is continuing the existing business operations of Old PLAYSTUDIOS as a publicly traded company.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “PLAYSTUDIOS,” “we,” “us,” “our” and similar terms refer to PLAYSTUDIOS, Inc. (f/k/a Acies Acquisition Corp.) and its consolidated subsidiaries. References to “Acies” refer to our predecessor company prior to the consummation of the Business Combination.
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Class A common stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:
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our business strategy and market opportunity;

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our ability to maintain the listing of our Class A common stock or our Public Warrants on the Nasdaq;

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our ability to raise financing in the future;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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our Warrants are accounted for as liabilities and changes in the value of our Warrants could have a material effect on our financial results;

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we identified a material weakness in our internal control over financial reporting, which could adversely affect our ability to report our results of operations and financial condition accurately and timely;

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factors relating to our business, operations and financial performance and our subsidiaries, including:

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changes in the competitive and regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the combined capital structure;

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our ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities;

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the impact of COVID-19 (including existing and possible future variants) on our business;

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costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize any financial projections or estimated pro forma results and the related underlying assumptions, including with respect to estimated Acies shareholder redemptions; and

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other risk and uncertainties detailed under the section titled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section titled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. Before making your investment decision with respect to our securities, you should read this entire prospectus carefully, including the information set forth under the section titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements.
PLAYSTUDIOS — The Power of Play
We are a developer and publisher of free-to-play casual games for mobile and social platforms that are powered by a differentiated playAWARDS loyalty platform. We have developed some of the most innovative and successful free-to-play social casino games in the world, including the award-winning POP! Slots, myVEGAS Slots, my KONAMI Slots and myVEGAS Blackjack. Our games are based on original content, real-world slot game content, as well as third-party licensed brands and are downloadable and playable for free on multiple social and mobile-based platforms, including the Apple App Store, Google Play Store, Amazon Appstore and Facebook. From social slots to casual and role-playing games (RPGs), each game has been thoughtfully crafted for the people who play it. As a result, we’ve been able to build a loyal and engaged community of players by virtue of our direct development efforts.
Background
We were originally known as Acies Acquisition Corp. On the Closing Date, Acies consummated the Business Combination with Old PLAYSTUDIOS, pursuant to the Merger Agreement. In connection with the closing of the Business Combination, we changed our name from Acies to PLAYSTUDIOS, Inc. PLAYSTUDIOS continues the existing business operations of Old PLAYSTUDIOS as a publicly traded company.
In connection with the closing of the Business Combination, Acies filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Acies was domesticated and continues as a Delaware corporation, changing its name to PLAYSTUDIOS, Inc. (the “Domestication”).
As a result of and upon the effective time of the Domestication, among other things, (1) each then-issued and outstanding Class A ordinary share, par value $0.0001 per share, of Acies (the “Acies Class A ordinary shares”), automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of PLAYSTUDIOS (the “Class A common stock”); (2) each then-issued and outstanding redeemable warrant of Acies automatically converted into a redeemable warrant to acquire one share of our Class A common stock (the “Warrants”); and (3) each then-issued and outstanding unit of Acies that had not been previously separated into the underlying Acies Class A ordinary shares and underlying Acies warrants was cancelled and entitled the holder thereof to one share of Class A common stock and one-third of one Warrant. No fractional shares will be issued upon exercise of the Warrants.
Pursuant to the terms of the Merger Agreement, at the Closing, among other things:
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The outstanding shares of capital stock of Old PLAYSTUDIOS then outstanding were cancelled in exchange for the right to receive (i) shares of Class A common stock based on an exchange ratio of approximately 0.233 shares of Old PLAYSTUDIOS capital stock per shares of our common stock (the “Exchange Ratio”) (except that with respect to any shares owned by Mr. Pascal, our Chairman, CEO and Co-Founder (the “Founder”) and certain affiliates (collectively, the “Founder Group”), such shares were instead cancelled in exchange for the right to receive shares of Class B common stock based on the Exchange Ratio) and (ii) in lieu of shares of our common stock, holders of shares of capital stock of Old PLAYSTUDIOS could elect to receive $10.00 per share of our common stock (up to a cap of 15% of such holder’s shares). $102.0 million become payable to stockholders as cash consideration at the Closing pursuant to such cash consideration elections.

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Each outstanding share of Old PLAYSTUDIOS capital stock as well as any vested but unexercised options to purchase shares of OLD PLAYSTUDIOS capital stock also received the contingent right to receive the applicable Earnout Pro Rata Portion (as defined in the Merger Agreement) of an aggregate of 15,000,000 additional shares of common stock (the “Earnout Shares”), payable in two equal tranches if the closing price of the Class A common stock exceeds $12.50 and $15.00 per share, respectively, for any 20 trading days within any 30-trading day period commencing on or after the 150th day following the Closing and ending no later than the five-year anniversary of the Closing (the earnout consideration will also vest based on the price targets in connection with a sale of the Company) (any of the foregoing, an “Earnout Triggering Event”).
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900,000 shares (the “Unvested Sponsor Shares”) of the 4,574,062 shares of our Class A common stock (the “Sponsor Shares”) held by Acies Acquisition, LLC, the sponsor of Acies (the “Sponsor”), became unvested. The Unvested Sponsor Shares will vest in two equal tranches upon the occurrence of an Earnout Triggering Event as described above.

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All outstanding warrants of Old PLAYSTUDIOS were deemed to exercise automatically in connection with the Closing and the underlying shares were treated in the same manner as outstanding shares of Old PLAYSTUDIOS capital stock.

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Each outstanding and unexercised option to purchase Old PLAYSTUDIOS capital stock granted under the Old PLAYSTUDIOS Omnibus 2011 Omnibus Stock and Incentive Plan (each an “Old PLAYSTUDIOS Option”), whether or not vested or exercisable, converted into an option to purchase a share of Class A common stock, except for any such option that was held by any member of the Founder Group, which was converted into an option to purchase a share of Class B common stock, in each case with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio.

The shares of our Class B common stock issued to the Founder Group have the same economic terms as the shares of our Class A common stock, but the shares of our Class A common stock will be entitled to one vote per share, and the shares of our Class B common stock will be entitled to 20 votes per share. Any shares of our Class B common stock that are transferred outside the Founder Group (except for certain permitted transfers) will automatically convert into shares of our Class A common stock. In addition, the outstanding shares of our Class B common stock will be subject to a “sunset” provision by which all outstanding shares of our Class B common stock will automatically convert into shares of our Class A common stock: (i) if holders representing a majority of our Class B common stock vote to convert our Class B common stock into our Class A common stock, (ii) if the Founder Group and its permitted transferees collectively no longer beneficially own at least 20% of the number of shares of our Class B common stock collectively held by the Founder Group as of the Closing or (iii) on the nine-month anniversary of the Founder’s death or disability, unless such date is extended by a majority of independent directors.
The shares of our common stock issued to the stockholders of Old PLAYSTUDIOS, all of the options to purchase shares of our common stock, the Sponsor Shares and the Private Placement Warrants are subject to certain restrictions of transfer. See “Description of Our Securities — General — Common Stock — Lock-up Restrictions.”
In connection with the Business Combination, holders of 11,333,489 Acies Class A ordinary shares exercised their rights to redeem those shares for cash at a redemption price of approximately $10.00 per share, or an aggregate of approximately $113.4 million. At the Closing:
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10,191,511 outstanding Acies Class A ordinary shares were converted on a one-to-one basis into shares of Class A common stock

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The outstanding warrants of Acies (other than those warrants held by Acies Acquisition, LLC, a Delaware limited liability company and forfeited for no consideration in connection with the Closing) converted into Warrants and automatically entitled the holders thereof to purchase shares of Class A common stock upon consummation of the Transactions.

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The holders of PlayStudios common stock and PlayStudios Preferred Stock were issued 70,707,791 shares of Class A common stock and 16,130,300 shares of Class B common stock.

Concurrently with the execution of the Merger Agreement, Acies entered into certain subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Acies agreed to sell to the PIPE Investors, an aggregate of 25,000,000 shares of our Class A common stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $250 million (the “PIPE Investment”).
As noted above, the per share conversion price of approximately $10.00 for holders of public shares of Acies electing redemption was paid out of Acies’ trust account, which had a balance immediately prior to the Closing of approximately $215.3 million. Following the payment of redemptions and after giving effect to the PIPE Investment Acies had approximately $351.9 million of available cash for disbursement in connection with the Transactions. Of these funds, approximately $147.5 million was used to pay certain transaction expenses (including cash to certain stockholders of Old PLAYSTUDIOS that made a valid cash election, as described above) and $20.0 million was used to terminate the profit share provision of an agreement with MGM Resorts International, one of the PIPE Investors. Approximately $184.5 million became available to us upon the consummation of the Business Combination.
Immediately after giving effect to the Transactions (including as a result of the conversions described above), there were 109,623,364 shares of Class A common stock, 16,130,300 shares of Class B common stock, 10,996,667 Warrants, 13,549,198 options to purchase shares of Class A common stock and 2,191,793 options to purchase shares of Class B common stock issued and outstanding. Upon the Closing, Acies’ ordinary shares, warrants and units ceased trading, and shares of Class A common stock and Public Warrants began trading on the Nasdaq under the symbols “MYPS,” and “MYPSW,” respectively.
The rights of holders of our common stock and Warrants are governed by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”), and the DGCL, and, in the case of the Warrants, the Warrant Agreement, dated October 22, 2020 (the “Warrant Agreement”), between Acies and the Continental Stock Transfer & Trust Company, as the warrant agent (the “Warrant Agent”). See the sections titled “Description of Our Securities” and “Certain Relationships and Related Party Transactions.”
Corporate Information
Acies was incorporated on August 14, 2020 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses Acies completed its initial public offering in October 2020 (the “IPO”). On the Closing Date, Acies consummated the Business Combination with Old PLAYSTUDIOS, pursuant to the Merger Agreement. In connection with the closing of the Business Combination, we changed our name from Acies to PLAYSTUDIOS, Inc.
PLAYSTUDIOS continues the existing business operations of Old PLAYSTUDIOS as a publicly traded company. Our principal executive office is located at 10150 Covington Cross Drive, Las Vegas, Nevada 89144. Our telephone number is (725) 877-7000. Our website address is www.playstudios.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Summary Risk Factors
In evaluating a potential investment in our Class A common stock, you should carefully read this prospectus, including the exhibits, and especially review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 7 of this prospectus. Among these important risks are the following:
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Our business will suffer if we are unable to entertain our players, develop new games and improve the experience of our existing games.

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If we are able to develop new games and features that achieve success, it is possible that these new games and features could divert players of our other existing games without growing our overall player base, which could harm operating results.

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We believe that our players’ level of engagement with our games is partly based on playAWARDS, our real-world rewards loyalty program. If we fail to expand and diversify our playAWARDS program, in particular given the current restrictions imposed by the COVID-19 pandemic, our business may suffer.

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Our industry is very competitive. If consumers prefer our competitors’ games over our own, our operating results could suffer.

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We rely on a small portion of our total players for a substantial amount of our revenue and if we fail to grow our player base, or if player engagement declines, our revenue and operating results will be harmed.

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We rely on third-party platforms such as the Apple App Store, Google Play Store, Amazon Appstore and Facebook to distribute our games and collect revenues generated on such platforms and rely on third-party payment service providers to collect revenues generated on our own platforms.

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If we do not successfully invest in, establish and maintain awareness of our brands and games, if we incur excessive expenses promoting and maintaining our brands or our games or if our games contain defects, our business, financial condition, results of operations or reputation could be harmed.

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Our ability to acquire and maintain licenses to intellectual property may affect our revenue and profitability. Competition for these licenses may make them more expensive and increase our costs.

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We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in our or our vendors’ or other partners’ systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, impact our games and related software applications, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects.

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We are subject to laws and regulations concerning data privacy, information security, data protection and consumer protection, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business.

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Because we are a “controlled company” within the meaning of the Nasdaq rules, our shareholders may not have certain corporate governance protections that are available to shareholders of companies that are not controlled companies.

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The dual class structure of our common stock has the effect of concentrating voting power with our Chairman of the Board and Chief Executive Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

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Warrants will become exercisable for our Class A common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

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We identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

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The price of our Class A common stock and Public Warrants may be volatile.

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We do not intend to pay cash dividends for the foreseeable future.

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Future resales of our common stock may cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

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Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of Acies’ initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Controlled Company Exemption
Mr. Pascal and other members of the Founder Group are the beneficial owner of all the outstanding shares of our Class B common stock and, as such, control more than 50% of the voting power of our common stock. As a result, PLAYSTUDIOS is a “controlled company” within the meaning of Nasdaq’s listing standards of which the Founder Group has the power to elect a majority of our directors. Pursuant to the Nasdaq listing standards. As a controlled company, we may elect not to comply with certain corporate governance standards, including the requirements: (i) that a majority of the Board of Directors consist of independent directors, (ii) that the Board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that the Board of Directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If PLAYSTUDIOS ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, PLAYSTUDIOS will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, PLAYSTUDIOS may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods. Although as of the date of this prospectus, PLAYSTUDIOS does not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. See “Risk Factors — General Risks Factors — Because we are a “controlled company” within the meaning of the Nasdaq rules, our shareholders may not have certain corporate governance protections that are available to shareholders of companies that are not controlled companies.”

THE OFFERING
Issuer
PLAYSTUDIOS, Inc.
Issuance of Class A Common Stock
Shares of Class A Common Stock Offered by Us
10,996,631 shares of Class A common stock, consisting of 10,996,631 shares of Class A common stock that are issuable upon the exercise of 10,996,631 Warrants by the holders thereof.
Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants
109,623,364 shares
Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants
120,619,995 shares
Shares of Class B Common Stock Outstanding
16,130,300 shares (each share of our Class B common stock has twenty (20) votes per share and is convertible at the option of the holder to one share of Class A common stock; the outstanding shares of Class B common stock are not included in the number of outstanding shares of our Class A common stock)
Exercise Price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $126.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We intend to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include capital expenditures, investments and working capital. In addition, from time to time in the past we have considered, and we continue to consider, acquisitions and strategic transactions, and we also may use such net proceeds for such purposes. See “Use of Proceeds.”
Resale of Class A Common Stock and Private Placement Warrants
Shares of Class A Common Stock Offered by the Selling Securityholders
103,858,444 shares of Class A common stock (including up to 10,693,624 shares of Class A common stock issuable as Earnout Shares). This includes 16,130,300 outstanding shares of Class B Common Stock and 3,026,112 Earnout Shares of Class B common stock.
Private Placement Warrants Offered by the Selling Securityholders
3,821,667 Private Placement Warrants
Use of Proceeds
We will not receive any proceeds from the sale of shares of common stock or Private Placement Warrants by the Selling Securityholders.
Lock-up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Description of

Our Securities — General — Common Stock — Lock-up Restrictions” for further discussion.
Market for Class A Common Stock and
Warrants
Our Class A common stock is listed on the Nasdaq under the symbol “MYPS,” and our Public Warrants are listed on the Nasdaq under the symbol “MYPSW”.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
The 109,623,364 outstanding shares of our Class A common stock and 16,130,300 outstanding shares of our Class B common stock is calculated as of June 21, 2021 after giving effect to the Closing and excludes:
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10,996,631 shares of our Class A common stock issuable from the exercise of Warrants outstanding as of June 21, 2021, each with an exercise price of $11.50 per share;

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7,667,512 Earnout Shares of our Class A common stock and 3,026,112 Earnout Shares of our Class B common stock, in each case, reserved for issuance upon an Earnout Triggering Event;

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13,549,198 shares of our Class A common stock and 2,191,793 shares of our Class B common stock issuable upon the exercise of stock options outstanding as of June 21, 2021 with a weighted average exercise price of $0.90 per share;

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16,749,132 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”), as well as: (i) any automatic increases in the number of shares of common stock reserved for future issuance under our the 2021 Plan and (ii) upon the forfeiture, termination, expiration or reacquisition of any shares of common stock underlying outstanding stock awards granted under the PLAYSTUDIOS, Inc. 2011 Omnibus Stock and Incentive Plan, an equal number of shares of our common stock; and

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3,349,827 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP Plan”), as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Unless the context otherwise requires or otherwise indicated, the outstanding shares described in this prospectus include the 900,000 Unvested Sponsor Shares.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Our Business and Industry
Our business will suffer if we are unable to entertain our players, develop new games and improve the experience of our existing games.
Our business depends on developing, publishing and continuing to service casual, “free-to-play” games that consumers will download and spend time and money playing. We are currently focused on social casino mobile gaming, offering our social casino games on mobile devices, including smartphones and tablets on Apple’s iOS and Google’s Android operating systems, and on social networking platforms such as Facebook. We have devoted and we expect to continue to devote substantial resources to the research, development, analytics and marketing of our games. Our development and marketing efforts are focused on both improving the experience of our existing games (frequently through new content and feature releases for our live services) and developing new games. We generate revenue primarily through the sale of in-game virtual currency. For games distributed through third-party platforms, we are required to share a portion of our revenue from in-game sales with the platform providers. Due to our focus on mobile gaming, these costs are expected to remain a significant operating expense. See “— We rely on third-party platforms such as the Apple App Store, Google Play Store, Amazon Appstore and Facebook to distribute our games and collect revenues generated on such platforms and rely on third-party payment service providers to collect revenues generated on our own platforms.” In order to remain profitable, we need to generate sufficient revenue from our existing and new game offerings to offset our ongoing development, marketing and operating costs.
Successfully monetizing “free-to-play” games is difficult, and requires that we deliver engaging and entertaining player experiences that a sufficient number of players will pay for or we are able to otherwise sufficiently monetize our games. The success of our games depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences and spending habits, competing games and the availability of other entertainment experiences. If our games do not meet consumer expectations, or if new games are not brought to market in a timely and effective manner, our ability to grow revenue and our financial performance will be negatively affected.
Our ability to successfully develop games for mobile and web platforms and their ability to achieve commercial success will depend on our ability to:
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effectively market our games to existing and new players;

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achieve benefits from our player acquisition costs;

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achieve organic growth and gain customer interest in our games through free or more efficient channels;

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adapt to changing player preferences and spending habits;

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negotiate with third parties to provide our players with a diverse inventory of real-world loyalty rewards;

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increase customer engagement within our games;

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adapt to new technologies and feature sets for mobile and other devices;

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expand and enhance games after their initial release;

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attract, retain and motivate talented and experienced game designers, product managers and engineers;

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negotiate with third-party platforms;

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continue to adapt game feature sets for an increasingly diverse set of mobile devices, including various operating systems and specifications, limited bandwidth and varying processing power and screen sizes;

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efficiently manage the development of new games and features to increase the cadence of introductions without incurring excessive costs;

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achieve and maintain successful customer engagement and effectively monetize our games;

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maintain a quality gaming experience and retain our players;

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compete successfully against a large and growing number of existing market participants;

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accurately forecast the timing and expense of our operations, including game and feature development, marketing and customer acquisition, customer adoption and revenue growth;

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minimize and quickly resolve bugs or outages; and

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acquire and successfully integrate high quality mobile game assets, personnel or companies.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop successful games, live operations services and launch new games and features in accordance with our operating plan. If we do not succeed in doing so, our business, financial condition, results of operations or reputation will suffer.
If we are able to develop new games and features that achieve success, it is possible that these new games and features could divert players of our other existing games without growing our overall player base, which could harm operating results.
Although it is important to our future success that we develop new games and features that are popular with players, it is possible that new games and features may reduce the amount of time players spend with our other games. In particular, we plan to continue leveraging our existing games to cross-promote new games and features, which may encourage players of existing games to divert some of their playing time and discretionary spending away from our existing games. If new games and game features do not grow our player base, increase the overall amount of time our players spend with our games or generate sufficient new revenue to offset any declines from our other games, our revenue could be adversely affected.
We believe that our players’ level of engagement with our games is partly based on playAWARDS, our real-world rewards loyalty program. If we fail to expand and diversify our playAWARDS program, in particular given the current restrictions imposed by the COVID-19 pandemic, our business may suffer.
Players accumulate loyalty points by engaging with our games, and players can exchange their loyalty points for real-world rewards through our playAWARDS program. We believe that our players’ level of engagement with our games is partly based on the perceived value of earning loyalty points and exchanging those loyalty points for real-world rewards that they can redeem at our awards partners’ establishments. We currently offer real-world rewards relating to, among other things, dining, live entertainment shows and hotel rooms. For example, through an agreement with MGM Resorts International, or MGM Resorts, our players are able to exchange loyalty points for, among other things, free hotel rooms, meals and show tickets for various Las Vegas properties, including ARIA, Bellagio and MGM Grand. We have observed a lower level of rewards redemption during the COVID-19 pandemic due to restrictions on the operations of reward providers and on the ability for consumers to travel or attend public events. If we are unable to expand and diversify our playAWARDS program, in particular to include real-world rewards not based on travel or attending public events or shows especially during the COVID-19 pandemic, the perceived value of exchanging loyalty points for the real-world rewards we offer will diminish and our players may be less likely to play our games or may reduce their level of engagement with our games. Such loss of, or reduction in, players or their level of engagement with our games would cause our business, financial condition and results of operations to suffer.

The COVID-19 pandemic and containment efforts across the globe have materially altered how individuals interact with each other and have materially affected how we and our business partners are operating, and the extent to which this situation will impact our future results of operations and overall financial performance remains uncertain.
The ongoing COVID-19 pandemic and resulting social distancing, shelter-in-place, quarantine and similar governmental orders put in place around the world have caused widespread disruption in global economies, productivity and financial markets and have materially altered the way in which we conduct our day-to-day business.
As a result of the COVID-19 pandemic, we temporarily closed our offices around the world (including our corporate headquarters in Las Vegas, Nevada) and implemented travel restrictions for our employees. Towards the end of the first calendar quarter of 2020, we implemented a remote working program across our global studios and supporting locations, and we have with significant vendors and other business partners to understand their operating conditions and continue to evaluate our business plans. We have instituted a voluntary return to our offices in Burlingame, California and Austin, Texas, subject to compliance with CDC and local health department guidance. We expect to open our Las Vegas, Nevada office on July 19 for voluntary return subject to similar restrictions and guidance. Our Hong Kong and Tel-Aviv offices are open, subject to certain restrictions placed by local health officials. However, the full extent to which the COVID-19 pandemic and the various responses to it impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including:
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the duration and scope of the COVID-19 pandemic, including any potential future waves of the COVID-19 pandemic;

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the impact of new COVID-19 variants;

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governmental, business and individuals’ actions that have been and continue to be taken in response to the COVID-19 pandemic;

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the availability and cost to access the capital markets;

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the effect on our players and their willingness and ability to make in-game purchases;

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the limitations on redeeming dining, live entertainment and hotel real-world rewards due to travel and other similar restrictions;

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disruptions or restrictions on our employees’ ability to work and travel; and

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interruptions related to our cloud networking and platform infrastructure and partners, including impacts on Amazon Web Services, mobile application platform providers, advertising partners and customer service and support providers.

During the continuing COVID-19 pandemic, we may not be able to provide the same level of product features and customer support that our players expect from us, which could negatively impact our business and operations. While we expect that some of our workforce will return to our offices, and substantially all of our business operations can be performed remotely, many of our employees who continue to work remotely face additional work-related and personal challenges, including prolonged duration of remote working environments, adjusting communication and work practices to collaborate remotely with work colleagues and business partners, managing technical and communication challenges of working from home on a daily basis, looking after children as a result of remote-learning and school closures, and caring for themselves, family members or other dependents who are or may become ill. We will continue to actively monitor the issues raised by the COVID-19 pandemic and may take further actions that alter our business operations, including as may be required by federal, state, local or foreign authorities or that we determine are in the best interests of our employees, players, partners and stockholders.
In addition to the potential direct impacts to our business, the global economy has been, and is likely to continue to be, significantly weakened as a result of the actions taken in response to COVID-19, and future government intervention remains uncertain. A weakened global economy may impact our players’ purchasing decisions within our games, in particular given the limitations of redeeming real-world rewards due to government mandated or other restrictions on travel and other activities and limitations on our players’ discretionary spending, consumer activity during the pandemic and its impact on advertising investments, and the ability of our business partners, including our awards partners that provide the real-world rewards available in our games, to navigate this complex social health and economic environment, any of which could result in disruption to our business and results of our operations.
The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the existence of any additional waves of the COVID-19 pandemic, the impact of new COVID-19 variants, the extent and effectiveness of containment actions, progress towards widespread rapid testing, effective treatment alternatives and the adoption and efficacy of available vaccines, and the impact of these and other factors on our employees, players and business partners. If we are not able to respond to and manage the impact of such events effectively, our business may be harmed. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described herein.
Our industry is very competitive. If consumers prefer our competitors’ games over our own, our operating results could suffer.
Competition in the gaming industry, especially the mobile gaming segment, is intense and subject to rapid changes, including changes from evolving consumer preferences and emerging technologies. Many new games are introduced in each major industry segment (mobile, web, PC, and console) each year, but only a relatively small number of titles account for a significant portion of total revenue in each segment. While we intend to diversify our product offering, we currently compete primarily in the social casino gaming category and our competitors that develop mobile and web games in the social casino gaming category vary in size and offerings and include companies such as Aristocrat, DoubleU, Huuuge Games, Playtika, SciPlay, Zynga and others. In addition, there are competitors that develop mobile and web games that are not currently focused on the social casino gaming category but may move into that space and that may also impede our diversification efforts, including companies such as Activision Blizzard (the parent company of King Digital), Electronic Arts (EA Mobile), Epic Games, Glu Mobile, Jam City, Machine Zone, Netmarble (the parent company of Kabam), NetEase (NetEase Games), Niantic, Peak Games, Supercell, Take-Two Interactive Software, Vivendi (the parent company of Gameloft) and others. In addition, online game developers and distributors that are primarily focused on specific international markets, such as Giant Interactive and Tencent in Asia, and high-profile companies with significant online presences that to date have not actively focused on social games, such as Facebook, Apple, Google, Amazon and Microsoft, may decide to develop social games including social casino games which may compete with our games. Some of these current and potential competitors have significant resources for developing or acquiring additional games, may be able to incorporate their own strong brands and assets into their games, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact our industry.
There are relatively low barriers to entry to develop a mobile or online game and we expect new game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications. We also compete or will likely compete with a vast number of small companies and individuals who are able to create and launch games and other content for devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to compete for players without substantially increasing our marketing expenses. We also face competition for the leisure time, attention and discretionary spending of our players from other non-gaming activities, such as social media and messaging applications, personal computer and console games, video streaming services, television, movies, sports and the Internet. Increasing competition could result in loss of players, increasing player acquisition and retention costs, and loss of talent, all of which could harm our business, financial condition or results of operations.
We rely on a small portion of our total players for a substantial amount of our revenue and if we fail to grow our player base, or if player engagement declines, our revenue and operating results will be harmed.
Compared to all players who play our games in any period, only a small portion are paying players. For the three months ended March 31, 2021, we had approximately 36,000 daily paying users on average, who represented approximately 2.9% of our average daily active users of 1,259,000 for that period, and, for the year ended December 31, 2020, we had approximately 33,000 daily paying users on average, who represented approximately 2.3% of our average daily active users of 1,459,000 for that period. In order to sustain and grow our revenue levels, we must attract, retain and increase the number of paying players or more effectively monetize our players through advertising and other strategies. To retain players, we must devote significant resources so that the games they play retain their interest and attract them to our other games. We might not succeed in our efforts to increase the monetization rates of our players, particularly if we are unable to retain our paying players. If we fail to grow or sustain the number of our paying players, if the rates at which we attract and retain paying players declines or if the average amount our players pay declines, our business may not grow and our financial results will suffer.
A substantial portion of our loyalty rewards are obtained from MGM Resorts, and any change in that relationship could materially and adversely affect our business and financial results.
Although we have over 80 awards partners that represent more than 275 brands providing rewards through our playAWARDS program, MGM Resorts has historically provided a substantial amount of such rewards and the majority of the rewards redeemed through our playAWARDS program for the year ended December 31, 2019 were offered by MGM Resorts. Under the terms of our marketing agreement and rewards agreement with MGM Resorts, MGM Resorts has discretion over the types and quantities of rewards and whether to make any rewards available for a particular game, and MGM Resorts may discontinue any rewards previously made available. The terms of our marketing agreement with MGM requires us to meet certain performance criteria for it to be automatically renewed, and if we fail to meet those performance criteria, MGM Resorts could terminate both the marketing agreement and the rewards agreement. If we fail to meet our required performance criteria under the marketing agreement, we could also lose certain intellectual property rights that we license from MGM Resorts under the agreement and which we use as creative assets in our games. In the event that MGM Resorts offers fewer or less attractive rewards for our games or if we fail to achieve the required performance milestones and MGM Resorts decides not to renew our agreements, our business and financial results could be materially and adversely affected.
We rely on third-party platforms such as the Apple App Store, Google Play Store, Amazon Appstore and Facebook to distribute our games and collect revenues generated on such platforms and rely on third-party payment service providers to collect revenues generated on our own platforms.
We derive a significant portion of our revenue from the distribution of our games on the Apple App Store, Google Play Store, Amazon Appstore and Facebook, and the virtual items we sell in our games are purchased using the payment processing systems of these third-party platform providers. Additionally, we have historically acquired a significant number of our players through Facebook. For example, for the three months ended March 31, 2020 and the three months ended March 31, 2021, we derived 48.4% and 47.6% of our revenue on Apple platforms, respectively, and 44.0% and 45.8% of our revenue on Google platforms, respectively, and for the year ended December 31, 2019 and the year ended December 31, 2020, we derived 45.9% and 48.7% of our revenue on Apple platforms respectively, and 43.4% and 44.8% of our revenue on Google platforms, respectively. If we are unable to maintain a good relationship with such platform providers, if their terms and conditions or pricing change to our detriment, if we violate, or if a platform provider believes that we have violated, the terms and conditions of its platform, or if any of these platforms loses market share or falls out of favor or is unavailable for a prolonged period of time, our business will suffer.
We are subject to the standard and non-negotiated policies and terms of service/publisher agreements of third-party platforms, which govern the promotion, distribution, content and operation generally of games on the platform. Each platform provider has broad discretion to unilaterally change and interpret its terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. For example, in late 2019, a platform provider updated the rating on one of our games to Adults Only. While this issue has been resolved and the game is no longer rated Adults Only, the platform provider took longer to review and approve new releases for such game while it retained the Adults Only rating, which resulted in uncertainty around when releases would be approved, and resulted in delays in commercial releases that negatively impacted our ability to undertake planned marketing and promotional campaigns to feature the new releases. A platform provider may also change its fee structure, add fees associated with access to and use of its platform, alter how we are able to advertise on the platform, change how the personal information of its users is made available to application developers on the platform, limit the use of personal information for advertising purposes, or restrict how players can share information with their friends on the platform or across platforms. Our business could be harmed if:
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the platform providers discontinue or limit our access to their platforms;

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governments or private parties, such as internet providers, impose bandwidth restrictions or increase charges or restrict or prohibit access to those platforms;

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the platforms increase the fees they charge us;

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the platforms modify their algorithms, communication channels available to developers, respective terms of service or other policies;

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the platforms decline in popularity;

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the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require us to modify our technology or update our games in order to ensure players can continue to access our games and content with ease;

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the platforms elect or are required to change how they label free-to-play games or take payment for in-game purchases;

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the platforms block or limit access to the genres of games that we provide in any jurisdiction;

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the platforms impose restrictions or spending caps or make it more difficult for players to make in-game purchases of virtual items;

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the platforms change how the personal information of players is made available to developers or develop or expand their own competitive offerings; or

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we are unable to comply with the platform providers’ terms of service.

In addition, third-party platforms also impose certain file size limitations, which limits our ability to create software with additional features that would result in a larger size than the platform providers would support. Aside from these file size limitations, a larger game file size could cause players to delete our games once the file size grows beyond the capacity of their devices’ storage limitations or could reduce the number of downloads of these games.
Such terms of service/policy changes may decrease the visibility or availability of our games, limit our distribution capabilities, prevent access to our existing games, reduce the amount of revenue we may recognize from in-game purchases, increase our costs to operate on these platforms or result in the exclusion or limitation of our games on such platforms. Any such changes could adversely affect our business, financial condition or results of operations.
If our platform providers do not perform their obligations in accordance with our platform agreements, we could be adversely impacted. For example, in the past, some of these platform providers have been unavailable for short periods of time, unexpectedly changed their terms or conditions or experienced issues with their features that permit our players to purchase virtual items. If any of our third-party service providers is unable to process payments, even for a short period of time, our business could be harmed. These platforms and our third-party online payment service providers may also experience security breaches or other issues with their functionalities. In addition, if we violate, or a platform provider believes we have violated, its terms of service, policies or standard publisher agreements (or if there is any change or deterioration in our relationship with any of these platform providers), that platform provider could limit or discontinue our access to the platform or we may be exposed to liability or litigation. For example, in August 2020, Epic Games attempted to bypass Apple and Google’s payment systems for in-game purchases with an update that allowed users to make purchases directly through Epic Games in their game, Fortnite. Apple and Google promptly removed Fortnite from their respective app stores, and Apple filed a lawsuit seeking injunctive relief to block the use of Epic Games’ payment system and seeking monetary damages to recover funds made while the updated version of Fortnite was active.

If any such events described above occur on a short-term or long-term basis, or if these third-party platforms and online payment service providers otherwise experience issues that impact the ability of players to download or access our games, access social features, or make in-game purchases, it could materially and adversely affect our brands and reputation, as well as our business, financial condition and results of operations.
We rely on third-party hosting and cloud computing providers to operate certain aspects of our business. In particular, a significant portion of our game traffic is hosted by Amazon Web Services, or AWS, and any failure, disruption or significant interruption in our network or hosting and cloud services could adversely impact our operations and harm our business.
Our technology infrastructure is critical to the performance of our games, the satisfaction of our players and our corporate functions. Our games and company systems run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system, but significant elements of this system are operated by third parties that we do not control and which would require significant time and expense to replace. We expect this dependence on third parties to continue. We have experienced, and may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. If any such interruption is significant or prolonged, if a particular game is unavailable when players attempt to access it or navigation through a game is slower than they expect, players may stop playing the game and may be less likely to return to the game as often, if at all.
In addition, any changes in these third parties’ service levels may adversely affect our ability to meet the requirements of our customers. As our platform’s continuing and uninterrupted performance is critical to our success, sustained or repeated system failures would reduce the attractiveness of our offerings. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand and the usage of our offerings increases. Any negative publicity arising from these interruptions, delays, outages or other performance problems could adversely affect our business, financial condition, results of operations or reputation. Furthermore, in the event that any of our agreements with these third-party providers are terminated, we may experience significant costs or downtime in connection with the transfer to, or the addition of, new hosting or cloud computing providers. Although alternative providers could host our platform on a substantially similar basis, such transition could potentially be disruptive and we could incur significant costs in connection with such transition.
In particular, a significant portion of our game traffic, data storage, data processing and other computing services and systems is hosted by AWS. AWS provides us with computing and storage capacity pursuant to an agreement that continues until terminated by either party. The agreement requires AWS to provide us their standard computing and storage capacity and related support in exchange for timely payment by us. Any disruptions, delays, outages and other performance problems caused by AWS could significantly impact our business due to our many services and systems relying on the AWS services.
We have engaged third-party game development companies to develop and operate new mobile games and if they fail to perform as expected, our business may suffer.
We currently, have in the past and expect in the future to, engage third-party game development companies to develop and operate new mobile games on our behalf. In each instance, we have been and in the future intend to be the publisher of these third-party developed games when they are available for distribution through platforms such as the Apple App Store, Google Play Store and Amazon Appstore, but much of the responsibility to operate the games after commercial launch will be undertaken by the development company. Typically when we engage a third-party game development company, we will enter into a contract with them that defines their and our duties and responsibilities, but we have limited control over the work performed by the development company and are therefore subject to additional risks than if our own employees were developing the games, such as that completion of the games and their publication could be delayed due to the development company’s failure to adhere to our milestones and roadmaps. For example, one of our third-party game development companies has in the past, and may in the future, fail to complete development milestones in accordance with our game development roadmap. If our third-party game development companies do not perform in accordance with our agreements with them, it could adversely affect the development of the games that are the subject of that agreement, including delaying their availability for launch and their performance once launched, which could materially and adversely impact our ability to meet our forecasts.
Once a co-developed game is launched, we will be reliant on the development company’s ability to maintain adequate knowledgeable and experienced personnel to operate and maintain the games successfully and to develop and implement future game updates, patches and bug fixes, as well as provide ongoing support services. If the development company fails to operate and maintain the games, it could adversely affect the game’s performance and player satisfaction and our business may suffer as a result.
We do not own or have direct control of the source code of the third-party developed games, but we endeavor to have source code escrow agreements in place under which the source code and operation documentation of such games will be held in escrow. If the source code escrow release conditions are triggered under the applicable source code escrow agreement, while we may be able to obtain access to and use the source code and operation documentation to operate the relevant game, it would take significant time for our employees to learn how to manage the operation of the game or develop future game updates, patches or bug fixes for the game, which could adversely affect the game’s performance and player satisfaction, and our business may suffer as a result.
In addition, a co-developed game may incorporate intellectual property owned by the applicable development company. In such cases, we have or will obtain licenses to use the intellectual property as integrated with and into the games, but we will not own such intellectual property. If the third-party game developer challenged our right to use its intellectual property or the manner in which we use such intellectual property, it could materially and adversely affect our ability to continue to publish the codeveloped games.
If we do not successfully invest in, establish and maintain awareness of our brands and games, if we incur excessive expenses promoting and maintaining our brands or our games or if our games contain defects, our business, financial condition, results of operations or reputation could be harmed.
We believe that establishing and maintaining our brands is critical to maintaining and creating favorable relationships with players, awards partners, content licensors and advertisers, as well as competing for key talent. Increasing awareness of our brands and recognition of our games is particularly important in connection with our strategic focus on developing games based on our own intellectual property and successfully cross-promoting our games. In addition, globalizing and extending our brands and recognition of our games requires significant investment and extensive management time to execute successfully. Although we make significant sales and marketing expenditures in connection with the launch of our games, these efforts may not succeed in increasing awareness of our brands or the new games. If we fail to increase and maintain brand awareness and consumer recognition of our games, our potential revenue could be limited, our costs could increase and our business, financial condition, results of operations or reputation could suffer.
In addition, our games may contain errors, bugs, flaws, corrupted data, defects and other vulnerabilities, some of which may only become apparent after their launch, particularly as we launch new games and rapidly release new features to existing games under tight time constraints. Furthermore, our development and testing processes may not detect errors and vulnerabilities in our games prior to their release. Any such errors, flaws, defects and vulnerabilities may disrupt our operations, violate applicable security standards, adversely affect the game experience of our players, harm our reputation, cause our players to stop playing our games, divert our resources and delay market acceptance of our games, any of which could result in harm to our business, financial condition or results of operations.
We strive to establish and maintain our brands by obtaining trademark rights, including for our games. However, if our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position, business, financial condition or results of operations may be harmed.
Our ability to acquire and maintain licenses to intellectual property may affect our revenue and profitability. Competition for these licenses may make them more expensive and increase our costs.
Much of the intellectual property we use in our games is created by us, but we also rely on licenses or rights we receive to third-party intellectual property for use in our games or platform to enhance the experience of our players or otherwise operate our business. For example, we use licensed intellectual property from certain parties such as MGM Resorts and Konami Gaming as creative assets in our games. These licenses typically limit our use of intellectual property to specific uses and for specific time periods, and include other contractual obligations, including the achievement of certain performance milestones with which we must comply in order for the license to remain in effect. Moreover, certain intellectual property rights may be licensed to us on a non-exclusive basis, and accordingly, the owners of such intellectual property are free to license such rights to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. Competition for these licenses is intense, and often results in one or more of increased advances, minimum payment guarantees and royalties that we must pay to the licensor, which decreases our profitability. In the future, we may identify additional third-party intellectual property we may need or desire to license in order to engage in our business, including to develop or commercialize new games. However, such licenses may not be available on acceptable terms or at all. If we are unable to obtain and remain in compliance with the terms of these licenses or obtain additional licenses on reasonable economic terms, we may be required to discontinue or limit our use of the games or features therein that include or incorporate the licensed intellectual property, and our revenue and profitability may be adversely impacted.
We also cannot be certain that our licensors are not infringing, misappropriating or otherwise violating the intellectual property rights of others or that our licensors have sufficient rights to the intellectual property to grant us the applicable licenses. If we are unable to obtain or maintain rights to any of such in-licensed intellectual property because of claims of intellectual property infringement, misappropriation or other violation claims brought by third parties against our licensors or against us, our ability to develop games containing such intellectual property could be severely limited and our business could be harmed.
The perceived value of our virtual currency is highly dependent on how we manage the economies in our games. If we fail to manage our game economies properly, our business may suffer.
Approximately 99.8% and 99.9% of our revenues for the three months ended March 31, 2020 and 2021, respectively, and approximately 96.8% and 98.8% of our revenues for the years ended December 31, 2019 and 2020, respectively, were derived from the sale of virtual currency. Paying players purchase virtual currency in our games because of its perceived value, which is dependent on the relative ease of obtaining equivalent virtual currency by simply playing our game. The perceived value of our virtual currency can be impacted by various actions that we take in the games, including offering discounts for virtual currency or giving away virtual currency in promotions. Managing game economies is difficult, and relies on our assumptions and judgment. If we fail to manage our virtual economies properly or fail to promptly and successfully respond to any such disruption, our reputation may suffer and our players may be less likely to play our games and to purchase virtual chips from us in the future, which would cause our business, financial condition and results of operations to suffer.
If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.
The number of people using mobile Internet-enabled devices has increased dramatically over time and we expect that this trend will continue. However, the mobile market, particularly the market for mobile games, may not grow in the way we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. In addition, we do not currently offer our games on all mobile devices. If the mobile devices on which our games are available decline in popularity or become obsolete faster than anticipated, we could experience a decline in revenue and may not achieve the anticipated return on our development efforts. Any such declines in the growth of the mobile market or in the use of mobile devices for games could harm our business, financial condition or results of operations.
We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in our or our vendors’ or other partners’ systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, impact our games and related software applications, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects.
Our technology infrastructure will be critical to the performance of our games and satisfaction of our players and to the general operation of our business. We devote significant resources to network and data security to protect our systems and data. However, our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. We cannot assure you that the measures we take to detect and prevent or hinder cyber-attacks or other security or data breaches, to protect our systems, data and player information and to prevent outages, data loss and fraud, including a disaster recovery strategy for server, equipment or systems failure and the use of third parties for certain cybersecurity services, will provide sufficient security or be adequate for our operations. Our vendors and other partners are also subject to the foregoing risks, and we do not have any control over them. We have experienced and may in the future experience system disruptions, outages and other performance problems, including when releasing new software versions or bug fixes, due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Such disruptions have not had a material impact to date, however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our or third parties’ computer systems and technological infrastructure, including the data contained therein or transmitted thereby, could result in a wide range of negative outcomes, including violations of applicable privacy laws which can result in significant fines, governmental investigations and enforcement actions, legal and financial exposure, contractual liability and damage to our reputation, each of which could materially adversely affect our business, financial condition, results of operations and prospects.
Programming errors, defects and data corruption could also disrupt our operations, cause us to violate applicable data privacy laws, adversely affect the experience of our players, harm our reputation, cause our players to stop playing our games, divert our resources and delay market acceptance of our games, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects.
If our player base and engagement continue to grow, and the number and types of games we offer continue to grow and evolve, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy our players’ needs and operate our business. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our games or other operations. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully use the underlying equipment or software, that could further degrade the player experience or increase our costs. As such, we could fail to continue to effectively scale and grow our technical infrastructure to accommodate increased demands. In addition, our business may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies (such as COVID-19) or other catastrophic events.
We believe that if our players have a negative experience with our games, or if our brand or reputation is negatively affected, players may be less inclined to continue or to engage with us. As such, a failure or significant interruption in our service would harm our reputation, business and operating results.
While we have achieved profitability in the past, we also have a history of net losses and our revenue and operating margins may decline. We also may incur substantial net losses in the future and may not sustain profitability.
Our operating and net income has historically fluctuated and we believe our operating margin could decrease as a result of increasing costs resulting from the risks discussed in this prospectus or in connection with any merger and acquisition activity that we may undertake. We expect to continue to expend substantial financial and other resources on game development, our technology stack, game engines, game technology and tools, player acquisition, the expansion of our network, international expansion and marketing. Our operating costs will increase and our operating margins may decline if we do not effectively manage costs, launch new products on schedule that monetize successfully and enhance our games so that these games continue to monetize successfully. In addition, weak economic conditions or other factors could cause our revenues to contract, requiring us to implement significant additional cost cutting measures, including a decrease in sales and marketing and paid player acquisition, which could harm our long-term prospects. If our revenue does not increase to offset any additional expenses, if we fail to manage or experience unexpected increases in operating expenses or if we are required to take additional charges related to impairments or restructurings, our financial results and results of operations may suffer and we may not achieve or remain profitable.
In particular, our projections contemplate that our Adjusted EBITDA will decline in 2021. We cannot assure you that we will meet the profitability set forth in these projections.
We intend to grow our business through strategic acquisitions, investments and joint ventures that involve numerous risks and uncertainties.
We intend to grow our business through strategic acquisitions, investments and joint ventures that involve numerous risks and uncertainties. We are currently in various stages of seeking, evaluating and pursuing strategic acquisitions both in the U.S. and in non-U.S. jurisdictions, and we intend to continue to seek, evaluate and pursue strategic transactions, and investments and joint ventures, both in the U.S. and in non-U.S. jurisdictions. These transactions often require unique approaches to integration due to, among other reasons, the structure of the transactions, the locations and cultural differences among the other company’s teams and ours, and have required and will continue to require significant attention from our management team. If we are unable to obtain the anticipated benefits from these transactions, or if we encounter difficulties in integrating any acquired operations with our business, our financial condition and results of operations could be materially harmed.
Challenges and risks from such acquisitions, investments and joint ventures include:
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our ability to identify, compete effectively for or complete suitable acquisitions and investments at prices we consider attractive;

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our ability to estimate accurately the financial effect of acquisitions and investments on our business, our ability to estimate accurately any synergies or the impact on our results of operations of such acquisitions and investments;

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acquired products, technologies or capabilities, particularly with respect to any that are still in development when acquired, may not perform as expected, may have defects or may not be integrated into our business as expected;

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acquired entities or joint ventures may not achieve expected business growth or operate profitably, which could adversely affect our results of operations, and we may be unable to recover investments in any such acquisitions or joint ventures;

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our assumption of legal or regulatory risks, particularly with respect to smaller businesses that have immature business processes and compliance programs, or we may face litigation with respect to the acquired company, including claims from terminated employees, customers, former stockholders or other third parties;

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negative effects on business initiatives and strategies from the changes and potential disruption that may follow the acquisition;

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diversion of our management’s attention;

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declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships or future prospects;

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the need to integrate the operations, systems, technologies, products and personnel of each acquired company, the inefficiencies and lack of control that may result if such integration is delayed or not implemented, and unforeseen difficulties and expenditures that may arise in connection with integration;

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the difficulty in determining the appropriate purchase price of acquired companies may lead to the overpayment of certain acquisitions and the potential impairment of intangible assets and goodwill acquired in the acquisitions;

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the difficulty in successfully evaluating and utilizing the acquired products, technology or personnel;

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acquisitions, investments and joint ventures may require us to spend a significant amount of cash, to incur debt, resulting in increased fixed payment obligations and could also result in covenants or other restrictions on us, or to issue capital stock, resulting in dilution of ownership of our stockholders;

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the need to implement controls, procedures and policies appropriate for a larger, U.S.-based public company at companies that prior to acquisition may not have as robust controls, procedures and policies, in particular, with respect to compliance with privacy and other regulations protecting the rights of users, and compliance with U.S.-based economic policies and sanctions which may not have previously been applicable to the acquired company’s operations;

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the difficulty in accurately forecasting and accounting for the financial impact of an acquisition transaction, including accounting charges and integrating and reporting results for acquired companies that have not historically followed U.S. GAAP;

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the fact that we may be required to pay contingent consideration in excess of the initial fair value, and contingent consideration may become payable at a time when we do not have sufficient cash available to pay such consideration;

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the fees and costs of legal, accounting and other professional advisors engaged by us for such acquisitions, which may be substantial;

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under purchase accounting, we may be required to write off deferred revenue which may impair our ability to recognize revenue that would have otherwise been recognizable which may impact our financial performance or that of the acquired company;

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risks associated with our expansion into new international markets and doing business internationally, including those described under the caption “Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks”;

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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

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the potential loss of, or harm to, our relationships with employees, players, award partners, content licensors and other suppliers as a result of integration of new businesses;

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our dependence on the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives, when conducting due diligence and evaluating the results of such due diligence;

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liability for activities of the acquired company before the acquisition, including intellectual property and other litigation claims or disputes, cyber and information security vulnerabilities, violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities; and

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we may not be able to effectively influence the operations of our joint ventures, or we may be exposed to certain liabilities if our joint venture partners do not fulfill their obligations.

The benefits of an acquisition, investment or joint venture may also take considerable time to develop, and we cannot be certain that any particular transaction will produce the intended benefits, which could adversely affect our business, financial condition or results of operations. Our ability to grow through future acquisitions, investments and joint ventures will depend on the availability of suitable candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger transactions. In addition, depending upon the duration and extent of shelter-in-place, travel and other business restrictions adopted by us and imposed by various governments in response to the COVID-19 pandemic, we have and will continue to encounter new challenges in evaluating future acquisitions, investments and joint ventures and integrating personnel, business practices and company cultures from acquired companies. Acquisitions, investments and joint ventures could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt (and increased interest expense), contingent liabilities or amortization expenses related to intangible assets or write-offs of goodwill or intangible assets, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders.

In addition, if we divest any businesses, these divestitures would similarly require significant investment of time and resources, may disrupt our business, distract management from other responsibilities and may result in losses on disposal or continued financial involvement in the divested businesses, including through indemnification, guarantee or other financial arrangements, for a period of time following the divestures, which could adversely affect our financial results.
Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks.
Continuing to expand our business to attract players in countries outside of the U.S. is an important element of our business strategy. An important part of targeting international markets is developing offerings that are localized and customized for the players in those markets. While we have international game studios in Hong Kong and Israel, we expect to continue to expand our international operations in the future by opening new international game studio locations and expanding our offerings in new languages. For example, we are currently developing studios in Vietnam and Serbia. Our ability to expand our business and to attract players and talented employees in Vietnam, Serbia and other international markets we may enter will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, economics, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Expanding our international focus may subject us to risks that we have not faced before or increase risks that we currently face, including risks associated with:
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inability to offer certain games in certain foreign countries;

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recruiting and retaining talented and capable management and employees in foreign countries;

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challenges caused by distance, language and cultural differences;

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developing and customizing games and other offerings that appeal to the tastes and preferences of players in international markets;

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competition from local game makers with intellectual property rights and significant market share in those markets and with a better understanding of player preferences;

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obtaining, utilizing, protecting, defending and enforcing our intellectual property rights;

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negotiating agreements with local distribution platforms that are sufficiently economically beneficial to us and protective of our rights;

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the inability to extend proprietary rights in our brand, content or technology into new jurisdictions;

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implementing alternative payment methods for virtual chips in a manner that complies with local laws and practices and protects us from fraud;

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compliance with applicable foreign laws and regulations, including privacy laws and laws relating to content and consumer protection;

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compliance with anti-bribery laws, including the Foreign Corrupt Practices Act;

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credit risk and higher levels of payment fraud;

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currency exchange rate fluctuations;

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protectionist laws and business practices that favor local businesses in some countries;

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double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the U.S. or the foreign jurisdictions in which we operate;

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political, economic and social instability;

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public health crises, such as the COVID-19 pandemic, which can result in varying impacts to our employees, players, vendors and commercial partners internationally;

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higher costs associated with doing business internationally;

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export or import regulations; and

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trade and tariff restrictions.

If we are unable to manage the complexity of our global operations successfully, our business, financial condition and operating results could be adversely affected. Additionally, our ability to successfully gain market acceptance in any particular market is uncertain, and the distraction of our senior management team could harm our business, financial condition or results of operations.
Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.
We are subject to a variety of laws in the U.S. and abroad that affect our business, including state and federal laws regarding consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the U.S. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with our current practices, and could have an adverse effect on our business. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws and regulations.
There are ongoing academic, political and regulatory discussions in the U.S., Europe, Australia and other jurisdictions regarding whether social casino applications should be subject to a higher level or different type of regulation than other social game applications to protect consumers, in particular minors and persons susceptible to addiction to social casino games, and, if so, what this regulation should include. For example, a court has recently determined that a class-action plaintiff was able to state a claim that an online social casino game operated by Big Fish Games, Inc. violated a specific anti-gambling law in Washington State. We are continuing to monitor this case. If new social casino regulations are imposed, or other regulations are interpreted to apply to our social casino games, certain, or all, of our casino-themed games may become subject to the rules and regulations and expose us to civil and criminal penalties if we do not comply. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition or results of operations.
It is possible that a number of laws and regulations may be adopted or construed to apply to us in the U.S. and elsewhere that could restrict the online and mobile industries, including player privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-game purchases, labeling of free-to-play games, regulation of currency, banking institutions, unclaimed property or money transmission may be interpreted to cover our games and the virtual currency, goods or payments that we receive. If that were to occur, we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may lessen the growth of social game services and impair our business, financial condition or results of operations.
We may be subject to future litigation in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.
We may be involved in claims, suits, government investigations, and proceedings arising in the ordinary course of our business, including actions with respect to intellectual property claims, privacy, data protection or law enforcement matters, tax matters, labor and employment claims, commercial and acquisition-related claims, class action lawsuits and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of their outcomes, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. It is possible that a resolution of one or more such proceedings could result in liability, penalties, or sanctions, as well as judgments, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, or requiring a change in our business practices, products or technologies, which could in the future materially and adversely affect our business, financial condition or results of operations.
Failure to obtain, maintain, protect or enforce our intellectual property rights could harm our business, results of operations and financial condition.
We regard the protection of our trade secrets, software, trademarks, service marks, trade dress, domain names, patents, and other intellectual property rights as critical to our success. We strive to protect our intellectual property rights by relying on a combination of federal, state and common law trademark, copyright, patent and trade secret protection laws, as well as contractual restrictions and business practices. We enter into proprietary information and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. While these agreements will give us contractual remedies upon any unauthorized use or disclosure of our proprietary business information or intellectual property, we may not always be able to effectively monitor or prevent such unauthorized use or disclosure or misappropriation of our proprietary information or intellectual property or deter independent development of similar technologies by others. Enforcing a claim that a party illegally disclosed or misappropriated our proprietary information is difficult, expensive and time-consuming, and the outcome is unpredictable, and therefore, we may not be able to obtain adequate remedies. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us, which could harm our competitive position, business, financial condition, results of operations, and prospects.
We own registered trademarks and issued patents, and have filed, and may continue in the future to file, trademark and patent applications to protect certain of our innovations and intellectual property. This process can be expensive and time-consuming, may not always be successful depending on the intellectual property laws of the applicable jurisdiction in which we seek protection or other circumstances, in which case we may be unable to secure intellectual property protection for all of our technology and methodologies. We also may choose not to pursue registrations in every jurisdiction depending on the nature of the project to which the intellectual property rights pertain. We may, over time, increase our investments in protecting our innovations and other technology. Even if we are successful in obtaining effective intellectual property protection, it is expensive to maintain these rights and the costs of defending our rights could be substantial. Moreover, our failure to develop and properly manage new innovations and other technology could hurt our market position and business opportunities.
While our software and other proprietary technology may be protected under copyright law, we have chosen not to register any copyrights in these works, and instead, primarily rely on protecting our software as a trade secret. In order to bring a copyright infringement lawsuit in the United States, the applicable copyright must be registered. Accordingly, the remedies and damages available to us for unauthorized use of our software may be limited.
Furthermore, our intellectual property and other proprietary rights may be challenged, knowingly or unknowingly infringed, misappropriated circumvented, declared generic, or determined to be infringing on or dilutive of third-party intellectual property rights, and we may not be able to prevent infringement or misappropriation or other violation of our intellectual property and other proprietary rights without incurring substantial expense. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Monitoring unauthorized use of our intellectual property is difficult and costly, and while it is our policy to protect and defend our rights to our intellectual property, we cannot predict whether steps taken by us to enforce and protect our intellectual property rights will be adequate to prevent infringement, misappropriation, dilution or other violations of our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our games. Moreover, in any lawsuit we bring to enforce our intellectual property rights, a court may refuse to stop the other party from using the technology at issue on grounds that our intellectual property rights do not cover the technology in question. Further, in such proceedings, the defendant could counterclaim that our intellectual property is invalid or unenforceable and the court may agree, in which case we could lose valuable intellectual property rights. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity, and diversion of management and technical resources, any of which could adversely affect our business, financial condition or results of operations. If we fail to maintain, protect and enhance our intellectual property rights, our business, financial condition or results of operations may be harmed.
We may be subject to intellectual property disputes, which are costly to defend and could require us to pay significant damages and could limit our ability to use certain technologies in the future.
Our commercial success depends in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property rights of others. We have faced, and may in the future face, allegations that we have infringed, misappropriated or otherwise violated the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors and non-practicing entities. We may also be subject to claims that our employees, consultants or other advisors have wrongfully used or disclosed alleged trade secrets of their former employers or claims asserting ownership of what we regard as our intellectual property. Intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement, we may be obligated to cancel the launch of a new game, stop offering a game or certain features of a game in a particular geographic region or worldwide, pay significant royalties, settlement costs or damages (including treble damages and attorneys’ fees if we are found to have willfully infringed intellectual property rights), obtain licenses (which may not be available on acceptable terms or at all), modify our games and features, or develop substitutes. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us. Furthermore, even if intellectual property disputes do not result in litigation, the time and resources necessary to resolve them could harm our business, results of operations, financial condition and reputation.
Our games utilize third-party open source software components, which may pose particular risks to our proprietary software, technologies, and games in a manner that could negatively affect our business.
We use open source software in our game development and expect to continue to use open source software in the future. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the open source software code. To the extent that our games depend upon the successful operation of open source software, any undetected errors or defects in this open source software could prevent the deployment or impair the functionality of our games, delay new releases, result in a failure of our games, and injure our reputation. For example, undetected errors or defects in open source software could render it vulnerable to breaches or security attacks, and, as a result, make our systems more vulnerable to data breaches. In addition, the public availability of such software may make it easier for others to compromise our platform and games.
Moreover, some open source software licenses require users who distribute open source software as part of their proprietary software to publicly disclose all or part of the source code to such software or make available any derivative works or modifications of the open source code on unfavorable terms or at no cost. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release or license the source code of our proprietary software to the public, and from time to time, we may face claims from third parties that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code of the open source software or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. The terms of various open source licenses have not been interpreted by courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open source software. We monitor our use of open source software and try to use open source software in a manner that will not require the disclosure of the source code to our proprietary software or prevent us from charging fees to our players for use of our proprietary software. However, we cannot guarantee that these efforts will be successful, and thus there is a risk that the use of such open source software may ultimately result in litigation, preclude us from charging fees for the use of certain of our proprietary software, require us to replace certain code used in our games, pay damages, settlement fees or a royalty to use some open source software, make the source code of our games publicly available or discontinue certain games. Any of the foregoing would have a negative effect on our business, financial condition or results of operations.
We are subject to laws and regulations concerning data privacy, information security, data protection and consumer protection, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business.
We receive, store and process personal information and other data relating to employees and business contacts, in addition to that of our players, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information, the scopes of which are changing, subject to differing interpretations, and may be inconsistent between jurisdictions or conflict with other rules.
Various government and consumer agencies have called for new regulation and changes in industry practices and are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices.
In the U.S., there are numerous federal and state privacy and data protection laws and regulations governing the collection, use, disclosure, protection and other processing of personal information, including federal and state data privacy laws, data breach notification laws and consumer protection laws. For example, the California Consumer Privacy Act of 2018, or CCPA, came into force in January 2020 and created new privacy rights for consumers residing in the state. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA allows for the California Attorney General to impose civil penalties for violations and also provides a private right of action for certain data breaches. California voters also recently passed the California Privacy Rights Act, or CPRA, which will take effect on January 1, 2023. The CPRA significantly modifies the CCPA, including by imposing additional obligations on covered companies and expanding California consumers’ rights with respect to certain sensitive personal information, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply.
In the European Economic Area, or EEA, we are subject to the European Union’s General Data Protection Regulation, or GDPR, which became effective in May 2018, and from January 1, 2021, we are also subject to the UK GDPR and UK Data Protection Act 2018, which retains the GDPR in UK national law. The GDPR and national implementing legislation in EEA member states and the UK impose a strict data protection compliance regime in relation to our collection, control, processing, sharing, disclosure and other use of personal data, including providing detailed disclosures about how personal data is collected and processed, granting new rights for data subjects to access, delete or object to the processing of their data, mandatory breach notification to supervisory authorities (and in certain cases, affected individuals) of certain data breaches and significant documentary requirements to demonstrate compliance through policies, procedures, training and audit. In particular, European Union privacy supervisory authorities have focused on compliance with requirements relating to the processing of children’s personal data and ensuring that services offered to children are age appropriate, and we may be subject to regulatory scrutiny and subsequent enforcement actions if we are found to be processing children’s data given the nature of our services.
We are also subject to European Union rules with respect to cross-border transfers of personal data out of the EEA and the UK. Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA and the UK to the United States. Most recently, on July 16, 2020, the Court of Justice of the European Union, or CJEU, invalidated the EU-US Privacy Shield Framework, or Privacy Shield, under which personal data could be transferred from the EEA to U.S. entities, such as ourselves, who had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the

European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances.
These recent developments will require us to review and amend the legal mechanisms by which we make and/ or receive personal data transfers to in the U.S. As supervisory authorities issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses and other mechanisms cannot be used, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.
In addition, Brazil’s passage of the Lei Geral de Protecao de Dados Pessoais, or LGPD, became effective September 2020 and created new privacy rights for consumers residing in Brazil.
Compliance with the GDPR, LGPD, CCPA and similar legal requirements has required us to devote significant operational resources and incur significant expenses. We expect the number of jurisdictions adopting their own data privacy laws to increase, which will require us to devote additional significant operational resources and incur additional significant expenses and will also increase our exposure to risks of claims by our players that we have not complied with all applicable data privacy laws.
All of our games are subject to our online privacy policy and our terms of service accessible through our platform providers’ storefronts, from our games and on our corporate website. While we strive to comply with such policies and all applicable laws, regulations, other legal and contractual obligations and certain industry standards and codes of conduct relating to data privacy and data protection, these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, regulations, other legal obligations or industry codes of conduct may be adopted, or existing laws, regulations, other legal obligations or industry codes of conduct may be interpreted in such a way that results in us having to take further compliance steps and/or could prevent us from being able to offer services to citizens of a certain jurisdiction or makes it costlier or more difficult for us to do so.
Any failure or perceived failure by us to comply with our privacy policy and terms of service, or our data privacy-related legal obligations including those to players or other third parties, or any compromise of security that results in the unauthorized release or transfer of personal information, including personal information about players, may result in regulatory investigations, governmental enforcement actions and significant fines, which, as an example, can be up to 20 million euros or up to 4% of the annual global revenue of the noncompliant undertaking, whichever is greater, for violations of certain requirements of the GDPR. The UK GDPR mirrors the fines under the GDPR. In addition to the foregoing, we may suffer reputational damage, orders to cease/change our processing of our data, civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, or public statements against us by consumer advocacy groups or others which could cause our players to lose trust in us, any of which could have an adverse effect on our business, financial condition or results of operations. Additionally, if third parties we work with such as players or vendors violate applicable laws or our policies, such violations may also put personal information at risk and expose us to potential liability and reputational harm. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities. Any of the foregoing could have an adverse effect on our business, financial condition or results of operations.
Our business depends on our ability to collect and use data to deliver relevant content and marketing materials, and any limitation on the collection and use of this data could cause us to lose revenue.
When our players use our games, we may collect both personal and non-personal data about our players. Often we use some of this data to provide a better experience for our players by delivering relevant content and marketing materials. Our players may decide not to allow us to collect some or all of this data or may limit our use of this data. Any limitation on our ability to collect data about players and game interactions would likely make it more difficult for us to deliver targeted content and marketing materials to our players. Interruptions, failures or defects in our data collection, analysis and storage systems, as well as privacy concerns, increasing public scrutiny and regulatory restrictions regarding the collection of data, could also limit our ability to aggregate and analyze player data. If that happens, we may not be able to successfully adapt to player preferences to improve and enhance our games, retain existing players and maintain the popularity of our games, which could cause our business, financial condition, or results of operations to suffer.
We are also subject to evolving EU and UK privacy laws on cookies and similar technologies and eMarketing. In the EU and the UK, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the ePrivacy Directive are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the EU and the UK, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach endorsed in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline in the use of cookies or similar online tracking technologies as a means to identify and potentially target players, may lead to broader restrictions and impairments on our marketing and personalization activities and may negatively impact our efforts to understand our players.
Additionally, Internet-connected devices and operating systems controlled by third parties increasingly contain features that allow device users to disable functionality that allows for the delivery of advertising on their devices, including through Apple’s Identifier for Advertising, or IDFA, or Google’s Advertising ID, or AAID, for Android devices. Device and browser manufacturers may include or expand these features as part of their standard device specifications. Advertising identifiers are frequently used as a means to deliver targeted advertising to devices. While we currently conduct very limited advertising to our players in our games (often referred to as “ad monetization”), it is a meaningful way to generate revenue for many mobile game companies. If we subsequently increase our engagement in ad monetization to generate revenue, we will be limited in how and to whom we can present with in-game advertising, which could adversely affect our ability to generate revenues from advertising.
We rely on assumptions and estimates to calculate certain of our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.
Certain of our key metrics, including Daily Active Users, or DAU, Monthly Active Users, or MAU, Average Daily Revenue per DAU, or ARPDAU, Daily Paying Users, or DPU, and Daily Payer Conversion are calculated using data tracked by our internal analytics systems based on tracking activity of player accounts. The analytics systems and the resulting data have not been independently verified. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring usage and player engagement across our player base and our recently acquired operations, and factors relating to player activity and systems may impact these numbers.
Our award partners, content licensors, advertisers and investors rely on our key metrics as a representation of our performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If we determine that we can no longer calculate any of our key metrics with a sufficient degree of accuracy, and we cannot find an adequate replacement for the metric, our business, financial condition or results of operations may be harmed. In addition, if awards partners, content licensors, advertisers or investors do not perceive our player metrics to be accurate representations of our user base or player engagement, or if we discover material inaccuracies in our user metrics, our reputation may be harmed and awards partners, content licensors or advertisers may be less willing to allocate their resources, intellectual property or budgets to our games, which could negatively affect our business, financial condition or results of operations.
Companies and governmental agencies may restrict access to platforms, our website, mobile applications or the Internet generally, which could lead to the loss or slower growth of our player base.
Our players generally need to access the Internet and, in particular, platforms such as Facebook, Apple, Google and our website to play our games. Access to the Internet in a timely fashion is necessary to provide a satisfactory player experience to the players of our games. Companies and governmental agencies could block access to any platform, our website, mobile applications or the Internet generally, or could limit the speed of data transmissions, for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit employees from accessing Facebook, Apple or Google and our website or any other social platform. In addition, telecommunications companies may implement certain measures, such as increased cost or restrictions based on the type or amount of data transmitted, that would impact consumers’ ability to access our games. If companies or governmental entities block or limit such or otherwise adopt policies restricting players from playing our games, our business could be negatively impacted and could lead to the loss or slower growth of our player base.
Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to players, damage to our reputation, and a loss of confidence in our products and services, which could adversely affect our business.
Cybersecurity attacks, including breaches, computer malware and ransomware, computer hacking and insider threats have become more prevalent in our industry, and experts have warned that the global disruption related to the COVID-19 pandemic and remote working conditions may result in increased threats and malicious activity. Any cybersecurity breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment, or the inadvertent transmission of computer viruses or other unauthorized access to our systems caused by employee error, malfeasance or other disruptions could adversely affect our business, financial condition, results of operations or reputation. We have experienced and will continue to experience hacking attacks of varying degrees from time to time. Because of our prominence in the social casino gaming industry, we believe we are a particularly attractive target for hackers. Additionally, rapidly evolving technology and capabilities, evolving changes in the sources, capabilities and targets for cybersecurity attacks, as well as the increasing sophistication of cyber criminals increase the risk of material data compromise or business disruption.
In addition, we store sensitive information, including personal information about our employees, and our games involve the storage and transmission of players’ personal information on equipment, networks and corporate systems run by us or managed by third-parties including Amazon, Apple, Facebook, Google and Microsoft. We are subject to a number of laws, rules and regulations requiring us to provide notification to players, investors, regulators and other affected parties in the event of a security breach of certain personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws and regulations, including the GDPR and the CCPA, have increased and may increase in the future. Our corporate systems, third-party systems and security measures have been subject to a breach and may be breached in the future due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to, or compromise the integrity of, our data, our employees’ data, our players’ data or any third-party data we may possess. Any such data security breach could require us to comply with various breach notification laws, create significant exposure for us, including under applicable data privacy laws and regulations such as the GDPR and CCPA, in particular if we have failed to take appropriate security measures, may affect our ability to operate and may expose us to litigation, remediation and investigation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability, each of which could be material.

An investment in this offering may result in uncertain U.S. federal income tax consequences
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, the U.S. federal income tax consequences of a cashless exercise of the Private Placement Warrants is unclear under current law, and an adjustment to the exercise price of the Private Placement Warrants could give rise to dividend income to investors without a corresponding payment of cash. See the section of this prospectus titled “Material United States Federal Income Tax Consequences” for a summary of the material U.S. federal income tax considerations applicable to an investment in our Class A common stock and Private Placement Warrants. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances.
Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.
The tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws (including in response to the COVID-19 pandemic) or changes in interpretations of existing laws could cause us to be subject to additional income-based taxes and non-income based taxes (such as payroll, sales, use, value-added, digital services and excise, net worth, property, and goods and services taxes), which in turn could materially affect our financial position and results of operations. For example, in December 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, or the 2017 Tax Act. The 2017 Tax Act significantly changed the existing U.S. corporate income tax laws by, among other things, lowering the corporate tax rate, implementing a partially territorial tax system, and imposing a onetime deemed repatriation toll tax on cumulative undistributed foreign earnings. Many of the provisions of the 2017 Tax Act are highly complex and may be subject to further interpretive guidance from the Internal Revenue Service, or IRS, or others. Some of the provisions of the 2017 Tax Act may be changed by a future Congress and may face future challenges by the World Trade Organization, or WTO, such as the favorable tax treatment for foreign-derived intangible income claimed by us. Although we cannot predict the nature or outcome of such future interpretive guidance, or actions by a future Congress or WTO, they could adversely impact the consolidated results of our operations and financial position. In addition, many countries in the EU, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, have recently proposed or recommended changes to existing tax laws or have enacted new laws that could impact our tax obligations. Any significant changes to our future effective tax rate may materially and adversely affect our business, financial condition, results of operations, or cash flows.
We could be required to collect additional sales, value added or similar taxes or be subject to other tax liabilities that may increase the costs our customers pay for our games and adversely affect our results of operations.
One or more U.S. states or countries may seek to impose incremental or new sales, value added taxes or use or other tax collection obligations on us. While we generally are not responsible for taxes generated on games accessed and operated through third-party platforms, we are responsible for collecting and remitting applicable sales, value added or other similar taxes for revenue generated on games accessed and operated on our own platforms. Historically, we paid taxes on revenue generated from games accessed on our own platforms in U.S. states where we had a sufficient physical presence or “nexus” based on the location of our U.S. offices and servers. However, there is uncertainty as to what constitutes sufficient physical presence or nexus for a U.S. state to levy taxes, fees and surcharges for sales made over the internet. Furthermore, an increasing number of states have considered or adopted laws that impose sales tax collection obligations on out-of-state companies. This is also the case in respect of the European Union, where value added taxes may be imposed on non-European Union companies making digital sales to consumers within the European Union. In addition, the U.S. Supreme Court ruled in South Dakota v. Wayfair, Inc., or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the customer’s state. In response to Wayfair, or otherwise, state and local governments may adopt, or begin to enforce, laws requiring us to calculate, collect and remit sales taxes in their jurisdictions. Similarly, many foreign jurisdictions have considered or adopted laws that impose value added, digital services or similar indirect taxes on companies despite not having a physical presence in the foreign jurisdiction.
A successful assertion by one or more states, or other countries or jurisdictions, requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently collect some taxes, could result in substantial liabilities, including taxes on past sales as well as penalties and interest. We continually monitor the ever-evolving tax landscape in the jurisdictions in which we operate and those jurisdictions where our customers reside. The requirement to collect sales, value added or similar indirect taxes by foreign, state or local governments for sellers that do not have a physical presence in the jurisdiction could also create additional administrative burdens for us, put us at a competitive disadvantage if they do not impose similar obligations on our competitors or decrease our future sales, which may materially and adversely affect our business and results of operations.
We may have exposure to greater than anticipated tax liabilities.
Our income tax obligations are based in part on our corporate operating structure and intercompany arrangements. The tax laws applicable to our business, including the laws of the U.S. and other jurisdictions, are subject to interpretation, and certain jurisdictions are aggressively interpreting their laws in new ways in an effort to raise additional tax revenue. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe is in compliance with current prevailing tax laws. However, the taxing authorities of the jurisdictions in which we operate may challenge our methodologies for intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and results of operations. We are currently under a transfer pricing examination by the Israel Tax Authority for fiscal years 2016 through 2018. While we expect to prevail, it is possible that a negative outcome in this examination would have a material impact on our consolidated results of operations and financial position. In addition, changes to our corporate structure and intercompany agreements, including through acquisitions, could impact our worldwide effective tax rate and harm our financial position and results of operation.
Our ability to utilize our research credit carryforwards and certain other tax attributes may have been limited by “ownership changes” and may be further limited.
Our ability to utilize our research credit carryforwards, which were an aggregate of $3.4 million between state and federal research credit carryforwards at December 31, 2020, to offset potential future income taxes that would otherwise be due is dependent upon our generation of future income taxes before the expiration dates of the research credit carryforwards, and we cannot predict with certainty when, or whether, we will generate sufficient income taxes to use all of our research credit carryforwards.
Under Section 383 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, if a corporation undergoes an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in its equity ownership over a rolling three-year period), the corporation’s ability to use its research credit carryforwards and other pre-change tax attributes to offset its post-change income taxes may be limited. We may have experienced, and we may in the future experience, ownership changes, either as a result of the Business Combination or other changes in our stock ownership (some of which are not in our control). As a result, if we incur income tax liability, our ability to use our pre-change research credit carryforwards to offset U.S. federal income taxes may be subject to limitations under Section 383, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of research credit carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.
General Risk Factors
Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.
Our financial performance is subject to U.S. economic conditions and their impact on levels of spending by players, our awards partners and our advertisers. Economic recessions have had, and may continue to have, far-reaching adverse consequences across many industries, including the gaming industries, which may adversely affect our business and financial condition. In the past decade, the U.S. economy experienced tepid growth following the financial crisis in 2008 and 2009 and experienced a recession in 2020 due to the impact of the COVID-19 pandemic as well as international trade and monetary policy and other changes. If the U.S. economy experiences a continued recession or any of the relevant regional or local economies suffers a prolonged downturn, our business, financial condition, results of operations or prospects may be adversely affected.
In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole may reduce our players’ disposable income and our awards partners’ budgets resulting in fewer or less desirable rewards to be offered to our players. Any one of these changes could materially and adversely affect our business, financial condition, results of operations or prospects.
Our results of operations may fluctuate due to various factors and, therefore, our periodic operating results will not be guarantees of future performance.
Our financial results and operating metrics have fluctuated in the past and we expect such results to fluctuate in the future. These fluctuations may be due to a variety of factors, some of which are outside of our control and may not fully reflect the underlying performance of our business.
Our financial results and operations in any given period may be influenced by numerous factors, many of which we are unable to predict or are outside of our control. Consumer engagement with our games may decline or fluctuate as a result of a number of factors, including the popularity of the underlying games, the player’s level of satisfaction with our games, our ability to improve and innovate games and to attract new awards partners, outages and disruptions of online services, the services offered by our competitors, our marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of our business may have a negative impact on our business, financial condition, results of operations or prospects.
Our reported financial results may be affected by changes in accounting principles generally accepted in the U.S.
Generally accepted accounting principles, or GAAP, in the U.S. are subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing any future changes to accounting principles could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
Our core values of focusing on our players and their experience within our games and acting for the long-term may conflict with the short-term expectations of analysts.
We believe that providing quality and highly engaging content to our players is essential to our success and serves the best, long-term interests of our company and our stockholders. Therefore, we have made in the past and we may make in the future, significant investments or changes in strategy that we think will benefit us in the long-term, even if our decision has the potential to negatively impact our operating results in the short term. In addition, our decisions may not result in the long-term benefits that we expect, in which case the success of our games, business, financial condition or results of operations could be harmed.
Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.
Our stock price and trading volume may be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. If securities or industry analysts do not publish research or reports about our business, delay publishing reports about our business, or publish negative reports about our business, regardless of accuracy, the trading price of shares of our Class A common stock could decline.
If a trading market for shares of our Class A common stock develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about us will have had relatively little experience with us, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, the trading price of our Class A common stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Even if we are actively covered by analysts, we do not have any control over the analysts or the measures that analysts or investors may rely upon to forecast our future results. Overreliance by analysts or investors on any particular metric to forecast our future results may lead to forecasts that differ significantly from our own.
We may require additional capital to support our growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
We intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new games and features or enhance our existing games, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A common stock. In March 2020, we entered into a loan and security agreement with Silicon Valley Bank, pursuant to which we can borrow up to $35.0 million under a revolving credit facility, which subjects us to certain operational and financial covenants.
Any additional debt financing that we secure in the future could involve offering additional security interests and undertaking restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Additionally, the COVID-19 pandemic has disrupted capital markets, and if we seek to access additional capital or increase our borrowing, there can be no assurance that debt or equity financing may be available to us on favorable terms, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business, financial condition or results of operations may be harmed.
Our investment portfolio may become impaired by deterioration of the financial markets.
Our cash equivalent and investment portfolio, including the proceeds of the Business Combination, will be invested with a goal of preserving our access to capital, and generally consists of money market funds, corporate debt securities, U.S. government and government agency debt securities, mutual funds, certificates of deposit and time deposits. We intend to follow an investment policy and set of guidelines to monitor and help mitigate our exposure to interest rate and credit risk, which guidelines may include credit quality standards and permissible allocations of certain sectors to limit our exposure to specific investment types. Volatility in the global financial markets can negatively impact the value of our investments, and recent depressed performance in U.S. and global financial markets due to the COVID-19 pandemic has negatively impacted the carrying value of our investment portfolio. If financial markets experience further volatility, including due to depressed economic production and performance across the U.S. and global economies due to impacts of the COVID-19 pandemic, investments in some financial instruments may pose risks arising from market liquidity and credit concerns. In addition, any disruption of the capital markets could cause our other income and expenses to vary from expectations. Although we intend to manage our investment portfolio for a low risk of material impairment, we cannot predict future market conditions, market liquidity or credit availability, and can provide no assurance that our investment portfolio will remain materially unimpaired.

Our management has limited experience in operating a public company. The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses may be greater than we anticipate.
We are a public company, and as such (and particularly after we are no longer an “emerging growth company”), will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the U.S. Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC and the listing standards of the Nasdaq, including changes in corporate governance practices and the establishment and maintenance of effective disclosure and financial controls. Compliance with these rules and regulations can be burdensome. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased, and will continue to increase, our historical legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to attract and retain qualified members of our board of directors as compared to a private company. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company.” We will need to hire additional accounting and financial staff, and engage outside consultants, all with appropriate public company experience and technical accounting knowledge and maintain an internal audit function, which will increase our operating expenses. Moreover, we could incur additional compensation costs in the event that we decide to pay cash compensation closer to that of other publicly listed companies, which would increase our general and administrative expenses and could materially and adversely affect our profitability. We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.
Our executive officers have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. Our management will need to continually assess our staffing and training procedures to improve our internal control over financial reporting. Further, the development, implementation, documentation and assessment of appropriate processes, in addition to the need to remediate any potential deficiencies, will require substantial time and attention from management. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase its operating costs in future periods.
The Business Combination may place a significant burden on our management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm our financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on our systems, employees, customers, partners, and other third parties, including regulators, may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel for a period of time after the completion of the Business Combination.
As a private company, we were not required to document and test our internal controls over financial reporting, our management was not required to certify the effectiveness of our internal controls and our auditors were not required to opine on the effectiveness of our internal controls over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in our financial reporting, which could adversely affect our business.
We were not required to document and test our internal controls over financial reporting, our management was not required to certify the effectiveness of our internal controls and our auditors were not required to opine on the effectiveness of our internal controls over financial reporting. We are not currently subject to Section 404 of the Sarbanes-Oxley Act. However, we are required to provide management’s attestation on internal controls commencing with our annual report for the year ending December 31, 2021. In addition, we may lose our emerging growth company status and become subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design and changes in our business, including increased complexity resulting from our international operations and our contemplated international expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and their attestation reports.
If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we may not detect errors timely, our financial statements could be misstated, we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business and adversely affect the trading price of our Class A common stock.
We are an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (2) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (3) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Acies Class A ordinary shares. Investors may find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including,

among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of shares of our Class A common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of shares of our Class A common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Our workforce and operations have grown substantially since our inception and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.
Since our inception, we have experienced growth in the U.S. and internationally. This expansion increases the complexity of our business and has placed, and will continue to place, significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage our growth effectively, which could damage our reputation and negatively affect our operating results.
Properly managing our growth will require us to continue to hire, train and manage qualified employees and staff, including engineers, operations personnel, financial and accounting staff, and sales and marketing staff, and to improve and maintain our technology. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing, and integrating these new employees and staff, or if we are not successful in retaining our existing employees and staff, our business may be harmed. Moreover, in order to optimize our organizational structure, we have implemented reductions in force and may in the future implement other reductions in force. Any reduction in force may yield unintended consequences and costs, such as attrition beyond the intended reduction in force, the distraction of employees, reduced employee morale and could adversely affect our reputation as an employer, which could make it more difficult for us to hire new employees in the future and increase the risk that we may not achieve the anticipated benefits from the reduction in force. Properly managing our growth will require us to establish consistent policies across regions and functions, and a failure to do so could likewise harm our business.
Our failure to upgrade our technology or network infrastructure effectively to support our growth could result in unanticipated disruptions. To manage the growth of our operations and personnel and improve the technology that supports our business operations, as well as our financial and management systems, disclosure controls and procedures, and internal controls over financial reporting, we will be required to commit substantial financial, operational and technical resources.
Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to expand our operations and hire additional qualified personnel in an efficient manner, or if our operational technology is insufficient to reliably service our games, we could potentially face difficulties in retaining players, which would adversely affect our business, financial condition, and operating results.
Our organizational structure is complex and will continue to grow as we add additional employees. We will need to scale our operational, financial and management controls as well as our reporting systems and procedures to support the growth of our organizational structure. We will require capital and management resources to grow and mature in these areas. If we are unable to effectively manage the growth of our business, the quality of our games may suffer, and we may be unable to address competitive challenges, which would adversely affect our overall business, operations and financial condition.
Continued growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees could harm our business.
Our ability to compete and grow depends in large part on the efforts and talents of our employees and executives. Our success depends in a large part upon the continued service of our senior management team, including Andrew Pascal, our Co-Founder and Chief Executive Officer. Mr. Pascal is critical to our vision, strategic direction, culture, products and technology, and the continued retention of our entire senior management team is important to the success of our operating plan. We do not have employment agreements or offer letters with certain members of our senior management team, and we do not maintain key-man insurance for members of our senior management team. The loss of any member of our senior management team could cause disruption and harm our business, financial condition, results of operations or reputation.
In addition, our ability to execute our strategy depends on our continued ability to identify, hire, develop, motivate and retain highly skilled employees, particularly in the competitive fields of game design, product management, engineering and data science. These employees are in high demand, and we devote significant resources to identifying, recruiting, hiring, training, successfully integrating and retaining them. Interviewing, hiring and integrating new employees has and will continue to be particularly challenging during the COVID-19 pandemic. As part of our global remote working plans, throughout the duration of the COVID-19 pandemic, we have devoted and will continue to devote increased efforts to maintaining our collaborative culture of the corporate headquarters and each of our domestic and international game studios through the use of videoconferencing and other online communication and sharing tools, and to monitoring the health, safety, morale and productivity of our employees, including new employees, as we evaluate the impacts of this challenging situation on our business and employees.
We believe that two critical components of our success and our ability to retain our best people are our culture and our competitive compensation practices. As we operate as a public company, we may find it difficult to maintain our entrepreneurial, execution-focused culture. In addition, any volatility in our operating results and the trading price of shares of our Class A common stock may cause our employee base to be more vulnerable to be targeted for recruitment by competitors. While we believe we compete favorably, competition for highly skilled employees is intense. If we are unable to identify, hire and retain our senior management team and our key employees, our business, financial condition or results of operations could be harmed. Moreover, if our team fails to work together effectively to execute our plans and strategies on a timely basis, our business, financial condition or results of operations could be harmed.
Any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business.
We have implemented restructurings in the past and may implement restructurings in the future for purpose of reducing costs, streamlining operations and improving cost efficiencies to better align our operating expenses with our revenue. Such restructurings may include reducing our headcount, rationalizing our product pipeline, reducing marketing and technology expenditures and downsizing certain game studios. We plan to continue to manage costs to better and more efficiently manage our business. Our restructuring plans and other such efforts could result in disruptions to our operations and adversely affect our business, financial condition or results of operations.
We actively monitor our costs, however, if we do not fully realize or maintain the anticipated benefits of any restructuring actions and cost reduction initiatives, our business, financial condition or results of operations could be adversely affected, and additional restructuring initiatives may be necessary. In addition, we cannot be sure that the cost reduction initiatives will be as successful in reducing our overall expenses as expected or that additional costs will not offset any such reductions. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our operating results will suffer. In addition, any cost reduction measures could negatively impact our business, financial condition or results of operations including but not limited to, delaying the introduction of new games, features, or content, delaying introduction of new technology, impacting our ability to react nimbly to game or technology issues, or impacting employee retention and morale.
We have a large game studio located in Burlingame, California, just south of San Francisco. The occurrence of an earthquake or other natural disaster or other significant business interruption at or near our game studio in Burlingame, California, or any of our other game studios or facilities, could cause damage to our facilities and equipment and interfere with our operations.
We rent a facility housing a large game studio located in the San Francisco Bay Area, an area known for earthquakes, and is thus vulnerable to damage. All of our other game studios and facilities are vulnerable to damage from natural or manmade disasters, including power loss, fire, explosions, floods, communications failures, terrorist attacks, contagious disease outbreak (such as the COVID-19 pandemic) and similar events. If any disaster were to occur, our ability to operate our business at our game studios or facilities could be impaired and we could incur significant losses, recovery from which may require substantial time and expense.
Our insurance may not provide adequate levels of coverage against claims.
We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations, cash flows and financial condition.
Because we are a “controlled company” within the meaning of the Nasdaq rules, our shareholders may not have certain corporate governance protections that are available to shareholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. As of the Closing Date, the Founder Group controlled approximately 74.6% of the combined voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards and are not subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board of Directors selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. As of the date of this prospectus, PLAYSTUDIOS does not utilize any of these exemptions, however, should PLAYSTUDIOS later choose to do so, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements.
The Founder Group may have its interest in us diluted due to future equity issuances or its own actions in selling shares of our Class B common stock, in each case, which could result in a loss of the “controlled company” exemption under the Nasdaq listing rules. We would then be required to comply with those provisions of the Nasdaq listing requirements.
The dual class structure of our common stock has the effect of concentrating voting power with Andrew Pascal, the Chairman and Chief Executive Officer of the Company, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of our Class B common stock are entitled to twenty (20) votes per share, while shares of our Class A common stock are entitled to one (1) vote per share. Mr. Pascal and his affiliated entities included in the Founder Group hold all of the issued and outstanding shares of our Class B common stock. Accordingly, as of the Closing Date, the Founder Group, including Mr. Pascal, controlled approximately 12.8% of the outstanding shares of common stock and approximately 74.6% of the combined voting power of our outstanding capital stock, and accordingly is able to control matters submitted to our stockholders for approval, including the election of directors, amendments to our organizational documents and any merger, consolidation, sales of all or substantially all of our assets or other major corporate transactions. Mr. Pascal may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and may ultimately affect the market price of shares of our Class A common stock. For information about our dual class structure, see the section titled “Description of Our Securities.”
We cannot predict the impact our dual class structure may have on the stock price of our Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. As a result, the market price of shares of our Class A common stock could be adversely affected.
We may issue additional common stock or preferred stock, including under the 2021 Plan and ESPP Plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.
We may issue a substantial number of additional shares of common or preferred stock, including under the 2021 Plan and ESPP Plan. Any such issuances of additional shares of common or preferred stock:
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may significantly dilute the equity interests of our stockholders;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

The historical financial results of Old PLAYSTUDIOS and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The historical financial results of Old PLAYSTUDIOS included in this prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone company during the periods presented or those we will achieve in the future. This is primarily the result of the following factors: (i) we will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) our capital structure will be different from that reflected in Old PLAYSTUDIOS’ historical financial statements. Our financial condition and future results of operations could be materially different from amounts reflected in Old PLAYSTUDIOS’ historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results or to evaluate its relative performance or trends in our business.
Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, Acies being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Old PLAYSTUDIOS on the Closing Date and the number of Acies Class A ordinary shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”
Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could divert management’s attention and adversely affect our daily operations.
On March 2, 2021, a lawsuit was filed in the Superior Court of California, Los Angeles County, by a purported Acies shareholder in connection with the Business Combination: McCart v. Acies Acquisition Corp., et al. (Sup. Ct. L.A. County) (the “Complaint”). The Complaint names Acies and members of Acies’ board of directors as defendants. The Complaint alleges breaches of fiduciary duties against members of

Acies’ board of directors and aiding and abetting the board of directors’ alleged breaches of fiduciary duties against Acies. The Complaint also alleges that the registration statement is materially deficient and omits and/or misrepresents material information including, among other things, certain financial information, certain details regarding Acies’ financial advisors, and other information relating to the background of the Business Combination. The Complaint generally seeks to enjoin the Business Combination or in the event that it is consummated, recover damages. Another purported Acies shareholder sent a demand letter on February 19, 2021 (the “Demand”), making similar allegations as those made in the Complaint and demanding additional disclosure regarding the Business Combination. Additional lawsuits may be filed against Acies, Old PLAYSTUDIOS or us or our directors and officers in connection with the Business Combination. Defending such additional lawsuits could require any of the above entities to incur significant costs and draw the attention of the management team away from the daily operations of PLAYSTUDIOS. Further, the defense or settlement of any lawsuit or claim may also adversely affect our business, financial condition, results of operations and cash flows.
Warrants will become exercisable for our common stock and Earnout Shares and Sponsor Shares may become issuable or vest, each of which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
Outstanding Warrants to purchase an aggregate of 10,996,631 shares of our Class A common stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities starting on October 27, 2021. The exercise price of these Warrants will be $11.50 per share. In addition, up to 15,000,000 Earnout Shares of our common stock may be issued and up to 900,000 Sponsor Shares may vest and become unrestricted upon the occurrence of the Earnout Triggering Events. To the extent such Warrants are exercised and such shares are issued or become unrestricted, additional shares of our Class A common stock will be issued or become eligible for resale, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common stock.
Regulatory and licensing requirements may limit the ability of third parties seeking to make investments in us or acquire us.
Many states require prior approval of acquisitions of “control,” as defined under each state’s laws and regulations, which may apply to an investment without regard to the intent of the investor. In some states, the obligation to obtain approval is imposed on the licensee, and in other states, the prospective investor bears the statutory obligation. Depending on the form of entity, the threshold trigger may be limited to voting stock. A failure to make the relevant filings and receive the requisite approvals could result in administrative sanctions against the prospective investor or the licensee, including the potential suspension of the license in that state until the requisite approval is obtained. These regulatory requirements may discourage potential acquisition proposals or investments that would result in a change of control of us, may delay or prevent acquisition of shares that would result in a change in control of us, and, as a result, may adversely impact demand for, and the trading price of, our common stock.
Risks Relating to the Restatement of Our Previously Issued Financial Statements
Our warrants are accounted for as liabilities and changes in the value of our warrants could have a material effect on our financial results.
On April 12, 2021, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities instead of equity on the SPAC’s balance sheet (the “SEC Staff Statement”). As a result of the SEC Staff Statement, we reevaluated the accounting treatment of our Public Warrants and Private Placement Warrants, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value reported in our statement of operations for each reporting period.
As a result, included on our balance sheet as of March 31, 2021 contained elsewhere in this report are derivative liabilities related to embedded features contained within our warrants. ASC 815-40 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.
We identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
As described elsewhere in this prospectus, we identified a material weakness in our internal control over financial reporting related to the classification of our warrants as equity instead of liabilities. On May 9, 2021, our audit committee authorized management to restate our audited financial statements for the year ended December 31, 2020, and, accordingly, management concluded that the control deficiency that resulted in the incorrect classification of our warrants constituted a material weakness as of December 31, 2020. This material weakness resulted in a material misstatement of our warrant liabilities, change in fair value of warrant liabilities, additional paid-in capital, accumulated deficit and related financial disclosures for the affected periods.
We have implemented a remediation plan, to remediate the material weakness surrounding our historical presentation of our warrants but can give no assurance that the measures we have taken will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though we have strengthened our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.
Additional Risks Related to Ownership of Our common stock and Our Operation as a Public Company
The price of our Class A common stock and Warrants may be volatile.
The price of our Class A common stock, as well as our Warrants may fluctuate due to a variety of factors, including:
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changes in the industries in which we and our customers operate;

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developments involving our competitors;

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changes in laws and regulations affecting our business;

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variations in our operating performance and the performance of our competitors in general;

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actual or anticipated fluctuations in our quarterly or annual operating results;

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publication of research reports by securities analysts about us or our competitors or our industry;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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actions by stockholders, including the sale by the PIPE Investors of any of their shares of our Class A common stock;

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the issuance and potential sales of 15,000,000 Earnout Shares and potential sale of 900,000 Sponsor Shares upon the occurrence of Earnout Triggering Events;

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the sales of shares of our common stock after the expiration of applicable lockup restrictions;

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additions and departures of key personnel;

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commencement of, or involvement in, litigation involving the combined company;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of our Class A common stock available for public sale; and

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general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Class A common stock, and Warrants regardless of our operating performance.
In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for our stock and trading in the shares of Acies’ Class A ordinary shares has not been active. Accordingly, the valuation ascribed to us in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed above could have a material adverse effect on your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as the board of directors deems relevant.
We will have broad discretion over the use of proceeds from the exercise of the Public Warrants, and we may invest or spend the proceeds in ways with which investors do not agree and in ways that may not yield a return.
We will have broad discretion over the use of proceeds from the exercises of warrants and options. Investors may not agree with our decisions, and our use of the proceeds may not yield a return on investment. We intend to use these net proceeds for general corporate purposes, which may include capital expenditures, investments and working capital. In addition, from time to time in the past we have considered, and we continue to consider, acquisitions and strategic transactions, and we also may use such net proceeds for such purposes. Our use of these proceeds may differ substantially from our current plans. Our failure to apply the net proceeds from the exercises of warrants and options effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the Sponsor Support Agreement and the Bylaws, after the consummation of the Business Combination and subject to certain exceptions, the holders of: (i) the shares of our common stock issued as consideration pursuant to the Mergers, (ii) any Old PLAYSTUDIOS Options; (iii) the shares of our common stock underlying the Old PLAYSTUDIOS Options; (iv) Sponsor Shares or (v) Private Placement Warrants, in each case, are restricted from selling or transferring any of the securities described in clauses (i), (ii) or (iii) (the “Lock-Up Securities”). Such restrictions begin at Closing and end at the date that is 12 months after the Closing, except that beginning on the date that is 180 days after the Closing, an amount of Lock-Up Securities equal to the lesser of (A) 5% of the Lock-Up Securities held by each holder of Lock-Up Securities and (B) 50,000 Lock-Up Securities held by each holder of Lock-Up Securities, will no longer be subject to the transfer restrictions.
However, following the expiration of such lock-up, the Sponsor and the Old PLAYSTUDIOS stockholders will not be restricted from selling shares of our common stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of our common stock following the Closing, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of the Business Combination, the Sponsor and the Old PLAYSTUDIOS stockholders collectively owned approximately 72% of the outstanding shares of our common stock (not including the shares of our common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements).
The shares held by Sponsor and the Old PLAYSTUDIOS stockholders may be sold after the expiration of the applicable lock-up period. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the share price of our Class A common stock or the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.
The warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Acies. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
We may redeem the Public Warrants prior to their exercise at a time that is disadvantageous to the holders of Public Warrants.
We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant if, among other things, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding Public Warrants as described above could force the holders of Public Warrants to: (i) exercise the Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) sell the Public Warrants at the then-current market price when they might otherwise wish to hold their warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, we expect would be substantially less than the market value of the Public Warrants. None of the Private Placement Warrants will be redeemable by us (subject to limited exceptions) so long as they are held by our Sponsor or its permitted transferees.
In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the holders of the Public Warrants equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
Furthermore, the shares of common stock issued upon exercise of the Public Warrants or Private Placement Warrants (or upon the redemption of such Warrants for shares of our common stock) will result in dilution to the existing holders of our common stock.
Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our organizational documents, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board of Directors or taking other corporate actions, including effecting changes in our management. Among other things, the organizational documents include provisions regarding:
•
the ability of the Board of Directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the certificate of incorporation will prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•
the limitation of the liability of, and the indemnification of, our directors and officers;

•
the ability of the Board of Directors to amend the Bylaws, which may allow the Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to the Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board of Directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in Board or management.
The provisions of the certificate of incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Our certificate of incorporation provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our Bylaws or our Certificate of Incorporation (as either may be amended from time to time); (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine. Notwithstanding the foregoing, the certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Similarly, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The Organizational Documents also provide that, unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the certificate of incorporation to be inapplicable or unenforceable in such action.

USE OF PROCEEDS
All of the Class A common stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $126.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include capital expenditures, investments and working capital. In addition, from time to time in the past we have considered, and we continue to consider, acquisitions and strategic transactions, and we also may use such net proceeds.
We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “MYPSW.”
We cannot currently determine the price or prices at which shares of our Class A common stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Class A common stock is listed on the Nasdaq under the symbol “MYPS”, and our Public Warrants are listed on the Nasdaq under the symbol “MYPSW”.
Prior to the consummation of the Business Combination, our Units, Ordinary Shares and Warrants were listed on The Nasdaq Capital Market under the symbols “ACACU,” “ACAC” and “ACACW,” respectively.
As of June 21, 2021 following the completion of the Business Combination, there were 396 holders of record of our Class A common stock, 2 holders of record of our Class B common stock and 2 holders of record of our Warrants.
Dividend Policy
We have not paid any cash dividends on our Class A common stock to date. It is the present intention of the Company’s board of directors to retain future earnings for the development, operation and expansion of its business and the Company’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition.
Securities Authorized for Issuance under Equity Compensation Plans
In connection with the Business Combination, our stockholders approved our 2021 Plan on June 17, 2021, which became effective immediately upon the Closing. We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of our common stock issued or issuable under the 2021 Plan and the assumed Old PLAYSTUDIOS Options. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless the context otherwise requires, the “Company” refers to PLAYSTUDIOS, Inc. and its subsidiaries after the closing of the Business Combination (the “Closing”), and Acies prior to the Closing.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Acies and the historical balance sheet of Old PLAYSTUDIOS on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the historical statements of operations of Acies and Old PLAYSTUDIOS for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the year presented:
a.
the impacts of the Business Combination, including the Domestication; the merger of Catalyst Merger Sub I, Inc., a wholly owned subsidiary of Acies, with and into Old PLAYSTUDIOS, with Old PLAYSTUDIOS surviving the merger as a wholly owned subsidiary of Acies; and the merger of Catalyst Merger Sub II, LLC, a wholly owned subsidiary of Acies, with and into Old PLAYSTUDIOS, with Catalyst Merger Sub II, LLC surviving the merger as a wholly owned subsidiary of Acies;

b.
the issuance of consideration to existing Old PLAYSTUDIOS stockholders, consisting of shares of our common stock, cash and the commitment to provide up to an additional 15.0 million shares of our common stock if certain share price targets are met during the five-year period following the consummation of the Business Combination;

c.
the impacts of the Sponsor Support Agreement, including the immediate forfeiture of 1,657,188 Acies Class B ordinary shares held by the Sponsor and 715,000 private placement warrants;

d.
the conversion of all outstanding Old PLAYSTUDIOS options into options exercisable for shares of our common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio;

e.
the conversion of all outstanding Acies warrants into warrants with the right to receive a number of shares of our common stock with the same terms;

f.
the impact of the Subscription Agreements, including the proceeds of $250 million from the issuance of 25,000,000 shares of our common stock to investors; and

g.
the redemption of 11,333,489 shares of Acies Class A ordinary shares for an aggregate redemption payment of $113.4 million.

The historical financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes:
•
the audited financial statements of Acies as of December 31, 2020 and for the period from October 22, 2020 (inception) through December 31, 2020 included in this prospectus;

•
the unaudited financial statements of Acies as of and for the three months ended March 31, 2021 included in this prospectus;

•
the audited financial statements of Old PLAYSTUDIOS for the year ended December 31, 2020 included in this prospectus; and

•
the unaudited financial statements of Old PLAYSTUDIOS as of and for the three months ended March 31, 2021, included in this prospectus.

The unaudited pro forma condensed combined financial information should also be read together with Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.
Description of the Business Combination
Pursuant to the Merger Agreement, Acies acquired all of the issued and outstanding equity interests of Old PLAYSTUDIOS in exchange for a combination of cash and our common stock. The initial purchase price of Old PLAYSTUDIOS was based on a pre-money enterprise value of approximately $1,041 million.
The following summarizes the consideration issued at the Closing of the Business Combination (as of June 21, 2021):
Total Consideration (in thousands, except share data)	Amounts
Cash consideration to Old PLAYSTUDIOS stockholders(1)	$102,020
Shares transferred at Closing(2)	86,838
Value per share	$10.00
Share consideration	$868,380
Total consideration for outstanding shares	$970,400
Shares of PLAYSTUDIOS underlying vested options	7,060
Value per share	$10.00
Total consideration for vested options	$70,600
Aggregate consideration	$1,041,000

(1)
The Merger Agreement entitled Old PLAYSTUDIOS stockholders to make an election for cash consideration for up to 15% of their shares of Old PLAYSTUDIOS capital stock. The amount presented is the actual cash consideration issued at the close of the Business Combination.

(2)
Excludes shares of our common stock underlying the Old PLAYSTUDIOS Options that are vested but unexercised as of the Closing of the Business Combination. As the shares do not represent legally outstanding shares of our common stock at Closing, they are excluded from the total consideration amount

The following summarizes the common stock issued and outstanding immediately after the Business Combination:
	Shares	Ownership %	Voting Power %
Acies public shareholders(1)	10,191,511	8.1%	2.4%
Sponsor(1)(2)	3,724,062	3.0%	0.7%
Old PLAYSTUDIOS stockholders (excluding Founder Group)(3)	70,707,791	56.2%	16.4%
Founder Group(3)	16,130,300	12.8%	74.7%
PIPE Investment Shareholders	25,000,000	19.9%	5.8%
Pro Forma PLAYSTUDIOS Common Stock	125,753,664	100.0%	100.0%

(1)
Excludes the shares of our Class A common stock underlying the Warrants, as the warrants are not exercisable until 30 days after the Closing of the Business Combination or one year from the closing of the IPO. Reflects the redemption of 11,333,489 Acies Class A ordinary shares.

(2)
Includes 900,000 shares of our Class A common stock, held by the Sponsor that are subject to forfeiture if certain earnout conditions are not satisfied, as the shares are issued and outstanding as of the Closing of the Business Combination. The 900,000 shares do not have voting rights until the earnout conditions have been satisfied.

(3)
Excludes the shares of our Class A and Class B common stock underlying our Options as well as any potential earn-out consideration, as they do not represent legally outstanding shares of our common stock at Closing.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Acies was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Old PLAYSTUDIOS issuing stock for the net assets of Acies, accompanied by a recapitalization. The net assets of Acies are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Old PLAYSTUDIOS.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF MARCH 31, 2021
(in thousands)
	As of March 31, 2021	As of March 31, 2021
	Acies AcquisitionCorp. (Historical)	Playstudios, Inc. (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$265	$39,475	$—	$215,290	(C)	$220,231
				(7,534)	(D)
				(102,020)	(F)
				(20,000)	(H)
				(5,000)	(I)
				(2,500)	(J)
				250,000	(K)
				(21,886)	(L)
				(12,501)	(M)
				(113,358)	(O)
Receivables	—	31,961	—			31,961
Prepaid expenses	634	2,566	—			3,200
Income tax receivable	—	5,938	—			5,938
Other current assets	—	6,113	—	(5,783)	(L)	330
Total current assets	899	86,053	—	174,708		261,660
Non-current Assets:
Security deposit	3	—	(3)			—
Cash and securities held in Trust Account	215,290	—	—	(215,290)	(C)	—
Property and equipment, net	—	5,687	—			5,687
Internal-use software, net	—	40,074	—			40,074
Goodwill	—	5,059	—			5,059
Intangibles, net	—	1,512	—			1,512
Deferred income taxes	—	3,109	—			3,109
Other long-term assets	—	4,379	3			4,382
Total non-current assets	215,293	59,820	—	(215,290)		59,823
Total Assets	$216,192	$145,873	$—	$(40,582)		$321,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$66	$—	$(66)	$—		$—
Accounts payable	—	5,348	—	(100)	(L)	5,248
Accrued liabilities	—	32,612	66	(20,000)	(H)	12,015
				(631)	(L)
				(32)	(M)
Total current liabilities	66	37,960	—	(20,763)		17,263
Non-current Liabilities:
Deferred underwriting fee payable	7,534	—	(7,534)	—
Warrant liabilities	17,802	—	—	(1,087)	(A)	16,715
Minimum guarantee liability	—	250	—			250
Deferred income taxes	—	2,860	—			2,860
Other long-term liabilities	—	1,185	7,534	(7,534)	(D)	1,185
Total non-current liabilities	25,336	4,295	—	(8,621)		21,010
Total liabilities	25,402	42,255	—	(29,384)		38,273

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF MARCH 31, 2021
(in thousands)
	As of March 31, 2021	As of March 31, 2021
	Acies AcquisitionCorp. (Historical)	Playstudios, Inc. (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption	185,790	—	—	(185,790)	(B)	—
Stockholders’ Equity:
Class A Ordinary shares	—	—	—	—	(B)	—
Class B Ordinary shares	1	—	—	(1)	(A)	—
Preferred stock	—	8	—	—	(F)	—
				(8)	(G)
Common stock		12	—	(2)	(F)	—
				(10)	(G)
Class A Common Stock	—	—	—	1	(A)	11
				2	(B)
				6	(G)
				3	(K)
				(1)	(O)
Class B Common Stock	—	—	—	2	(G)	2
Additional paid-in capital	6,361	73,693	—	185,788	(B)	264,718
				(275)	(E)
				(102,018)	(F)
				10	(G)
				249,997	(K)
				(25,347)	(L)
				(11,676)	(M)
				1,542	(N)
				(113,357)	(O)
Retained earnings	(1,362)	29,720	—	1,087	(A)	18,294
				275	(E)
				(5,000)	(I)
				(2,500)	(J)
				(1,591)	(L)
				(793)	(M)
				(1,542)	(N)
Accumulated other comprehensive income	—	185	—	—		185
Total stockholders’ equity (deficit)	5,000	103,618	—	174,592		283,210
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	216,192	145,873	—	(40,582)		321,483

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except per share data)
	For the three months ended March 31, 2021
	Acies AcquisitionCorp. (Historical)	Playstudios, Inc. (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Net revenues	$—	$74,097				$74,097
Operating expenses:
Cost of revenue	—	24,488				24,488
Selling and marketing	—	17,000				17,000
General and administrative	—	4,279	899			5,178
Research and development	—	14,746				14,746
Depreciation and amortization	—	6,034				6,034
Formation and operational costs	899	—	(899)			—
Total operating costs and expenses	899	66,547	—	—		67,446
Income from operations	(899)	7,550	—	—		6,651
Other income (expense), net
Interest expense	—	(42)				(42)
Other income (expense), net	—	(242)				(242)
Interest income	18	—		(18)	(FF)	—
Unrealized loss on marketable securities held in Trust Account	(4)	—		4	(FF)	—
Change in fair value of warrant liability	7,144	—		(436)	(GG)	6,708
Total other income (expense), net	7,158	(284)	—	(450)		6,424
Income before income taxes	6,259	7,266	—	(450)		13,075
Provision for income taxes	—	(1,348)		107		(1,241)
Net income	$6,259	$5,918	$—	$(343)		$11,834
Class A Common Stock
Weighted average shares of common stock outstanding:
Basic						108,723
Diluted						121,021
Net income attributable to common stockholders per share:
Basic						$0.09
Diluted						$0.09
Class B Common Stock
Weighted average shares of common stock outstanding:
Basic						16,130
Diluted						18,052
Net income attributable to common stockholders per share:
Basic						$0.09
Diluted						$0.09

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020
(in thousands, except per share data)
	For the twelve months ended December 31, 2020
	Acies Acquisition Corp. (Historical)	Playstudios, Inc. (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Net revenues	$—	$269,882				$269,882
Operating expenses:
Cost of revenue	—	91,469				91,469
Selling and marketing	—	57,124				57,124
General and administrative	—	16,960	1,439	5,000	(AA)	29,825
				2,500	(BB)
				1,591	(CC)
				793	(DD)
				1,542	(EE)
Research and development	—	51,696				51,696
Depreciation and amortization	—	22,192				22,192
Restructuring expenses	—	20,092				20,092
Formation and operational costs	1,439	—	(1,439)			—
Total operating costs and expenses	1,439	259,533	—	11,426		272,398
Income from operations	(1,439)	10,349	—	(11,426)		(2,516)
Other income (expense), net
Interest expense	—	(142)				(142)
Other income (expense), net	—	929				929
Interest income	22	—		(22)	(FF)	—
Unrealized loss on marketable securities held in Trust Account	4	—		(4)	(FF)	—
Change in fair value of warrant liability	(6,207)	—		379	(GG)	(5,828)
Total other income (expense), net	(6,181)	787	—	353		(5,041)
Income before income taxes	(7,620)	11,136	—	(11,073)		(7,557)
Provision for income taxes		1,671		2,580		4,251
Net income	$(7,620)	$12,807	$—	$(8,493)		$(3,306)
Class A Common Stock
Weighted average shares of common stock outstanding:
Basic						108,723
Diluted						117,503
Net income attributable to common stockholders per share:
Basic						$(0.03)
Diluted						$(0.02)
Class B Common Stock
Weighted average shares of common stock outstanding:
Basic						16,130
Diluted						17,593
Net income attributable to common stockholders per share:
Basic						$(0.03)
Diluted						$(0.02)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Acies was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of us issuing stock for the net assets of Acies, accompanied by a recapitalization. The net assets of Acies are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Old PLAYSTUDIOS.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 present pro forma effects to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Old PLAYSTUDIOS as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
a.
Acies’ unaudited condensed balance sheet as of March 31, 2021 and the related notes included in this prospectus; and

b.
Old PLAYSTUDIOS’ unaudited consolidated balance sheet as of March 31, 2021 and the related notes, included in this prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
a.
Acies’ unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, included in this prospectus; and

b.
Old PLAYSTUDIOS’ unaudited consolidated statement of operations for the three months ended March 31, 2021 and the related notes, included in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
a.
Acies’ audited condensed statement of operations for the year ended December 31, 2020 and the related notes, included in this prospectus; and

b.
Old PLAYSTUDIOS’ audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in this prospectus.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Acies and Old PLAYSTUDIOS.

2.
Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33‑10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33‑10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Acies has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted net income (loss) attributable to common stockholders per share presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
(A)
Reflects the conversion, on a one-for one basis, of the Sponsor Shares into our Class A common stock upon the Domestication as well as the forfeiture of 1,657,188 Sponsor Shares and 715,000 private placement warrants. The forfeiture of Sponsor Shares and private placement warrants included 522,843 Acies Class B ordinary shares and 449,129 private placement warrants that were owned by Andrew Pascal prior to the consummation of the Business Combination.

(B)
Reflects the conversion of (i) 18,575,572 Acies Class A ordinary shares subject to possible redemption and are classified as temporary equity and (ii) 2,949,428 Acies Class A ordinary shares that are subject to possible redemption and are classified as stockholders’ equity to our Class A common stock with a par value of $0.0001 and Additional Paid-In Capital, on a one-for-one basis upon the Domestication.

(C)
Reflects the reclassification of $215.3 million of cash and cash equivalents held in the trust account established at the consummation of Acies’ initial public offering, into which substantially all of the proceeds from Acies’ initial public offering has been deposited for the benefit of Acies, certain of its public shareholders and the underwriters of Acies’ initial public offering (“Trust Account”) that become available to fund the Business Combination.

(D)
Reflects the settlement of $7.5 million of Acies’ deferred underwriting fees payable at the Closing of the Business Combination.

(E)
Reflects the reclassification of Acies historical accumulated deficit, including the incremental adjustment to the accumulated deficit associated with the forfeiture of the private placement warrants described in adjustment (A) above, to Additional Paid-In Capital.

(F)
Reflects the exchange of Old PLAYSTUDIOS shares for which holders elected to receive cash for total cash consideration of $102.0 million paid to Old PLAYSTUDIOS stockholders

(G)
Represents the recapitalization of Old PLAYSTUDIOS common stock and Old PLAYSTUDIOS preferred stock, which includes shares resulting from the settlement of warrants to purchase Old PLAYSTUDIOS preferred stock, into (a) 70,707,791 shares of our Class A common stock and (b) 16,130,300 shares of our Class B common stock.

(H)
In April 2011, Old PLAYSTUDIOS entered into a joint marketing agreement with MGM Resorts International. In exchange for assistance with marketing campaigns and the exclusive right to utilize MGM’s intellectual property for the development of social gaming apps, Old PLAYSTUDIOS agreed to issue common stock representing 10% of their then-outstanding common stock and in lieu of royalty payments, Old PLAYSTUDIOS agreed to pay a profit share. In October 2020, Old PLAYSTUDIOS elected its right to terminate the profit share provision of the agreement for a one-time termination fee of $20.0 million, payable upon the consummation of the Business Combination. The pro forma adjustment reflects the payment at the close of the Business Combination and the release of $20 million in accrued liabilities as of December 31, 2020. Additionally, in connection with the Business Combination, MGM immediately reinvested the $20.0 million fee as part of the PIPE offering described in note (K).

(I)
Reflects the payment of a $5.0 million transaction bonus to our management team at the Closing of the Business Combination.

(J)
Reflects the payment of a $2.5 million transaction donation to a charity decided by our management team at the Closing of the Business Combination.

(K)
Reflects the proceeds of $250.0 million from the issuance and sale of 25,000,000 shares of our Class A common stock at $10.00 per share as part of the PIPE offering pursuant to the terms of the Subscription Agreements.

(L)
Reflects the settlement of the total transaction costs incurred by Old PLAYSTUDIOS of approximately $27.0 million, consisting of equity issuance costs of $25.3 million and $1.7 million transaction costs to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $21.9 million as $5.1 million has been paid as of the pro forma balance sheet date. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (CC) below.

(M)
Reflects the settlement of the total transaction costs incurred by Acies of approximately $13.2 million, consisting of equity issuance costs of $11.7 million, $0.8 million in transaction costs to be expensed as incurred and not yet recognized, and $0.7 million in transaction costs expensed in the historical Acies statement of operations. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $12.5 million as $0.7 million has been paid as of the pro forma balance sheet date. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (DD) below.

(N)
Represents the incremental fair value of our Class B common stock related to the increased voting rights. Our Class B common stock, which was granted to the Founder Group, has the same economic rights as our Class A common stock, except the voting rights. Our Class B common stock carries 20 votes per share whereas our Class A common stock carries one vote per share. Therefore, the incremental fair value of our Class B common stock resulted in a compensation charge at the time of exchange for approximately $1.5 million.

(O)
Reflects the actual redemption of 11,333,489 Acies Class A ordinary shares for an aggregate redemption payment of $113.4 million allocated to our Class A common stock and Additional Paid-In Capital using par value $0.0001 per share and at the actual redemption price of $10.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:
(AA)
Reflects the recognition of expense related to the transaction bonus incurred at the close of the Business Combination. This is a non-recurring item.

(BB)
Reflects the recognition of expense related to the transaction donation to a charity decided by our management team at the Closing of the Business Combination. This is a non-recurring item.

(CC)
Reflects the total transaction costs for us not yet recognized in the statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)
Reflects the total transaction costs not yet recognized for Acies in the statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(EE)
Reflects the recognition of the compensation expense related to the incremental fair value of our Class B common stock as described in adjustment (N) above. This is a non-recurring item.

(FF)
Represents the elimination of Acies’ investment income related to the marketable securities held in the Trust Account.

(GG)
Reflects the reversal of the loss recognized by Acies for the year ended December 31, 2020 and gain recognized for the three months ended March 31, 2021 from the change in fair value of the warrant liability attributable to the forfeited private placement warrants, as described in adjustment (A) above.

4.
Net income (loss) attributable to common stockholders per share

Represents the net income (loss) attributable to common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions were reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net income (loss) attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information for the three months ended March 31, 2021 and the year ended December 31, 2020:
(in thousands, except per share data)	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net income (loss) attributable to common stockholders	11,834	(3,306)
Class A Common Stock
Weighted average shares of common stock outstanding – basic(1)	108,723	108,723
Dilutive options	12,298	8,780
Weighted average shares of common stock outstanding – diluted(1)(2)	121,021	117,503
Net income (loss) attributable to common stockholders per share – basic	0.09	(0.03)
Net income (loss) attributable to common stockholders per share – diluted	0.09	(0.02)
Class B Common Stock
Weighted average shares of common stock outstanding – basic	16,130	16,130
Dilutive options	1,922	1,463
Weighted average shares of common stock outstanding – diluted	18,052	17,593
Net income (loss) attributable to common stockholders per share – basic	0.09	(0.03)
Net income (loss) attributable to common stockholders per share – diluted	0.09	(0.02)

(1)
Excludes 900,000 shares of our Class A common stock held by the Sponsor. These shares are subject to certain vesting conditions based on the share price performance. In the event such performance targets are not met before the fifth anniversary of the Closing of the Business Combination, the shares will be forfeited. While the shares are considered issued and outstanding as of the date of the Business Combination, the share are contingently returnable. Therefore, these shares are excluded from the weighted average shares of our Class A common stock outstanding.

(2)
Excludes 7,175,000 and 3,821,667 public and private placement warrants. The public and private placement warrants are exercisable at $11.50 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Consolidated Financial and Operating Data of PLAYSTUDIOS,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” and the historical audited and unaudited consolidated financial statements and the related respective notes thereto, included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PLAYSTUDIOS” section to “we,” “us,” “our,” “PLAYSTUDIOS” and “the Company” refer to the business and operations of PLAYSTUDIOS, Inc. and its consolidated subsidiaries prior to the Business Combination and to PLAYSTUDIOS and its consolidated subsidiaries, following the consummation of the Business Combination.
Overview
We are a developer and publisher of free-to-play casual games for mobile and social platforms that are powered by differentiated playAWARDS and myVIP loyalty platforms. We have developed some of the most innovative and successful free-to-play social casino games in the world, including the award-winning POP! Slots, myVEGAS Slots, my KONAMI Slots and myVEGAS Blackjack. Our games are based on original content, real-world slot game content, as well as third-party licensed brands and are downloadable and playable for free on multiple social and mobile-based platforms, including the Apple App Store, Google Play Store, Amazon Appstore and Facebook.
Each of our games is powered by our proprietary playAWARDS program and incorporates loyalty points that are earned by players as they engage with our games. These loyalty points can be exchanged for real-world rewards from over 80 awards partners representing more than 275 hospitality, entertainment, and leisure brands across 17 countries and four continents. The rewards are provided by our collection of awards partners, all of whom provide their rewards from their collection of consumer brands at no cost to us as part of their overall marketing. We have developed a robust suite of tools for our playAWARDS platform that enable our awards partners to manage their rewards in real time, measure the value of our players’ engagement, and gain insight into the effectiveness and return on investment through the playAWARDS program. Through our self-service platform, awards partners can launch new offers, make changes to existing offers, and in real time see how players are engaging with their brands. The platform tools also provide awards partners the ability to measure the retail value of the rewards being redeemed by our players and estimate the additional benefits they are receiving from the patronage of our players at their establishments.
Supplemental to our playAWARDS program is its myVIP program. The myVIP program is a player development and hosting program that ranks and assigns tiers to players based on the number of tier points earned by engaging with our games. The tier points earned in the myVIP program are separate from and are not interchangeable with the loyalty points earned in the playAWARDS program. Qualified players are provided access to enhanced customer benefits that increase with each tier. Higher tiers provide access to a VIP player portal whereby players can view and purchase special chip bundles, redeem loyalty points for a curated set of rewards, and communicate directly with a dedicated live host. The VIP player portal and concierge/ host program enhance the in-game and reward redemption experience with both in-game and in-person, invitation-only special events. We believe that the myVIP program drives increased player engagement and retention, and therefore extends each game’s life-cycle and monetization opportunity.
We have primarily generated our revenue from the sale of virtual currency, which players can choose to purchase at any time to enhance their playing experience. Once purchased, our virtual currency cannot be withdrawn from the game, transferred from one game to another or from one player to another, or be redeemed for monetary value. Players who install our games receive free virtual currency upon the initial launch of the game, and they may also collect virtual currency free of charge at periodic intervals or through targeted marketing promotions. Players may exhaust the free virtual currency and may choose to purchase additional virtual currency. Additionally, players can send free “gifts” of virtual currency to their friends on Facebook. Our revenue from virtual currency has been generated worldwide, but is largely concentrated in North America, with $64.1 million, or 86.5%, and $4.1 million, or 5.6% of total net revenues for the three months ended March 31, 2021 being generated from the U.S. and Canada, respectively, compared with $49.2 million and $3.5 million, or 84.4%, and 6.0% of total net revenues for the three months ended March 31, 2020 from the U.S. and Canada, respectively. For the year ended December 31, 2020 we generated $228.6 million, or 84.7%, and $17.3 million, or 6.4% of total revenue from the U.S. and Canada, respectively, compared with $193.1 million and $160.8 million, or 80.7% and 82.3%, and $14.3 million and $12.1 million, or 6.0% and 6.2%, of total revenue for the years ended December 31, 2019 and 2018 from the U.S. and Canada, respectively.
We also generate revenue from in-game advertising. Advertisements can be in the form of an impression, click-throughs, banner ads or offers, where players are rewarded with virtual currency or loyalty points for watching a short video. For the three months ended March 31, 2021, 1.2% of our total net revenues was generated from advertising, compared with 0.2% for the three months ended March 31, 2020.
History and Key Milestones
Since our founding in 2011, we have developed fun, high-quality, free-to-play mobile games, all supported by playAWARDS, our proprietary loyalty program, and the myVIP program that provides enhanced customer benefits for qualified players such as concierge/host programs and special events as described further below.
Our first game, myVEGAS Slots, was launched on Facebook in 2012 along with the playAWARDS platform. In 2013, we expanded myVEGAS Slots to iOS and Android platforms, and we launched myVEGAS Blackjack in 2014. We signed a license agreement with Konami Gaming, Inc. in 2014, in order to use certain of their intellectual property in our myVEGAS Slots games.
In 2015, we expanded internationally with the opening of our Hong Kong studio, and expanded our partnership with Konami Gaming, Inc. to build a new game, myKONAMI Slots, that launched in early 2016. In 2016, we also acquired Scene53, an Israeli company that we had previously engaged to co-develop a new and innovative free-to-play social casino slot game. The game  —  the award-winning POP! Slots — launched shortly after the acquisition.
Each new game integrated our loyalty program at launch, and thereby expanded the suite of games that players could play to earn loyalty points and subsequent real-world rewards. We have grown our network of awards partners to over 80, representing more than 275 brands in 17 countries across four continents as of March 31, 2021. Our players’ responses have been positive, as they have exchanged loyalty points for more than 10 million rewards since inception through March 31, 2021.

For a discussion of our key metrics “DAU” and “MAU,” see “— Key Performance Indicators and Non-GAAP Measures,” below.
In 2020, we entered into development agreements with Boss Fight Entertainment for two new games which we expect will diversify our portfolio beyond the social casino genre — myVEGAS Bingo (a more casual form of social casino game), and Kingdom Boss, an idle role-playing game (“RPG”). In March 2021, myVEGAS Bingo was released on the Apple App Store and Google Play Store.
Our combination of a high-quality, diverse game portfolio and robust playAWARDS loyalty program has created an engaged player base. It has been our goal, from the launch of our first game, to bridge the gap between the virtual world of mobile and desktop game play and the real world. In addition to allowing players to use earned loyalty points to purchase real-world rewards, our concierge/host program establishes direct communication between our live hosts and our players to enhance the in-game and reward redemption experience. We further bring fun into the real world by hosting in-person and invitation-only events where our players get to know their host and each other, as well as enjoy a variety of parties and activities. We believe that our concierge/host program and related special events create a personal touch that enables us to establish long lasting relationships with our players.
Recent Developments
Impact of COVID-19
The ongoing COVID-19 pandemic and resulting social distancing, shelter-in-place, quarantine and similar governmental orders put in place around the world have caused widespread disruption in global economies, productivity and financial markets and have materially altered the way in which we conduct our day-to-day business. We have followed guidance by the U.S., Israel, Hong Kong and other applicable foreign and local governments to protect our employees and operations during the pandemic and have implemented a remote environment for our business. We cannot predict the potential impacts of the COVID-19 pandemic or the distribution of vaccines on our business or operations, but we will continue to actively monitor the related issues and may take further actions that alter our business operations, including as may be required by federal, state, local or foreign authorities or that we determine are in the best interests of our employees, players, partners and stockholders.
In addition to the potential direct impacts to our business, the global economy has been, and is likely to continue to be, significantly weakened as a result of the actions taken in response to COVID-19, and future government intervention remains uncertain. A weakened global economy may impact our players and their purchasing decisions within our games, in particular as a result of the limitations associated with redeeming real-world rewards due to government-mandated or other restrictions on travel and other activities and limitations on our players’ discretionary spending, consumer activity during the pandemic and its impact on advertising investments, and the ability of our business partners, including our awards partners, to navigate this complex social health and economic environment, any of which could result in disruption to our business and results of our operations.
The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the existence of any additional waves of the COVID-19 pandemic, the extent and effectiveness of containment actions, progress towards widespread rapid testing, effective treatment alternatives and the success and timing of vaccination efforts, and the impact of these and other factors on our employees, players and business partners. If we are not able to respond to and manage the impact of such events effectively, our business may be harmed. See “Risk Factors” for more information related to COVID-19.
The Business Combination
On February 1, 2021, Acies, First Merger Sub and Second Merger Sub entered into the Merger Agreement with PLAYSTUDIOS. The Merger Agreement provided for, among other things, following the Domestication of Acies to Delaware as described below, the merger of First Merger Sub with and into Old PLAYSTUDIOS, with Old PLAYSTUDIOS surviving the merger as a wholly owned subsidiary of Acies, and immediately following the First Merger, and as part of an integrated transaction with the First Merger, the Surviving Corporation merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement.
Upon the Closing, the combined operating company was named PLAYSTUDIOS Inc. and our Class A common stock began trading on the Nasdaq under the symbol “MYPS” and our Public Warrants began trading on the Nasdaq under the symbol “MYPSW.”
In connection with the Business Combination, holders of 11,333,489 Acies Class A ordinary shares exercised their rights to redeem those shares for cash at a redemption price of approximately $10.00 per share, or an aggregate of approximately $113.4 million. These redemptions were paid out of Acies’ trust account, which had a balance immediately prior to the Closing of approximately $215.3 million. Following the payment of redemptions and after giving effect to the PIPE Investment, Acies had approximately $351.9 million of available cash for disbursement in connection with the Transactions. Of these funds, approximately $149.7 million was used to pay certain transaction expenses (including cash to certain stockholders of Old PLAYSTUDIOS that made a valid election to receive cash consideration in the Business Combination) and $20.0 million was used to terminate the profit share provision of an agreement with MGM Resorts International, one of the PIPE Investors.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Acies will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Old PLAYSTUDIOS issuing stock for the net assets of Acies, accompanied by a recapitalization. The net assets of Acies will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Old PLAYSTUDIOS. The most significant changes in our future reported financial position and results are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at March 31, 2021) of approximately $184.5 million. See “Unaudited Pro Forma Combined Financial Information.” Our cash on hand after giving effect to these transactions will be used for general corporate purposes, including investments in sales and marketing efforts, advancement of research and development efforts, general and administrative matters, and capital expenditures. We may also use the proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement its business.
New Credit Agreement
As further described under “— Liquidity and Capital Resources — Debt,” on March 27, 2020 we entered into an agreement for a revolving credit facility (the “SVB Revolver”) with Silicon Valley Bank for up to $35.0 million. As of March 31, 2021, we had not made any drawdowns on the Revolver. On June 24, 2021, in connection with the Closing, we terminated and replaced the SVB Revolver. We, one of our subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent and JPMorgan Chase Bank, N.A., Silicon Valley Bank and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers entered into a credit agreement (the “Credit Agreement”) which provides for a five year revolving credit facility in an aggregate principal amount of $75.0 million.
Public Company Costs
We expect to continue as an SEC-registered and Nasdaq-listed company. We expect to hire additional staff and implement new processes and procedures to address public company requirements. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external costs for investor relations, accounting, audit, legal and other functions.
Key Factors Affecting Our Performance
There are a number of factors that affect the performance of our business, and the comparability of our results from period to period, including:
•
Third-Party Platform Agreements — We derive a significant portion of our revenue from in-game purchases of virtual currency that are processed by platform providers such as the Apple App Store,

Google Play Store and Amazon Appstore and on Facebook. The platform providers charge us a transaction fee to process payments from our players for their purchase of in-game virtual currency. These platform fees are generally set at 30% of the in-game purchase. Each platform provider has broad discretion to set its platform fees and to change and interpret its terms of service and other policies with respect to us and other developers in its sole discretion, and those changes may be unfavorable to us.
•
Player Acquisition — Establishing and maintaining a loyal network of players and paying players is vital for our success. As such, we spend a significant amount on advertising and other forms of player acquisition, such as traditional marketing and advertising, email and push notifications, and cross promoting between our games in order to grow our player base. These expenditures are generally related to new content launches, game enhancements and ongoing programs to drive new player acquisition and the reactivation of lapsed player engagement. Our player acquisition strategy is centered on a payback period methodology, and we strive to optimize spend between the acquisition of new players and the reactivation of inactive players.

•
Player Monetization — Our revenue has been primarily driven through the sale of virtual currency. Paying players purchase virtual currency in our games because of the perceived value, which is dependent on the relative ease of obtaining equivalent virtual currency by simply playing our game. The perceived value of our virtual currency can be impacted by various actions that we take in the games including offering discounts for virtual currency or giving away virtual currency in promotions. Managing game economies is difficult and relies on our assumptions and judgment. If we fail to manage our virtual economies properly or fail to promptly and successfully respond to any such disruption, our reputation may suffer and our players may be less likely to play our games and to purchase virtual currency from us in the future, which would cause our business, financial condition and results of operations to suffer.

•
Investment in Game Development and our playAWARDS platform — In order to maintain interest from existing players and add new players and achieve our desired revenue growth, we must continually improve the content, offers, and features in our existing games, the release of new games, and the features of the playAWARDS platform. As a result, we invest a significant amount of our technological and creative resources to ensure that we support an appropriate cadence of innovative content that our players will find appealing. These expenditures generally occur in advance of the release of new content or the launch of a new game, and the resulting revenue may not exceed the development costs, or the game or feature may be abandoned in its entirety.

•
Real-World Rewards — We currently offer real-world rewards relating to, among other things, dining, live entertainment shows and hotel rooms, and we plan to continue to expand and diversify our rewards loyalty program in order to maintain and enhance the perceived value offering to our players. Our players’ willingness to make in-game purchases is directly impacted by our ability to provide desirable rewards. The real-world rewards we offer to our players are provided at no cost to us by our awards partners, and there is no obligation for us to pay or otherwise compensate either our awards partners or players for any player redemptions under our awards partner agreements.

Key Performance Indicators and Non-GAAP Measures
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. In addition, we also present certain non-GAAP performance measures. These performance measures are presented as supplemental disclosure and should not be considered superior to or as a substitute for the consolidated financial statements prepared under U.S. GAAP. The non-GAAP measures presented in this prospectus should be read together with the audited and unaudited consolidated financial statements and the respective related notes thereto included elsewhere in this prospectus. The key performance indicators and non-GAAP measures presented in this prospectus may differ from similarly titled measures presented by other companies and are not a substitute for financial statements prepared in accordance with U.S. GAAP.

Key Performance Indicators
Daily Active Users (“DAU”)
DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. Average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.
Monthly Active Users (“MAU”)
MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”)
DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion
Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”)
ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our players.
Non-GAAP Measures
Adjusted EBITDA (“AEBITDA”) and AEBITDA Margin
Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial performance measure that is presented as a supplemental disclosure and is reconciled to net income as the most directly comparable GAAP measure. We define AEBITDA as net income before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, another non-GAAP measure, which we calculate as the percentage of AEBITDA to net revenues.
We use AEBITDA and AEBITDA margin to monitor and evaluate the performance of our business operations, facilitate internal comparisons of our operating performance, and to analyze and evaluate decisions regarding future budgets and initiatives. We believe that both measures are useful because they provide investors with information regarding our operating performance that is used by our management in its reporting and planning processes. Adjusted EBITDA and Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures and disclosures reported by other companies.
Reconciliations of AEBITDA to Net Income
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin to net income and net income margin, the most directly comparable GAAP measures.
	Three Months Ended March 31,		Year Ended December 31,
	($ in thousands)
	2021	2020	2020	2019	2018
Net income	$5,918	$5,492	$12,807	$13,614	$2,822
Depreciation & amortization	6,034	5,388	22,192	25,154	16,246
Income tax (benefit) expense	1,348	435	(1,671)	3,975	2,964
Stock-based compensation expense	900	625	3,519	5,884	10,902
Special infrequent(1)	—	1,400	1,427	—	—
Restructuring expense(2)	56	28	20,092	1,234	2,316
Other(3)	284	134	(392)	(340)	2,081
AEBITDA	14,540	13,502	57,974	49,521	37,331
GAAP revenue	74,097	58,302	269,882	239,421	195,499
Margin as a % of revenue
Net income margin	8.0%	9.4%	4.7%	5.7%	1.4%
AEBITDA margin	19.6%	23.2%	21.5%	20.7%	19.1%

(1)
Amounts reported during the three months ended March 31, 2020 and the year ended December 31, 2020 represent charitable donations made by us related to the COVID-19 pandemic.

(2)
Amounts reported during the three months ended March 31, 2021 and 2020 consist of severance-related costs. Amounts reported during the year ended December 31, 2020 include $20.0 million resulting from the termination of the profit share provision of the MGM Marketing Agreement as further discussed in Note 4  —  Related-Party Transactions to our consolidated annual financial statements included elsewhere in this prospectus. Amounts reported during the year ended December 31, 2019 consist of severance-related costs. Amounts reported during the year ended December 31, 2018 consist of a termination fee paid to a third-party game developer in connection with the cancellation of the development.

(3)
Amounts reported in “Other” include interest expense, interest income, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

Key Components of Results of Operations
Net Revenues
We have primarily generated our revenue from the sale of virtual currency, which players can choose to purchase at any time to enhance their playing experience. Revenue from the sale of virtual currency is generated on mobile and web platforms. Other revenue typically represents advertising revenue, which is currently an insignificant portion of our total net revenues. In 2019 and 2018, we generated $7.3 million and $1.3 million of revenue, respectively, associated with a game development agreement with King.com Limited and King.com (US), LLC (the “King Agreement”), which was terminated in June 2019. See Note 4  —  Related-Party Transactions and Note 11  —  Revenue from Contracts with Customers to the consolidated annual financial statements included elsewhere in this prospectus for more information regarding the termination of this agreement.

Operating Expenses
Operating expenses primarily consist of cost of revenue, research and development expenses, selling and marketing expenses, general and administrative expenses, and depreciation and amortization.
Cost of revenue (excluding depreciation and amortization)
Cost of revenue consists primarily of payment processing fees paid to platform providers such as Apple, Google, Amazon and Facebook, which represented approximately 30% of net revenues for the three months ended March 31, 2021, royalties payable to third parties for licensed games, and hosting and data center costs related to operating our games. Cost of revenue represents the direct expenses incurred to generate revenue from our online and mobile social gaming applications and are recorded as incurred. We expect cost of revenue to increase in the foreseeable future as our revenue increases.
Research and development
Research and development expenses consist of payroll and related personnel costs, stock-based compensation expense, consulting fees and related overhead incurred in relation to game development and live operations. We expect research and development expenses to continue to grow in absolute terms as we increase our headcount to improve the content, offers, and features in our existing games, the release of new games, and the features of the playAWARDS platform. In particular, we expect to incur significant development costs associated with the expected launch of Kingdom Boss in the second half of 2021.
Selling and marketing
Selling and marketing expenses consist of player acquisition costs, advertising and marketing costs and related overhead, including salaries and wages, stock-based compensation expense, facilities and other expenses associated with our selling and marketing activities. In general, selling and marketing expenses fluctuate as a percentage of net revenues depending on the timing and effectiveness of our marketing efforts. However, we expect selling and marketing expenses to increase both in amount and percentage of net revenues for the foreseeable future as we incur additional expenses associated with promotion of myVEGAS Bingo, which launched in March 2021, and the expected launch of Kingdom Boss games in the second half of 2021.
General and administrative
General and administrative expenses primarily consist of salaries, benefits and stock-based compensation expense to our executives, finance, information technology, human resources and other administrative employees. General and administrative expenses also include outside consulting, legal and accounting services, facilities and other costs not allocated to other departments. We expect general and administrative expenses to increase for the foreseeable future as we incur additional expenses associated with being a public company and continue to grow our business.
Depreciation and amortization
Depreciation and amortization expenses are primarily comprised of the amortization of capitalized game development costs. We expect depreciation and amortization expense to increase with the launch of new games.
Restructuring expense
Restructuring expenses primarily consist of severance-related costs incurred in connection with our restructuring efforts as well as costs incurred to terminate a contract that is not a capital lease. During the year ended December 31, 2020, restructuring expenses increased significantly as a result of the termination of the profit share provision of the MGM Marketing Agreement. Therefore, we separately presented the termination expense and the severance-related expenses incurred during the year ended December 31, 2020 and the comparative periods within “Restructuring expense” in our consolidated statement of operations. We expect restructuring expenses to decrease in 2021.

Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
Summarized Consolidated Results of Operations
The following table summarizes our consolidated results of operations for each applicable period:
	Three Months Ended March 31,
	2021	2020	$ Change	% Change
	($ in thousands)
Net revenues	$74,097	$58,302	$15,795	27.1%
Operating expenses	66,547	52,241	14,306	27.4%
Operating income	7,550	6,061	1,489	24.6%
Interest income (expense), net	(42)	54	(96)	(177.8)%
Other income (expense), net	(242)	(188)	(54)	28.7%
Provision (expense) for income taxes	(1,348)	(435)	(913)	209.9%
Net income	5,918	5,492	426	7.8%
AEBITDA	14,540	13,502	1,038	7.7%
Margin as a % of revenue
Operating margin	10.2%	10.4%	(0.2)pp	(1.9)%
Net income margin	8.0%	9.4%	(1.4)pp	(14.9)%
AEBITDA margin	19.6%	23.2%	(3.6)pp	(15.5)%

pp = percentage points
Net Revenues
The following table summarizes our net revenues and key performance indicators for each applicable period:
	Three Months Ended March 31,
	2021	2020	$ Change	% Change
	($ in thousands, except ARPDAU)
Net revenues:
Virtual currency	$73,226	$58,168	$15,058	25.9%
Advertising	871	134	737	550.0%
Total net revenues	$74,097	$58,302	$15,795	27.1%
Other income (expense), net	(242)	(188)	(54)	28.7%
Average DAU	1,259	1,612	(353)	(21.9)%
Average MAU	3,733	4,577	(844)	(18.4)%
Average DPU	36	33	3	9.1%
Average Daily Payer Conversion	2.9%	2.0%	0.9pp	45%
ARPDAU (in dollars)	$0.65	$0.40	$0.25	62.5%

pp = percentage points
Net revenues increased by $15.8 million, or 27.1%, during the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase in net revenues was comprised of a $15.1 million increase in the sale of virtual currency and $0.7 million increase in advertising revenue.

The increase in sales of virtual currency was driven by both an increase in number of spenders as well as an increase in spending per player, resulting in a year-over-year increase in ARPDAU. The increase in player spending was partially offset by a decline in DAU and MAU during the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The decrease in players reflects the impact of the COVID-19 pandemic on the travel and tourism industries and the reduced availability of rewards offered in our reward programs. This decrease has reinforced our belief that our players place a significant value on the real-world rewards made available through our playAWARDS and myVIP loyalty platforms. We believe that the attractiveness of our rewards program will improve as the impacts of COVID-19 decrease and tourism resumes.
While DAU and MAU indicate the overall size of our player base, our continued focus is on expanding and maintaining the population of DPU. Our daily conversion rate increased 0.9 percentage points to 2.9% during the three months ended March 31, 2021 from 2.0% during the three months ended March 31, 2020.
Operating Expenses
The following table summarizes our consolidated operating expenses for each applicable period:
	Three Months Ended March 31,							% of Revenue
	2021		2020		$ Change		% Change	2021	2020
	($ in thousands)
Operating expenses:
Cost of revenue	$$	24,488	$$	19,734	$$	4,754	24.1%	33.0%	33.8%
Selling and marketing		17,000		11,926		5,074	42.5%	22.9%	20.5%
General and administrative		4,279		5,710		(1,431)	(25.1)%	5.8%	9.8%
Research and development		14,746		9,483		5,263	55.5%	19.9%	16.3%
Depreciation and amortization		6,034		5,388		646	12.0%	8.1%	9.2%
Total operating expenses		$66,547		$52,241		$14,306	27.4%	89.8%	89.6%
Cost of Revenue
Cost of revenue increased by $4.8 million, or 24.1%, from the three months ended March 31, 2020 to the three months ended March 31, 2021. The increase was due in part to a $4.3 million increase in payment processing fees, which represents a 24.4% increase year over year. The increase is consistent with the increase in revenue from the sale of virtual currency. The increase was also due to a $0.3 million increase in royalties expenses resulting from our royalty-based games. As a percentage of net revenues, cost of revenue decreased slightly from 33.8% for the three months ended March 31, 2020 to 33.0% for the three months ended March 31, 2021.
Selling and Marketing
Selling and marketing expenses increased by $5.1 million, or 42.5%, from the three months ended March 31, 2020 to the three months ended March 31, 2021. The overall increase was primarily due to a $4.6 million increase in total player acquisition spend. As a percentage of net revenues, selling and marketing expenses increased from 20.5% for the three months ended March 31, 2020 to 22.9% for the three months ended March 31, 2021. We expect selling and marketing expense to increase during the remainder of 2021 as we promote myVEGAS Bingo and Kingdom Boss. myVEGAS Bingo was launched in March 2021 and Kingdom Boss is currently under development and expected to launch in the second half of 2021.
General and Administrative
General and administrative expenses decreased by $1.4 million, or 25.1%, from the three months ended March 31, 2020 to the three months ended March 31, 2021. The overall decrease was due to a $1.4 million decrease in charitable donations related to COVID-19 and a $0.9 million decrease in expenses related to travel.

The overall decrease was partially offset by an increase in outside services of $0.7 million. As a percentage of net revenues, general and administrative expenses decreased from 9.8% for the three months ended March 31, 2020 to 5.8% for the three months ended March 31, 2021. We expect general and administrative expenses to increase substantially as a public company. In addition, we expect to incur expenses for an additional $5.0 million as an incremental bonus to the management team and $2.5 million as a donation to a charity selected by the management team, both of which are contingent upon closing of the Business Combination.
Research and Development
Research and development expenses increased by $5.3 million, or 55.5%, from the three months ended March 31, 2020 to the three months ended March 31, 2021. The increase was due to the development of the new games myVEGAS Bingo and Kingdom Boss of $1.1 million as well as increases in payroll and outside services of $4.0 million related to increased development cadence for the existing portfolio. Research and development as a percentage of net revenues increased from 16.3% for the three months ended March 31, 2020 to 19.9% for the three months ended March 31, 2021.
Depreciation and Amortization
Depreciation and amortization expenses increased by $0.6 million, or 12.0%, from the three months ended March 31, 2020 to the three months ended March 31, 2021. The increase was due to a $0.9 million increase in capitalized software amortization, offset by a $0.3 million decrease in licenses amortization. Depreciation and amortization expense as a percentage of net revenues decreased from 9.2% for the three months ended March 31, 2020 to 8.1% for the three months ended March 31, 2021.
Other income (expense), net
Other income (expense), net, increased by $0.1 million from the three months ended March 31, 2020 to the three months ended March 31, 2021. The increase is due to a $0.1 million increase in foreign exchange losses recognized from intercompany transactions with our Israeli subsidiary.
Provision for income taxes
Provision for income taxes resulted in a tax expense of $1.3 million for the three months ended March 31, 2021, compared to a tax expense of $0.4 million for the three months ended March 31, 2020. Our effective tax rate was 18.5% for the three months ended March 31, 2021 compared to our statutory tax rate of 21%. Our effective tax rate was reduced by 7.2% for R&D tax credits which we may use on our state tax returns and was further reduced by 3.1% for foreign tax credits generated from the payment of foreign income taxes by our international subsidiaries. The overall change in our effective tax rate was negatively impacted by 3.1% for the recognition of a valuation allowance due to the uncertainty of future foreign source taxable income and our ability to utilize the foreign tax credit. Our effective tax rate was also negatively impacted by a 2.8% increase for the recognition of estimated state taxes and was further increased by 1.3% for non-deductible stock option expenses.
Comparison of the Years Ended December 31, 2020, 2019 and 2018
Summarized Consolidated Results of Operations
The following table summarizes our consolidated results of operations for each applicable period:
	Year Ended December 31,			$ Change		% Change
	2020	2019	2018	2020 vs. 2019	2019 vs. 2018	2020 vs. 2019	2019 vs. 2018
	($ in thousands)
Net revenues	$269,882	$239,421	$195,499	$30,461	$43,922	12.7%	22.5%
Operating expenses	259,533	222,284	189,202	37,249	33,082	16.8%	17.5%
Operating income	10,349	17,137	6,297	(6,788)	10,840	(39.6)%	172.1%

	Year Ended December 31,			$ Change		% Change
	2020	2019	2018	2020 vs. 2019	2019 vs. 2018	2020 vs. 2019	2019 vs. 2018
	($ in thousands)
Interest expense	(142)	(264)	(284)	122	20	(46.2)%	(7.0)%
Other income (expense), net	929	716	(227)	213	943	29.7%	(415.4)%
Provision benefit (expense) for income taxes	1,671	(3,975)	(2,964)	5,646	(1,011)	(142.0)%	34.1%
Net income	12,807	13,614	2,822	(807)	10,792	(5.9)%	382.4%
AEBITDA	57,974	49,521	37,331	8,453	12,190	17.1%	32.7%
Margin as a % of revenue
Operating margin	3.8%	7.2%	3.2%	(3.4)pp	4.0pp	(47.2)%	125.0%
Net income margin	4.7%	5.7%	1.4%	(1.0)pp	4.3pp	(17.5)%	307.1%
AEBITDA margin	21.5%	20.7%	19.1%	0.8pp	1.6pp	3.9%	8.4%

pp = percentage points
Net revenues
The following table summarizes our net revenues and key performance indicators for each applicable period:
	Year Ended December 31,			$ Change			% Change
	2020	2019	2018	2020 vs. 2019		2019 vs. 2018	2020 vs. 2019	2019 vs. 2018
	($ in thousands)
Net revenues:
Virtual Currency	$268,137	$231,726	$193,849		$36,411	$37,877	15.7%	19.5%
Advertising	1,745	383	356		1,362	27	355.6%	7.6%
Other	—	7,312	1,294		(7,312)	6,018	(100.0)%	465.1%
Total net revenues	$269,882	$239,421	$195,499		$30,461	$43,922	12.7%	22.5%
Average DAU	1,459	1,635	1,614		(176)	21	(10.8)%	1.3%
Average MAU	4,251	4,813	4,502		(562)	311	(11.7)%	6.9%
Average DPU	33	33	22			11	0.0%	50.0%
Average Daily Payer Conversion	2.3%	2.0%	1.4%		0.3pp	0.6pp	15.0%	42.9%
ARPDAU (in dollars)	$0.51	$0.39	$0.33	Z$	0.12	$0.06	30.8%	18.2%

pp = percentage points
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Total net revenues increased by $30.5 million, or 12.7%, during the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in net revenues from a $36.4 million increase in the sale of virtual currency and $1.3 million increase in advertising revenue was partially offset by $7.3 million decrease in game development service revenue, due to the termination of the King Agreement in June 2019.
The increase in sale of virtual currency was driven by the increased spending per player as shown in the year-over-year increase in ARPDAU. We believe this increase was due, in part, to shelter-in-place mandates issued in response to the COVID-19 pandemic. The increase in player spending was partially offset by a decline in DAU and MAU during the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in players reflects the impact of the COVID-19 pandemic on the travel and tourism industries and the reduced availability of rewards offered in our reward programs. This decrease has reinforced our belief that our players place a significant value on the real-world rewards made available through our playAWARDS platform. We believe that the attractiveness of our rewards program will improve as the impacts of COVID-19 decrease and tourism resumes.
While DAU and MAU indicate the overall size of our player base, our primary focus is on expanding and maintaining the population of DPU. Our daily conversion rate increased 0.3 percentage points to 2.3% during the year ended December 31, 2020 from 2.0% during the year ended December 31, 2019.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Total net revenues increased by $43.9 million, or 22.5%, during the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase was due to a $37.9 million increase in the sale of virtual currency and $6.0 million increase in game development service revenue pursuant to the King Agreement.
Average DAU and average MAU increased by 1.3% and 6.9% year-over-year between 2019 and 2018, respectively, which also contributed to the increase in revenue. Additionally, the increase in revenue from sale of virtual currency from these games was partially due to our continued development of game events and features and continued focus on optimizing the playing experience and customizing pricing strategies based on player behavior to improve Daily Payer Conversion. Due in part to these efforts, we experienced a 50% increase in DPU, a 42.9% increase in Daily Payer Conversion to 2.0%, and a 18.2% increase in ARPDAU from the year ended December 31, 2018 to the year ended December 31, 2019.
Operating Expenses
The following table summarizes our consolidated operating expenses for each applicable period:
	Year Ended December 31,			$ Change		% Change		% of Revenue
	2020	2019	2018	2020 vs. 2019	2019 vs. 2018	2020 vs. 2019	2019 vs. 2018	2020	2019	2018
	($ in thousands)
Operating expenses:
Cost of revenue	$91,469	$80,267	$66,784	$11,202	$13,483	14.0%	20.2%	33.9%	33.5%	34.2%
Selling and marketing	57,124	59,931	54,068	(2,807)	5,863	(4.7)%	10.8%	21.2%	25.0%	27.7%
General and administrative	16,960	16,712	19,620	248	(2,908)	1.5%	(14.8)%	6.3%	7.0%	10.0%
Research and development	51,696	38,986	30,168	12,710	8,818	32.6%	29.2%	19.2%	16.3%	15.4%
Depreciation and amortization	22,192	25,154	16,246	(2,962)	8,908	(11.8)%	54.8%	8.2%	10.5%	8.3%
Restructuring expense	20,092	1,234	2,316	18,858	(1,082)	1,528.2%	(46.7)%	7.4%	0.5%	1.2%
Total operating expenses	$259,533	$222,284	$189,202	$37,249	$33,082	16.8%	17.5%	96.2%	92.8%	96.8%
Cost of Revenue
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Cost of revenue increased by $11.2 million, or 14.0%, during the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was due in part to a $10.9 million increase in payment processing fees, which represents a 15.7% increase year over year. The increase is consistent with the increase in revenue from the sale of virtual currency, which grew by the same amount. The overall increase was also due to the recognition of $0.3 million in non-recurring profit share expense in 2020 resulting from our Marketing Agreement with MGM. This was partially offset by a $0.9 million decrease in costs related to licensed games. As a percentage of net revenues, cost of revenue increased slightly from 33.5% for the year ended December 31, 2019 to 33.9% for the year ended December 31, 2020. The increase reflects the increase in revenue from virtual currency sales as a percentage of total net revenues during the year ended December 31, 2020. The change was driven by the $7.3 million decrease in research and development service revenue due to the cancellation of King Agreement in 2019.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Cost of revenue increased by $13.5 million, or 20.2%, during the year ended December 31, 2019 compared to the year ended

December 31, 2018. The increase was due in part to a $11.4 million increase in payment processing fees, which represents a 19.5% increase year over year. The increase is consistent with the increase in revenue from the sale of virtual currency, which grew by the same amount. The overall increase was also due to a $1.7 million increase in royalties expenses resulting from our royalty-based games. As a percentage of net revenues, cost of revenue decreased slightly from 34.2% for the year ended December 31, 2018 to 33.5% for the year ended December 31, 2019.
Selling and Marketing
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Selling and marketing expenses decreased by $2.8 million, or 4.7%, from the year ended December 31, 2019 to the year ended December 31, 2020. The decrease was due to a $4.5 million decrease in total player acquisition spend, offset by a $2.1 million increase in spending on marketing expenses, such as traditional advertising TV and radio advertisement campaigns, as well as related overhead. As a percentage of net revenues, selling and marketing expenses decreased from 25.0% for the year ended December 31, 2019 to 21.2% for the year ended December 31, 2020, which reflects the effectiveness of our player acquisition and pricing strategy. We expect selling and marketing expense to increase in 2021 as we launch the myVEGAS Bingo and Kingdom Boss games that are currently in development.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Selling and marketing expenses increased by $5.9 million, or 10.8%, from the year ended December 31, 2018 to the year ended December 31, 2019. The increase was driven by a $6.0 million increase in player acquisition costs. As a percentage of net revenues, selling and marketing expenses decreased from 27.7% for the year ended December 31, 2018 to 25.0% for the year ended December 31, 2019, which reflects improved effectiveness of our player acquisition and pricing strategy.
General and Administrative
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   General and administrative expenses increased by $0.2 million, or 1.5%, from the year ended December 31, 2019 to the year ended December 31, 2020. The overall increase was due to a $1.8 million increase in charitable donations related to COVID-19 and a $0.3 million increase in payroll for general and administrative staff. The overall increase was partially offset by a decrease in outside services of $0.8 million as well as a decrease in expenses related to travel of $1.1 million. As a percentage of net revenues, general and administrative expenses decreased from 7.0% for the year ended December 31, 2019 to 6.3% for the year ended December 31, 2020. We expect general and administrative expenses to increase substantially as a public company. In addition, we expect to incur expenses for an additional $5.0 million as an incremental bonus to the management team and $2.5 million as a donation to a charity selected by the management team, both of which are contingent upon closing of the Business Combination.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   General and administrative expenses decreased by $2.9 million, or 14.8%, from the year ended December 31, 2018 to the year ended December 31, 2019. The overall decrease was due in part to a $6.4 million year-over-year reduction in stock-based compensation expenses, partially offset by $1.2 million increases in payroll, $1.1 million increase in travel and related, and $0.8 million increase in outside services expenses related to the expansion of our non-U.S. studios. General and administrative expenses as a percentage of net revenues decreased from 10% for the year ended December 31, 2018 to 7.0% for the year ended December 31, 2019.
Research and Development
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Research and development expenses increased by $12.7 million, or 32.6%, from the year ended December 31, 2019 to the year ended December 31, 2020. The increase was due to the development of the new games myVEGAS Bingo and Kingdom Boss of $4.6 million as well as to increases in payroll and outside services of $12.1 million related to increased development cadence for new games. The overall increase was partially offset by a $2.5 million reduction in stock-based compensation expense. Research and development as a percentage of net revenues increased from 16.3% for the year ended December 31, 2019 to 19.2% for the year ended December 31, 2020.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Research and development expenses increased $8.8 million, or 29.2%, from the year ended December 31, 2018 to the year ended December 31, 2019. The increase was partially due to a $5.4 million increase in expenses for payroll and outside service consultants, a $1.7 million increase is stock-based compensation expense and a $0.7 million increase in related facilities expense. We continually invest in research and development towards enhanced game features which drive future revenue. Research and development as a percentage of net revenues increased from 15.4% for the year ended December 31, 2018 to 16.3% for the year ended December 31, 2019.
Depreciation and Amortization
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Depreciation and amortization expenses decreased by $3.0 million, or 11.8%, from the year ended December 31, 2019 to the year ended December 31, 2020. The decrease was due to $2.4 million decrease in capitalized software amortization and $0.7 million decrease in intangible asset amortization, offset by $0.2 million increase in depreciation expense of property and equipment. The decrease in capitalized software amortization was due to accelerated amortization recognized in 2019 as a result of the termination of the King Agreement. For further discussion of the accelerated amortization recorded in 2019, refer to Note 6  —  Internal-Use Software, Net in our consolidated annual financial statements included elsewhere in this prospectus. Depreciation and amortization expense as a percentage of net revenues decreased from 10.5% for the year ended December 31, 2019 to 8.2% for the year ended December 31, 2020.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Depreciation and amortization expenses increased by $8.9 million, or 54.8%, for the year ended December 31, 2018 to the year ended December 31, 2019. This increase is due to a $8.0 million increase in capitalized software amortization, a $0.2 million increase in intangible asset amortization and a $0.7 million increase in depreciation expense of property and equipment. The increase in capitalized software amortization was due to the accelerated amortization recognized in 2019 as a result of the termination of the King Agreement. The termination of the agreement resulted in a net increase of $5.3 million in amortization expense. Depreciation and amortization expense as a percentage of net revenues increased from 8.3% for the year ended December 31, 2018 to 10.5% for the year ended December 31, 2019.
Restructuring expense
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Restructuring expense increased by $18.9 million from the year ended December 31, 2019 to the year ended December 31, 2020. The increase is due to the recognition of a one-time expense of $20.0 million resulting from the termination of the profit share provision of the MGM Marketing Agreement, partially offset by a $1.1 million decrease in severance costs due to higher severance payments recognized in 2019. Restructuring expense as a percentage of net revenues increased from 0.5% for the year ended December 31, 2019 to 7.4% for the year ended December 31, 2020.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Restructuring expense decreased by $1.1 million, or 46.7%, from the year ended December 31, 2018 to the year ended December 31, 2019. The decrease was due to the recognition of a termination expense of $2.0 million recorded in 2018 in relation to the cancellation of the game development with a third-party game developer. The overall decrease was partially offset by an increase in severance costs of $0.9 million resulting from the transfer of a portion of our workforce from our U.S. location to Hong Kong. Restructuring expense as a percentage of net revenues decreased from 1.2% for the year ended December 31, 2018 to 0.5% for the year ended December 31, 2019.
Other income (expense), net
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019. Other income (expense), net, increased by $0.2 million from the year ended December 31, 2019 to the year ended December 31, 2020. The increase is due to a $0.2 million increase in foreign exchange gains recognized from intercompany transactions with our Israeli subsidiary.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Other income (expense), net, increased by $0.9 million from the year ended December 31, 2018 to the year ended December 31, 2019. The increase was due to increased foreign exchange gains recognized from intercompany transactions with our Israeli subsidiary of $0.5 million as well as increased interest income of $0.3 million from a new bank account opened by us.
Provision for income taxes
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Provision for income taxes resulted in a tax benefit of $1.7 million for the year ended December 31, 2020, compared to a tax expense of $4.0 million for the year ended December 31, 2019. Our effective tax rate was (15.0%) for the year ended December 31, 2020, compared to our statutory tax rate of 21%. Our effective tax rate for the year was reduced by 19.2% for the recognition of stock-based compensation expense and the other benefits from the exercise of Israeli non-qualified stock options. Effective January 1, 2020, our Israel subsidiary made a check-the-box election to be treated as a disregarded entity for U.S. federal income tax purposes. Prior to January 1, 2020, benefits from the exercise of Israeli non-qualified stock options were not deductible. The effective tax rate was further reduced by 9.1% for foreign tax credits generated from the payment of foreign income taxes by our Israel and Hong Kong subsidiaries. We also elected to fully utilize our remaining federal R&D tax credit carryforward, resulting in a favorable 11.5% reduction to our effective tax rate. Other effects of the check-the-box election resulted in a favorable 6.2% reduction to our effective tax rate. The overall change in our effective tax rate was negatively impacted by 9.0% for the recognition of a valuation allowance due to the uncertainty of future foreign source taxable income and our ability to utilize the foreign tax credit. Discussion of the recognition of our valuation allowance is further discussed in Note 11 to our consolidated annual financial statements included elsewhere in this prospectus.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Provision for income taxes resulted in a tax expense of $4.0 million for the year ended December 31, 2019, compared to $3.0 million for the year ended December 31, 2018. Our effective tax rate was 22.6% for the year ended December 31, 2019, compared to our statutory tax rate of 21%. Our effective tax rate for the year increased by 7.5% due to non-deductible stock-based compensation expense associated with incentive stock options as well as further increased by 5.6% for state/province income taxes. We elected to utilize a portion of our federal R&D tax credit carryforward, resulting in a favorable 5.9% reduction to our effective tax rate. The overall change in our effective tax rate was positively impacted by 6.5% reduction due to our foreign tax provision. Discussion of the recognition of our income taxes is further discussed in Note 11 to our consolidated annual financial statements included elsewhere in this prospectus.
Liquidity and Capital Resources
As of March 31, 2021, we had cash and cash equivalents of $39.5 million, which consisted of cash on hand and money market mutual funds. Historically, we have funded our operations, including capital expenditures, primarily through cash flow from operating activities. We believe that our existing cash and cash equivalents, the cash generated from operations, the borrowing capacity under our revolving credit facility, and the cash we obtained as a result of the Business Combination and related PIPE Investment will be sufficient to fund our operations and capital expenditures for the foreseeable future. However, we intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new games and features or enhance our existing games, improve our operating infrastructure, or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds or we may decide to do so opportunistically.
Debt
On March 27, 2020 we entered into an agreement for a revolving credit facility (the “SVB Revolver”) with Silicon Valley Bank for up to $35.0 million. The Revolver bears interest at a variable rate at our option of either (i) the Prime Rate (as defined in the agreement for the Revolver) minus a margin ranging from 0.25% to 0.75% or (ii) LIBOR plus a margin ranging from 2.25% to 2.75%. The Revolver is secured by our assets, including our intellectual property, and matures on September 27, 2022. The Revolver includes customary reporting requirements, conditions precedent to borrowing and affirmative, negative and financial covenants, including minimum liquidity and interest coverage ratios, as well as a maximum total leverage ratio. Borrowings under the Revolver may be borrowed, repaid and re-borrowed, and are available for working capital, general corporate purposes and permitted acquisitions. Up to $3.0 million of the Revolver may be used for letters of credit. As of March 31, 2021, we have not made any drawdowns on the Revolver.
On June 24, 2021, in connection with the Closing, we terminated and replaced the SVB Revolver. We, one of our subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent and JPMorgan Chase Bank, N.A., Silicon Valley Bank and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers entered into the Credit Agreement which provides for a five year revolving credit facility in an aggregate principal amount of $75.0 million.
Borrowings under the Credit Agreement may be borrowed, repaid and re-borrowed by us, and are available for working capital, general corporate purposes and permitted acquisitions. Commitment fees and interest rates are determined on the basis of either a Eurodollar rate or an Alternate Base Rate plus an applicable margin. The applicable margins are initially 2.50%, in the case of Eurodollar loans, and 1.50%, in the case of Alternate Base Rate loans. The applicable margin is subject to adjustment based upon our “Total Net Leverage Ratio” (as defined in the Credit Agreement). Eurodollar rates and the Alternate Base Rate are subject to floors of 0.00% and 1.00%, respectively. The Credit Agreement contains various affirmative and negative financial and operational covenants applicable to us and our subsidiaries. We are also obligated to comply with two financial maintenance covenants as of the end of each fiscal quarter, commencing with the quarter ending September 30, 2021: (i) we must maintain a Total Net Leverage Ratio not to exceed 3.50:1.00 (subject to increase to 4.00:1.00 following consummation of certain material acquisitions) and (ii) we must maintain a Fixed Charge Coverage Ratio of not less than 1.25:1.00. The obligations of us and our subsidiary under the Credit Agreement are secured by liens on substantially all of our assets and our subsidiary’s assets.
Cash Flows
The following tables present a summary of our cash flows for the periods indicated:
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	($ in thousands)
Net cash provided by operating activities	$4,798	$5,465	$48,400	$36,088	$36,728
Net cash used in investing activities	(11,941)	(6,126)	(27,002)	(25,292)	(24,409)
Net cash used in financing activities	(2,160)	21	(3,635)	(7,348)	(4,133)
Effect of exchange rate on cash and cash equivalents	(149)	(24)	142	(26)	(343)
Net change in cash and cash equivalents	(9,452)	(664)	17,905	3,422	7,843
Operating Activities
Three Months Ended March 31, 2021 Compared to Three Months Ended March 31, 2020.   Operating activities provided $4.8 million of net cash during the three months ended March 31, 2021 as compared to $5.5 million during the three months ended March 31, 2020. While net income increased by $0.4 million during the three months ended March 31, 2021, operating cash flows decreased by $0.7 million during the period. This was due to an unfavorable change in operating assets and liabilities, including the increase in accounts receivable of $4.0 million due to timing fluctuations in receivables collection, partially offset by an increase in accounts payable of $1.5 million due to timing of payments. The unfavorable change in working capital was partially offset by the decrease in deferred income tax benefit of $0.7 million, increase in depreciation and amortization of $0.6 million, and increase in stock-based compensation expense of $0.3 million.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   Operating activities provided $48.4 million of net cash as compared to $36.1 million in 2019. While net income decreased by

$1.0 million during the year ended December 31, 2020, operating cash flows increased by $12.3 million during the period. This was due to the one-time expense of $20.0 million from the termination of the profit share provision of the MGM Marketing Agreement that had no impact on operating cash flows during the period, as it was not paid as of December 31, 2020. The increase in cash provided from operating activities was primarily due to this favorable change in accrued liabilities. The impact of the more favorable changes was partially offset by the $6.0 million decrease in deferred income tax expense.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   Operating activities provided $36.1 million of net cash in 2019 as compared to $36.7 million in 2018. While net income increased by $10.8 million during the year ended December 31, 2019, operating cash flows decreased by $0.6 million during the period due to $5.0 million decrease in stock-based compensation expense and less favorable changes in operating assets and liabilities, including $5.4 million in accounts payable and accrued liabilities, $1.4 million in accounts receivable, $8.3 million in deferred revenue resulting from the cancellation of the King Agreement and the corresponding realization of deferred revenue. The impact of the less favorable changes was partially offset by the $9.0 million increase in depreciation and amortization.
Investing Activities
Our investing activities are composed of cash used for game development and purchase of property and equipment.
Three Months Ended March 31, 2021 Compared to Three Months Ended March 31, 2020.   During the three months ended March 31, 2021, investing activities used $11.9 million of net cash as compared to $6.1 million during the three months ended March 31, 2020. The increase in investing activities was due to the issuance of $5.0 million in notes receivable to a third-party game developer and a $0.9 million increase in capitalized cost of development games during the period. This was partially offset by a $0.2 million decrease in property and equipment purchases during the period.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   During the year ended December 31, 2020, investing activities used $27.0 million of net cash as compared to $25.3 million during the year ended December 31, 2019. Capitalized cost of development games increased by $4.2 million, reflecting the development of our upcoming games, myVEGAS Bingo and Kingdom Boss, while property and equipment purchases declined by $2.5 million between periods, as the 2019 period reflected one-time leasehold improvements and purchases related to an increase in workforce.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   During the year ended December 31, 2019, investing activities used $25.3 million of net cash as compared to $24.4 million during the year ended December 31, 2018. The slight increase was driven a $0.7 increase in spending on our leasehold improvements at our Israeli and Hong Kong offices as well as new office and computer equipment to support the increase in our workforce.
Financing Activities
Our cash flow from financing activities consists of proceeds from the exercise of stock options, payments made for stock repurchases and repayment of debt.
Three Months Ended March 31, 2021 Compared to Three Months Ended March 31, 2020.   During the three months ended March 31, 2021, financing activities used $2.2 million of net cash as compared to a $0.0 million cash inflow during the three months ended March 31, 2020. The increase in cash outflows was due to a $3.0 million increase in payments for capitalizable transaction costs resulting from the Business Combination, partially offset by a $0.8 million increase in proceeds received from the exercise of stock options.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.   During the year ended December 31, 2020, financing activities used $3.6 million of net cash as compared to $7.4 million during the year ended December 31, 2019. This decrease is due to a $3.6 million decrease in cash payments for repurchases of our common stock compared to the year ended December 31, 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018.   During the year ended December 31, 2019, financing activities used $7.3 million of net cash as compared to $4.1 million during the year ended December 31, 2018. The increase in cash outflows is due to a $4.8 million increase in repurchases of our common stock compared to the year ended December 31, 2018. The 2018 period also reflected a $2.0 million financing cash outflow resulting from our purchase of the noncontrolling interest in one of our subsidiaries. See Note 13 — Stockholders’ Equity to our consolidated annual financial statements included elsewhere in this prospectus.
Contractual Obligations
The following table is a summary of our contractual obligations as of December 31, 2020 (in thousands):
	Payments due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Operating lease obligations(1)	$9,477	$4,667	$4,819	$—	$—
Minimum guaranteed obligations(2)	400	200	200	—	—
Total contractual obligations	$9,877	$4,867	$5,010	$—	$—

(1)
We have entered into lease contracts for both office space and office equipment and have classified these leases as operating leases. Our portfolio of leases expires at various dates through 2024, with certain leases containing renewal option periods of two to five years at the end of the current lease terms.

(2)
We have entered into long-term license agreements with third parties in which we are obligated to pay a minimum guaranteed amount of royalties in exchange for the use of the third party’s brands or other intellectual property. We may be obligated to pay royalty fees in excess of the minimum guaranteed royalty amounts where actual revenue for such games exceeds certain amounts.

Critical Accounting Policies and Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes thereto. We develop our estimates and assumptions based on historical information and other data available that are believed to be reasonable under the facts and circumstances. Actual results may differ materially from the estimates. Our significant accounting policies are described in Note 2 to our annual and interim consolidated financial statements included elsewhere in this prospectus. We believe the estimates and assumptions involved in the following accounting policies have the greatest potential impact on our consolidated financial statements.
Revenue Recognition
As noted in Note 3 — Recently Issued Accounting Pronouncements in the consolidated annual financial statements included elsewhere in this prospectus, we adopted ASC 606 on January 1, 2019 using the modified retrospective method. We derive revenue from the sale of virtual currency and from the sale of advertising within our games.
Virtual Currency
Players may purchase virtual currency through accepted payment methods offered by the respective platform. Once a purchase is completed, the virtual currency is deposited into the player’s account and is not separately identifiable from previously purchased virtual currency obtained by the player for free. Once obtained, virtual currency (either free or purchased) cannot be redeemed for cash nor exchanged for anything other than game play. When virtual currency is consumed in the games, the player could “win” and would be awarded additional virtual currency or could “lose” and lose the future use of that virtual currency.
Determining our performance obligation with respect to the sale of our virtual currency requires significant judgment which could substantially affect the timing and amount of revenue recognition. We have concluded that we have a single performance obligation to display and provide access to the purchased virtual currency within the game whenever the player accesses the game until the virtual currency is consumed. Payment is required at the time of purchase and the transaction price is fixed. The transaction price, which is the amount paid for the virtual currency by the player is allocated entirely to this single performance obligation. As the player does not receive any additional benefit from the games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, we have concluded that the virtual currency represents consumable goods.
Determining the timing of the satisfaction of our performance obligation with respect to the sale of our virtual currency also requires significant estimation since we are unable to distinguish between the consumption of purchased or free virtual currency. We utilize the elapsed output method to measure our progress that our performance obligation has been satisfied. Specifically, we estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. Based on the analysis of historical player behavior, players who purchase virtual currency generally do not purchase additional virtual currency if their existing virtual currency balances have not been substantially consumed. As we can track the duration between purchases of virtual currency for individual players, we are able to reliably estimate the period in which virtual currency is consumed. Based upon an analysis of players’ historical play behavior, the timing difference between when virtual currency is purchased by a player and when those virtual currency are consumed in gameplay is relatively short. We recognize revenue from in-game purchases of virtual currency over the estimated average period between when the virtual currency is purchased and consumed. If applicable, we record the unconsumed virtual currency in “Deferred revenue” and record within “Prepaid expenses” the prepaid platform fees associated with this deferred revenue.
We continue to gather detailed player behavior and assess this data in relation to our revenue recognition policy. To the extent player behavior changes, we reassess our estimates and assumptions used for revenue recognition prospectively on the basis that such changes are caused by new factors indicating a change in player behavior patterns.
Advertising Revenue
We have contractual relationships with various advertising service providers for advertisements within our games. Advertisements can be in the form of an impression, click-throughs, banner ads or offers. Offers are advertisements where the players are rewarded with virtual currency for watching a short video. We have determined the advertising service provider to be our customer and displaying the advertisements within our games is identified as a single performance obligation. Revenue from advertisements and offers are recognized at a point in time when the advertisements are displayed, or when the player has completed the offer as the advertiser simultaneously receives and consumes the benefits provided from these services. The price can be determined by the applicable evidence of the arrangement, which may include a master contract or a third-party statement of activity.
The transaction price is generally the product of the advertising units delivered (e.g. impressions, videos viewed) and the contractually agreed upon price per advertising unit. Further, the price per advertising unit can also be based on revenue share percentages stated in the contract. The number of advertising units delivered is determined at the end of each month so there is no uncertainty about the transaction price. Payment terms are stipulated as a specific number of days subsequent to end of the month, ranging from 45 to 60 days.
Principal Agent Considerations
Our games are played on various social and mobile third-party platforms for which such third parties collect monies from our players and remit net proceeds after deducting platform fees. Under the applicable accounting guidance, the amount of revenues recognized may be presented gross or net of the platform fees charged by the third-party platforms, which may result in materially different revenue amounts under different conclusions. We are primarily responsible for providing access to the virtual currency, have control over the content and functionality of games before they are accessed by players, and have the discretion to establish the pricing for the virtual currency. Therefore, we are the principal, and therefore, revenue is reported before the deduction of platform fees. As such, platform fees are recorded as a component of “Cost of revenue” in the accompanying consolidated financial statements included elsewhere in this prospectus. We report our advertising revenue net of amounts retained by advertising service providers.
Internal-use software
We continually invest in the development of our gaming applications, of which certain costs may be capitalized. Determining the start and end of the capitalization period requires significant judgment which may affect the amount of costs capitalized or expensed in a given period. Under the applicable guidance for internal-use software, capitalization begins when management determines that the software project has entered the application development stage. This stage begins when management has approved and committed resources to the software project, determined it is probable that the project will be completed and that the software will function as intended. Capitalized costs include consulting fees, payroll and payroll-related costs, and stock-based compensation for employees who devote time to our game development projects. Capitalization ceases when the software is substantially complete and ready for its intended use.
Qualified costs incurred after the launch of the game are capitalized to the extent it is probable that the enhancement will result in added functionality that did not exist before. Costs that cannot be separated between maintenance and minor upgrades and enhancements to internal-use software are expensed as incurred.
Capitalized internal-use software development costs are amortized on a straight-line basis over a three-year estimated useful life. We believe that a straight-line basis for amortization best represents the pattern through which we derive value from internal-use software. We evaluate the useful lives of these assets and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.
Stock-based compensation
We recognize compensation expense for all stock-based payment awards granted to employees and directors based on estimated fair value of the awards on the date of grant in accordance with ASC 718, Compensation — Stock Compensation. As of March 31, 2021, the outstanding stock-based payment awards are comprised of stock option awards. We use the Black-Scholes option-pricing model (“Black-Scholes model”) as our valuation method for stock option awards. The Black-Scholes model requires the following assumptions: (i) expected volatility of our common stock, which is based on our peer group in our industry; (ii) expected life of the option award, which we elected to calculate using the simplified method; (iii) expected dividend yield; and (iv) the risk-free interest rate, which is based on the U.S. Treasury yield curve in effect at the time of grant.
The fair value of all stock-based compensation is either capitalized and amortized in accordance with our internal-use software accounting policy or recognized as an expense on a straight-line basis over the full vesting period of the awards for time-based stock awards and on an accelerated attribution method for performance-based stock awards. Stock-based compensation expense is recorded net of forfeitures as they occur.
Valuation of PLAYSTUDIOS preferred and common stock
In the absence of an active public trading market for our common stock, we estimated the value of our common stock in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Valuations were determined with the assistance of a third-party valuation firm.
In determining the enterprise value of PLAYSTUDIOS, Inc., we utilized a weighted combination of the income approach through the discounted cash flow method and the market approach through the use of the comparable transaction method and guideline public company method. Additionally, in determining the value of our common stock, we utilized a hybrid of the Probability-Weighted Expected Return Method (“PWERM”) and Option Pricing Method (“OPM”) to allocate the enterprise value to outstanding common stock, preferred stock, preferred warrants, and equity awards. For each potential scenario, the expected future value was then discounted to a present value using an appropriate risk-adjusted discount rate. We then applied a discount for lack of marketability in order to reflect the lack of a recognized market for a closely held interest. Each scenario was provided with a probability of outcome based on a good faith estimation. Finally, the value of our common stock was determined by aggregating the probability-weighted value of each outcome.
The assumptions and factors used in these methods are inherently complex and subjective, requiring us to make best estimates given the available information. Accordingly, if actual outcomes for specific assumptions and factors are different than previously estimated, the valuation of our common stock may be materially different than previously determined, resulting in our stock-based compensation expense being materially different. The factors considered by management and the third-party valuation firm included the following:
a.
voluntary redemptions of shares by management stockholders electing to redeem such shares;

b.
exercises of options by third-party investors to purchase shares of common stock;

c.
recent initial public offerings in the social and mobile games industry;

d.
other independent third-party valuations;

e.
possible exit strategies; and

f.
both historical and forecasted financial statements.

At each grant date, we further considered various intervening events that have taken place both within the Company and the broader market which may have a significant impact on the fair value of our common stock. Factors considered include the current market conditions, our financial position and forecasted operating results, recent market valuations of competitors deemed comparable to us, impacts of the COVID-19 pandemic, and the likelihood of achieving a liquidity event, such as a sale of PLAYSTUDIOS or an initial public offering of our common stock.
The value of our Class A common stock used for our stock-based compensation expense is based on the quoted market price on the Nasdaq.
Income taxes
We account for income taxes in accordance with ASC 740, Income Taxes, which requires companies to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in their consolidated financial statements or tax returns. Under ASC 740, we determine deferred tax assets and liabilities based on the temporary difference between the consolidated financial statements and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which we expect the differences to be recovered or settled. We establish valuation allowances when necessary, based on the weight of the available positive and negative evidence, to reduce deferred tax assets to the amount that is more likely than not to be realized.
We account for uncertain tax positions in accordance with ASC 740, which requires companies to adjust their consolidated financial statements to reflect only those tax positions that are more likely than not to be sustained upon examination by taxing authorities based on the technical merits of the issue. ASC 740 prescribes a comprehensive model for the consolidated financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. We recognize interest and penalties related to unrecognized tax benefits in the provision for income taxes.
Our effective tax rate may differ from the federal statutory rate for any given period due to various factors including, but not limited to the foreign rate differential, federal and state research and development credits, nondeductible stock-based compensation and state tax true-ups.
Recently Issued Accounting Pronouncements
Recently issued accounting pronouncements are described in Note 3 of our annual and interim consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Accounting Election
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Acies is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and has irrevocably elected to take advantage of the benefits of this extended transition period, which means that when an accounting standard is issued or revised and has different application dates for public or private companies, Acies Acquisition Corp. or, following the consummation of the Business Combination, PLAYSTUDIOS, for so long as we remain an emerging growth company, may adopt the new or revised standard only at the time private companies are required or permitted to adopt the new or revised standard.
Following the consummation of the Business Combination, we expect to remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Acies IPO (which occurred on October 22, 2020), (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter and our net sales for the year exceed $100 million; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding, rolling three-year period.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to foreign currency exchange translation effects and are indirectly exposed to foreign currency transaction risks. Our foreign currency translation exposure results from the translation of the balances of our subsidiaries whose functional currency is not the U.S. dollar into U.S. dollars. Historically, our translation exposure has been to the New Israeli Shekel, and has not been material over the fiscal periods presented in this prospectus, because our Israeli subsidiary does not generate revenue and its costs have accounted for a relatively small portion of our total operating costs. For example, the operating costs of our Israeli subsidiary accounted for approximately 11.6% of our consolidated operating costs for the three months ended March 31, 2021.
Our indirect foreign currency transaction exposure results mainly from the sale of our virtual currency to players outside of the U.S., and mainly to players in Canada, the United Kingdom and Australia, which accounted for 5.6%, 1.6% and 1.3% of our total net revenues during the three months ended March 31, 2021, respectively. While players outside of the U.S. make purchases in currencies other than the U.S. dollar, we are paid by platform providers and record revenue in U.S. dollars pursuant to the terms of the relevant contracts. While we have the ability to change the foreign currency pricing of our virtual currency, sudden and significant changes in the exchange rates of the Canadian and Australian dollars and Pound Sterling to the U.S. dollar could have a material impact on our results of operations. We do not hedge our foreign currency exposure but may do so in the future.

BUSINESS
The Power of Play
We are PLAYSTUDIOS and we build award-winning casual games that are among the most popular games available on iTunes and Google Play. Our games, which include myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, POP! Slots, myVEGAS Bingo and the soon to be released Kingdom Boss, have been downloaded over 100 million times and were played by 3.7 million monthly active users for the three months ended March 31, 2021. From social slots to casual and role-playing games (RPGs), each game has been thoughtfully crafted for the people who play it. As a result, we’ve been able to build a loyal and engaged community of players by virtue of our direct development efforts.
But we are not just a game company, because at the heart of every game we create is a powerful, one-of-a-kind loyalty program we call playAWARDS. It sets us apart from other leading game developers and it’s our key to building deep and lasting connections with millions of players. Every time players engage with one of our games, they begin earning valuable loyalty points and elevating their playAWARDS status. Once they have accumulated loyalty points, they can unlock a collection of real-world rewards and other benefits, that include, but are not limited to, vacations, invitations to special events, and access to our VIP services. Through our loyalty program, with a few swipes and a tap, players can be on their way to a complimentary meal, a show, or a weekend getaway, along with a chance to connect with other players who share their passion for our games.
Our curated collection of over 80 awards partners who represent more than 275 unique brands (as of March 31, 2021) includes MGM Resorts International, Wolfgang Puck, Royal Caribbean Cruise Lines, Cirque du Soleil, and House of Blues. The appeal of our loyalty program speaks for itself. Players have exchanged their loyalty points for over 11 million rewards with a retail value of nearly $500 million as of March 31, 2021.
Managing a loyalty program like playAWARDS requires a robust technology platform. That’s why we’ve created an intuitive collection of tools and services that allows our expansive network of global awards partners to make the most of their in-game promotional presence. With our platform, our awards partners can launch new rewards directly into our games and make changes to their existing ones. Then, in real time, they can see how players are responding to and engaging with their brands within our games.
Our awards partners recognize the value of showcasing their products and services within our games. The benefits, however, extend well beyond simple brand impressions, because each reward that a player acquires in our games translates to a potential customer for our awards partners. Extending these rewards to our players helps keep our awards partners top-of-mind in a way that’s entertaining and engaging, rather than transactional.
Our valuable loyalty program provides our players a whole new dimension to their gameplay experiences. We often hear player stories of unforgettable memories and personal connections that our players have made through our real-world rewards. And that is what makes PLAYSTUDIOS so much more than a game company.
From our portfolio of games, to our loyalty program, to our growing network of awards partners, we continue to demonstrate the true power of play, achieving an annual consolidated revenue growth rate of 22.5%, from $195.5 million for the year ended December 31, 2018 to $239.4 million for the year ended December 31, 2019. For the same periods, our net income increased from $2.8 million to $13.6 million and our Adjusted EBITDA increased from $37.3 million to $49.5 million.
For the three months ended March 31, 2021, we generated consolidated revenue of $74.1 million compared to $58.3 million for the three months ended March 31, 2020, reflecting year-to-year growth of 27.1%, and, for the year ended December 31, 2020, we generated consolidated revenue of $269.9 million compared to $239.4 million for the year ended December 31, 2019, reflecting year-to-year growth of 12.7%. For the three months ended March 31, 2021, our net income increased to $5.9 million from $5.5 million year-over-year, and our Adjusted EDITDA increased to $14.5 million from $13.5 million in the same period in 2020. For the year ended December 31, 2020, our net income decreased to $12.8 million from $13.6 million in 2019, and our Adjusted EBITDA increased to $58.0 million from $49.5 million in the prior year.

The Loyalty Lift
Successful games, just like most forms of creative content, move through a predictable lifecycle — from development and launch to maturity and late-stage contraction. At each stage, they are met with unique challenges, from driving discovery and amassing a community of engaged players, to retaining their players and converting non-paying players to payers. Our games are free-to-play, and we have primarily generated our revenue from the sale of virtual currency, which players can choose to purchase at any time to enhance their playing experience.
The key to any game’s success is the ability to hold onto its players long enough to realize their economic value. And therein lies the true benefit of our playAWARDS program. By incorporating loyalty mechanics into each of our games, we believe we have changed the profile of the typical game life cycle — scaling quickly, driving deeper engagement, and realizing greater life-time value from our players.
From the players’ perspective, our in-game rewards enrich their game play experience, offering them something very real in exchange for their engagement with our games. This engenders an important sense of reciprocity, which is a key element in designing captivating digital experiences.
From our perspective as a game developer, our loyalty program has a proven positive impact on our ability to engage, retain, and monetize our players. During the year ended December 31, 2019, for players who redeemed rewards versus players who never viewed our rewards store, month-over-month retention was approximately ten times greater, minutes per day played was three times greater, and monetization was four times greater.
Company and Product Awards
Our games have received broad recognition from a number of industry publications and analysts. These accolades include:
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App Annie Top 30 Publishers, 2020 and 2021

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“Best Marketing Campaign” award at the EGR North America Awards 2019

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“Most Innovative Social Slot Game” 2019 EKG Slot Awards in Las Vegas (my KONAMI Slots)

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“Best New Game” at the EGR Awards 2017 (POP! Slots)

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Highly Commended in the Social Operator category “Best Social Gaming Operator” at the iGaming North America Awards 2017

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“Best Social Slots Operator for 2016” eGaming Review

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“Best Social Gaming Operator of 2016” iGaming

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“Best of 2016” by two leading gaming industry groups, iGaming and eGaming Review

AWARD-WINNING GAMES

We've been recognized by leading industry publications and analysts.

Top Publisher Awards 2021

Top Publisher Awards 2020

BEST MARKETING CAMPAING
EGR AWARDS 2019

The EKG Slot Awards Show 2019

BEST NEW GAME
EGR AWARDS 2017

BEST SOCIAL SLOTS OPERATOR
EGR AWARDS 2016

BEST SOCIAL GAMING OPERATOR
iGaming North America 2017

Our Loyalty Program
Our playAWARDS program is grounded in a proven model that provides our players with a rewarding entertainment experience and our awards partners with promotional access to a large and valuable audience. From our perspective as a game developer, our playAWARDS program affords us a key competitive advantage in our strategy to retain, engage, and ultimately monetize our players. The platform’s rules engine allows us to align our reward offerings with players’ preferences based upon certain qualifying criteria. For example, our upcoming RPG game will feature benefits that include sporting events, concerts, amusement parks, and other forms of live entertainment. We believe our differentiated playAWARDS program benefits our players, awards partners, and business for a number of reasons as described below.
We believe our unique playAWARDS program provides our players with a compelling and differentiated value proposition: “Play Free Games. Earn Real Rewards.”
Each of our games incorporate loyalty points that are earned by players as they engage with our games. Like miles in a frequent-flyer program, our players accumulate more loyalty points as they demonstrate their ongoing commitment to our games. These loyalty points can then be exchanged for a vast library of real-world rewards. Each of our games features an integrated rewards lobby, enabling our players to easily browse and acquire benefits from a curated collection of rewards. Loyalty points are aggregated across all of our games, allowing our players to accumulate loyalty points more rapidly by engaging with more of our games. This drives traffic across our entire portfolio of games.
It is our view that the playAWARDS program enriches the overall value proposition of our games. By complementing inherently great games with a compelling collection of rewards, we’ve been able to distinguish ourselves from our competition and drive market-leading metrics.
And it’s these results that have enabled us to expand our portfolio to over 80 awards partners who represent more than 275 brands as of March 31, 2021 across the United States, Canada, the UK, Europe, Australia, and Asia.

Our awards partners are able to reach new audiences and optimize marketing dollars through playAWARDS.
The playAWARDS program allows our awards partners to connect directly with a valuable mobile audience in a way that is engaging, entertaining, and cost effective. By integrating branded content and promotional offerings into our games, playAWARDS converts entertaining digital impressions into real world brand engagement. In the process of earning loyalty points and redeeming rewards, players make the journey from our world into the world of our awards partners. This activity helps them acquire new customers and reactivate ones that have lapsed. In addition, by extending restricted offers, our awards partners are able to shift customer demand from peak to off-peak periods, allowing them to optimize the utilization of their inventory.
Our awards partners are equipped with a robust toolkit to manage, monitor, and measure the performance of their rewards.
The playAWARDS platform provides a comprehensive suite of tools that enables participants in our loyalty program to optimize their participation. Our platform includes operating tools tailored to the needs of our game makers, customer service features for our support and VIP teams, and a dedicated console for our awards partners. All of these stakeholders are empowered to manage their activities in real time, drawing on player insights to optimize the impact and value they derive from the playAWARDS program.
We have amassed a global network of awards partners
As we have amassed a diverse collection of awards partners, the scale of our network has become a competitive edge that delivers benefits to both our players and awards partners. As of March 31, 2021, our catalogue of rewards includes offerings from over 80 partners who represent more than 275 entertainment, retail, travel, leisure, and gaming brands across 17 countries and four continents, and our players have used their loyalty points to acquire over 11 million rewards with a retail value of nearly $500 million as of March 31, 2021.
Our loyalty program extends the engagement and retention of our players and mitigates the impact of the “Creator’s Dilemma.”
The “Creator’s Dilemma” speaks to the unique challenges a game must overcome in each phase of its lifecycle. This dilemma highlights the complexities of standing out among hundreds of thousands of competing games, as well as the importance of driving deeper engagement and its relationship to monetization. We believe our playAWARDS program enhances the value of our games, and thereby lifts these key performance metrics. Whether it be early adoption, mid-term engagement, or long-term payer conversion, we believe our loyalty program enhances the trajectory and life cycle of our games.
We believe that the benefits of our loyalty program are best illustrated by our retention, engagement, and monetization metrics. In each of these key measures of performance, we see meaningful increases as players become aware of, and ultimately take advantage of the loyalty program. During the year ended December 31, 2019, for players who redeemed rewards versus those players who never viewed our rewards store, month over month retention was approximately ten times greater, minutes per day played was three times greater, and monetization was four times greater.

We grow our network of players and awards partners through a “Virtuous Cycle.”
By leveraging our unique loyalty proposition, we grow our vibrant community of players. As our players engage with our games, they accumulate loyalty points that enrich their experience in the real world. As they consume their real-world rewards, they drive incremental business value for our awards partners, who more fully engage with our program and actively promote our games as a means of keeping their brands top-of-mind with target consumers. This drives players back to our games, where they can engage more deeply, accumulate more loyalty points, and repeat the cycle. The more players we drive to our awards partners, the more awards partners and rewards inventory we can attract. The more rewards we attract, the more we can offer to our players, making our loyalty proposition more compelling to an even broader audience.
Our Core Strengths
We build engaging and beautifully executed games.
We are dedicated to building fun and beautiful games that feature a captivating complement of graphics, sounds, and visual effects. We undertake an extensive internal creative review process and comprehensive quality assurance testing before publishing any new game. We constantly monitor the performance of our games to improve the overall gameplay experience.
We have a proprietary loyalty platform with a global network of awards partners.
We have developed and scaled our proprietary loyalty platform to over 80 partners who represent more than 275 brands across 17 countries and four continents. We have amassed a global, diverse collection of awards partners across entertainment, retail, technology, travel, leisure, and gaming. Our scaled loyalty platform allows us to provide an engaging enhancement to the primary gaming experience of our 3.7 million monthly active users for the three months ended March 31, 2021.
We believe the combination of our ten years of development investments, operational experience, integration of our loyalty platform within our awards partners’ marketing and operating practices, and the breadth of our corporate relationships are significant competitive advantages, and to replicate our systems would require competitors to invest substantial time and incur significant expense.
We are experts in live operations.
We have established “live operations” as a core competency throughout the company and have dedicated live operations teams within each of our game studios. Crafting great content is a necessary, but not sufficient requirement when it comes to building an enduring franchise. Games, and the teams that build and operate them, must cultivate the capacity to understand, anticipate and respond to player behaviors. This ability is often enabled by sophisticated tools and a disciplined process. When done well, the overall experience, level of difficulty, rate of progress, and breadth of features, can be fine-tuned to the expectations and desires of individual player cohorts. By delivering content, offers, and features to our players at the optimal times during their gameplay, we can drive paying player conversion, continued monetization, and long-term paying player retention.
We are committed to adding value to our player experience through rewards, service, and community.
We believe that focusing on the player experience is the key to driving player retention and opportunities for conversion to paying players. We have built a player management infrastructure that includes customer support, social media community engagement, VIP hosting for premium players, and real-world meetups and social events with our awards partners.
We focus on transparency and accountability, empowering our employees and management to drive the efficient use of capital.
We believe that achieving our potential is rooted in the alignment of our teams around our vision, product plans, organization design, and expected results. To achieve this goal, we’ve implemented a company architecture that promotes transparency, engagement, critical thinking, and shared learning. Fundamental to this structure is our studio model and rigorous planning exercise. Teams evaluate their market opportunities, assess what’s unique about their position, craft or refine their strategies, and translate them into plans that are actionable and measurable.
We have built an operating framework that consists of the tools, information systems, communication practices, and disciplines that enables each of our studios to function independently and optimize its performance. While this model encourages creativity, dynamism, and independence, it also ensures that our values as a company are deeply ingrained in all that we do. This model fosters our commitment to our employees and their growth, our uncompromising attention to innovation and the creative execution of our games, and our relentless focus on creating value for our stakeholders.
We have adopted certain organizational conventions to drive collaboration and shared learning. Our Council Framework consists of a collection of forums, each comprised of experts across our studios, that self-organize, meet, and advance an agenda that serves the interests of the broader business. Today we have over 10 active councils focused on areas such as Monetization, Data Science, Technology, Product Execution, User Acquisition, and the playMAKER Experience. These forums are designed to drive deeper connections among our key leaders and provide opportunities for emerging talent within our organizations to make a broader impact on our business.
Our founder-led management team includes industry-leading talent in the casino, leisure and entertainment industries as well as seasoned game developers and operators.
Our leadership team is a diverse collection of entrepreneurs, product leaders, technologists, game designers, data scientists, and loyalty marketers. In each case, they bring decades of experience, and a shared commitment to assembling teams and building products that are enduring. As a group, they’ve drawn upon their vast experience to design our operating framework, implement the tools to develop our talent, clarify our strategies, measure our performance, and optimize our decision making.
We rely on data-driven performance marketing capabilities to drive return on our ad spend.
There are certain functions or areas of responsibility that we’ve elected to centralize for every studio’s benefit. In the case of player acquisition, we leverage a centralized marketing team to achieve efficiencies across our portfolio of games. Our performance marketing capabilities focus on cost-effectively acquiring players. Our player acquisition strategy is centered on a payback period methodology, and we strategically balance spend between the acquisition of new players and the reactivation of lapsed players.

We demonstrate our culture of innovation through the work of playLABS.
playLABS is an internal group of game designers, engineers, and artists dedicated to the creation of cutting-edge games, features, and content. This group is also tasked with monitoring the competitive landscape for current and emerging trends, within our current category as well as adjacent genres that might hold crossover appeal or from which new features and functionality could be cross-appropriated.
Our Growth Opportunities
We have a collection of growth opportunities that fall into four distinct categories — Optimize, Expand, Acquire and Diversify. We will continue to optimize the performance of our existing portfolio of games, attracting, engaging, and monetizing more players. We also expect to expand our portfolio as we enter the RPG category with our Kingdom Boss product in 2021. In addition, we intend to broaden our focus and act on acquisition opportunities that will allow us to complement our existing franchises by integrating new products and players into our playAWARDS program. In parallel, we expect to diversify our business model as we introduce and scale advertising within each of our games. We also plan to introduce new playAWARDS features that will enable our players to transact directly with us, which we expect will improve our gross margins. Lastly, we’ll continue to evolve our playAWARDS platform and tools such that we can make them available to strategic partners and third parties under a SaaS model, or in our case, Loyalty-as-a-Service.
New Game Launches, Including myVEGAS Bingo and Kingdom Boss
Our strategy to date has been to expand our portfolio of games and game studios through in-house development, leveraging the talent and culture of our teams to develop innovative and award-winning games. We launched our myVEGAS Bingo game in March 2021 and intend to complete the development and launch of Kingdom Boss, our Idle RPG game, in the second half of 2021. These games represent an extension of our addressable market and growth opportunity.
We believe that the prospective audience for myVEGAS Bingo will overlap considerably with our existing player network. According to Sensor Tower Game Intelligence, the mobile Bingo category had revenues of $601 million, grew by nearly 54% year-over-year and had 53 million downloads for 2020.
With respect to the market opportunity for Kingdom Boss, the Squad RPG genre is among the fastest-growing gaming segments, with over 296 million downloads in 2020. According to Sensor Tower Game Intelligence, the total Squad RPG market size was $5.9 billion and it grew at a rate of 50% year-over-year. We intend to leverage our entry into this new category to attract both new awards partners and RPG players, expanding our reward offerings across sports, live entertainment, concerts, amusement and theme parks and other attractions. We believe this will further differentiate our game and enable us to attract, retain and monetize our players.
As we expand into these new genres, we expect to leverage loyalty mechanics and our player network to seed, and then grow, each new product. Historically, when we launched new games, we generally achieved over 150,000 retained daily active users within three weeks by cross-promoting to our existing player network.

Targeted Strategic Acquisitions
To date, while we have generally grown our business organically by assembling every team, building every product and acquiring every player ourselves, we continually seek, evaluate and pursue strategic transactions which we believe will enhance our business as further described below. Our intention is to apply the resources obtained from becoming a public company and accelerate our growth through strategic acquisitions. We believe prospective game companies will find us to be a more attractive acquiror, given the uniqueness of our playAWARDS program and our overall operating framework. Whether it be a young company with untapped potential or a mature business with an established portfolio of existing games, we intend to apply our experience, resources and proprietary assets to helping them achieve their full potential. We believe our model, operating approach, team and scale will enable us to compete for the best of these acquisition opportunities.

Our prior, current and future acquisition strategy is to expand into new genres, acquire proven games and brands with franchise value, assimilate talented teams, scale our audience, leverage our playAWARDS platform to create value and improve operating performance. The genres and related games we are currently focused on are casual (match, bubble, word, card), niche (racing, sport), midcore (Idle RPG, card battler) and casino (poker, bingo).
Consistent with our past practice of seeking, evaluating and pursuing strategic acquisitions, we are currently in various stages of discussions with several potential acquisition targets. The types of acquisition opportunities we are currently evaluating and pursuing fall into categories that we internally define based on the state of product maturity, audience size and related key performance indicators, access to resources, growth potential, revenues, margins and other factors. The acquisition targets we are currently evaluating and pursuing range in size from development stage to more than $300 million in revenue with DAUs of less than 50,000 to more than 5,000,000. We expect that we would issue a combination of our cash and stock to such acquisition targets or their respective equity holders in connection such acquisitions.
None of our current discussions with acquisition targets have advanced to binding definitive agreements and we cannot make any assurances that any such discussions will advance to binding definitive agreements. In addition, even if we enter into binding definitive agreements with acquisition targets, one or more of such acquisitions may not close, and even if one or more of such acquisitions close, we may not achieve the benefits we expect to achieve.
Ad Monetization
Nearly all of our revenue is derived from in-game purchases. We have recently introduced ad monetization mechanics as a limited pilot program within two of our games. We intend to qualify the potential of in-game advertising as a new source of revenue and expect to exploit the opportunity further later in the year. We believe there is untapped revenue potential, through ads, from players that are deeply engaged in our loyalty program but who have not made in-game purchases.
Direct Purchase
In 2020, we developed and trialed a new collection of web-based VIP features. The service was extended to select players, who were invited to engage with us through a customized player portal. Each portal is tailored to the player, with a curated collection of unique benefits, rewards, and real-world events. The player is also able to review his or her status and currency balances across all playAWARDS-enabled games, and should the player choose, the player can purchase virtual items from within the portal. It’s important to highlight that these players are given preferential access to unique rewards, along with virtual currency packages that are not available within the game. The VIP Player Portal remains available to a limited group of players as we continue to test its use and acceptance before making it available to a larger number of players.
Continued Conversion of Non-Paying Players into Paying Players
We believe we can generate revenue growth by converting more non-paying players into payers. We have increased the average daily conversion rate of non-payers to payers from 2.0% for the three months ended March 31, 2020 to 2.9% for the three months ended March 31, 2021, and, we have increased the average daily conversion rate of non-payers to payers from 2.0% for the year ended December 31, 2019 to 2.3% for the year ended December 31, 2020. We continually assess the data about our players to develop insights that we can use to improve conversion. We also engage regularly with our players at community events and other occasions associated with their reward redemptions. These opportunities enable us to glean additional insights from our players that inform our ongoing product refinements. We intend to continue to explore new strategies to improve our conversion of non-paying players into paying players, including continued game enhancements, player outreach, live operations offerings, and data-driven player management strategies.
Increasing the Monetization of Our Paying Players
We believe we can generate revenue through increasing the monetization of our paying players. Each of our products has a rich roadmap of live events and new features focused on deepening the engagement among our existing paying players. From exclusive in-game VIP events and bespoke hosting services, to tailored pricing on store bundles and premium real-world rewards, we continue to expand the value we deliver to our players, which we believe will translate to increased levels of purchases by our players.
Growing Our Player Base
During the three months ended March 31, 2021, we averaged 1,259,000 daily active users, a decrease of 22% from the same period in the prior year, and, during the year ended December 31, 2020, we averaged 1,459,000 daily active users, a decrease of 10.8% from the same period in the prior year. We believe this decrease is a result of COVID-19 and its impact on our rewards offering. As hotels, cruise-lines, restaurants, and concerts were closed or canceled, we saw erosion in the level of engagement of our players. We believe this illustrates the power of our playAWARDS program, in that the absence of it resulted in a decline in our active players — the first in nearly five years. We believe that as we move past COVID-19 and restore the value of our rewards offerings, our player network will increase. In addition, it is our view that our awards partners will leverage our program and player network to reinvigorate their businesses as they emerge from COVID-19. To accomplish this, we believe our awards partners will expand the variety and amount of rewards inventory, making the value proposition of our program more compelling for existing and new players.
Given the dynamics described above, the upcoming launch of our new games, and the anticipated acquisition of existing products, we believe we can grow our player base. And as we do, we intend to fully leverage the mechanics of our loyalty program to drive the cross-promotion and adoption of other games in our portfolio.
Loyalty-as-a-Service
Our playAWARDS program provides value to our awards partners while increasing player engagement and retention within our games. As we introduce new games and explore potential acquisition opportunities, we will integrate our loyalty program in order to drive value and benefit from our increased scale. We will continue to enhance our playAWARDS program by updating the platform and tools, optimizing the redemption funnel and growing our collection of awards partners. Our robust platform and knowledge can be leveraged and applied to other products and services as well. We also plan to explore additional opportunities for monetizing our technology, tools, and operating expertise by offering to other game publishers a tightly integrated, full-featured, loyalty-as-a-service solution.
A Journey of a Thousand Smiles
At a San Francisco game conference in 2011, a chance encounter between a pair of accomplished entrepreneurs, Andrew Pascal and Paul Mathews, and a resourceful gaming veteran, Monty Kerr, led to the shared recognition of a unique opportunity. Facebook’s emerging social games space was heating up, offering both the promise of rapid growth and the challenge of stiff competition. Inspired by the opportunity, Andrew, Paul, and Monty believed that they had discovered a novel point of entry. They would leverage a powerful customer engagement practice common to many other industries but not yet applied to consumer gaming — a loyalty program. Thus, our founding team — rounded out by additional members Katie Bolich, Chad Hansing, and Nicholas Koenig — entered the social gaming market with exclusive licenses to a collection of iconic casino resort brands and a company-defining value proposition: play free games, get real rewards.
In July 2011, having formalized our relationship with MGM Resorts and closed our initial round of funding, we opened our first offices in Las Vegas, Nevada, Burlingame, California, and Austin, Texas. Our presence in each of these markets allowed us to quickly assemble our core team and begin the work of developing our first Facebook game, myVEGAS.
In 2012, shortly after the successful launch of myVEGAS, we observed early signals that the center of gravity for casual gaming was about to shift to mobile platforms. We quickly broadened our focus and in November 2013 we launched myVEGAS Slots for iOS and Android.
In May 2015 we expanded our global reach, opening a new office in Hong Kong — PLAYSTUDIOS ASIA — helmed by John Lin, currently our Chief Operating Officer.

In August 2016, we acquired Scene 53, an Israel-based technology company led by Yonatan Maor and a tight-knit group of innovative co-founders. They were developing immersive, multi-user, virtual environments and we leveraged their real-time social engine as the foundation for our next game, a communal casino experience called POP! Slots that featured player-to-player interactions and shared game outcomes.
Between July 2012 and August 2016, we had launched five games: myVEGAS on Facebook, myVEGAS Mobile Slots, myVEGAS Blackjack, my KONAMI Slots, and POP! Slots.
As we added titles to our game portfolio and grew our network of players, we continued to improve upon our playAWARDS program, introducing new awards partners and extending our footprint to more destinations in the U.S., Canada, UK, Europe, Australia, and Asia.
We continued to make significant investments in our playAWARDS program, including a major update to its underlying technology, released in October 2019. We believe our loyalty program will become an increasingly valuable tool for current and future awards partners seeking creative ways to engage with their target audience.
Our Company Values
Values are not what you say. Values are who you are. At best, they are the product of self-discovery, not belabored wordsmithing. At PLAYSTUDIOS, the essence of who we are is expressed in three simple truths: PLAY better together, PLAY to win, and the game is for the PLAYer.
The founders of our company and the principals of our Tel Aviv and Hong Kong game studios have long histories together, and the importance of those relationships sets the tone for a company that places its highest premium on trust, mutual respect, and genuine regard for one another — even when we disagree. While clichés about close-knit cultures abound, we believe that in our case the metaphor of a company as family truly does apply. We recognize that building and growing a successful business requires a tremendous commitment of time and energy. Taking that journey with people you care about makes it all the better, whether shouldering a setback or sharing a success.
This leads us to our second value, PLAY to win. We all want an opportunity to do great work and to see the direct impact we have on the success of our company. And while there are many ways to measure success, for us, it’s all about the quality of what we create — about thoughtful design and attentive execution. To this end, we spend a good deal of time working through details that most people will never notice, but that do make a difference. The result is that our games have become known for their innovative features, distinctive look and feel, and level of quality that has become a hallmark of PLAYSTUDIOS.
The closeness of our teams and the quality of our content come together in our conviction that everything we create is for our players. Unlike a retail or a hospitality business, most game companies don’t have the luxury of daily encounters with their player base. While it is standard practice to continually evolve games based on a rich set of performance analytics, the importance of face-to-face player feedback cannot be overstated. Thanks to our real-world rewards and loyalty program, and an active calendar of community events, we have regular opportunities to socialize with our players in ways that other game companies cannot. Here again, our playAWARDS program affords us a distinct competitive advantage.
Our Games
myVEGAS Facebook
In July 2012, we launched myVEGAS on Facebook. With the exclusive digital rights to many of the iconic casino resorts on Las Vegas Boulevard, our game provided players with the opportunity to build their own virtual Las Vegas Strip while enjoying free-to-play slots and table games inspired by their favorite desert destinations. Incorporating well established Las Vegas brands into our first title provided an air of authenticity to our games, our storylines, and even our social mechanics. We also debuted our one-of-a-kind loyalty program that allowed players to earn free meals, show tickets, hotel rooms, and more from a curated collection of awards partners, including: ARIA, Bellagio, MGM Grand, Mandalay Bay, The Mirage, Monte Carlo (now Park MGM), New York-New York, Luxor, and Excalibur.

myVEGAS Slots

      As myVEGAS was being favorably received on Facebook, the market was shifting from desktop to mobile. We followed suit and quickly went to work on our first mobile game, leveraging our existing content and lessons we learned on the social platform. In November 2013, myVEGAS Slots was launched on iTunes and Google Play. Similar to its predecessor, myVEGAS Slots also featured an extensive collection of real-world rewards — a first for the mobile platforms. Within weeks of its launch, myVEGAS, had attracted more than 250,000 players, validating our compelling proposition. It was clear that playing for fun while earning real-world benefits was resonating without target audience.

myVEGAS Blackjack

      Having established the myVEGAS brand and proven the value of real-world rewards, we elected to leverage both in a new, albeit adjacent category. In November 2014, we released myVEGAS Blackjack for iOS and Android devices. The game offers players traditional Blackjack rules and game mechanics with a host of social gaming features such as collectables, challenges, and leaderboards, along with distinct “rooms” that provide the look and feel of familiar Las Vegas casinos. Central to the game experience is our loyalty program, which shares a common, linked currency across all of the other myVEGAS games. Blackjack quickly became a favorite among our network of players, amassing over 200,000 daily active users within weeks of its launch.

my KONAMI Slots

      Recognizing the growing popularity of real-world casino content in free-to-play mobile gaming, we entered into a strategic partnership with KONAMI Gaming. The relationship gave us access to the vast collection of casino-proven slot content. In January 2016, we introduced my KONAMI Slots, coupled with our unique loyalty program. The game quickly scaled to over 150,000 daily active players. Today, its audience has more than doubled as it continues to showcase KONAMI’s newest and hottest slot machines like China Mystery, Lotus Land, Lion Festival, Masked Ball Nights, and more.

POP! Slots

      With our position established as a leading developer of casual slot games, we set out to create a product that would more fully exploit the inherently social aspects of mobile gaming. POP! Slots was released in August 2016 and introduced players to an entirely new, immersive world in which they roamed a virtual strip, entered their favorite casinos, then spun the reels alongside others with whom they were teamed-up, or pitted against. With real-time audio chat and emojis, players could connect with one another as they conquered the Wall of Kahn, broke the bank at Bellagio, or topped the chart in Win Zone. The games proved to be highly engaging, and the communal nature of the experience set it apart from everything else in its genre. Similar to the rest of the PLAYSTUDIOS portfolio, POP! Slots incorporated our loyalty points and real-world rewards into the game, and extended our loyalty program to an even broader audience of players and awards partners.

myVEGAS Bingo

      While continuing to nurture and grow our core game franchises, we elected to enter the dynamic and rapidly growing casual bingo category. According to Sensor Tower Game Intelligence, the mobile Bingo category had revenues of $601 million, grew by nearly 54% year-over-year and had 53 million downloads for 2020. As we enter into the bingo genre, we are applying our proven approach — carefully crafting a game that’s intuitive to play, feature rich, and beautifully executed. We believe players will respond to the integration of real casino brands, innovative power-ups, group social features, collectables, and leaderboards. Similar to all of the other PLAYSTUDIOS games, myVEGAS Bingo will offer its players the opportunity to earn real-world rewards. We launched myVEGAS Bingo in March 2021.

Kingdom Boss (Coming Soon)

      While continuing to nurture and grow our core game franchises, we elect We expect to launch our first idle RPG game, Kingdom Boss, in the second half of 2021, moving beyond casino-style content and into another rapidly expanding game category. With respect to the market opportunity for Kingdom Boss, according to Sensor Tower Game Intelligence, the Squad RPG genre is among the fastest-growing gaming segments, with over 296 million downloads in 2020, a market size of $5.9 billion and year-over-year market growth of 50%. Players of Kingdom Boss will be immersed in an epic role-playing game as they build their empire, forge alliances, command an army of epic heroes, and rescue their subjects from the shadowlands of exiled kingdoms. While we firmly believe in the strong appeal of the core game experience, Kingdom Boss will enjoy additional lift from our loyalty program and a new collection of real-world benefits that will be carefully tailored to this new audience.

Integration of Loyalty Program and cross promotion into myVEGAS Bingo and Kingdom Boss
In the decade since launching our first game with integrated loyalty mechanics, we’ve worked to abstract the technologies, tools, and operating practices that were central to this unique value proposition. Our aim was to transform our loyalty construct into a free-standing and full-featured program that could be more efficiently integrated into future game releases. Our playAWARDS initiative, and the dedicated team that leads it, is focused on further establishing it as the gaming industry’s gold standard. As we now look to accelerate our growth through new product introductions and strategic acquisitions, playAWARDS will serve as a catalyst, driving deeper engagement among newly acquired audiences.
As highlighted above, playAWARDS will feature prominently in our upcoming game launches. In the case of myVEGAS Bingo, we integrated the program under the consumer-facing myVIP brand and actively promote it to our existing network of players. We believe this will attract a sizable collection of qualified and highly valued players for this game, as was the case in our past game launches. In each prior case, these early adopters have proven to be the ‘golden’ cohorts of players, driving sustained levels of performance and growth.
We expect to turn our attention to the massive RPG market in 2021, as we launch Kingdom Boss with the category’s only real-world loyalty program. Soon players of the fastest growing game genre will be able to play for free and earn for real.
The Market
We are focused on serving players within the global gaming market, which grew 19.6% in 2020 to $174.9 billion, compared to 2019, and encompassed 2.8 billion players across the globe, according to Newzoo. Additionally, within the global gaming market, Smartphone Games represented a $74.9 billion market growing at 29% year-over-year growth rate in 2020, according to Newzoo. 2020 was another landmark year for the industry, adding approximately 140 million players, according to Newzoo, as people worldwide increasingly looked to games as a form of entertainment, continuing the strong growth trajectory of the industry. We are fortunate to operate in the high growth mobile arena, and believe that there is meaningful room for expansion, especially as mobile and 5G penetration increases globally, and existing players continue to deepen their relationship with mobile content.

We believe that our prior learnings within the social casino genre will prove advantageous as we extend into the adjacent categories of casual and mid-core games. Our proven ability to frequently refresh in-game content, overcome repetitive game mechanics with nuanced design, and craft compelling features that convert players to payers address a key set of challenges that are common to much of the gaming landscape.
We now see tremendous growth opportunities as we apply our game-making, operational, and monetization sensibilities to new genres. We believe this can significantly broaden our prospective audience and afford us new opportunities to grow our overall network of players.
The global games market is projected to grow to $217.9 billion in 2023 with 3.07 billion players according to NewZoo. Given the growth trajectory of gaming as a whole, as well as the diversification of our portfolio, we believe that we are well situated to capitalize on the continued expansion of the overall market.
Competition
As a developer of mobile games, we compete with other game makers and other forms of entertainment content. Our primary competitors include Activision Blizzard (the parent company of King Digital), Electronic Arts (EA Mobile), Epic Games, Glu Mobile, Jam City, Machine Zone, Netmarble (the parent company of Kabam), NetEase (NetEase Games), Niantic, Peak Games, Supercell, Take-Two Interactive Software, Vivendi (the parent company of Gameloft) and others. Our market is continually evolving as new developers and new games become part of our rapidly growing, mobile gaming ecosystem. We compete on the basis of a number of factors, including quality of player experience, breadth and depth of gameplay, ability to create or license compelling content, brand awareness and reputation and access to distribution channels.
We believe we are well positioned as a gaming company with a robust loyalty program. It is our view that our investments in the quality of our games, coupled with the unique value proposition of playAWARDS, will continue to distinguish our products and drive our growth.
We believe the value of our playAWARDS model is tied to the breadth of rewards we make available to our players. Our ability to keep the program fresh and relevant is rooted in the value we deliver to our awards partners. As we continue to demonstrate the productivity and impact of our games as a user acquisition, reactivation and inventory management solution, our awards partners can increase their engagement, optimizing their rewards and the overall merchandising of the program. Driving demonstrable results is key to retaining our existing awards partners and attracting new ones. We expect to continue to demonstrate the value of our program, and in doing so, further build upon our substantial collection of awards partners and rewards.
We believe that we can compete favorably in our market. Successful execution of our strategy depends on our ability to attract and retain players, expand the market for our games, convert non-paying players into payers, attract and retain awards partners and offer unique and compelling experiences to players. In some cases, we compete against gaming operators who could expand their product lines to include games that could directly compete with ours. See “Risk Factors — Our industry is very competitive. If consumers prefer our competitors’ games over our own, our operating results could suffer.”
Intellectual Property
We have 58 registered U.S. trademarks, 32 pending applications for trademarks, 14 issued U.S. patents, and 15 pending U.S. patent applications as of March 31, 2021. We create most of the intellectual property we use in our games, but we also license or otherwise receive rights to third-party intellectual property for use in our games. For example, we use licensed intellectual property from MGM Resorts International, Konami Gaming, Ainsworth Gaming Technology, NBCUniversal and Shaquille O’Neal among others, as creative assets in our games. These licenses typically limit our use of intellectual property to specific uses and for specific time periods and include other contractual obligations with which we must comply. Certain intellectual property rights may be licensed to us on a non-exclusive basis, and accordingly, the owners of such intellectual property are free to license such rights to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. Competition for these licenses is intense, and often results in one or more of advances, minimum payment guarantees and royalties that we must pay to the licensor, which decreases our profitability. Additionally, in the future, we may identify third-party intellectual property we may need to license in order to engage in our business, including to develop or commercialize new games; however, such licenses may not be available to us on acceptable terms or at all. We expect to continue to use a mix of originally created and licensed content in our games. See “Risk Factors — Our ability to acquire and maintain licenses to intellectual property may affect our revenue and profitability. Competition for these licenses may make them more expensive and increase our costs.”
Government Regulation
We are subject to a variety of laws in the U.S. and abroad that affect our business, including state and federal laws regarding consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the U.S. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with our current practices and could have an adverse effect on our business. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws and regulations.
There are ongoing academic, political and regulatory discussions in the U.S., Europe, Australia and other jurisdictions regarding whether social casino games should be subject to a higher level or different type of regulation than other social games to protect consumers, in particular minors and persons susceptible to addiction to social casino games, and, if so, what this regulation should include. For example, a court has recently determined that a class-action plaintiff was able to state a claim that an online social casino game operated by Big Fish Games, Inc. violated a specific anti-gambling law in Washington State. That case was settled in 2020 for $155 million. If new social casino regulations are imposed, or other regulations are interpreted to apply to our social casino games, certain, or all, of our social casino-themed games may become subject to those regulations and expose us to civil and criminal penalties if we do not comply. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition or results of operations.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in the U.S. and elsewhere that could restrict the online and mobile gaming industries, including player privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase, and we will be required to devote legal and other resources to address such regulation. For example, existing laws or new laws regarding the marketing of in-game purchases, labeling of free-to-play games, regulation of currency, banking institutions, unclaimed property or money transmission may be interpreted to cover our games and the purchase of virtual currency within our games. If that were to occur, we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may impede the growth of social game services and impair our business, financial condition or results of operations.
We are a member of the ISGA, which promotes best practices in gaming
The International Social Games Association or ISGA is the worldwide representative body of the social games industry, a thriving segment of the entertainment and digital economies. Its mission is to educate and inform the public, policy makers and regulators on what the industry does, how it works and the value it generates for both the digital economy and people that play social games. The ISGA’s “Best Practice Principles” offer guidance to the industry on consumer protection, accountability and transparency, while its research program provides insight for its key stakeholders. We are a member of the ISGA and our co-founder and Executive Vice President, Paul Mathews, is the current Chairman of the ISGA. We are committed to ISGA’s Best Practice Principles, including transparency in our game mechanics, functionality, and in-game purchase process, striving to adhere to data privacy and protection law, and providing customer support.
Data Privacy and Security
We receive, store and process personal information, including personal information of our players and other player data. We respect the data privacy rights of our players and strive to comply with all applicable data privacy laws. However, there are numerous federal, state and local laws around the world regarding data privacy and the storing, sharing, use, processing, disclosure and protection of personal information, and current laws and regulations are inconsistent across jurisdictions leading to a patchwork of data privacy laws that are difficult to fully interpret and adhere to. Some of these laws and regulations authorize the governing agencies to investigate companies under their jurisdiction to ensure compliance, and to impose fines and other measures against companies who are not in compliance. The applicability of these laws and regulations to us, and their scope and interpretation, are constantly evolving, often uncertain, and may conflict between jurisdictions.
For example, in the U.S. we are subject to the California Consumer Privacy Act, which was enacted by the State of California and effective on January 1, 2020, and establishes additional data privacy rights for California residents, with corresponding obligations on businesses relating to transparency, deletion rights, and opting-out of the selling of personal information, and grants a private right of action for individuals in the event of certain security breaches. Similar laws relating to data privacy and security have been proposed in other states and at the federal level, and, if passed, such laws may have potentially conflicting requirements.
In Europe, we are subject to the General Data Protection Regulation 2016/679 or GDPR, a regulation on data protection and data privacy applicable to companies processing personal data of users in the European Union (EU) and the European Economic Area that became effective May 25, 2018. The GDPR is wide-ranging in scope and imposes strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal information (including restrictions on cross-border transfers of personal information), with substantial monetary penalties for violations. The GDPR also provides that EU member states may enact their own additional laws and regulations in relation to certain data processing activities. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal information from the EU to “third countries,” especially the U.S. For example, last year, the Court of Justice of the EU invalidated the EU-U.S. Privacy Shield Framework (a mechanism for the transfer of personal information from the EU to the U.S. and made clear that reliance on standard contractual clauses (an alternative mechanism for the transfer of personal information outside of the EU) alone may not be sufficient in all circumstances. In addition, after the United Kingdom, or UK, left the EU, the UK enacted the UK GDPR, which, together with the amended UK Data Protection Act of 2018, retains the GDPR in UK national law, but also creates complexity and uncertainty regarding transfers of personal information between the UK and the EU, which could further limit our ability to use and share personal data and require localized changes to our operating model.
We are also subject to data protection and data privacy laws in other jurisdictions, such as the Lei Geral de Proteção de Dados or LGPD, a data privacy act enacted by Brazil that became effective September 18, 2020, which created new privacy rights for individuals and include monetary penalties for non-compliance. We are further subject to consumer protection laws, such as general truth in advertising and unfair trade practices that prohibit making false statements about, or otherwise failing to disclose, how we use our players’ data, as well as federal and state data breach notification laws.
The scope of data privacy laws and regulations worldwide continues to evolve, and we anticipate that the number of data privacy laws and the scope of individual data privacy and protection rights will increase, and we will continue to evaluate tools and methods to help us comply with existing and new laws and regulations.
We require new players who play our games for the first time to accept our privacy policy and terms of service. In our privacy policy, we disclose to our players what data we collect and how we use it. We also provide our players with an online submission form to exercise certain rights with respect to their personal data. We strive to comply with our privacy policy and respond to requests from our players to exercise such rights. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules and regulations to which we are subject.
See “Risk Factors — We are subject to laws and regulations concerning data privacy, information security, data protection and consumer protection, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business.”
Human Capital
We had 394 employees in five studios in three countries as of March 31, 2021.
Diversity
Determined to lead by example, we are making good on our pledge to advocate for racial justice and address inequality in our industry and our communities — beginning with an examination of our own practices and policies.
We have partnered with corporate diversity consultancy, OpenAccess, to review our current diversity and inclusion initiatives and make recommendations that will allow us to strengthen our internal culture. This will be part of a broader effort aimed at fostering long-term structural change through awareness, training, and engagement.
OpenAccess, which works with companies to foster inclusion and diversity as a competitive advantage, has begun its process with an audit of our diversity, equity, and inclusion beliefs and practices. A company-wide survey and select one-on-one interviews have been conducted, and a comprehensive review of our hiring practices, recruitment strategies, and policies and procedures will follow, ensuring that they are aligned with our commitment to this important area.
Our partnership with OpenAccess was formed in the wake of our statement following the death of George Floyd. Upon completing an initial assessment, OpenAccess will assist us in advancing our long-term strategy to enhance our culture and ensure that everyone is valued, respected, and possesses a sense of belonging.

We are signatories to the Invest in Parents Pledge
We signed the #InvestInParents Pledge as a further expression of our commitment to support working parents during the COVID-19 crisis and beyond. The Invest in Parents Pledge is a movement initiated by working family advocates and family-forward organizations committed to supporting, protecting and investing in working parents — especially during this period of uncertainty. Employers and individuals who sign the Invest in Parents Pledge commit to advocating for and supporting working parents to help them participate, remain and thrive in the workforce.
Facilities
Our principal business operations are located in Las Vegas, Nevada. We lease space in Burlingame, California, Austin, Texas, Tel-Aviv, Israel, Hong Kong and Hanoi, Vietnam for our game development and operation functions. We believe our facilities are adequate and suitable for our current needs and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.
Legal Proceedings
From time to time, we are a party to litigation and subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of the litigation and claims we currently face will not have a material adverse effect on our business or financial condition. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.
We are a party to a pending litigation matter brought by TeamSava d.o.o. Beograd, or TeamSava, and other related parties. The plaintiffs filed a Statement of Claim in May 2021 in Tel Aviv District Court in Israel, alleging claims, among other things, that we breached the terms of a commercial contract relating to services provided by TeamSava and related parties in connection with the sourcing and administrative management of personnel in Serbia who provided game development services exclusively for us. The pending litigation seeks damages of 27.3 million New Israeli Shekels (NIS) (or approximately $8.5 million based on prevailing exchange rates as of May 19, 2021). We believe that the claims are without merit and we intend to vigorously defend against them; however, there can be no assurance that we will be successful in the defense of this litigation. Our range of possible loss could be up to 27.3 million NIS based on the claim amount of the litigation, but we are not able to reasonably estimate the probability or amount of loss and therefore have not made any accruals.
On March 2, 2021, a lawsuit was filed in the Superior Court of California, Los Angeles County, by a purported Acies shareholder in connection with the Business Combination: McCart v. Acies Acquisition Corp., et al. (Sup. Ct. L.A. County) (the “Complaint”). The Complaint names Acies and members of Acies’ board of directors as defendants. The Complaint alleges breaches of fiduciary duties against members of Acies’ board of directors and aiding and abetting the board of directors’ alleged breaches of fiduciary duties against Acies. The Complaint also alleges that the registration statement for the Business Combination was materially deficient and omitted and/or misrepresented material information including, among other things, certain financial information, certain details regarding Acies’ financial advisors and other information relating to the background of the Business Combination. The Complaint generally seeks to recover damages related to the Business Combination.
Another purported Acies shareholder sent a demand letter on February 19, 2021, making similar allegations as those made in the Complaint and demanding additional disclosure regarding the Business Combination.

MANAGEMENT
Executive Officers and Directors
Our directors and executive officers and their ages as of June 30, 2021 are as follows:
Name	Age	Position
Executive Officers
Andrew Pascal	55	Co-Founder, Chairman and Chief Executive Officer
Scott Peterson	54	Vice President, Chief Financial Officer
Joel Agena	58	Vice President, Legal Counsel
Non-Employee Directors
William (Bill) J. Hornbuckle	63	Director
Joe Horowitz(2)(3)	69	Director
Jason Krikorian(1)(3)	50	Director
Judy K. Mencher(1)(2)	64	Director
James Murren(1)	59	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

Executive Officers
Andrew Pascal.   Mr. Pascal is a Co-Founder and has served as our Chief Executive Officer and Chairman of the Board of Directors since June 21, 2021, and prior to this served as a Co-Founder, Chairman, and Chief Executive Officer of Old PLAYSTUDIOS, which he co-founded in 2011. Prior to co-founding Old PLAYSTUDIOS, Mr. Pascal served as Senior Vice President of Product Marketing and Development at Wynn Las Vegas, a luxury casino resort property owned by Wynn Resorts, Ltd., beginning in 2003 during the project’s development phase, before ascending to the roles of President and Chief Operating Officer in 2005. Throughout Mr. Pascal’s tenure, Wynn Las Vegas garnered multiple awards from the world’s leading hospitality guides. In 2008, Mr. Pascal led the development and launch of Wynn Las Vegas’ sister property, Encore Las Vegas. From 2001 to 2003, Mr. Pascal served as President and Chief Executive Officer of WagerWorks, Inc., a company he founded as a casino solutions and content supplier for many of the world’s largest gaming and media brands. Following Mr. Pascal’s departure, WagerWorks was acquired by International Game Technology. Mr. Pascal holds a Bachelor of Arts in Economics from the University of Colorado, Boulder. Mr. Pascal is qualified to serve on the Board of Directors based on his substantial business experience, leadership and management experience as the CEO of Old PLAYSTUDIOS and previously as a founder of, and executive director at, other software companies.
Scott Peterson.   Scott Peterson has served as the Chief Financial Officer since June 21, 2021 and prior to this served as the Chief Financial Officer of Old PLAYSTUDIOS since June 2017. Mr. Peterson is a seasoned finance executive with expertise in accounting, financial management, and compliance, and brings more than 20 years of senior level financial leadership of public and private companies. In 2005, he was named Vice President and Chief Financial Officer for Wynn Macau, and returned to Las Vegas as the Senior Vice President and Chief Financial Officer of Wynn Las Vegas in 2009. Mr. Peterson’s responsibilities encompassed all aspects of finance, accounting and both casino and hotel finance operations. He was also the principal finance and accounting officer responsible for casino and hotel compliance with Wynn’s internal controls, as well as state and federal requirements under the Sarbanes-Oxley Act and the Nevada Gaming Control Board. Mr. Peterson holds a Bachelor of Science in Accounting from the University of Southern California.
Joel Agena.   Joel Agena serves as VP Legal Counsel of the Company and is responsible for overseeing all of our legal affairs, including corporate governance, mergers and acquisitions, securities, finance and general business, and content licensing. Mr. Agena has more than 23 years of experience as a practicing attorney. He joined OldPlayStudios in January 2019, after serving as Old PLAYSTUDIOS’ outside counsel since its inception in 2011. In 2001 he founded The Phoenix Law Group where his practice was focused on acting as outside general counsel for emerging growth companies. Mr. Agena received a Juris Doctorate degree from the University of Nebraska, College of Law in 1997 where he was a Member of the Law Review, Order of the Coif, and an Arthur E. Perry Scholar.
Non-Employee Directors
William (Bill) J. Hornbuckle.   Mr. Hornbuckle has served as a member of the Board of Directors since June 21, 2021. Mr. Hornbuckle is currently the Chief Executive Officer and President of MGM Resorts International (NYSE: MGM), an S&P 500 global entertainment company featuring iconic hotels and casinos, meeting and conference spaces, live and theatrical entertainment experiences and an array of restaurant, nightlife and retail offerings across the globe. Mr. Hornbuckle served as President of MGM Resorts starting in 2012 and served as Chief Operating Officer from 2019 to December 2020. He led MGM Resorts’ domestic and international expansion efforts, including the development of resorts in National Harbor, MD, and Macau and of T-Mobile Arena in Las Vegas. More recently, Mr. Hornbuckle oversaw MGM Resorts’ expansion of entertainment and sports betting. Mr. Hornbuckle has been a member of MGM Resorts’ Board of Directors since July 2020 and has served on the Board of Directors of MGM China Holdings, a majority-owned subsidiary of MGM that operates resorts in Macau, since 2009 and as Chairman of the Board of Directors since March 2020. He has served as Chairman of the Board of Directors for CityCenter Holdings, LLC (a joint venture with Dubai World) since December 2018. Mr. Hornbuckle is a board member of T-Mobile Arena (a joint venture with AEG) since 2013 and of the Las Vegas Stadium Authority since 2016. Mr. Hornbuckle also serves on the Board of Trustees for Three Square Food Bank, is a Founder and member of the Board of Directors of GBank Financial Holdings Inc., the parent company of Bank of George, a local banking and financial services institution, and is President of the Fulfillment Fund. Previously, Mr. Hornbuckle served on the Board of Directors of MGM Growth Properties LLC from 2016 to March 2020. Mr. Hornbuckle holds a Bachelor of Science degree in Hotel Administration from the University of Nevada, Las Vegas. We believe Mr. Hornbuckle is qualified to serve on the Board of Directors due to his extensive management experience as a CEO and senior executive of a public company and his understanding of the entertainment and gaming industry.
Joe Horowitz.   Mr. Horowitz has served as a member of the Board of Directors since June 21, 2021. Joe Horowitz has been the Managing General Partner of Icon Ventures, a leading Silicon Valley venture capital firm, since 2003. Mr. Horowitz was also a founder of Icon Ventures in 2003 and has overseen its growth from $100 million in assets under management to $1.1 billion. Joe’s venture capital experience also includes a 10-year tenure at U.S. Venture Partners, where the first deal that he worked on was the seed financing of Sun Microsystems. He was also Chairman and CEO of Geocast Network Systems, a broadband infrastructure company backed by Mayfield, Kleiner Perkins and Institutional Venture Partners. Current Icon Ventures portfolio companies that Joe is on the Board of or actively involved with include Area 1 Security, Global Worldwide, Synack, TuneIn and Volansi. He has also served on the board of the National Venture Capital Association and was previously a board member of the Western Association of Venture Capitalists. Joe holds a Bachelor of Arts in economics from Columbia University and a Master of Business Administration from the Wharton Graduate School of Business. We believe Mr. Horowitz is qualified to serve on the Board of Directors due to his experience as an investor, board member or executive officer of multiple technology companies and his understanding of the technology industry.
Jason Krikorian.   Mr. Krikorian has served as a member of the Board of Directors since June 21, 2021. He has been a General Partner of DCM, an international venture capital firm, since 2010 as well as a member of the board of directors of Matterport, Inc. since 2014, Augmedix since June 2017 and Shift Technologies since September 2018. He also has experience as a board member of other private companies. Before joining DCM, Mr. Krikorian was a co-founder of Sling Media, Inc., a pioneering digital media company and creator of the Slingbox, where he led the establishment of partnerships with global MSOs and mobile operators, as well as the international expansion of the company. Prior to Sling Media, Mr. Krikorian was a Partner at id8 Group where he advised leading global brands on product and business strategy focusing on digital media and mobile device platforms. He also spent time at the Boston Consulting Group, where he advised Fortune 500 clients in the retail, automotive and utilities sectors. Mr. Krikorian holds a Bachelor of Arts in Psychology from the University of California, Berkeley and both a Master of Business Administration and Juris Doctorate from the University of Virginia. We believe Mr. Krikorian is qualified to serve on the Board of Directors due to his experience as an investor in the mobile device platforms space and his background and understanding of the Internet and digital media industries.
Judy K. Mencher.   Ms. Mencher has served as a member of the Board of Directors since June 21, 2021. Ms. Mencher currently serves as a member of the board of directors of New Millennium Homes, a California homebuilder, since 1997 and Spiral Water Technologies, a New Jersey manufacturer of advanced water filtration systems, since November, 2018. Ms. Mencher is also the founder and Chief Executive Officer of Race Point Investors, LLC, a consultancy firm that specializes in advising various private equity funds and hedge funds on distressed investments and other matters, since March, 2018. Prior to joining Race Point Investors, LLC, Ms. Mencher served as Principal of DDJ Capital Management, a firm that specializes in high yield and distressed investing, with assets under management during her tenure of $1 billion to $3 billion from 1996 to 2006. Ms. Mencher holds a Bachelor of Arts in Economics from Tufts University and both a Juris Doctorate and Master of Business Administration from Boston University. We believe that Ms. Mencher is well qualified to serve on the Board of Directors due to her experience as a board member and in evaluating investments as well as her background in finance.
James Murren.   Mr. Murren has served as a member of the Board of Directors since June 21, 2021. Mr. Murren has served as Chairman of the Acies board of directors since August 2020. Mr. Murren is also the Chair of the Nevada COVID-19 Response, Relief and Recovery Task Force. He was the chair of the Leadership Board of the University of Southern California’s Keck School of Medicine and has been a member of the Board of Trustees for Howard University since 2016. Mr. Murren first joined MGM Resorts International in 1998 as the Chief Financial Officer and served as the Chairman and CEO of MGM Resorts International from December 2008 to February 2020. He also served as Chairman of the American Gaming Association from 2014 to 2017, was on the Board of Trustees of the Brookings Institution from 2011 to 2018, served on the National Infrastructure Advisory Council from December 2013 to 2020, and served as a director of Delta Petroleum Corporation from February 2008 to November 2011. Mr. Murren co-founded the Nevada Cancer Institute, which was the official cancer institute for the state of Nevada until 2013, and served as a director from 2002 to 2012. Mr. Murren is also a founding contributor to Nevada’s first Fisher House, which provides housing for military and Veterans’ families, which was founded in February 2016. He also served as a member of the Business Roundtable, an association of CEOs of leading U.S. companies. Mr. Murren received his Bachelor of Arts from Trinity College. He is a CFA® charterholder. We believe Mr. Murren is well qualified to serve as a board member due to his significant leadership experience.
Controlled Company Exemption
The Founder Group collectively beneficially owns more than 50% of the combined voting power for the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:
•
that a majority of our board of directors consist of directors who qualify as “independent” as defined under the rules of Nasdaq;

•
that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors; and

•
that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors.

Although as of the date of this prospectus, we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — General Risks Factors — Because we are a “controlled company”

within the meaning of the Nasdaq rules, our shareholders may not have certain corporate governance protections that are available to shareholders of companies that are not controlled companies.”
Board of Directors
Our business and affairs are organized under the direction of the Board of Directors. Andrew Pascal serves as Chairman of the Board of Directors. The primary responsibilities of the Board of Directors is to provide oversight, strategic guidance, counseling and direction to management. The Board of Directors will meet on a regular basis and additionally, as required.
Director Independence
The Board of Directors has determined that each of the directors on the board of Directors other than Andrew Pascal and Bill Hornbuckle qualify as independent directors, as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and the Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
Family Relationships
There are no family relationships among any of the individuals who serve as directors or executive officers of the Company.
Role of Board in Risk Oversight
The Board of Directors has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight through the regular reporting to the Board of Directors by the audit committee. The audit committee represents the Board of Directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarize for the Board of Directors all areas of risk and the appropriate mitigating factors. In addition, the Board of Directors receives periodic detailed operating performance reviews from management.
Committees of the Board of Directors
The Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below upon completion of the Business Combination. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.
Audit Committee
The audit committee consists of Jason Krikorian, Judy K. Mencher, and James Murren, each of whom is a non-employee member of the Board of Directors. James Murren is the chair of the audit committee. The Board of Directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. The Board of Directors has also determined that Judy K. Mencher qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The audit committee is responsible for, among other things:
•
selecting and hiring a registered public accounting firm;

•
evaluating the performance and independence of the registered public accounting firm;

•
approving the audit and pre-approving any non-audit services to be performed by the registered public accounting firm;

•
reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•
overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

•
reviewing and discussing with management and the registered public accounting firm the results of the annual audit, our quarterly financial statements and our publicly filed reports;

•
establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•
reviewing and approving in advance any proposed related-person transactions; and

•
preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee
The compensation committee consists of Joe Horowitz and Judy K. Mencher, each of whom is a non-employee member of the Board of Directors. Judy K. Mencher is the chair of the compensation committee. The Board of Directors has determined that each member of the compensation committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC. The compensation committee is responsible for, among other things:
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determining, or recommending to the Board of Directors for determination, the compensation of the executive officers, including the chief executive officer;

•
overseeing and setting compensation for the members of the Board of Directors;

•
administering our equity compensation plans;

•
overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

•
preparing the compensation committee report that the SEC requires in our annual proxy statement.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Joe Horowitz and Jason Krikorian, each of whom is a non-employee member of the Board of Directors. Jason Krikorian serves as the chair of the nominating and corporate governance committee. The Board of Directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC. The nominating and corporate governance committee is responsible for, among other things:
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evaluating and making recommendations regarding the composition, organization and governance of the Board of Directors and its committees;

•
reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•
reviewing conflicts of interest of the directors and corporate officers and proposed waivers of our corporate governance guidelines and code of business conducts and ethics; and

•
evaluating the performance of the Board of Directors and its committees.

The audit, compensation, and nominating and corporate governance committees each operate under a written charter that satisfies the applicable rules and regulations of Nasdaq and the SEC.
We have posted the charters of our audit, compensation and nominating and corporate governance committees, and any amendments thereto that may be adopted from time to time, on our website. Information on or that can be accessed through our website is not part of this prospectus. The Board of Directors may from time to time establish other committees.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the investor relations page on our website. We intend to post any amendment to our code of business conduct and ethics, and any waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Information on or that can be accessed through our website is not part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below
For the year ended December 31, 2020, Old PLAYSTUDIOS’ named executive officers (“Named Executive Officers” or “NEOs”) were:
•
Andrew Pascal, Chairman and Chief Executive Officer;

•
Scott Peterson, Vice President, Chief Financial Officer; and

•
Joel Agena, Vice President, Legal Counsel

The objective of our compensation program is to provide a total compensation package to each NEO to enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equityholders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. The board of directors of Old PLAYSTUDIOS has historically determined the compensation for the NEOs, with the CEO providing his recommendation regarding the compensation for the NEOs.
For the year ended December 31, 2020, the compensation program for the NEOs consisted of base salary and incentive compensation delivered in the form of an annual cash bonus, each as described below:
•
Base Salary.   Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the NEO’s duties and authorities, contributions, prior experience and sustained performance.

•
Annual Cash Bonus.   Annual cash bonuses are paid to incentivize the NEOs to achieve our annual financial and operating performance metrics goals and are paid at the discretion of the board of directors.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to Old PLAYSTUDIOS by the NEOs for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)	Total ($)
Andrew Pascal, Chairman and CEO	2020	500,000	225,000	1,601	726,601
Scott Peterson, VP, CFO	2020	250,000	35,000	161	285,161
Joel Agena, VP Legal Counsel	2020	224,327	15,000	161	239,488

(1)
Reflects discretionary annual bonus payouts to the NEOs in respect of fiscal year 2020 performance.

Employee Benefits
Old PLAYSTUDIOS NEOs participated in the employee benefit programs available to Old PLAYSTUDIOS employees generally, including a tax-qualified 401(k) plan. Old PLAYSTUDIOS did not maintain any executive-specific benefit or perquisite programs in the year ended December 31, 2020.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andrew Pascal	10/4/12	1,405,200	—	0.0325	10/4/22
	4/17/17	7,333,333	666,667	0.2350	4/17/27
Scott Peterson	6/29/17(2)	125,000	166,667	0.2350	4/1/27
	2/28/19(3)	31,250	260,417	0.3350	1/1/29
Joel Agena	12/22/15(4)	200,000	—	0.2100	9/1/25
	6/29/17(5)	358,333	41,667	0.2350	5/1/27
	2/28/19(3)	191,666	208,334	0.3350	1/1/29

(1)
The stock option awards were granted pursuant to Old PLAYSTUDIOS’ 2011 Omnibus Stock and Incentive Plan (the “Old PLAYSTUDIOS Option Plan”) and, except for Mr. Agena’s 2015 stock option grant, time-vest as follows: 25% on the first anniversary of the vesting commencement date, and 1/48 on a monthly basis thereafter.

(2)
The vesting commencement date is 4/1/17.

(3)
The vesting commencement date is 1/1/19.

(4)
27/48 of the option vested on the Grant Date and the remainder time-vests 1/48 on a monthly basis thereafter.

(5)
The vesting commencement date is 5/1/17.

Potential Payments Upon Termination or Change in Control
Pursuant to the stock option award agreements with Messrs. Pascal, Peterson and Agena under the Old PLAYSTUDIOS Option Plan, 50% of the stock options granted to them (or 100% of the then unvested stock options if more than 50% of the award is already vested) vest and become exercisable upon either (i) a “change in control” (as defined in the Old PLAYSTUDIOS Option Plan), (ii) an “involuntary termination” (as defined in the stock option award agreements) or (iii) for Mr. Pascal, his involuntary removal from the board of directors of Old PLAYSTUDIOS. We do not expect the Business Combination to constitute a change in control under the Old PLAYSTUDIOS Option Plan.
In addition, Mr. Agena is entitled to severance in an amount equal to six months of his then current base salary in the event of his termination by the Company without “cause” (as defined in his offer letter).
Employment Agreements
None of the NEOs have employment agreements with us with the exception of offer letters providing for at-will employment (and, in Mr. Agena’s case, eligibility to receive reimbursement of up to $1,000 per month for costs associated with office space and the severance protection described above under “Potential Payments Upon Termination or Change in Control”).
Company Executive Compensation
On a go-forward basis, we intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Decisions on the executive compensation program are made by the compensation committee of the Board of Directors.
Old PLAYSTUDIOS Option Plan
Old PLAYSTUDIOS previously maintained the Old PLAYSTUDIOS Option Plan. As described above, Old PLAYSTUDIOS granted stock option awards to the NEOs, as well as other employees of Old

PLAYSTUDIOS, under the Old PLAYSTUDIOS Option Plan. As part of the Business Combination, the Old PLAYSTUDIOS Option Plan was terminated other than with respect to stock option awards already outstanding under the Old PLAYSTUDIOS Option Plan which were converted into stock option awards in respect of the Company’s stock as a result of the Business Combination.
For a description of the material terms applicable to the NEOs’ equity awards granted under the Old PLAYSTUDIOS Option Plan, see the sections above entitled “— Outstanding Equity Awards at 2020 Fiscal Year-End” and “Potential Payments Upon Termination or Change in Control.”
2021 Plan
The material terms of the 2021 Plan, as approved by the Board of Directors, are summarized below.
Purpose
The purpose of the 2021 Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the Company’s success, thereby furthering the best interests of our stockholders.
Shares Available
Subject to adjustment, the 2021 Plan permits us to make awards of a number of shares of our Class A common stock (including in respect of incentive stock options) initially equal to 16,749,132 shares of our Class A common stock. Additionally, the number of shares of Class A common stock reserved for issuance under the 2021 Plan will increase automatically on the first day of each fiscal year following the effective date of the 2021 Plan, by the lesser of (i) 5% of outstanding shares of Class A common stock and Class B common stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board of Directors. If any award issued under the 2021 Plan (or any award under the Old PLAYSTUDIOS Option Plan) is cancelled, forfeited, or terminates or expires unexercised, the shares in respect of such award may again be issued as shares of Class A common stock under the 2021 Plan. In the event of a dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, issuance of warrants or other rights to purchase common stock or other securities, issuance of common stock pursuant to the anti-dilution provisions of any securities, or other similar event, the Plan Administrator (as defined below) shall adjust equitably any or all of (i) the number and type of shares which thereafter may be made the subject of awards, (ii) the number and type of shares subject to outstanding awards and (iii) the grant, purchase, exercise or hurdle price of awards or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
Administration
The compensation committee, unless another committee or subcommittee is designated by the Board of Directors (in either event, the “Plan Administrator”), administers the 2021 Plan and determines the following items:
•
selection of the participants to whom awards may be granted;

•
determination of the type or types of awards to be granted under the 2021 Plan;

•
determination of the number of shares to be covered by awards;

•
determination of the terms and conditions of any award;

•
determination of whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended;

•
approval of the form of award agreements, amend or modify outstanding awards or award agreements;

•
correction of any defect, supply any omission and reconcile any inconsistency in the 2021 Plan or any award, in the manner and to the extent it will deem desirable to carry the 2021 Plan into effect;

•
interpretation of the terms of the 2021 Plan, any award agreement and any agreement related to any award;

•
taking of any action that is treated as a repricing under generally accepted accounting principles; and

•
making of any other determination and take any other action that it deems necessary or desirable to administer the 2021 Plan.

To the extent not inconsistent with applicable law, the Plan Administrator may delegate to one or more of our officers some or all of the authority under the 2021 Plan, including the authority to grant all types of awards authorized under the 2021 Plan.
Eligibility
Generally, all of our employees and all employees of our subsidiaries, our board of directors and certain other individuals who perform services for us or any of our subsidiaries are eligible to receive awards. The basis for participation in the 2021 Plan is the Plan Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the 2021 Plan’s purpose.
Forms of Awards
Awards under the 2021 Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights, or SARs, (iii) restricted stock awards, (iv) restricted stock unit awards, or RSUs, (v) performance awards, (vi) other cash-based awards and (vii) other stock-based awards. Such awards may be for partial-year, annual or multi-year periods.
•
Stock Options.   Options are rights to purchase a specified number of shares of Class A common stock at a price fixed by the Plan Administrator, but not less than fair market value on the date of grant. Options generally expire no later than ten years after the date of grant. Options will become exercisable at such time and in such installments as the Plan Administrator will determine. Options intended to be incentive stock options under Section 422 of the Internal Revenue Code may not be granted to any person who is not an employee of the Company or any parent or subsidiary, as defined in Section 424 of the Internal Revenue Code. All incentive stock options must be granted within ten years of the date the 2021 Plan is approved by the Plan Administrator.

•
SARs.   A SAR entitles the holder to receive, upon exercise, an amount equal to any positive difference between the fair market value of one share of Class A common stock on the date the SAR is exercised and the exercise price, multiplied by the number of shares of Class A common stock with respect to which the SAR is exercised. The Plan Administrator will have the authority to determine whether the amount to be paid upon exercise of a SAR will be paid in cash, common stock or a combination of cash and common stock.

•
Restricted Stock.   Restricted stock awards provide for a specified number of shares of Class A common stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Plan Administrator. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder has all rights as a stockholder, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that the Plan Administrator may determine that distributions with respect to shares of Class A common stock will be deposited with us and will be subject to the same restrictions as the shares of Class A common stock with respect to which such distribution was made.

•
RSUs.   An RSU is a right to receive a specified number of shares of Class A common stock (or the fair market value thereof in cash, or any combination of Class A common stock and cash, as determined by the Plan Administrator), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by the Plan Administrator, consistent with the terms of the 2021 Plan. The RSU agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of Class A common stock subject to the award. Prior to the settlement of a RSU in Class A common stock, the award recipient will have no rights as a stockholder of the Company with respect to Class A common stock subject to the award.
•
Performance Awards.   Performance awards are awards whose final value or amount, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Plan Administrator. Performance periods can be partial-year, annual or multi-year periods, as determined by the Plan Administrator. Performance measures that may be used include one or more of the following: the attainment by a share of our Class A common stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to shareholders (including dividends), return on equity, earnings, commissions and fees, cash flow or cost reduction goals, operating profit, pretax return on total capital, economic value added or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company or a subsidiary, or any business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, common stock, restricted stock, RSUs, other awards, or a combination thereof, as specified by our Plan Administrator.

•
Other Cash-Based Awards.   Annual incentive awards are generally cash awards based on the degree to which certain of any or all of a combination of individual, team, department, division, subsidiary, group or corporate performance objectives are met or not met. The Plan Administrator may establish the terms and provisions, including performance objectives, for any annual incentive award. The Plan Administrator may also grant any shorter- or longer-term cash-based award.

•
Other Stock-Based Awards.   The Plan Administrator has the discretion to grant other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the 2021 Plan, as the Plan Administrator may determine.
Director Pay Cap
Subject to the adjustment provision of the 2021 Plan, an individual who is a non-employee director may not receive in any fiscal year awards under the 2021 Plan or cash compensation which relate to more than $750,000 in the aggregate, increased to $1,000,000 for a non-employee director’s initial year of service.
Termination of Service and Change of Control
The Plan Administrator will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle, be paid or be forfeited. In the event of a change of control, except as otherwise provided in the applicable award agreement, the Plan Administrator may provide for:
•
continuation or assumption of outstanding awards under the 2021 Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;

•
substitution or replacement of outstanding awards by the surviving corporation or its parent with cash, securities, rights or other property with substantially the same terms and value as such outstanding awards;

•
acceleration of the vesting (including the lapse of any restriction) and exercisability of outstanding awards upon (i) the individual’s involuntary termination of service (including our termination without cause or by the individual for good reason) within a specified period following such change of control or (ii) the failure of the surviving corporation or its parent to continue or assume such outstanding awards;

•
determination of the level of attainment of the applicable performance condition or conditions in the case of a performance award;

•
cancellation of outstanding awards under the 2021 Plan in exchange for a payment of cash, securities, rights and/or other property equal to the value of such outstanding award; and

•
cancellation of outstanding awards under the 2021 Plan without payment of any consideration, to the extent such awards are not vested as of immediately prior to the change of control.

In the event the Plan Administrator fails to take one or more of the foregoing actions with respect to an outstanding award, such award will accelerate in full (but with the level of attainment of any performance conditions determined by the Plan Administrator) and be cancelled in exchange for a payment on terms substantially consistent with those set forth in the second to last bullet above.
Amendment and Termination
The Board of Directors may amend, alter, suspend, discontinue or terminate the 2021 Plan. The Plan Administrator may also amend the 2021 Plan or create sub-plans. However, subject to the adjustment and change of control provisions of the 2021 Plan, any such action that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except to the extent that such action is taken to cause the 2021 Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, to impose any “clawback” or recoupment provisions on any outstanding awards in accordance with the 2021 Plan, or to comply with Section 409A of the Internal Revenue Code.
Employee Stock Purchase Plan
The material terms of the 2021 Employee Stock Purchase Plan (the “ESPP”), as approved by the Board of Directors, are summarized below.
Purpose
The purpose of the ESPP is to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Class A common stock.
Shares Available
Subject to adjustment, a total number of 3,349,827 shares of our Class A common stock (the “Initial ESPP Pool”) have been authorized for issuance under the ESPP. Additionally, the number of shares of Class A common stock reserved for issuance under the ESPP will increase automatically on the first day of each fiscal year following the effective date of the ESPP Plan, by the lesser of (i) 1% of outstanding shares of Class A common stock and Class B common stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board of Directors; provided that the maximum number of shares that may be issued under the ESPP in any event will be equal to ten times the Initial ESPP Pool, subject to adjustment in the event of a dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities, or other similar event.
Administration
The Board of Directors or a committee or subcommittee designated by the Board of Directors (in either event, the “ESPP Administrator”) will administer the ESPP.
Eligibility
Our employees, including executive officers, or employees of our subsidiaries must be customarily employed with us or one of its affiliates for more than 20 hours per week and more than five months per calendar year in order to participate in the ESPP. An employee may not be granted options to purchase shares under the ESPP if such employee (a) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of Class A common stock or (b) holds rights to purchase stock under the ESPP that would accrue at a rate that exceeds $25,000 of the fair market value of our stock for each calendar year that the options remain outstanding.
Offerings
Each offering will have one or more purchase dates on which shares of Class A common stock will be purchased for the employees who are participating in the offering. The ESPP Administrator, in its discretion, will determine the terms of offerings under the ESPP. The ESPP permits participating employees to purchase shares of Class A common stock through payroll deductions in an amount equal to at least 1% of the employee’s compensation. The purchase price of the shares of Class A common stock will be not less than the lesser of (i) 85% (or such greater percentage as designated by the ESPP Administrator) of the fair market value of Class A common stock on the date of purchase or (ii) 85% (or such greater percentage as designated by the ESPP Administrator) of the fair market value of Class A common stock on the first day of the offering period.
Adjustments
In the event of a specified corporate transaction, such as a merger or acquisition of stock or property, a successor corporation may assume or substitute each outstanding option under the ESPP. If the successor corporation does not assume or substitute the outstanding options, the offering in progress will be shortened and a new exercise date will be set. Employees’ options will be exercised on the new exercise date and such options will terminate immediately thereafter. Notwithstanding the foregoing, in the event of a specified corporate transaction, the ESPP Administrator may elect to terminate all outstanding offerings.
Section 423 Status
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, provided that the ESPP Administrator may adopt sub-plans applicable to particular subsidiaries or locations which may be designed to be outside the scope of Section 423 of the Internal Revenue Code. The ESPP will remain in effect for ten years following the effective date of the ESPP unless terminated earlier by the ESPP Administrator in accordance with the terms of the ESPP.
Amendment and Termination
Our ESPP Administrator has the authority to amend, suspend or terminate the ESPP at any time and for any reason.

DIRECTOR COMPENSATION
Prior to the completion of the Business Combination, no member of Old PLAYSTUDIOS’ board of directors received any compensation from Old PLAYSTUDIOS for service on the board of directors.
Following the completion of the Business Combination, our board of directors adopted an Outside Director Compensation Policy. Pursuant to the policy, our non-employee directors will receive cash compensation as follows:
•
Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year.

•
Any non-executive chairperson will receive an additional annual cash retainer in the amount of $20,000 per year.

•
The Lead Outside Director will receive an additional annual cash retainer in the amount of $10,000 per year.

•
Each member of the audit, compensation, and nominating and corporate governance committees will receive an additional annual cash retainer in the amount of $10,000 per year for such member’s service on the relevant committee.

•
In addition to the cash retainer for committee service described above, the chairperson of the audit, compensation, and nominating and corporate governance committees will receive an additional annual cash retainer in the amount of $5,000 per year.

Subject to the terms of the 2021 Plan, on the date of each annual meeting of the Company’s stockholders, each non-employee director who, as of such annual meeting date, has served on the board as a director for at least the preceding six months will be automatically granted an award of RSUs having a grant date fair value of approximately $150,000. The number of RSUs will be determined by dividing the dollar value of the grant by the closing trading price of a shares of Class A common stock on the date of the RSU grant (with the shares covered by the award rounded down to the nearest whole share). Each annual RSU grant will vest monthly over 12 months, provided that the annual RSU grant will vest in full on the earlier of (i) the 12-month anniversary of the date of grant, or (ii) the date of the next regularly scheduled annual meeting of the Company’s stockholders, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.
Each annual RSU grant will become fully vested and exercisable immediately prior to a Change in Control (as defined in the 2021 Plan), subject to the non-employee director continuing to be a director through the date of the Change in Control.
No non-employee director may be paid, issued or granted, in any fiscal year, cash compensation and Awards (as defined in the 2021 Plan) with an aggregate value greater than $750,000, except that in the first fiscal year of service as a non-employee director, such value may be increased to up to $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements Related to the Merger Agreement
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, Acies entered into a support agreement pursuant to which Acies and the Sponsor agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby, (ii) that 900,000 Acies Class B ordinary shares held by the Sponsor shall become unvested and subject to forfeiture if certain earnout conditions are not satisfied, (iii) to forfeit, for no consideration, 850,000 Acies Class B ordinary shares held by the Sponsor and 715,000 Acies private placement warrants, (iv) to forfeit additional Acies Class B ordinary shares conditioned on certain redemptions of Acies Class A ordinary shares, and (v) not to transfer any Acies Class B ordinary shares or Acies private placement warrants until the date that is 12 months after the Closing, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
Holders Support Agreements
On February 2, 2021, certain stockholders of Old PLAYSTUDIOS (the “Key Stockholders”) executed support agreements with Acies pursuant to which, among other things, the Key Stockholders agreed to execute and deliver a written consent with respect to the outstanding shares of Old PLAYSTUDIOS common stock and Old PLAYSTUDIOS preferred stock held by the Key Stockholders adopting the Merger Agreement and related transactions and approving the Business Combination.
Registration Rights Agreement
On June 21, 2021, in connection with the completion of the Business Combination and as contemplated by the Merger Agreement, we, certain stockholders of Old PLAYSTUDIOS and the Sponsor entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we are required to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities of ours that are held by the parties thereto from time to time.
The PIPE Subscription Agreements
In connection with the execution of the Merger Agreement, Acies entered into Subscription Agreements with the PIPE Investors pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 25,000,000 shares of Class A common stock for an aggregate purchase price equal to $250 million.
The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, we are required to, as soon as practicable but no later than 30 calendar days following the Closing, submit to or file with the SEC a registration statement registering the resale of such shares by the PIPE Investors. Additionally, we are required to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day following the filing date thereof, (ii) the 90th calendar day following the filing date thereof if the SEC notifies us that it will “review” the registration statement, and (iii) the 10th business day after the date we are notified in writing by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We must use reasonable best efforts to keep the registration statement effective until the earliest of: (i) the date on which all of the shares covered by the registration statement have been sold, (ii) with respect to shares held by a particular subscriber, the date all shares held by such subscriber may be sold without restriction under Rule 144, and (iii) three years from the date of effectiveness of the registration statement.
Sponsor Related Agreements
Sponsor Shares
On September 15, 2020, the Sponsor purchased 8,625,000 Sponsor Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. On October 20, 2020, the Sponsor cancelled an aggregate of 2,875,000 Sponsor Shares, and on November 9, 2020, forfeited an additional 368,750 Sponsor Shares as a result of the underwriters’ election to partially exercise their over-allotment option in connection with Acies’ IPO. On June 21, 2021, the Sponsor forfeited an additional 1,657,188 Sponsor Shares in connection with the Business Combination such that an aggregate of 3,724,062 Sponsor Shares are issued and outstanding as of June 21, 2021, following the Closing.
The Sponsor is controlled by Daniel Fetters and Edward King as managing members. Additionally, Andrew Pascal, prior to the Closing, beneficially owned a 9.8% interest in the Sponsor. Mr. Pascal forfeited his interests in the Sponsor and all of the associated Acies Class B ordinary shares and Acies Private placement warrants, effective as of the Closing.
These Sponsor Shares were identical to the Acies Class A ordinary shares included in the units sold in Acies’ IPO, except that (i) only the holders of the Sponsor Shares had the right to vote on the election of directors prior to the initial business combination (as defined in the Cayman Constitutional Documents), (ii) the Sponsor Shares were subject to certain transfer restrictions, (iii) the holders of the Sponsor Shares agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the Sponsor Shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any Sponsor Shares and public shares held by them in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of Acies’ obligation to allow redemption in connection with its initial business combination or to redeem 100% of the public shares if Acies did not complete its initial business combination by October 22, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (z) their rights to liquidating distributions from the Trust Account with respect to the Sponsor Shares if Acies failed to complete a business combination by October 22, 2022, (iv) the Sponsor Shares automatically converted into Acies Class A ordinary shares at the Closing and (v) the Sponsor Shares are entitled to registration rights.In connection with the Business Combination, upon the Domestication, 1,657,188 Sponsor Shares were forfeited for no consideration. The remaining Sponsor Shares automatically converted, on a one-for-one basis, into shares of Class A common stock.
Private Placement Warrants
Simultaneously with the consummation of the IPO of Acies, the Sponsor purchased 4,333,333 private placement warrants at a price of $1.50 per warrant, or $6,500,000 in the aggregate, in a private placement. Each private placement warrant entitled the holder to purchase one Acies Class A ordinary share for $11.50 per share. Additionally, on November 9, 2020, the Sponsor purchased an additional 203,334 private placement warrants, for total gross proceeds to Acies of $305,000. A portion of the proceeds from the sale of the private placement warrants was placed in the Trust Account. The private placement warrants may not be redeemed by us so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants are redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the IPO of Acies. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis.
The private placement warrants are identical to the warrants included in the units sold in the IPO of Acies except that the private placement warrants: (i) are not redeemable by Acies, (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the Acies Class A ordinary shares issuable upon exercise of the private placement warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the private placement warrants, including the Acies Class A ordinary shares issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after Closing.
In connection with the Business Combination, upon the Domestication, 715,000 of the private placement warrants were forfeited for no consideration. The remaining private placement warrants converted, on a one-for-one basis into warrants to acquire one share of Class A common stock pursuant to the Warrant Agreement.
In addition, in connection with Acies’ initial public offering and the partial exercise of the over-allotment option, Mr. Pascal became the beneficial holder of 522,843 Acies Class B ordinary shares and

449,129 Acies private placement warrants through his ownership of interests in the Sponsor. Mr. Pascal forfeited his interests in the Sponsor and all of the associated Acies Class B ordinary shares and Acies private placement warrants at the Closing.
Registration Rights
The holders of the Sponsor Shares and Private Placement Warrants (and any Acies Class A ordinary shares issuable upon conversion of the Sponsor Shares and upon the exercise of the Private Placement Warrants) are entitled to registration rights pursuant to a registration rights agreement signed October 22, 2020, requiring Acies to register such securities for resale (in the case of the Sponsor Shares, only after conversion to Acies Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that Acies register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Acies’ initial business combination and rights to require Acies to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.
MGM Investment
Concurrently with the execution of the Merger Agreement, Acies entered into a Subscription Agreement with MGM Resorts International (“MGM”), pursuant to which MGM subscribed for shares of Class A common stock in connection with the PIPE Investment. MGM funded $20,000,000 of the PIPE Investment by agreeing to terminate a profit share provision of an agreement between MGM and us, for which they received 2,000,000 shares of Class A common stock. The MGM PIPE Investment was consummated concurrently with the closing of the Business Combination.
Related Party Note and Advances
On September 4, 2020, Acies issued an unsecured promissory note to the Sponsor, pursuant to which Acies borrowed up to an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of Acies’ IPO. The borrowings outstanding under the note in the amount of $278,631 were repaid subsequent to the closing of Acies’ IPO on October 29, 2020.
Administrative Services Agreement
Acies entered into an agreement whereby, commencing on October 22, 2020 through the earlier of the consummation of a business combination or Acies’ liquidation, Acies will pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. For the three months ended March 31, 2021, Acies incurred and paid $30,000 of such fees.
Old PLAYSTUDIOS Related Agreements
Transaction with Co-Founder and Chief Executive Officer
In connection with the Merger Agreement, Andrew Pascal, Co-Founder, Chief Executive Officer and a member of our board of directors received shares of our Class B common stock. Shares of our Class B common stock are entitled to twenty votes per share. As a result, as of the Closing Date, Mr. Pascal owned approximately 12.8% of our outstanding and issued capital stock and had approximately 74.6% of the combined voting power of our outstanding capital stock.
MGM Marketing Agreement
Old PLAYSTUDIOS is party to a joint marketing agreement with MGM (as amended, the “MGM Marketing Agreement”). As consideration for the use of MGM’s intellectual property in certain of Old PLAYSTUDIOS’ social casino games, Old PLAYSTUDIOS issued 19,200,000 shares of its common stock representing 10% of its then outstanding common stock, and in lieu of royalty payments, Old PLAYSTUDIOS agreed to pay MGM a profit share of up to a mid- to high-single digit percentage of cumulative net operating income, as defined in the MGM Marketing Agreement.
On October 30, 2020, Old PLAYSTUDIOS and MGM agreed to amend the MGM Marketing Agreement (the “MGM Amendment”). Under the MGM Amendment, the MGM Marketing Agreement was amended to terminate the profit share provision. In exchange, Old PLAYSTUDIOS agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Investment, (ii) the date that we waive MGM’s commitment to participate in the PIPE Investment. In connection the Closing, we used the $20.0 million PIPE Investment by MGM to terminate the profit share provision.
MGM Letter of Commitment
Contemporaneously with the MGM Amendment, MGM delivered to Old PLAYSTUDIOS a Letter of Commitment pursuant to which it committed to participate in a PIPE transaction or other private placement of shares of Old PLAYSTUDIOS common stock for a minimum of $20.0 million. MGM applied the amount we were obligated to pay MGM under the MGM Amendment to satisfy its commitment, as permitted under the MGM Amendment.
MGM Secondary Transaction
During 2018, Old PLAYSTUDIOS assisted in the organization of a transaction between MGM and employees of Old PLAYSTUDIOS wherein MGM purchased approximately 10.0 million shares of Old PLAYSTUDIOS common stock from employees for a total of approximately $10.0 million. In the transaction, MGM paid a premium above the fair value of the shares. The excess purchase price over the fair value of common stock was recorded as compensation expense, net of amounts capitalized, to Old PLAYSTUDIOS.
King Agreement
In April 2017, Old PLAYSTUDIOS entered into a game publishing and distribution agreement (the “King Agreement”) with King.com Limited and King.com (US), LLC (collectively, “King”) to develop a branded mobile application with games incorporating their branded intellectual property. King is a subsidiary of Activision Blizzard, Inc (“Activision”). Activision was a stockholder and an Activision senior executive served on the board of directors of Old PLAYSTUDIOS. King was responsible for $1.3 million and $7.3 million in revenue for Old PLAYSTUDIOS in 2018 and 2019, respectively. In June 2019, the agreement terminated, and all of the associated deferred revenue was recorded as revenue for Old PLAYSTUDIOS during 2019. As of March 31, 2021 and December 31, 2020, Activision owned 64 million shares of Old PLAYSTUDIOS’ preferred stock.
Investor Rights Agreement
Old PLAYSTUDIOS entered into a second amended and restated investor rights agreement dated June 2, 2014, granting registration rights, preemptive rights and information rights, among other things, to certain holders of Old PLAYSTUDIOS’ preferred stock, including MGM, Activision, the Pascal Family Trust and the Paul D. and Julie A. Mathews Family Trust, among others. This agreement terminated upon the Closing.
Right of First Refusal Agreement
Old PLAYSTUDIOS entered into a second amended and restated right of first refusal and co-sale agreement dated June 2, 2014 with certain holders of Old PLAYSTUDIOS’ preferred stock, pursuant to which such holders have a right of first refusal and co-sale in respect of certain sales of securities by certain of Old PLAYSTUDIOS, stockholders, including the Pascal Family Trust, the Paul D. and Julie A. Mathews Family Trust and MGM, among others. This agreement terminated upon the Closing.
Voting Rights Agreement
Old PLAYSTUDIOS is a party to a second amended and restated voting agreement dated June 2, 2014 pursuant to which certain holders of Old PLAYSTUDIOS preferred stock have agreed to vote in a certain way on certain matters, including with respect to the election of directors of Old PLAYSTUDIOS. Upon the Closing, the Voting Rights Agreement terminated and none of Old PLAYSTUDIOS’ stockholders have any special rights regarding the election or designation of members of the Board of Directors.
Andrew Pascal — Family Relationships
Andrew Pascal’s brother, David Pascal, has served as Old PLAYSTUDIOS’ director of marketing since October 2012. David Pascal received approximately $0.2 million in salary, bonus and benefits in each of 2018, 2019 and 2020. These amounts include the fair value of 80,000 Old PLAYSTUDIOS Options and 1,000 Old PLAYSTUDIOS Options that were granted to David Pascal under the Old PLAYSTUDIOS Option Plan in 2018 and 2020, respectively.
Policies and Procedures for Related Person Transactions
The Board of Directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•
any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of the common stock as of June 21, 2021, after giving effect to the Closing, by:
•
each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Class A common stock;

•
each current executive officer and director of the Company; and

•
all current executive officers and directors of the Company, as a group.

The information below is based on an aggregate of 109,623,364 shares of Class A common stock and 16,131,300 shares of Class B common stock issued and outstanding as of June 21, 2021. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A common stock and Class B common stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Holders of Class B common stock are entitled to twenty votes per share on all matters submitted to stockholders for their vote or approval.
Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them:
	Class A common stock		Class B common stock		Combined Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	Number	%
5% Holders PLAYSTUDIOS:
MGM Resorts International(2)	16,647,124	15.2%	—	—	3.9%
Activision Publishing, Inc.(3)	12,677,398	11.6%	—	—	2.9%
Directors and Executive Officers:
Andrew Pascal	18,322,093(4)(5)	14.3%	18,322,093(5)	100.0%	77.0%
William Hornbuckle(6)	—	—	—	—	—
Joe Horowitz	—	—	—	—	—
Jason Krikorian	—	—	—	—	—
Judy K. Mencher	567,099(7)	*	—	—	*
James Murren	—	—	—	—	—
Scott Peterson	395,105(8)	*	—	—	*
Joel Agena	200,028(9)	*	—	—	*
All PLAYSTUDIOS directors and executive officers as a group (8 individuals)	19,484,325(10)	15.2%	18,322,091(5)	100.0%	77.1%

(1)
Unless otherwise noted, the business address of each of those listed in the table above is 10150 Covington Cross Drive, Las Vegas, NV 89144.

(2)
The address of MGM Resorts International is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)
The address of Activision Publishing, Inc. is 3100 Ocean Park Boulevard, Santa Monica, CA 90405.

(4)
Consists of shares of Class B common stock that may be converted into shares of Class A common stock at any time at the election of the holder thereof.

(5)
Consists of (i) 13,217,295 shares of Class B common stock held of record by DreamStreet Holdings,

LLC, (ii) 2,913,005 shares of Class B common stock held of record by the Pascal Family Trust and (iii) 2,191,793 shares underlying options exercisable within 60 days of the Closing Date.
(6)
Does not include any shares beneficially owned by MGM Resorts International, as to which Mr. Hornbuckle disclaims beneficial ownership.

(7)
Consists of shares of Class A common stock held of record by The Judy K. Mencher Trust 2014.

(8)
Consists of (i) 300,428 shares of Class A common stock held of record by the Scott E Peterson Trust and (ii) 94,677 shares underlying options exercisable within 60 days of the Closing Date.

(9)
Consists of 200,028 shares underlying options exercisable within 60 days of the Closing Date.

(10)
Consists of (i) 16,130,300 shares of Class B common stock that may be converted into shares of Class A common stock at any time at the election of the holder thereof, (ii) 867,527 shares of Class A common stock and (iii) 2,486,498 shares underlying options exercisable within 60 days of the Closing Date.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the shares of our common stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the Business Combination. Pursuant to the Registration Rights Agreement and the Subscription Agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of our Class A common stock issued to the Selling Securityholders pursuant to the Subscription Agreements and Merger Agreement.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of July 9, 2021 regarding the beneficial ownership of our Class A common stock and Warrants by the Selling Securityholders and the shares of Class A common stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Class A common stock is based on approximately 109,623,364 shares of Class A common stock and 16,130,300 shares of Class B common stock outstanding as of June 21, 2021. Information with respect to shares of Class A common stock owned beneficially after the offering assumes the sale of all of the shares of Class A common stock offered (including the possible receipt of Earnout Shares and the vesting of the Unvested Sponsor Shares) and no other purchases or sales of our Class A common stock. The Selling Securityholders may offer and sell some, all or none of their shares of Class A common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
Activision Publishing, Inc.(1)	12,677,398	14,809,480	—	—
A-Fund, L.P.(2)	3,400,018	3,940,064	—	—
Alejandro Feely	25,000	25,000	—	—
Alpine Oil Company(3)	125,000	125,000	—	—
Andrew Zobler(4)	25,000	25,000	—	—
Anthony McDevitt	25,000	25,000	—	—
Apollo A-N Credit Fund (Delaware), L.P.(5)	98,146	98,146	—	—
Apollo Atlas Master Fund, LLC(6)	84,244	84,244	—	—
Apollo Credit Strategies Master Fund Ltd.(7)	1,145,605	1,145,605	—	—
Apollo PPF Credit Strategies, LLC(8)	172,005	172,005	—	—
BEMAP Master Fund Ltd(9)	582,383	450,746	131,637	*
Bespoke Alpha MAC MIM LP(10)	72,633	57,543	15,090	*
BlackRock, Inc.(11)	4,000,000	4,000,000	—	—
Blake Morrison	2,500	2,500	—	—
Brian Goldman	15,000	15,000	—	—
Brisa Carleton(12)	25,000	25,000	—	—
CHAH Revocable Trust (13)	2,736,620	2,957,945	233,041	*
ClearBridge Small Cap CIF(14)	51,200	51,200	—	—
ClearBridge Small Cap Fund(15)	1,120,800	1,120,800	—	—
CVI Investments, Inc.(16)	1,000,000	1,000,000	—	—
Douglas B. Lowey	50,000	50,000	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
DreamStreet Holdings, LLC(17)	15,409,088	15,826,985	2,191,793	2%
DS Liquid Div RVA MON LLC(18)	380,156	380,156	—	—
Ghisallo Master Fund LP(19)	750,000	750,000	—	—
Glazer Capital, LLC(20)	300,000	300,000	—	—
Gordco LLC(21)	267,061	355,295	—	—
Guardian Small Cap Core VIP Fund(22)	325,000	325,000	—	—
Icon Ventures IV, L.P.(23)	4,794,359	5,479,725	—	—
James H. Dahl	650,000	650,000	—	—
Jane Street Global Trading, LLC(24)	350,000	350,000	—	—
Jeffrey Scott(25)	3,000	3,000	—	—
JM Cox Resources LP(26)	125,000	125,000	—	—
Kenneth L. Criss	25,000	25,000	—	—
KING FAMILY TRUST(27)	867,922	1,154,674	—	—
Lanx Concentrated Fund I, LP(28)	35,000	35,000	—	—
Lanx Offshore Partners, Ltd(29)	35,000	35,000	—	—
Legend Capital Partners(30)	250,000	250,000	—	—
Linden Capital L.P.(31)	450,000	450,000	—	—
Lowey Family Investment LLC(32)	50,000	50,000	—	—
Lowey Family Spray Trust(33)	50,000	50,000	—	—
Lugard Road Capital Master Fund, LP(34)	183,077	183,077	—	—
Luxor Capital Partners, LP(35)	191,225	191,225	—	—
Luxor Capital Partners Long, LP(36)	5,048	5,048	—	—
Luxor Capital Partners Long Offshore Master Fund, LP(37)	1,396	1,396	—	—
Luxor Capital Partners Offshore Master Fund, LP(38)	120,408	120,408	—	—
Luxor Wavefront, LP(39)	98,846	98,846	—	—
Melissa Danenebrg	2,500	2,500	—	—
MGM Resorts International(40)	16,647,124	18,740,970	—	—
Michael Ashton Hudson ROTH IRA #1(41)	200,000	200,000	—	—
MMCAP International Inc. SPC(42)	300,000	300,000	—	—
MMF LT, LLC(43)	350,000	350,000	—	—
Monashee Pure Alpha SPV I LP(44)	340,779	267,906	72,873	*
Monashee Solitario Fund LP(45)	424,046	343,649	80,397	*
Neuberger Berman Group LLC(46)	1,000,000	1,000,000	—	—
Park West Partners International, Limited(47)	31,000	31,000	—	—
Park West Investors Master Fund, Limited(48)	319,000	319,000	—	—
Pascal Family Trust(49)	2,913,005	3,329,427	—	—
Patriot Strategy Partners LLC(50)	200,000	200,000	—	—
Paul D. and Julie A. Mathews Family Trust(51)	5,675,547	6,351,877	609,892	*

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
Robert Lynn Echols Jr.	250,000	250,000	—	—
Samuel H. Kennedy(52)	25,000	25,000	—	—
SMALLCAP World Fund, Inc.(53)	4,500,000	4,500,000	—	—
Tech Opportunities, LLC(54)	1,258,800	1,250,000	8,800	*
The Bolich Family Trust(55)	1,066,249	1,006,650	233,041	*
The Fetters Family Trust(56)	867,922	1,154,674	—	—
The Judy K. Mencher Trust 2004(57)	567,099	662,473	—	—
The Lanx Fund, LP(58)	35,000	35,000	—	—
The Murren Family Trust(59)	721,157	959,419	—	—
Venture Lending & Leasing VI, LLC(60)	3,524,892	4,028,786	—	—
Wells Fargo Global Small Cap Fun, A Series of Wells Fargo Funds Trust(61)	150,000	150,000	—	—
Zachary Elias Leonsis(62)	25,000	25,000	—	—
ZP Master Utility Fund, Ltd(63)	1,000,000	1,000,000	—	—
TOTAL	95,544,258	103,858,444	3,576,564	3.3%

*
Less than one percent.

Name of Selling Securityholder	Number of Private Placement Warrants Beneficially Owned Prior to Offering	Number of Private Placement Warrants Being Offered	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
			Number	Percent
Gordco LLC(21)	377,279	377,279	—	—
KING FAMILY TRUST(27)	1,212,803	1,212,803	—	—
The Fetters Family Trust(56)	1,212,803	1,212,803	—	—
The Murren Family Trust(58)	1,018,782	1,018,782	—	—
TOTAL	3,821,667	3,821,667	—	—

(1)
Shares offered hereby consist of 12,677,398 shares of Class A common stock and up to 2,132,082 Earnout Shares. Activision Entertainment Holdings, Inc., a Delaware corporation, which is the holder of all the issued and outstanding shares of Activision Publishing, Inc., may therefore be deemed to beneficially own the securities offered hereby. Activision Blizzard, Inc., a Delaware corporation, which is the holder of all the issued and outstanding shares of Activision Entertainment Holdings, Inc., may therefore be deemed to beneficially own the securities offered hereby. Marcus Sanford, an employee of the Selling Securityholder’s ultimate parent company, was on the board of directors of PlayStudios, Inc., prior to its business combination with Acies Acquisition Corp.

(2)
Shares offered hereby consist of 3,400,018 shares of Class A common stock and up to 540,046 Earnout Shares.

(3)
James Kelly Cox is trustee, director and beneficial owner of Alpine Oil Company.

(4)
Andrew Zobler was an independent director of Acies Acquisition Corp., the predecessor company to PLAYSTUDIOS.

(5)
Apollo A-N Credit Management, LLC, a Delaware limited liability company, serves as the investment manager for the Selling Securityholder. Apollo Capital Management, L.P., a Delaware limited partnership, serves as the sole member of Apollo A-N Credit Management, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Management Holdings. Joshua Harris, Marc Rowan, Scott Kleinman and James Zelter are the managers, as well as executive officers, of Management Holdings GP. The address of Messrs. Harris, Rowan Kleinman and Zelter is 9 W. 57th Street, New York, N.Y. 10019.Each of Messrs. Harris, Rowan, Kleinman and Zelter disclaims beneficial ownership of all shares of Class A common stock reported as owned by A-N Credit, and the filing of the registrationstatement shall not be construed as an admission that any such person is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the SecuritiesExchange Act of 1934, as amended, or for any other purpose.
(6)
Apollo Atlas Management, LLC, a Delaware limited liability company, serves as the investment manager of the Selling Securityholder. Apollo Capital Management, L.P., a Delaware limited partnership, serves as the sole member of Apollo Atlas Management, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Management Holdings, L.P. Joshua Harris, Marc Rowan, Scott Kleinman and James Zelter are the managers, as well as executive officers, of Management Holdings GP. The address of Messrs. Harris, Rowan Kleinman and Zelter is 9 W. 57th Street, New York, N.Y. 10019. Each of Messrs. Harris, Rowan, Kleinman and Zelter disclaims beneficial ownership of all shares of Class A common stock reported as owned by Atlas Master Fund, and the filing of the registration statement shall not be construed as an admission that any such person is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose

(7)
Apollo ST Fund Management LLC, a Delaware limited liability company, serves as the investment manager for the Selling Securityholder. Apollo ST Operating LP, a Delaware limited partnership, is the sole member of Apollo ST Fund Management LLC. The general partner of Apollo ST Operating LP is Apollo ST Capital LLC, a Delaware limited liability company. ST Management Holdings, LLC, a Delaware limited liability company, is the sole member of Apollo ST Capital LLC. Apollo Capital Management, L.P., a Delaware limited partnership, is the sole member and manager of ST Management Holdings, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Management Holdings, L.P. Joshua Harris, Marc Rowan, Scott Kleinman and James Zelter are the managers, as well as executive officers, of Management Holdings GP. The address of Messrs. Harris, Rowan Kleinman and Zelter is 9 W. 57th Street, New York, N.Y. 10019. Each of Messrs. Harris, Rowan, Kleinman and Zelter disclaims beneficial ownership of all shares of Class A common stock reported as owned by Credit Strategies, and the filing of the registration statement shall not be construed as an admission that any such person is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(8)
Apollo Credit Strategies Master Fund Ltd, a private limited company, serves as sole member of Apollo PPF Credit Strategies, LLC. Apollo ST Fund Management LLC, a Delaware limited liability company, serves as the investment manager for Apollo PPF Credit Strategies, LLC. Apollo ST Operating LP, a Delaware limited partnership, is the sole member of Apollo ST Fund Management LLC. The general partner of Apollo ST Operating LP is Apollo ST Capital LLC, a Delaware limited liability company. ST Management Holdings, LLC, a Delaware limited liability company, is the sole member of Apollo ST Capital LLC. Apollo Capital Management, L.P., a Delaware limited partnership, is the sole member and manager of ST Management Holdings, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Management Holdings, L.P.Joshua Harris, Marc Rowan, Scott Kleinman and James Zelter are the managers, as well as executive officers, of Management Holdings GP. The address of Messrs. Harris, Rowan Kleinman and Zelter is 9 W. 57th Street, New York, N.Y. 10019. Each of Messrs. Harris, Rowan, Kleinman and Zelter disclaims beneficial ownership of all shares of Class A common stock reported as owned by PPF Credit Strategies, and the filing of the registration statement shall not be construed as an admission that any such person is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.
(9)
Monashee Investment Management LLC is the Investment Advisor for BEMAP Master Fund Ltd and has voting power and investment power over the securities.

(10)
Monashee Investment Management LLC is the Investment Advisor for Bespoke Alpha MAC MIM LP and has voting power and investment power over the securities.

(11)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Master Total Return Portfolio of Master Bond LLC; and BlackRock Global Long/Short Credit Fund of BlackRock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(12)
Brisa Carleton was an independent director of Acies Acquisition Corp., the predecessor company to PLAYSTUDIOS.

(13)
Shares listed as beneficially owned consist of 2,503,579 shares of Class A common stock and 233,041 options to purchase Class A common stock. Shares offered hereby consist of 2,503,579 shares of Class A common stock and up to 454,366 Earnout Shares. Chad and Audey Hansing are Trustees and beneficial owners of CHAH Revocable Trust. Chad Hansing was a Co-founder of Old PLAYSTUDIOS and is a current employee of the Company.

(14)
ClearBridge Investments, LLC is discretionary manager of the ClearBridge Small Cap CIF and has both dispositive and voting power over the securities offered hereby. The portfolio managers employed by ClearBridge to manage this account and who exercise these powers are Albert Grosman and Brian Lund.

(15)
ClearBridge Investments, LLC is discretionary manager of the ClearBridge Small Cap Fund and has both dispositive and voting power over the securities offered hereby. The portfolio managers employed by ClearBridge to manage this account and who exercise these powers are Albert Grosman and Brian Lund.

(16)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(17)
Shares listed as beneficially owned consist of 13,217,295 shares of Class B common stock and 2,191,793 options to purchase Class B common stock. Shares offered hereby consist of 13,217,295 shares of Class B common stock and up to 2,609,690 Earnout Shares. Andrew Pascal is the beneficial owner of DreamStreet Holdings, LLC and is the Co-Founder and Chief Executive Officer of the Company.

(18)
Monashee Investment Management LLC is the Investment Advisor for DS Liquid Div RVA MON LLC and has voting power and investment power over the securities.

(19)
Ghisallo Master Fund LP is managed by Ghisallo Capital Managment LLC (the “Manager”). The Manager has ultimate voting and dispositive control over the securities offered hereby and is ultimately controlled by Michael Germino.

(20)
Includes (i) 79,990 shares held by Glazer Enhanced Fund, L.P., (ii) 185,402 shares held by Glazer Enhanced Offshore Fund, Ltd. and (iii) 34,608 shares held by Highmark Limited, In Respect of its Segregated Account, Highmark Multi-Strategy 2 (collectively, the “Glazer Funds”). Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities.

(21)
Shares offered hereby consist of 267,061 shares of Class A common stock and up to 88,234 Unvested Sponsor Shares. Christopher Grove and Kimberly Harvey are the beneficial owners of Gordco LLC.

(22)
ClearBridge Investments, LLC is discretionary manager of the Guardian Small Cap Core VIP Fund and has both dispositive and voting power over the securities offered hereby. The portfolio managers employed by ClearBridge to manage this account and who exercise these powers are Albert Grosman and Brian Lund

(23)
Shares offered hereby consist of 4,794,359 shares of Class A common stock and up to 685,366 Earnout Shares. Joseph Horowitz is a member of our Board of Directors of the Company. Icon Management Associates IV, LLC is the general partner of Icon Ventures IV, L.P. Joseph Horowitz Thomas Mawhinney, and Jeb Miller are the managing members of Icon Management Associates IV, LLC and share voting and dispositive control with respect to the shares held by Icon Ventures IV, L.P.

(24)
Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC.

(25)
ClearBridge Investments, LLC is discretionary manager of the Jeffrey Scott account and has both dispositive and voting power securities offered hereby. The portfolio managers employed by ClearBridge to manage this account and who exercise these powers are Albert Grosman and Brian Lund.

(26)
James Kelly Cox is trustee, president and beneficial owner of JM Cox Resources LP.

(27)
Shares offered hereby consist of 867,922 shares of Class A common stock and up to 286,752 Unvested Sponsor Shares. Edward King is trustee and beneficial owner of the KING FAMILY TRUST. Edward King was the Co-CEO of Acies Acquisition Corp., the predecessor company.

(28)
The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities offered hereby.

(29)
The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities offered hereby.

(30)
DeWitt C. Thompson is Managing Partner of Legend Capital Partners, and has sole and dispositive power with respect to the securities held by Legend Capital Partners.

(31)
The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.

(32)
Doug Lowey is the managing member of Lowey Family Investment LLC and exercises sole investment and voting power over the shares offered herby, on behalf of the funds and accounts which are the registered holders of the shares.

(33)
Doug Lowey is the trustee for Lowey Family Spray Trust and exercises the sole investment and voting power over the shares offered herby, on behalf of the funds and accounts which are the registered holders of the shares.

(34)
Jonathan Green may be deemed to have investment discretion and voting power over the securities held by Lugard Road Capital Master Fund, LP on behalf of Luxor Capital Group, LP, the investment manager of Lugard Road Capital Master Fund, LP.

(35)
Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Capital Partners, LP on behalf of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners, LP.

(36)
Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Capital Partners Long, LP on behalf of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Long, LP.

(37)
Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Capital Partners Long Offshore Master Fund, LP on behalf of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Long Offshore Master Fund, LP.

(38)
Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Capital Partners Offshore Master Fund, LP on behalf of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Offshore Master Fund, LP.

(39)
Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Wavefront, LP on behalf of Luxor Capital Group, LP, the investment manager of Luxor Wavefront, LP.

(40)
Shares offered hereby consist of 16,647,124 shares of Class A common stock and up to 2,093,846 Earnout Shares. Prior to the IPO, MGM Resorts International had a right to nominate a director to the PLAYSTUDIOS Board of Directors. Following the IPO, an affiliate of MGM Resorts, Bill Hornbuckle (CEO, President and a director of MGM Resorts International) serves as a director of the Company. His position is not subject to any contractual right. MGM Resorts International is also party to the Marketing Agreement. The Selling Stockholder is a public company listed on the New York Stock Exchange and is not a controlled company.

(41)
Ashton Hudson is the beneficiary of the Michael Ashton Hudson ROTH IRA #1.

(42)
MM Asset Management Inc., of which Matthew MacIsaac is Secretary, is investment advisor to MMCAP International Inc. SPC.

(43)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(44)
Monashee Investment Management LLC is the Investment Advisor for Monashee Pure Alpha SPV I LP and has voting power and investment power over the securities.

(45)
Monashee Investment Management LLC is the Investment Advisor for Monashee Solitario Fund LP and has voting power and investment power over the securities.

(46)
Shares offered hereby consist of (i) 600,000 held by LMA SPC for and on behalf of MAP 204 Segregated Portfolio (“MAP 204”) and (ii) 400,000 held by Neuberger Berman Principal Strategies Master Fund L.P. (the “NB PSG Fund”). Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC, as sub-adviser of MAP 204 and investment adviser of the NB PSG Fund, have voting power and investment power over the securities. NBG and its affiliates do not, however, have any economic interest in the securities.

(47)
Park West Asset Management LLC is the investment manager to Park West Partners International, Limited. Peter S. Park, through one or more affiliated entities is the controlling manager of Park West Asset Management LLC.

(48)
Park West Asset Management LLC is the investment manager to Park West Investors Master Fund, Limited. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC.

(49)
Shares offered hereby consist of 2,913,005 shares of Class B common stock and up to 416,422 Earnout

Shares. Andrew Pascal is the beneficial owner of Pascal Family Trust and is the Co-Founder and Chief Executive Officer of the Company.
(50)
Lara Brody is Managing Member of Patriot Strategy Partners LLC. Lara Brody is a natural person and has both voting and dispositive control with respect to the shares held by Patriot Strategy Partners LLC

(51)
Shares listed as beneficially owned consist of 5,065,655 shares of Class A common stock and 609,892 options to purchase Class A common stock. Shares offered hereby consist of 5,065,655 shares of Class A common stock and up to 989,096 Earnout Shares. Paul D. and Julie A. Mathews are Trustees and beneficial owners of the Paul D. and Julie A. Mathews Family Trust. Paul D. Mathews was a Co-Founder of the Company and is current employee of the Company.

(52)
Samuel H. Kennedy was an independent director of Acies Acquisition Corp., the predecessor company to PLAYSTUDIOS.

(53)
Capital Research and Management Company (“CRMC”) is the investment adviser for SMALLCAP World Fund, Inc. (“SCWF”). For purposes of the reporting requirements of the Exchange Act, CRMC and Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of the shares of Class A common stock held by SCWF; however, each of CRMC and CRGI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Michael Beckwith, and Arun Swaminathan, as portfolio managers, have voting and investment powers over the shares held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 50th Floor, Los Angeles, California 90071. SCWF acquired the securities being registered hereby in the ordinary course of its business.

(54)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities.

(55)
Shares listed as beneficially owned consist of 833,208 shares of Class A common stock and 233,041 options to purchase Class A common stock. Shares offered hereby consist of 833,208 shares of Class A common stock and up to 173,442 Earnout Shares. Kathleen Connors Bolich and Bryan David Bolich are Trustees and beneficial owners The Bolich Family Trust.

(56)
Shares offered hereby consist of 867,922 shares of Class A common stock and up to 286,752 Unvested Sponsor Shares. Daniel Fetters and Lisa Fetters are the trustees and beneficial owners of The Fetters Family Trust. Daniel Fetters was the Co-CEO of Acies Acquisition Corp., the predecessor company.

(57)
Shares offered hereby consist of 567,099 shares of Class A common stock and up to 95,374 Earnout Shares. Judy Mencher is a director of the Company.

(58)
The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities being offered.

(59)
Shares offered hereby consist of 721,157 shares of Class A common stock and up to 238,262 Unvested Sponsor Shares. Jim Murren and Heather Murren are the Co-trustees of The Murren Family Trust and share voting and dispositive power with respect to the securities held by The Murren Family Trust.

(60)
Shares offered hereby consist of 3,524,892 shares of Class A common stock and up to 503,894 Earnout Shares. Westech Investment Advisors LLC is the Managing Member of Venture Lending & Leasing VI, LLC. Ron Swenson, Sal Gutierrez, Maurice Werdegar are the three directors of the Managing Member.

(61)
Wells Fargo Global Small Cap Fund is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, whose account is sub-advised by Wells Capital Management Incorporated, including dispositive power over the shares. The Board of Trustees of Wells Fargo Funds Trust has delegated the responsibility for voting proxies relating to the Wells Fargo Funds’ portfolio securities to Wells Fargo Funds Management, LLC, the investment manager of the Wells Fargo Funds, and has adopted policies and procedures that are used to determine how to vote proxies relating to portfolio securities held by the Wells Fargo Funds.

(62)
Zachary Elias Leonsis was an independent director of Acies Acquisition Corp., the predecessor company to PLAYSTUDIOS.

(63)
ZP Master Utility Fund, Ltd. (the “Fund”) has delegated to Zimmer Partners, LP, as investment manager (the “Investment Manager”), sole voting and investment power over the Registrable Securities held by the Fund pursuant to its investment management agreement with Zimmer Partners, LP. As a result, each of the Investment Manager, Zimmer Partners GP, LLC, as the general partner of the Investment Manager, Sequentis Financial LLC, as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Sequentis Financial LLC, may be deemed to exercise voting and investment power over the securities held by the Fund and thus may be deemed to beneficially own such securities.

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of the Certificate of Incorporation. We advise you to read our Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of our securities.
General
   Authorized Capitalization
Authorized capital stock consists of shares of capital stock, par value $0.0001 per share, of which:
•
2,000,000,000 shares are designated as Class A common stock;

•
25,000,000 shares are designated as Class B common stock; and

•
100,000,000 shares are designated as preferred stock.

The Board of Directors is authorized, without stockholder approval, except as required by the listing standards of Nasdaq, to issue additional shares of capital stock.
As of June 21, 2021, we have approximately 109,623,364 shares of Class A common stock outstanding and approximately 16,130,300 shares of Class B common stock outstanding. There are also 10,996,631 warrants consisting of 7,174,964 public warrants and 3,821,667 private placement warrants issued and outstanding.
   Common Stock
We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion.
Dividend Rights
Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by the Board of Directors out of assets legally available. See the section titled “Dividend Policy” for additional information.
Voting Rights
Shares of Class A common stock are entitled to one vote per share. Shares of Class B common stock are entitled to 20 votes per share. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of stockholders unless otherwise required by Delaware law or the Certificate of Incorporation.
The Certificate of Incorporation provides that prior to the Final Conversion Date (as defined below), we shall not, without the prior affirmative vote of the holders of at least a majority of the outstanding shares of Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or the Certificate of Incorporation:
•
directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, repeal or adopt any provision of the Certificate of Incorporation inconsistent with, or otherwise alter, any provision of the Certificate of Incorporation that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the shares of Class B common stock ;

•
reclassify any outstanding shares of Class A common stock into shares having (i) rights as to dividends or liquidation that are senior to Class B common stock or (ii) the right to have more than one vote per share, except as required by law;

•
decrease or increase the number of authorized shares of Class B common stock or issue any shares of Class B common stock (other than shares of Class B common stock issued by us upon Closing or pursuant to the exercise or conversion of options or warrants or settlements of other equity awards that, in each case, are outstanding as of the date of the Closing); or

•
authorize, or issue any shares of, any class or series of capital stock having the right to more than one vote for each share thereof other than Class B common stock.

Additionally, Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•
if we were to seek to amend the Certificate of Incorporation to increase or decrease the par value of a class of capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•
if we were to seek to amend the Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Liquidation Rights
If we are involved in a liquidation, dissolution or are wound up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. The Certificate of Incorporation provides that any merger or consolidation of the Company with or into another entity must be approved by a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class, unless (i) the shares of our common stock are treated equally, identically and ratably, on a per share basis and (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having substantially identical rights, powers and privileges to the shares of Class A common stock and Class B common stock, respectively, in effect immediately prior to such transaction. Holders of our common stock have no preemptive or conversion rights or other subscription rights.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Conversion Rights
Each share of Class B common stock will automatically convert into one share of Class A common stock on the Final Conversion Date, which is the earliest to occur of:
•
the date specified by the holders of at least a majority the then outstanding shares of Class B common stock voting as a separate class;

•
the date on which Andrew Pascal, the Pascal Family Trust and their respective permitted transferees collectively cease to beneficially own at least 20% of the number of shares of New Class B common stock collectively held by such holders immediately following the Closing; and

•
the date that is nine months after the death or permanent and total disability of Andrew Pascal, provided that such date may be extended by a majority of the independent members of the Board of Directors to a date that is not longer than 18 months from the date of such death or disability, provided, however, that from the time of the death or permanent and total disability of Andrew Pascal, the voting power of such shares of Class B common stock shall only be exercised in accordance with an approved transition agreement or a person previously designated by Andrew Pascal and approved by a majority of the independent members of the Board of Directors.

In addition, a holder’s shares of Class B common stock will automatically convert into shares of Class A common stock upon (i) the affirmative written election of such stockholder, or (ii) any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any shares of Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than certain permitted transfers set forth in the Certificate of Incorporation.
Lock-up Restrictions
Pursuant to the Bylaws and the Sponsor Support Agreement, after the completion of the Business Combination, without the prior written consent of the Board of Directors in its sole discretion at any time, holders of any of the (i) shares of common stock issued as consideration pursuant to the Mergers, (ii) Old PLAYSTUDIOS Options, (iii) shares of common stock underlying the Old PLAYSTUDIOS Options, (iv) Sponsor Shares and (v) Private Placement Warrants, in each case, are contractually restricted from selling or transferring any of the securities described in clauses (i) through (v) (collectively, the “Lock-Up Securities”), and in each case, may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any such security, or enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, until the date that is 12 months after the Closing (the “Lock-Up Period”).
Notwithstanding the foregoing, beginning on the date that is 180 days after the Closing, each holder of Lock-Up Securities that is subject to these restrictions may freely transfer the lesser of (i) 5.00% of the Lock-Up Securities held by such holder and (ii) 50,000 of the Lock-Up Securities held by such holder (any Old PLAYSTUDIOS Options will be assumed as if exercised for cash for purposes of clause (i)).
In addition, Lock-Up Securities may be transferred during the Lock-Up Period:
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by will, other testamentary document or intestacy;

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as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;

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to any trust for the direct or indirect benefit of the holder of such security or the immediate family of the holder of such security, or if such holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

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to a partnership, limited liability company or other entity of which the holder of such security and the immediate family of such holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

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if the holder of such security is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such holder or affiliates of such holder (including, for the avoidance of doubt, where such holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of such holder;

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to a nominee or custodian of any person or entity to whom a transfer would be permissible under the first five bullets above;

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in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;

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from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person;

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pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors and made to all holders of shares of capital stock involving a change of control (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such securities shall remain subject to these restrictions;
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to the Company in connection with the exercise of any Old PLAYSTUDIOS option (including by way of “net” or “cashless” exercise) which would expire if not exercised during the period during which these restrictions are in effect, including for the payment of the related exercise price and for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise; or

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pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the holder of such securities (or its direct or indirect owners) arising from a change in the Internal Revenue Code or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Internal Revenue Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Internal Revenue Code or Regulations taking into account such changes);

provided, however, that (i) any shares of common stock received upon the exercise of Old PLAYSTUDIOS Options will remain subject to these restrictions; (ii) in the case of any transfer of Lock-Up Securities pursuant to the first through seventh bullets, above, (w) such transfer shall not involve a disposition for value, (x) the Lock-Up Securities shall remain subject to these restrictions, (y) any required public report or filing (including filings under Section 16(a) of the Exchange Act), shall disclose the nature of such transfer and that the Lock-Up Securities remain subject to these restrictions and (z) there shall be no voluntary public disclosure or other announcement of such transfer; and (iii) a holder of Lock-Up Securities may enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock-Up Period so long as no transfers are effected under such trading plan prior to the expiration of the Lock-Up Period.
   Preferred Stock
Pursuant to the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue from time to time shares of preferred stock in one or more series. The Board of Directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. There were no shares of preferred stock outstanding upon the completion of the Business Combination.
The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. There are currently no plans to issue any shares of preferred stock.
   Stock Options
At the Effective Time, each Old PLAYSTUDIOS Option that was outstanding and unexercised, whether or not then vested or exercisable, was converted into an option to acquire shares of Class A common stock (other than in the case of Andrew Pascal, who received options exercisable for Class B common stock ) with the same terms and conditions as applied to the Old PLAYSTUDIOS Option immediately prior to the Effective Time, provided that the number of shares underlying such Old PLAYSTUDIOS Option was determined by multiplying the number of shares of Old PLAYSTUDIOS common stock subject to such option immediately prior to the effective time, by the ratio determined by dividing the Per Share Merger Consideration Value by $10.00 (the product being the “option exchange ratio”) and the per share exercise price of such Old PLAYSTUDIOS Option was determined by dividing the per share exercise price immediately prior to the Closing by the option exchange ratio. As of March 31, 2021, Old PLAYSTUDIOS had outstanding options to purchase 74,275,300 shares of Old PLAYSTUDIOS common stock, with a weighted average exercise price of $0.21 per share.

   Warrants
As of March 31, 2021, Acies has issued Acies warrants to purchase 11,711,667 Acies Class A ordinary shares, of which Acies warrants to purchase 4,536,667 Acies Class A ordinary shares were held by the Sponsor. After giving effect to the forfeiture of certain Acies warrants held by the Sponsor pursuant to the Sponsor Support Agreement, each Acies warrant that was outstanding was automatically converted into a warrant to acquire our Class A common stock on substantially the same terms and conditions as specified in the Acies warrant but with references to Acies Class A ordinary shares replaced with references to shares of our Class A common stock and such other changes as reasonably necessary to give effect to the Domestication.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with the Board of Directors. The Board of Directors believes that the benefits of increased protection of the potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
   Issuance of Undesignated Preferred Stock
As discussed above in the section titled “— Preferred Stock,” the Board of Directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
   Dual Class Stock
As described above, the Certificate of Incorporation provides for a dual class common stock structure which provides Andrew Pascal with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or our assets.
   Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting
The Certificate of Incorporation provides that stockholders may not act by written consent after the first date on which the number of outstanding shares of Class B common stock represents less than a majority of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of the stockholders (such date, the “Voting Threshold Date”). Prior to the Voting Threshold Date, stockholders may act by written consent only if the action is first recommended or approved by the Board of Directors. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of common stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws.
In addition, the Certificate of Incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. A stockholder may not call a special meeting, which may delay the ability of stockholders to force consideration of a proposal or for holders controlling a majority of the capital stock to take any action, including the removal of directors.
   Advance Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee thereof. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
   Election and Removal of Directors
The Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the Board of Directors. Under the Certificate of Incorporation and Bylaws, vacancies and newly created directorships on the Board of Directors may be filled only by a majority of the directors then serving on the Board of Directors. Under the Certificate of Incorporation and Bylaws, directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class.
   No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the Certificate of Incorporation provides otherwise. The Certificate of Incorporation and Bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the Board of Directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the Board of Directors to influence the Board of Directors’ decision regarding a takeover.
   Amendment of Certificate of Incorporation Provisions
Certain amendments to the Certificate of Incorporation will require the approval of two-thirds of the then outstanding voting power of our capital stock.
   Lock-Up Restrictions
As discussed above in the section titled “Lock-Up Restrictions,” without the prior written approval of the Board of Directors, holders of a substantial majority of our capital stock will not be permitted to transfer their shares until the date that is 12 months after the Closing of the Mergers, subject to certain exceptions as detailed above.
   Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Acies Board of Directors expects the existence of this provision to have an anti-takeover effect with respect to transactions the Board of Directors does not approve in advance. The Board of Directors also anticipates that Section 203 may discourage attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.
The provisions of Delaware law and the provisions of the Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Exclusive Forum
The Certificate of Incorporation provides that the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to the Company or its stockholders, (3) any action asserting a claim against us or any director or officer of the Company arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having jurisdiction over indispensable parties named as defendants. However, this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or Exchange Act or any claim for which the federal district courts of the U.S. have exclusive jurisdiction.
In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Any person or entity purchasing or otherwise acquiring any interest in our capital stock shall be deemed to have notice of and consented to these provisions and will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Although the Board of Directors believes these provisions benefit the Company by providing increased consistency in the application of Delaware law or federal law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or its directors and officers.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board of Directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Certificate of Incorporation also requires us to advance expenses incurred by a director or officer in connection with such action, suit or proceeding to the maximum extent permitted under Delaware law. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Corporate Opportunities
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the extent permitted by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of the Board of Directors who is not an employee, or any partner, member, director, stockholder, employee or agent of such member. Notwithstanding the foregoing, the Certificate of Incorporation does not renounce any interest in a business opportunity that is expressly offered to a director solely in his or her capacity as a director of the Company.
Transfer Agent
The transfer agent for our Class A common stock and our Class B common stock is Continental Stock Transfer & Trust Company

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material United States federal income tax consequences of the ownership and disposition of our Class A common stock and Private Placement Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to persons who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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our sponsor, founders, officers or directors;

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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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S corporations;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent (5%) or more (by vote or value) of our common stock;

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insurance companies;

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dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

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accrual-method taxpayers who are required under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

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persons who acquire our securities as compensation; and

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tax-exempt entities.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds our securities, the U.S. federal income tax treatment of a partner in such partnership or equityholder in such pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity and upon certain determinations made at the partner or equityholder level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and equityholders in other pass-through entities considering the acquisition of our securities to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our securities by such partnership or pass-through entity.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” As used herein, the term “U.S. holder” means a beneficial owner of our Class A common stock or Private Placement Warrants who or that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described below under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants.” Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.
Possible Constructive Distributions
The terms of each Private Placement Warrant provide for an adjustment to the number of shares of Class A common stock for which the Private Placement Warrant may be exercised or to the exercise price of the Private Placement Warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. holders of the Private Placement Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the Private Placement Warrants), including as a result of a distribution of cash or other property to the holders of shares of our

Class A common stock which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. holder would be subject to tax in the same manner as if such U.S. holders of the Private Placement Warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment. Generally, a U.S. holder’s adjusted tax basis in its Private Placement Warrants would be increased to the extent any such constructive distribution is treated as a dividend.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants
Upon a sale or other taxable disposition of our Class A common stock or Private Placement Warrants (which, in general, would include a redemption of our Private Placement Warrants that is treated as a taxable exchange of such Private Placement Warrants as described below under “Exercise, Lapse or Redemption of a Private Placement Warrant”), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or Private Placement Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or Private Placement Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders currently are eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or Private Placement Warrants transferred in such disposition.
Exercise, Lapse or Redemption of a Private Placement Warrant
Except as discussed below with respect to the cashless exercise of a Private Placement Warrant, a U.S. holder generally will not recognize taxable gain or loss as a result of the acquisition of Class A common stock upon exercise of a Private Placement Warrant for cash. The U.S. holder’s tax basis in the shares of our Class A common stock received upon exercise of the Private Placement Warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Private Placement Warrants and the exercise price of such Private Placement Warrants. For U.S. federal income tax purposes, it is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the Private Placement Warrants will begin on the date following the date of exercise or on the date of exercise of the Private Placement Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Private Placement Warrants. If a Private Placement Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such U.S. holder’s tax basis in the Private Placement Warrant.
The tax consequences of a cashless exercise of a Private Placement Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the Class A common stock received would equal the holder’s basis in the Private Placement Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Private Placement Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the Private Placement Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Private Placement Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Private Placement Warrants, which would be deemed to be exercised. For this purpose, a U.S. holder would be deemed to have surrendered a number of Private Placement Warrants having an aggregate value equal to the exercise price for the number of Private Placement Warrants deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the Private Placement Warrants deemed exercised and the U.S. holder’s tax basis in the Private Placement Warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Private Placement Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the Private Placement Warrants deemed exercised and the exercise price of such Private Placement Warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the Private Placement Warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem Private Placement Warrants for cash or if we purchase Private Placement Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants.”
If we give notice of an intention to redeem Private Placement Warrants and a U.S. holder exercises its Private Placement Warrants on a cashless basis and receives an amount of Class A common stock in respect thereof, we intend to treat such exercise as a redemption of Private Placement Warrants for Class A common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of Private Placement Warrants for shares of Class A common stock. A U.S. holder’s aggregate tax basis in the shares of Class A common stock received in the redemption generally should equal the U.S. holder’s aggregate tax basis in the Private Placement Warrants redeemed and the holding period for the shares of Class A common stock received should include the U.S. holder’s holding period for the surrendered Private Placement Warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated differently, including as, in part, a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, a U.S. holder is urged to consult its tax advisor regarding the tax consequences of a redemption of Private Placement Warrants for shares of Class A common stock.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Class A common stock and Private Placement Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A common stock or Private Placement Warrants who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions
In general, any distributions (other than certain distributions of our stock or rights to acquire our stock) made to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend to a Non-U.S. holder of Private Placement Warrants (as described above in “U.S. Holders — Possible Constructive Dividends”), it is possible that this tax would be withheld from any amount owed to the Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Private Placement Warrants or other property subsequently paid or credited to such Non-U.S. holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of our Class A common stock, which will be treated as described below under “Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants” below.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants
A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock or our Private Placement Warrants (including the expiration or redemption of our Private Placement Warrants), unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder);

•
such Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock or Private Placement Warrants and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than five percent (5%) of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock or Private Placement Warrants. There can be no assurance that our Class A common stock is or has been treated as regularly traded on an established securities market for this purpose.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (which will include any gain realized in connection with the redemption and may be reduced by certain U.S. source capital losses) at a tax rate of thirty percent (30%).
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we would be treated as a United States real property holding corporation in any future year.
Exercise, Lapse or Redemption of a Private Placement Warrant
The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a Private Placement Warrant, or the lapse of a Private Placement Warrant held by a Non-U.S. holder, or the redemption of a Private Placement Warrant held by a Non-U.S. holder generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a Private Placement Warrant by a U.S. holder, as described above under “U.S. Holders — Exercise, Lapse or Redemption of a Private Placement Warrant” above, although to the extent a cashless exercise or redemption of a Private Placement Warrant results in a taxable exchange, the consequences would be similar to those described above under “Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Placement Warrants.”
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A common stock and Private Placement Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
FATCA Withholding Taxes
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of thirty percent (30%) in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by

U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of thirty percent (30%), unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 10,996,631 shares of Class A common stock that are issuable upon the exercise of the Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 103,858,444 shares of Class A common stock, including up to 10,693,624 shares that are issuable as Earnout Shares, and (ii) 3,821,667 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of common stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of common stock by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
in underwriter transactions;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction or any other national securities exchange on which our securities are listed or traded;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•
through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
by pledge to secured debts and other obligations;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.
EXPERTS
The financial statements of Acies Acquisition Corp. as of December 31, 2020 and for the period from August 14, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the company to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of PLAYSTUDIOS, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
CHANGE IN AUDITOR
On June 22, 2021, in connection with the consummation of the Business Combination, the audit committee of the Company’s board of directors approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. Deloitte served as Old PLAYSTUDIOS’ independent registered public accounting firm prior to the Business Combination. Accordingly, also on June 22, 2021, the Company dismissed Marcum, LLP (“Marcum”) as the Company’s independent registered public accounting firm.
The reports of Marcum on Acies’ balance sheet as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 22, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “Acies financial statements”) did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
The reports of Marcum on the Acies financial statements contained an explanatory paragraph which noted that there was substantial doubt as to Acies’ ability to continue as a going concern as Acies had a working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations.
During the period from October 22, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 21, 2021, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
During the period from October 22, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 21, 2021, neither Acies nor anyone on its behalf consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acies’ financial statements, and neither a written report nor oral advice was provided to Acies that Deloitte concluded was an important factor considered by Acies in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is https://playstudios.com Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
PLAYSTUDIOS INC. FINANCIAL STATEMENTS
ACIES ACQUISITION CORP. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of PlayStudios Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of PlayStudios, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Las Vegas, Nevada
March 26, 2021
We have served as the Company’s auditor since 2018.

PLAYSTUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$48,927	$31,022
Receivables	16,616	14,249
Prepaid expenses	2,429	2,341
Income tax receivable	6,959	2,057
Other current assets	2,854	383
Total current assets	77,785	50,052
Property and equipment, net	6,201	7,335
Internal-use software, net	38,756	30,994
Goodwill	5,059	5,059
Intangibles, net	1,624	2,322
Deferred income taxes	3,109	2,362
Other long-term assets	1,927	1,146
Total non-current assets	56,676	49,218
Total assets	$134,461	$99,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,717	$5,351
Accrued liabilities	29,089	6,517
Total current liabilities	33,806	11,868
Minimum guarantee liability	300	500
Deferred income taxes	2,970	5,791
Other long-term liabilities	1,306	798
Total non-current liabilities	4,576	7,089
Total liabilities	$38,382	$18,957
Commitments and contingencies (see Note 12)
Stockholders’ equity:
Preferred stock, $0.00005 par value (168,637,840 shares authorized, 162,595,680 shares issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $33,750 as of December 31, 2020 and 2019)	8	8
Common stock, $0.00005 par value (506,000,000 shares authorized, 238,186,070 and 225,490,157 shares issued and outstanding as of December 31, 2020 and 2019)	12	11
Additional paid-in capital	71,776	66,661
Retained earnings	23,802	13,535
Accumulated other comprehensive income	481	98
Total stockholders’ equity	96,079	80,313
Total liabilities and stockholders’ equity	$134,461	$99,270
The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	Year Ended December 31,
	2020	2019	2018
Net revenues	$269,882	$239,421	$195,499
Operating expenses:
Cost of revenue(1)	91,469	80,267	66,784
Selling and marketing	57,124	59,931	54,068
General and administrative	16,960	16,712	19,620
Research and development	51,696	38,986	30,168
Depreciation and amortization	22,192	25,154	16,246
Restructuring expense	20,092	1,234	2,316
Total operating costs and expenses	259,533	222,284	189,202
Income from operations	10,349	17,137	6,297
Other income (expense), net:
Interest expense	(142)	(264)	(284)
Other income (expense), net	929	716	(227)
Total other income (expense), net	787	452	(511)
Income before income taxes	11,136	17,589	5,786
Income tax benefit (expense)	1,671	(3,975)	(2,964)
Net income attributable to PlayStudios, Inc.(2)	$12,807	$13,614	$2,822
Net income attributable to common stockholders(3):
Basic	$5,985	$6,440$	$3,367
Diluted	$6,420	$6,669	$3,477
Net income attributable to common stockholders per share:
Basic	$0.03	$0.03	$0.01
Diluted	$0.02	$0.03	$0.01
Weighted average shares of common stock outstanding:
Basic	236,118,856	234,070,277	229,409,649
Diluted	283,067,558	255,453,583	248,179,915

(1)
Amounts exclude depreciation and amortization.

(2)
As further discussed in Note 13, a related party held a noncontrolling interest in the Company’s subsidiary, PlayStudios International Limited (“International”). As International incurred losses prior to the Company’s purchase of the noncontrolling interest in 2018 and losses of International were not allocable to the noncontrolling interest, net and comprehensive losses of International were not allocated to the noncontrolling interest.

(3)
Refer to Note 15 for determination of net come attributable to common stockholders versus participating preferred stockholders, including discussion of deemed contributions related to the redemption of preferred NCI and the associated impact on 2018 net income attributable to common stockholders.

The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share and per share data)
	Year Ended December 31,
	2020	2019	2018
Net income attributable to PlayStudios, Inc.(1)	$12,807	$13,614	$2,822
Other comprehensive income (loss):
Change in foreign currency translation adjustment(2)	383	179	188
Total other comprehensive income/(loss)	$383	$179	$(188)
Comprehensive income attributable to PlayStudios, Inc.(1)	$13,190	$13,793	$2,634

(1)
As further discussed in Note 13, a related party held a noncontrolling interest in the Company’s subsidiary, International. As International incurred losses prior to the Company’s purchase of the noncontrolling interest in 2018 and losses of International were not allocable to the noncontrolling interest, net and comprehensive losses of International were not allocated to the noncontrolling interest.

(2)
These amounts are presented gross of the effect of income taxes. The total change in foreign currency translation adjustment and the corresponding effect of income taxes are immaterial.

The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands)
	Preferred Stock(1)		common stock(1)		Additional Paid-In Capital	Other Comprehensive Income (loss)	Retained Earnings	Total PlayStudios, Inc. Stockholders’ Equity	Non controlling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2017	162,596	$8	223,122	$11	$40,254	$107	$4,679	$45,059	$8,000	$53,059
Net income	—	—	—	—	—	—	2,822	2,822		2,822
Exercise of stock options	—	—	5,362	—	550	—	—	550	—	550
Stock-based compensation expense	—	—	—	—	11,752	—	—	11,752	—	11,752
Repurchase and retirement of common stock	—	—	(2,130)	—	—	—	(1,404)	(1,404)	—	(1,404)
Other comprehensive income	—	—	—	—	—	(188)	—	(188)	—	(188)
Restricted stock awards	—	—	1,760	—	555	—	—	555	—	555
Purchase of noncontrolling interest	—	—	1,100	—	6,000	—	—	6,000	(8,000)	(2,000)
Balance as of December 31, 2018	162,596	$8	229,214	$11	$59,111	$(81)	$6,097	$65,146	$—	$65,146
Net income	—	—	—	—	—	—	13,614	13,614	—	13,614
Exercise of stock options	—	—	5,846	—	754	—	—	754	—	754
Stock-based compensation expense	—	—	—	—	6,796	—	—	6,796	—	6,796
Repurchase and retirement of common stock	—	—	(9,570)	—	—	—	(6,176)	(6,176)	—	(6,176)
Other comprehensive income	—	—	—	—	—	179	—	179	—	179
Balance as of December 31, 2019	162,596	$8	225,490	$11	$66,661	$98	$13,535	$80,313	$—	$80,313
Net income	—	—	—	—	—	—	12,807	12,807	—	12,807
Exercise of stock options	—	—	16,314	1	991	—	—	992	—	992
Stock-based compensation expense	—	—	—	—	4,124	—	—	4,124	—	4,124
Repurchase and retirement of common stock	—	—	(3,618)	—	—	—	(2,540)	(2,540)	—	(2,540)
Other comprehensive income	—	—	—	—	—	383	—	383	—	383
Balance as of December 31, 2020	162,596	$8	238,186	$12	$71,776	$481	$23,802	$96,079	$—	$96,079

(1)
All share amounts have been retroactively restated to adjust for the two-for-one forward stock split effected on February 27, 2019.

The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income	$12,807	$13,614		$2,822
Adjustments:
Depreciation and amortization	22,192	25,154		16,246
Amortization of loan costs	—	59		35
Stock-based compensation expense	3,519	5,884		10,902
Deferred income tax expense	(3,568)	2,456		1,884
Loss on disposal of equipment	2	28		1,297
(Gain)/loss on foreign currency translation	(469)	(343)		503
Changes in operating assets and liabilities
Accounts receivable	(2,367)	(517)		893
Income tax receivable	(4,902)	(938)		(1,119)
Prepaid expenses and other current assets	(8)	(202)		(909)
Accounts payable & accrued liabilities	21,975	(1,591)		3,855
Deferred revenue	—	(7,379)		883
Other	(781)	(137)		(564)
Net cash provided by operating activities	48,400	36,088		36,728
Cash flows from investing activities:
Purchase of property and equipment	(1,847)	(4,296)		(3,569)
Additions to internal-use software	(25,155)	(20,996)		(20,844)
Other	—	—		4
Net cash used in investing activities	(27,002)	(25,292)		(24,409)
Cash flows from financing activities:
Proceeds from option exercises	992	754		550
Repurchases of common stock for retirement	(2,540)	(6,176)		(1,404)
Repayment of long-term debt	—	(1,926)		(1,279)
Purchase of noncontrolling interest	—	—		(2,000)
Payments for capitalized offering costs	(2,087)	—		—
Net cash used in financing activities	(3,635)	(7,348)		(4,133)
Foreign currency translation	142	(26)		(343)
Net increase in cash and cash equivalents	17,905	3,422		7,843
Cash and cash equivalents at beginning of period	31,022	27,600		19,757
Cash and cash equivalents at end of period	$48,927	$31,022		$27,600
Supplemental Cash Flow Data:
Interest paid	$53	$233		$259
Income taxes paid, net of refunds	7,015	2,046		2,145
Non-cash Investing and Financing Activities:
Capitalization of stock-based compensation	$605	$912	$$	1,405
Noncash additions to intangible assets related to license agreements	—	—		1,000
Purchases of property and equipment included in accrued liabilities	—	196		—
The accompanying notes are an integral part of these financial statements.

NOTE 1 — BACKGROUND AND BASIS OF PRESENTATION
Organization and Description of Business
PlayStudios, Inc. (“the Company”) was incorporated in Delaware in March 2011. The Company develops and operates online and mobile social gaming applications (“games” or “game”) and leverages marketing relationships with various partners to provide players a unique social gaming experience while earning “real world” rewards provided by the Company’s rewards partners. The Company’s games are free- to-play and available via the Apple App Store, Google Play Store, Amazon Appstore and Facebook (collectively, “platforms” or “platform operators”). The Company creates games based on its own original content as well as third-party licensed brands. The Company generates revenue through the in-game sale of virtual currency and through advertising.
The Company has the following four foreign subsidiaries:
a.
PlayStudios Asia Limited (“Asia”)

b.
PlayStudios International Limited (“International”)

c.
PlayStudios International Israel Limited (“Israel”)

d.
PlayStudios Orion Labs Private Limited (“Orion”)

Unless the context indicates otherwise, all references herein to “PlayStudios,” the “Company,” “we,” “us,” and “our” are used to refer collectively to PlayStudios, Inc. and its subsidiaries.
Basis of Presentation and Consolidation
The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of PlayStudios, Inc. and its owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation. Certain reclassifications in these financial statements have been made to comply with US GAAP applicable to public companies and SEC Regulation S-X.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes thereto. Significant estimates and assumptions reflected in the Company’s consolidated financial statements include the estimated consumption rate of virtual goods that is used in the determination of revenue recognition, useful lives of property and equipment and definite-lived intangible assets, the expensing and capitalization of research and development costs for internal-use software, assumptions used in accounting for income taxes, stock-based compensation, the associated valuation of the Company’s common stock and the evaluation of goodwill and long-lived assets for impairment. The Company believes the accounting estimates are appropriate and reasonably determined. Due to the inherent uncertainties in making these estimates, actual amounts could differ materially.
Segments
Operating segments are defined as components of an entity for which discrete financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM, the Company’s Chief Executive Officer, reviews financial information on a consolidated basis for purposes of evaluating performance and allocating resources. As such, the Company has one operating and reportable segment.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and highly liquid investments with an original maturity of three months or less from the date of purchase and are stated at the lower of cost or market value.

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and receivables. The Company maintains cash and cash equivalent balances at several banks. Cash accounts located in the United States are insured by the Federal Deposit Insurance Corporation (FDIC). Although balances may exceed amounts insured by the FDIC, the Company believes that it is not exposed to any significant credit risk related to its cash or cash equivalents and has not experienced any losses in such accounts.
Receivables and Allowance for Doubtful Accounts
The Company’s receivables consist primarily of amounts due from social and mobile game platform operators, including Apple, Google, Facebook and Amazon. Accounts receivable are typically noninterest bearing and are initially recorded at cost. The Company regularly reviews accounts receivable, considers current economic conditions and the financial positions of the Company’s platform operators. Accounts are written off when the Company deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. The Company reserves an estimated amount for receivables that may not be collected to reduce receivables to their net carrying amount, which approximates fair value. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered in determining reserves.
Property and Equipment, net
The Company states property and equipment at cost net of accumulated depreciation. The Company capitalizes the costs of improvements that extend the life of the asset, while costs of repairs and maintenance are charged to expense as incurred. Gains or losses on the disposition of property and equipment are included in the determination of income.
Computer equipment, furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease, as follows:
Estimated Useful Life
Computer equipment	3 years
Purchased software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of 10 years or remaining lease term
Property and equipment are reviewed for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. If the Company reduces the estimated useful life assumption for any asset, the remaining unamortized balance would be amortized or depreciated over the revised estimated useful life.
Internal-Use Software
The Company recognizes internal-use software development costs in accordance with Accounting Standards Codification (ASC) 350-40, Internal-Use Software. Capitalized costs include consulting fees, payroll and payroll-related costs and stock-based compensation for employees who devote time to the Company’s internal-use software projects. Capitalization begins when the preliminary project stage is complete and the Company commits resources to the software project and continues during the application development stage. Capitalization ceases when the software has been tested and is ready for its intended use. Qualified costs incurred during the post-implementation/post-operation stage of the Company’s software applications relating to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality. Costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred. Capitalized internal-use software development costs are amortized on a straight-line basis over a three-year estimated useful life. The Company believes that a straight-line basis for amortization best represents the pattern through which the Company derives value from internal-use software. The Company evaluates the useful lives of these assets and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.
Goodwill
In accordance with Accounting Standards Update (ASU) No. 2014-02, Intangibles — Goodwill and Other (Topic 350): Accounting for Goodwill, goodwill is recorded as the excess of the purchase price over acquisition-date fair value of identifiable tangible and intangible assets and liabilities. Goodwill is tested for impairment annually as of October 1st of each year, or when a triggering event occurs. If a triggering event occurs, qualitative factors are first assessed to determine whether a quantitative impairment test is required. Any impairment would be recognized for the difference between the fair value and the carrying amount limited to the carrying amount of goodwill. Impairment testing for goodwill is performed at the reporting unit level. The Company has identified a single reporting unit based on the Company’s management structure.
Intangible Assets’
Intangible assets are classified into one of the two categories: (1) intangible assets with definite lives subject to amortization and (2) intangible assets with indefinite lives not subject to amortization.
For definite-lived intangible assets, amortization is recorded using the straight-line method, which materially approximates the pattern of the assets’ use. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. These factors may include a significant deterioration of operating results, changes in business plans, or changes in anticipated cash flows. The estimated useful lives of the Company’s intangible assets are as follows:
Estimated Useful Life
Licenses	3 – 5 years
Trade names	5 years
When factors indicate that a definite-lived intangible asset should be evaluated for possible impairment, the Company reviews intangible assets to assess recoverability from future operations using undiscounted cash flows. If future undiscounted cash flows are less than the carrying value, an impairment is recognized in earnings to the extent that the carrying value exceeds fair value.
For indefinite-lived intangible assets, the Company conducts impairment tests annually or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of an indefinite-lived asset is less than its carrying value, or when circumstances no longer continue to support an indefinite useful life. If a triggering event occurs, qualitative factors are first assessed to determine whether a quantitative impairment test is required. If a quantitative test is required, the fair value of the intangible is compared to the asset’s carrying amount. Any impairment would be recognized for the difference between the fair value and the carrying amount. The Company performs its annual impairment testing as of October 1 of each year.
Fair Value Measurements
The carrying amounts of the Company’s financial instruments, including accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short-term maturities.

According to ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:
Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities;
Level 2 — Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
Entities are permitted to choose to measure certain financial instruments and other items at fair value. The Company has not elected the fair value measurement option for any of the Company’s assets or liabilities that meet the criteria for this election.
License Agreements & Minimum Guarantees
The Company enters into long-term license agreements with third parties in which it is obligated to pay a minimum guaranteed amount of royalties, typically annually over the life of the contract. The Company accounts for the minimum guaranteed obligations within “Accrued liabilities” and “Other long-term liabilities” at the onset of the license arrangement and record a corresponding licensed asset within “Intangibles, net” in the accompanying Consolidated Balance Sheets. The licensed intangible assets related to the minimum guaranteed obligations are amortized over the term of the license agreement with the amortization expense recorded in “Depreciation and amortization” in the accompanying Consolidated Statements of Operations. The Company classifies minimum royalty payment obligations as current liabilities to the extent they are contractually due within the next 12 months. The long-term portion of the liability related to the minimum guaranteed obligations is reduced as royalty payments are made as required under the license agreement. The Company assesses the recoverability of license agreements whenever events arise or circumstances change that indicate the carrying value of the licensed asset may not be recoverable. Recoverability of the licensed asset and the amount of impairment, if any, are determined using the Company’s policy for intangible assets with finite useful lives.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 combined with all subsequent amendments, which is collectively ASC 606, Revenue from Contracts with Customers, provides guidance outlining a single five-step comprehensive revenue model in accounting for revenue from contracts with customers which supersedes all existing revenue recognition guidance, including industry-specific guidance. ASU 2014-09 also required expanded disclosures relating to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. On January 1, 2019, the Company adopted the new accounting standard and related amendments (collectively, the “new revenue accounting standard”) using the modified retrospective method.
The Company determines revenue recognition by:
e.
identifying the contract, or contracts, with a customer;

f.
identifying the performance obligations in each contract;

g.
determining the transaction price;

h.
allocating the transaction price to the performance obligations in each contract; and

i.
recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

Virtual Currency
The Company develops and operates free-to-play games which are downloaded and played on social and mobile platforms. Players may collect virtual currency free of charge through the passage of time or through targeted marketing promotions. Additionally, players can send free “gifts” of virtual currency to their friends through interactions with certain social platforms. Players may also purchase additional virtual currency through accepted payment methods offered by the respective platform. Once a purchase is completed, the virtual currency is deposited into the player’s account and are not separately identifiable from previously purchased virtual currency obtained by the player for free. Once obtained, virtual currency (either free or purchased) cannot be redeemed for cash nor exchanged for anything other than game play. When virtual currency is consumed in the games, the player could “win” and would be awarded additional virtual currency or could “lose” and lose the future use of that virtual currency. As the player does not receive any additional benefit from the games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods.
Players can earn loyalty points through a variety of activities, including but not limited to playing the Company’s games, engaging with in-game advertising, engaging with marketing emails, and logging into the game. The loyalty points can be redeemed for rewards offered by the Company’s partners. There is no obligation for the Company to pay or otherwise compensate the Company’s rewards partners for any player redemptions under the Company’s partner agreements. In addition, both paying and non-paying players can earn loyalty points. Therefore, the loyalty points earned by players are marketing offers and do not provide players with material rights. Accordingly, the loyalty points do not require any allocation to the transaction price of virtual currency.
Additionally, certain of the Company’s games participate in an additional program which ranks players into different tiers based on tier points earned during a given time frame. Tier points can be earned through a variety of player engagement activities, including but not limited to logging into the games, achieving multi-day log-in streaks, collecting hourly bonuses, and purchasing virtual currency bundles. Depending on the tier, players are granted access to special benefits at the Company’s discretion. Similar to loyalty points that are redeemable into real-world rewards, the tier points are not awarded as a result of a contract with a customer since both paying and non-paying players can earn these tier points. As a result, the tier points earned by players do not provide players with material rights and do not require any allocation to the transaction price of virtual currency.
The Company has the performance obligation to display and provide access to the virtual currency purchased by the Company’s player within the game whenever the player accesses the game until the virtual currency is consumed. Payment is required at the time of purchase and the transaction price is fixed. The transaction price, which is the amount paid for the virtual currency by the player is allocated entirely to this single performance obligation.
As virtual currency represents consumable goods, the Company recognizes revenue as the virtual currency is consumed over the estimated consumption period. Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. The Company has determined through a review of player behavior that players who purchase virtual currency generally are not purchasing additional virtual currency if their existing virtual currency balances have not been substantially consumed. As the Company can track the duration between purchases of virtual currency for individual players, the Company is able to reliably estimate the period over which virtual currency is consumed. Based upon an analysis of players’ historical play behavior, the timing difference between when virtual currency is purchased by a player and when those virtual currency are consumed in gameplay is relatively short, currently one to seven days with an average consumption period of approximately one day. The Company recognizes revenue from in-game purchases of virtual currency over this estimated average period between when the virtual currency is purchased and consumed. If applicable, the Company records the unconsumed virtual currency in “Deferred revenue” and record within “Prepaid expenses” the prepaid payment processing fees associated with this deferred revenue.
The Company continues to gather detailed player behavior and assess this data in relation to its revenue recognition policy. To the extent the player behavior changes, the Company reassesses its estimates and assumptions used for revenue recognition prospectively on the basis that such changes are caused by new factors indicating a change in player behavior patterns.
Advertising Revenue
The Company has contractual relationships with various advertising service providers for advertisements within the Company’s games. Advertisements can be in the form of an impression, click-throughs, banner ads or offers. Offers are advertisements where the players are rewarded with virtual currency for watching a short video. The Company has determined the advertising service provider to be its customer and displaying the advertisements within its games is identified as the single performance obligation. Revenue from advertisements and offers are recognized at a point in time when the advertisements are displayed, or when the player has completed the offer as the advertising network simultaneously receives and consumes the benefits provided from these services. The price can be determined by the applicable evidence of the arrangement, which may include a master contract or a third-party statement of activity.
The transaction price is generally the product of the advertising units delivered (e.g. impressions, videos viewed) and the contractually agreed upon price per advertising unit. Further, the price per advertising unit can also be based on revenue share percentages stated in the contract. The number of advertising units delivered is determined at the end of each month so there is no uncertainty about the transaction price. Payment terms are stipulated as a specific number of days subsequent to end of the month, ranging from 45 to 60 days.
Principal Agent Considerations
The Company’s games are played on various social and mobile third-party platforms for which such third parties collect monies from players and remit net proceeds after deducting payment processing fees. The Company is primarily responsible for providing access to the virtual currency, has control over the content and functionality of games before they are accessed by players, and has the discretion to establish the pricing for the virtual currency. Therefore, the Company concluded that it is the principal and as a result, revenues are reported gross of payment processing fees. Payment processing fees are recorded as a component of “Cost of revenue” in the accompanying Consolidated Statements of Operations. The Company reports its advertising revenue net of amounts retained by advertising service providers.
Cost of Revenue
Cost of revenue relate to direct expenses incurred to generate online and mobile social revenue and are recorded as incurred. The Company’s cost of revenue consists primarily of payment processing fees, hosting and data center costs related to operating its games, and royalties for licensed games. Payment processing fees consist of fees paid to third-party social and mobile platform operators. If applicable, other than the deferral of payment processing fees associated with deferred revenues, payment processing fees are expensed as incurred.
Research and Development
The Company incurs various direct costs in relation to the development of future social and mobile games along with costs to improve current social and mobile games. Research and development costs consist primarily of payroll and related personnel costs, stock-based compensation and consulting fees. The Company evaluates research and development costs incurred to determine whether the costs relate to the development of software and are, therefore, qualified to be capitalized under ASC 350-40, Internal-Use Software. All other research and development costs are expensed as incurred.
Advertising
Advertising expense was $49.3 million, $53.8 million and $48.3 million for the years ended December 31, 2020, 2019, and 2018, respectively. Advertising expense is included in “Selling and marketing” expenses in the Consolidated Statements of Operations.

Stock-Based Compensation
The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values on the date of grant in accordance with ASC 718, Compensation — Stock Compensation. The Company uses the Black-Scholes option-pricing model (“Black- Scholes model”) as its valuation method for stock option awards. The Black-Scholes model requires the following assumptions: (i) expected volatility of its common stock, which is based on its industry peer group; (ii) expected life of the option award, which the Company elected to calculate using the simplified method; (iii) expected dividend yield; and (iv) the risk-free interest rate, which is based on the US Treasury yield curve in effect at the time of grant.
The fair value of all stock-based compensation is either capitalized and amortized in accordance with the Company’s internal-use software accounting policy or recognized as an expense on a straight-line basis over the full vesting period of the awards for time-based stock awards and on an accelerated attribution method for performance-based stock awards. Stock-based compensation expense is recorded net of forfeitures as they occur.
Foreign Currency Translation and Transactions
The functional currency of each of the Company’s wholly owned foreign subsidiaries is the applicable local currency. The translation of foreign currencies into US dollars is performed for assets and liabilities using current foreign currency exchange rates in effect at the consolidated balance sheet date and for revenue and expense accounts using average foreign currency exchange rates during the year. Capital accounts are translated at historical foreign currency exchange rates. Translation gains and losses are included in stockholders’ equity as a component of accumulated other comprehensive income (loss). Adjustments that arise from foreign currency exchange rate changes on transactions, primarily driven by intercompany transactions, denominated in a currency other than the functional currency are included in “Other expense, net” in the Consolidated Statements of Operations.
Income Taxes
The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its consolidated financial statements or tax returns. Under ASC 740, the Company determines deferred tax assets and liabilities based on the temporary difference between the consolidated financial statements and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which it expects the differences to be recovered or settled. The Company establishes valuation allowances when necessary, based on the weight of the available positive and negative evidence, to reduce deferred tax assets to the amount that is more likely than not to be realized.
The Company accounts for uncertain tax positions in accordance with ASC 740, which requires companies to adjust their consolidated financial statements to reflect only those tax positions that are more likely than not to be sustained upon examination by taxing authorities based on the technical merits of the issue. ASC 740 prescribes a comprehensive model for the consolidated financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes interest and penalties related to unrecognized tax benefits in the provision for income taxes.
We have elected to account for the impact of the global intangible low-taxed income (GILTI) inclusion and base erosion anti-avoidance tax (BEAT) based on the period cost method.
Net Income Per Share
Net income per share (“EPS”) is calculated using the two-class method required for participating securities and multiple classes of common stock. The Company considers its preferred stock to be participating securities as the holders have the right to participate in dividends with the common stockholders on a pro-rata, as converted basis. Prior to any dividends or earnings distribution to the common stock, the holders of preferred stock have a right to preferential dividends. Thus, earnings are allocated to common stock and preferred stock on a pro rata, as converted basis following distribution of the preferential dividends to preferred stockholders. Since application of the if-converted method results in anti-dilution, the two-class method is applied to preferred stock in the diluted EPS calculation. The dilutive effect of warrants and stock options is computed using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.
NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The amended guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities in the consolidated balance sheet and disclosing key information about leasing arrangements. The adoption of this guidance is expected to result in a significant portion of the Company’s operating leases, where the Company is the lessee, to be recognized in the Company’s consolidated balance sheet. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This guidance is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal year beginning after December 15, 2022 with earlier adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The new guidance replaces the incurred loss impairment methodology in current guidance with a current expected credit loss model (“CECL”) that incorporates a broader range of reasonable and supportable information including the forward-looking information. This guidance is effective for the Company for fiscal year beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The Company is currently evaluating the impact of adopting this guidance.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new amendment, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity must recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The standard is effective for the Company for fiscal year beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This guidance is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted with simultaneous adoption of all provisions of the new standard. The Company is currently evaluating the impact of adopting this guidance.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This temporary guidance provides optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued. ASU 2020-04 is effective as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020 and may be applied prospectively through December 31, 2022. The Company is currently evaluating the impact of adopting this temporary guidance.
Recently Adopted Accounting Pronouncements
As described in the Company’s Revenue Recognition accounting policy in Note 2, the Company adopted ASC 606 effective January 1, 2019. The Company utilized the modified retrospective method upon adoption and as a result, the comparative information has not been restated and continues to be reported under legacy GAAP. The Company elected to apply the new revenue accounting standard only to contracts not completed as of the adoption date.
As part of the adoption of ASC 606, the Company elected the transition practical expedient of using a portfolio approach to our advertising contracts since they have similar characteristics and reasonably expect that application of the revenue recognition model to the portfolio would not differ materially from the application to the individual contracts or performance obligations in that portfolio.
The adoption of ASC 606 did not result in a change to the accounting for revenues; as such, no cumulative effect adjustment was recorded. Additionally, the adoption of ASC 606 had no impact on the Company’s cash flows from operations. See Note 9 for additional disclosures related to this standard.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718), Scope of Modification Accounting. This update clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. The guidance is effective prospectively for fiscal years beginning after December 15, 2017, for nonpublic entities. The Company adopted this guidance on January 1, 2018 and it did not have a material impact on the Company’s consolidated financial statements.
In June 2018, the FASB issued Accounting Standards Update (ASU) No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting. This standard eliminates the separate guidance for stock compensation paid to non-employees and aligns it with the guidance for stock compensation paid to employees. This standard is effective for the Company for fiscal years beginning after December 15, 2019. The Company adopted this guidance prospectively on January 1, 2019 and it did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation costs Incurred in a Cloud Computing Arrangement that is a Service Contract, that requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customer in a software licensing arrangement under the internal-use software guidance in ASC Topic 350, Intangibles — Goodwill and Other. This guidance is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company early adopted this guidance prospectively on January 1, 2020, and it did not have a material impact on the Company’s consolidated financial statements.
NOTE 4 — RELATED-PARTY TRANSACTIONS
The following table is a summary of balance sheet assets and liabilities from related parties (in thousands):
	December 31,
	2020	2019	Financial Statement Line Item
Marketing Agreement	$1,000	$1,000	Intangibles, net
Marketing Agreement	$20,000	$—	Accrued liabilities
The following table is a summary of revenues and expenses recognized from related parties (in thousands):
	Year Ended December 31,
	2020		2019	2018	Financial Statement Line Item
Marketing Agreement		$20,000	$—	$—	Restructuring expense
Marketing Agreement		$319	$—	$—	Cost of revenue
King Agreement	$		$7,312	$1,294	Net revenues

MGM Resorts International (“MGM”)
MGM is a stockholder and an MGM senior executive also serves on the Company’s board of directors. As of December 31, 2020 and 2019, MGM owns approximately 30.2 million shares of the Company’s common stock and 32.6 million shares of the Company’s outstanding preferred stock. As further described in Note 14, in January 2018, certain employees sold shares of the Company’s common stock to MGM in a secondary transaction.
Marketing Agreement
In April 2011, the Company entered into a joint marketing agreement with MGM (as amended, the “Marketing Agreement”) in exchange for assistance with marketing campaigns and the exclusive right to utilize MGM’s licensed marks and licensed copyrights for the development of certain of the Company’s social casino games. The initial term was for one year from the go-live date of the first such game in July 2012, with an automatic renewal provision for successive two-year terms based on the games meeting certain performance criteria. If the games do not achieve the specified performance criteria, the term will be automatically renewed for a one-year period and the right to utilize MGM’s licensed marks and copyrights will become non-exclusive. The non-exclusive term will be automatically renewed for successive one-year periods so long as the games meet certain other performance criteria. As consideration for the use of MGM’s intellectual property, the Company issued 19,200,000 shares of its common stock representing 10% of its then-outstanding common stock; and in lieu of royalty payments, the Company agreed to pay MGM a profit share of: (i) during the exclusive term, a mid- to high-single digit percentage of cumulative net operating income, as defined in the Marketing Agreement, and (ii) during the non-exclusive term, a low- to mid-single digit percentage of cumulative net operating income. As further described in Note 7, the Marketing Agreement was recorded as an indefinite-lived intangible asset.
On October 30, 2020, the Company and MGM agreed to amend the Marketing Agreement (the “MGM Amendment”), under which the Company and MGM agreed to terminate the profit share provision. In exchange, the Company agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Investment, (ii) the date that the Company waives MGM’s commitment to participate in the PIPE Investment, or (iii) two years from the date of the MGM Amendment. In addition, MGM agreed to reinvest in the Company at a minimum amount of $20 million by participating in the PIPE Investment or a private placement of equity offering to third party investors for a minimum gross proceeds to the Company of $50 million. As a result of the termination, the Company is no longer obligated to make profit share payments, but the other rights and obligations under the Marketing Agreement continue in full force and effect.
In connection with the Marketing Agreement, the Company recorded $0.3 million in profit share expense during the year ended December 31, 2020. There was no profit share expense during the year ended December 31, 2019 and 2018. Of the $0.6 million profit share expense recognized during the nine months ended September 30, 2020, the Company and MGM agreed that $0.3 million represented a part of the $20 million one-time termination payment. Accordingly, the Company recognized $20.0 million, inclusive of $0.3 million which was reclassified from cost of revenue into “Restructuring expense” in the Consolidated Statements of Operations. The Company does not expect to incur additional expenses in relation to the termination of the profit share provision.
Rewards Agreement
In January 2016, the Company entered into a rewards agreement with MGM where at MGM’s discretion, the Company has the right to offer MGM rewards via its games. Players of the Company’s games can redeem their accumulated loyalty points for MGM rewards. There is no cost charged to the Company by MGM for the redemption of these rewards. In addition, the Company does not have any obligations associated with the rewards to the players or MGM. As such, the rewards agreement does not have any impact on the Company’s financial statements.
Activision Publishing, Inc. (“Activision”)
Activision is a stockholder and an Activision senior executive serves on the Company’s board of directors. As of December 31, 2020 and 2019, Activision owns 64 million shares of the Company’s outstanding preferred stock.

King Agreement
In April 2017, the Company entered into a game publishing and distribution agreement (the “King Agreement”) with King.com Limited and King.com (US), LLC (collectively, “King”) to develop a branded mobile application with games incorporating their branded intellectual property. In connection with the agreement, the Company had outstanding deferred revenue of $7.4 million as of December 31, 2018. In June 2019, the agreement terminated, and all of the associated deferred revenue was recorded as revenue during the year ended December 31, 2019, as further described in Note 9. Activision and King are both subsidiaries of Activision Blizzard, Inc. The Company also paid King for cross promotions of the Company’s games, which was immaterial for the years ended December 31, 2020, 2019 and 2018.
Resorts World Inc, Pte Ltd (“Resorts World”)
In December 2015 and September 2016, International issued a total of 5,333,333 Series A preferred stock for $8 million to Resorts World. As further described in Note 13, in December 2018, the Company repurchased Resorts World’s interest in International. Resorts World is also a stockholder of the Company. As of December 31, 2020 and 2019, Resorts World owned 1.1 million shares of the Company’s common stock.
Resorts World is also a rewards partner of the Company. Similar to the rewards program with MGM, there is no cost charged to the Company by Resorts World for the redemption of these rewards. In addition, the Company does not have any obligations associated with the rewards to the players or Resorts World. As such, the rewards agreement does not have any impact to financial statements.
NOTE 5 — PROPERTY AND EQUIPMENT, NET
Property and equipment, net consists of the following (in thousands):
	December 31,
	2020	2019
Computer equipment	$8,328	$7,176
Leasehold improvements	6,365	5,953
Furniture and fixtures	2,266	2,081
Construction in progress	90	14
Total property and equipment	17,049	15,224
Less: accumulated depreciation	(10,848)	(7,889)
Total property and equipment, net	$6,201	$7,335
The aggregate depreciation expense for property and equipment, net is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations. During the years ended December 31, 2020, 2019 and 2018, depreciation expense was $2.8 million, $2.6 million and $1.9 million, respectively. No impairment charges or material write-offs were recorded for the years ended December 31, 2020, 2019 and 2018.
Property and equipment, net by region consists of the following (in thousands):
	December 31,
	2020	2019
United States	$2,098	$2,748
EMEA(1)	3,436	3,607
All other countries	667	980
Total property and equipment, net	$6,201	$7,335

(1)
Europe, Middle East and Africa (“EMEA”). Amounts primarily represent leasehold improvements of local office space and computer equipment.

NOTE 6 — INTERNAL-USE SOFTWARE, NET
Internal-use software, net consists of the following (in thousands):
	December 31,
	2020	2019
Internal-use software	$103,041	$75,781
Less: accumulated amortization	(64,285)	(44,787)
Total internal-use software, net	$38,756	$30,994
The Company capitalized internal-use software development costs of $25.8 million, $21.9 million and $22.2 million during the years ended December 31, 2020, 2019 and 2018, respectively. Total amortization expense associated with its capitalized internal-use software development costs for the years ended December 31, 2020, 2019 and 2018 was $18.7 million, $21.1 million and $13.1 million, respectively.
Due to the removal of Royal Charm Slots from all platforms as described in Note 9, the Company reevaluated the associated useful lives which resulted in accelerated amortization of $4.7 million for the year ended December 31, 2019. In 2018, the Company cancelled the development of a game which was written down to its carrying value of zero. As a result, the Company recognized a loss on disposal of $1.3 million which is included within “General and administrative” expenses in the Consolidated Statements of Operations for the year ended December 31, 2018. In connection with the cancellation and as further discussed in Note 8, the Company also accrued a termination fee of $2.0 million as of December 31, 2018. There were no write-offs or impairment charges recorded for the years ended December 31, 2020, 2019 and 2018.
The aggregate amortization expense for internal-use software, net is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations.
NOTE 7 — GOODWILL AND INTANGIBLE ASSETS
Goodwill
In 2016, the Company acquired the assets of Scene 53, Limited, an Israeli mobile games developer (the “Acquisition”) together with the employees of the company. The Acquisition was accounted for as a business combination. In connection with the Acquisition, the Company recognized $5.1 million in goodwill. The carrying value of the goodwill remained at $5.1 million as of December 31, 2020 and 2019. There were no business combinations for the years ended December 31, 2020, 2019 and 2018.
During the fourth quarter of fiscal 2020, 2019 and 2018 the Company performed its annual goodwill impairment test by performing a qualitative assessment for its single reporting unit. Based on the assessment, the Company concluded that it was more likely than not that the fair value of the reporting unit was greater than its carrying amount, and as a result, did not proceed to further impairment testing. There were no impairment charges for goodwill for the years ended December 31, 2020, 2019 and 2018.
Intangible Assets
The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset other than goodwill (in thousands):
	December 31, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Licenses	$1,000	$(500)	$500	$3,500	$(2,550)	$950
Trade names	1,240	(1,116)	124	1,240	(868)	372
	2,240	(1,616)	624	4,740	(3,418)	1,322

	December 31, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Nonamortizable intangible assets:
Marketing Agreement with a related party	1,000	—	1,000	1,000	—	1,000
Total intangible assets	$3,240	$(1,616)	$1,624	$5,740	$(3,418)	$2,322

Intangible assets consist of trade names and long-term license agreements with various third parties as described in Note 2 to the consolidated financial statements. As further described in Note 4 to the consolidated financial statements, the MGM Marketing Agreement is an indefinite-lived intangible asset, which gives us the exclusive rights to feature MGM’s intellectual property in the Company’s games subject to automatic renewal provisions described in Note 4. The weighted-average period remaining until the next renewal is 0.54 years as of December 31, 2020. The Company is reasonably certain that it will renew the Marketing Agreement.
The aggregate amortization expense for amortizable intangible assets is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations. During the years ended December 31, 2020, 2019 and 2018, amortization was $0.7 million, $1.4 million and $1.2 million, respectively. There were no impairment charges for intangible assets for the years ended December 31, 2020, 2019 and 2018.
As of December 31, 2020, the estimated annual amortization expense for the years ending December 31, 2021 through 2025 is as follows (in thousands):
Year Ending December 31,	Projected Amortization Expense
2021	$324
2022	200
2023	100
2024	—
2025	—
Total	$624
NOTE 8 — ACCRUED LIABILITIES
Accrued liabilities consist of the following (in thousands):
	December 31,
	2020	2019
MGM Profit Share Buyout	$20,000	$—
Accrued payroll and vacation	4,860	2,915
Accrued royalties	100	1,389
Other accruals	2,657	1,013
Accrued advertising	534	297
Income taxes payable	655	707
Accrued property and equipment	283	196
Total accrued liabilities	$29,089	$6,517
Accrued Royalties
Accrued royalties are mostly composed of the short-term minimum guaranteed amount of royalties due to a long-term license agreement with a third party. Refer to Note 2 — “License Agreements & Minimum Guarantees” and Note 12 — “Minimum Guarantee Liability” for further details.

MGM Profit Share Buyout
As further described in Note 4 to consolidated financial statements, in October 2020, the Company and MGM agreed to amend the Marketing Agreement to terminate the profit share provision. In exchange, the Company agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Investment, (ii) the date that the Company waives MGM’s commitment to participate in the PIPE Investment, or (iii) two years from the date of the MGM Amendment. As the Company expects the payment to occur within one year, the Company recorded an accrual for the one-time payment within accrued liabilities.
Other Accruals
Other accruals include various expenses for accrued accounts payable and deferred rent.
NOTE 9 — REVENUE FROM CONTRACTS WITH CUSTOMERS
Disaggregation of Revenue
The following table summarizes the Company’s revenue disaggregated by type:
	Year Ended December 31,
	2020	2019	2018
Virtual currency (over time)(1)	$268,137	$231,726	$193,849
Advertising (point in time)	1,745	383	356
Other (over time)(2)	—	7,312	1,294
Total net revenue	$269,882	$239,421	$195,499

(1)
Virtual currency revenue is recognized over the estimated consumption period.

(2)
Amounts classified as Other primarily represent the release of deferred revenue under the King Agreement.

The following table summarizes the Company’s revenue disaggregated by geography:
	Year Ended December 31,
	2020	2019	2018
United States	$228,568	$200,418	$162,135
All other countries	41,314	39,003	33,364
Total net revenue	$269,882	$239,421	$195,499
Contract Balances
The following table provides information about receivables and contract liabilities from contracts with customers (in thousands):
	December 31,
	2020	2019
Contract receivables, included in Receivables	$16,616	$14,249
Receivables represent amounts due to the Company from social and mobile platform operators, including Apple, Google, Amazon and Facebook. Receivables are recorded when the right to consideration becomes unconditional. No allowance for doubtful accounts was considered necessary as of December 31, 2020 and 2019. Contract assets represent the Company’s ability to bill customers for performance obligations completed under a contract. As of December 31, 2020 and 2019, there were no contract assets recorded in the Company’s consolidated balance sheet. The deferred revenue balances related to the purchase of virtual currency was $0 as of December 31, 2020 and 2019.

Deferred Revenue
As part of the King Agreement referenced in Note 4 to consolidated financial statements, the Company received quarterly cash advances for development costs during 2017 and 2018 according to the initial development budget and subsequent updates to the budget as defined in the King Agreement. According to this agreement, once the game was published and operational, the Company would be reimbursed for its operating expenses and would earn a portion of the game’s operating profit. Therefore, the Company deferred all advances received until revenue was recognizable after the game launches. In June 2019, the Company executed a wind down agreement with King to remove the Royal Charm Slots branded game from all platforms in July 2019 which also terminated the original King Agreement. In July 2019, the Company remitted $67 thousand to King for the liquidation value of hardware previously acquired during development. Since the game launched in June 2018, the Company recognized $7.3 million and $1.3 million in revenue for the years ended December 31, 2019 and 2018, respectively.
Concentration of Credit Risk
As of December 31, 2020, Apple, Inc. and Google, Inc. accounted for 48.9% and 42.7% of the Company’s total receivables, respectively, while as of December 31, 2019, Apple, Inc. and Google, Inc. accounted for 46% and 43% of the Company’s total receivables, respectively. As of December 31, 2020 and 2019, the Company did not have any additional counterparties that exceeded 10% of the Company’s net accounts receivable.
NOTE 10 — LONG-TERM DEBT
Private Venture Growth Capital Loans
On March 27, 2020, the Company entered into an agreement for a revolving credit facility (the “Revolver”) with Silicon Valley Bank (“SVB”). The Revolver is secured by the assets including intellectual property of the Company and matures on September 27, 2022. Borrowings under the Revolver may be borrowed, repaid and re-borrowed by the Company, and are available for working capital, general corporate purposes and permitted acquisitions. Up to $3.0 million of the Revolver may be used for letters of credit.
The Revolver bears interest at a variable rate at the Company’s option of either (i) the Prime Rate (as defined) minus a margin ranging from 0.25% to 0.75% or (ii) LIBOR plus a margin ranging from 2.25% to 2.75%. LIBOR will be subject to a floor of 0%, and the Prime Rate will be subject to a floor of 3.25%. The applicable margins for each rate are determined by reference to a pricing grid based on the Company’s Total Leverage Ratio.
The Revolver includes customary reporting requirements, conditions precedent to borrowing and affirmative, negative and financial covenants. Specific financial covenants include the following:
j.
Minimum Liquidity of $7.5 million

k.
Maximum Total Leverage Ratio of 2.25 to 1.00

l.
Minimum Interest Coverage Ratio of 4.00 to 1.00

At issuance, the Company capitalized $0.2 million in debt issuance costs. As of December 31, 2020 the Company has not made any drawdowns on the Revolver.
NOTE 11 — INCOME TAXES
As of December 31, 2020, unremitted earnings in foreign subsidiaries are indefinitely reinvested. Should these earnings be distributed in the future in the form of dividends or otherwise, the Company would be subject to withholding taxes payable to various jurisdictions. Due to the 2017 Tax Act, there is no U.S. federal tax on cash repatriation from foreign subsidiaries, but it could be subject to foreign withholding tax and U.S. state income taxes. Effective January 1, 2020, Israel made a check-the-box election to be treated as a disregarded entity for U.S. federal income tax purposes, resulting in discrete tax adjustments to the Company’s provision.

Income before income taxes by tax jurisdiction consisted of the following (in thousands):
	Year Ended December 31,
	2020	2019	2018
United States	$8,738	$11,164	$4,696
Foreign	2,398	6,425	1,090
Total	$11,136	$17,589	$5,786
Provision for current and deferred income taxes consist of the following (in thousands):
	Year Ended December 31,
	2020	2019	2018
Current tax expense:
Federal	$945	$241	$708
State	297	720	90
Foreign	791	665	259
	2,033	1,626	1,057
Deferred tax expense (benefit):
Federal	(3,045)	1,997	1,527
State	(748)	55	(322)
Foreign	89	297	702
	(3,704)	2,349	1,907
Income tax expense (benefit)	$(1,671)	$3,975	$2,964
The difference between the actual rate and the federal statutory rate was as follows:
	Year Ended December 31,
	2020	2019	2018
Statutory rate	21.0%	21.0%	21.0%
Foreign provision	(0.3)	(6.5)	10.2
State/province income tax	0.1	5.6	5.6
Stock compensation	(19.2)	7.5	40.1
Other effects of check-the-box election	(6.2)	0.2	—
Research credit	(11.5)	(5.9)	(24.1)
Adjustment to carrying value	(4.0)	(0.3)	(0.9)
Foreign tax credit	(9.1)	(0.7)	—
Valuation allowance	9.0	—	—
Foreign-derived intangible income deduction (FDII)	(2.7)	(1.1)	(3.4)
Non-deductible expenses-other	2.4	2.0	3.6
Foreign branch income	4.5	1.0	—
Other	1.0	(0.2)	(0.9)
Effective tax rate	(15.0)%	22.6%	51.2%

Deferred tax assets and liabilities consisted of the following (in thousands):
	December 31,
	2020	2019
Deferred tax assets:
Tax credits	$6,882	$3,856
Accrued liabilities	5,576	486
Stock compensation	1,457	365
Intangibles	—	40
Deferred rent	74	78
Other	276	234
Total gross deferred tax assets	14,265	5,059
	December 31,
	2020	2019
Less: Valuation allowance	(1,002)	—
Total deferred tax asset	13,263	5,059
Deferred tax liabilities:
Intangibles	185	—
Property and equipment	12,457	8,123
Prepaid taxes	482	365
Total deferred tax liabilities	13,124	8,488
Deferred tax asset (liability), net	$139	$(3,429)
The Company had $2.9 million of California research credit carryforwards as of December 31, 2020, which may be carried forward indefinitely to reduce future California income taxes payable. The Company also had $0.5 million of Texas research credit carryforwards as of December 31, 2020, which may be carried forward for 20 years and will expire starting in 2037.
As of December 31, 2020, the Company had a deferred tax asset recorded on the balance sheet of approximately $3.4 million related to foreign tax credits, of which $2.6 million are associated with future income from Asia and Israel. Foreign tax credits can be carried forward to offset future U.S. taxable income subject to certain limitations for a period of 10 years. Foreign tax credits of $0.8 million will expire in 2030. As of December 31, 2020, the Company had a valuation allowance related to the foreign tax credit deferred tax asset of $1.0 million, due to the uncertainty of future foreign source taxable income, primarily due to projected tax deductions associated with future exercises of non-qualified stock options. In making such determination, the Company considered all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, projected future foreign source income, tax planning strategies and recent financial operations. These assumptions required significant judgment about the forecasts of future taxable and foreign source income.
The following is a tabular reconciliation of the total amounts of deferred tax asset valuation allowance (in thousands):
	December 31,
	2020	2019
Balance at beginning of period	$—	$—
Charged to provision for income taxes	1,002	—
Other	—	—
Balance at end of period	$1,002	$—

The Company has analyzed filing positions in all of the federal, state and foreign jurisdictions where it is required to file income tax returns and for all open tax years. The Company believes that its income tax filing positions and deductions will be sustained upon audit and does not anticipate any adjustments that will result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits and unrecognized tax benefits is to record such items as a component of income tax expense.
The Company is subject to taxation in the United States and various states and foreign jurisdictions. The Company is subject to examination for both U.S. federal and state tax returns for the years 2012 to present as a result of the Company’s net operating loss carryforwards, which were utilized in the 2016 and later tax years. In June 2020, the Company was notified by the Internal Revenue Service that the Company’s federal income tax return for the tax year ended December 31, 2017 is under examination. In late 2019, the Company was notified by the Israel Tax Authority that the Company’s Israel tax returns for the tax years ended December 31, 2016 through 2018 are under examination. The tax year 2019 remains open to examination under the statute of limitations by the Israel Tax Authority for Israel. The tax years starting from 2016 remain open to examination by the Hong Kong Inland Revenue Department for Asia.
NOTE 12 — COMMITMENTS AND CONTINGENCIES
Minimum Guarantee Liability
The following are the Company’s total minimum guaranteed obligations as of the years ended (in thousands):
	December 31,
	2020	2019
Accrued royalties(1)	$100	$1,100
Minimum guarantee liability	300	500
Total minimum guarantee obligations	$400	$1,600
Weighted-average remaining term (in years)	2.50	3.53

(1)
Accrued royalties are included within the Accrued liabilities line item on the consolidated balance sheet.

The following are the Company’s remaining expected future payments of minimum guarantee obligations as of December 31, 2020 (in thousands):
Year Ending December 31,	Minimum Guarantee Obligations
2021	$200
2022	200
2023	—
2024	—
2025	—
Total	$400
Leases
The Company leases both office space and office equipment and classifies these leases as either operating or capital leases for accounting purposes based upon the terms and conditions of the individual lease agreements. As of December 31, 2020 and 2019, all leases were classified as operating leases and expire at various dates through 2024, with certain leases containing renewal option periods of two to five years at the end of the current lease terms.

The Company’s future minimum rental commitments as of December 31, 2020, are as follows (in thousands):
Year Ending December 31,	Minimum Rental Commitments
2021	$4,667
2022	3,221
2023	1,160
2024	430
2025	—
Total	$9,478
Certain lease agreements have rent escalation provisions over the lives of the leases. The Company recognizes rental expense based on a straight-line basis over the term of the leases. Rental expense was $4.7 million, $4.3 million and $3.8 million for the years ended December 31, 2020, 2019 and 2018, respectively, which is included within “General and administrative” expenses in the Consolidated Statements of Operations.
Other
The Company is party to ordinary and routine litigation incidental to its business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is reasonably probable and an amount can be reasonably estimated. The Company does not expect the outcome of any pending litigation to have a material effect on the Company’s Consolidated Balance Sheets, Consolidated Statements of Operations, or Consolidated Statements of Cash Flows.
NOTE 13 — STOCKHOLDERS’ EQUITY
Forward Stock Split
The Company’s board of directors approved a two-for-one forward stock split of the Company’s outstanding preferred stock and common stock, which was effected on February 27, 2019. Upon the effectiveness of the forward stock split, each share of issued and outstanding preferred stock and common stock was split into two issued and outstanding shares of preferred stock and common stock, respectively, with the par value per share reduced by half. All share and per share amounts for preferred and common stock, including stock options and other equity instruments, have been retroactively restated in the accompanying consolidated financial statements and notes thereto for all periods presented to reflect the forward stock split.
common stock
As of December 31, 2020, the Company was authorized to issue 506,000,000 shares of common stock. The company had 238,186,070 and 225,490,157 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively.
Subject to the prior rights of the holders of preferred stock, the holders of common stock are entitled to receive dividends out of the funds legally available at the times and in the amounts determined by the board of directors. Each holder of common stock is entitled to one vote for each share of common stock held. After the full preferential amounts due, the holders of all preferred stock have been paid or set aside, the remaining assets of the Company available for distribution to its stockholders, if any, are distributed to the holders of common stock ratably in proportion to the number of shares of common stock then held by each such holder. None of the Company’s common stock is entitled to preemptive rights and neither is subject to redemption. The Company’s common stock is not convertible into any other shares of the Company’s capital stock.

Stock Repurchases
As further discussed in Note 14, the Company exercised its right of first refusal to repurchase 3.6 million, 9.6 million and 2.1 million shares of the Company’s common stock during the years ended December 31, 2020, 2019 and 2018, respectively. All shares of common stock repurchased were immediately retired.
Preferred Stock
From July 2011 through June 2014, the Company raised approximately $33.7 million of capital contributions through three preferred stock financings in PlayStudios, Inc. The Company’s four classes of preferred stock are: Class A preferred stock, Class B preferred stock, Class C-1 preferred stock and Class C preferred stock (collectively, the “preferred stock”).
As of December 31, 2020 and 2019, the Company’s preferred stock consisted of:
Series	Shares Outstanding (In Thousands)	Liquidation Price Per Share	Conversion Price Per Share	Annual Noncumulative Dividend Rights Per Share
A	80,800	$0.06	$0.06	$0.01
B	41,348	0.21	0.21	0.02
C-1	13,556	0.27	0.27	0.02
C	26,892	0.61	0.61	0.05
Total	162,596
Voting Rights and Dividends
Each holder of preferred stock is entitled to a number of votes equal to the number of whole shares of common stock into which such holder’s shares are convertible as defined in the Company’s sixth amended and restated certificate of incorporation (the “certificate of incorporation”). The holders of outstanding preferred stock are entitled to receive defined dividends per share, when, if, and as declared by the board of directors. These rights are not cumulative, and no right accrues by reason of the fact that dividends on said shares are not declared in any period, nor any undeclared or unpaid dividend bears or accrues interest. After payment of such dividends, additional dividends or distributions are distributed to all holders of common stock and preferred stock in proportion to the number of shares of common stock that would be held on an “as converted” basis. Through December 31, 2020, no dividends have been declared or paid.
Liquidation
In the event of a liquidation event (as defined in the certificate of incorporation), the assets and funds of the Company available for distribution to stockholders in connection with such liquidation event are distributed as follows:
The holders of outstanding shares of Series B preferred stock, Series C preferred stock and Series C-1 preferred stock (the “First Liquidation Group”) shall be entitled to receive, on a pari passu basis, out of the assets of the Company available for distribution to its stockholders, before any payment is made in respect of the Company’s Series A preferred stock and common stock, their liquidation price per share, plus all declared and unpaid dividends thereon to the date fixed for such distribution. If the assets of the Company legally available for distribution are insufficient to permit the payment of the full preferential amounts to the First Liquidation Group, then the entire assets available for distribution to stockholders are distributed to the First Liquidation Group on a pro rata basis.
After the First Liquidation Group has been paid or set aside, the holders of outstanding shares of Series A preferred stock is entitled to receive their liquidation price per share, plus all declared and unpaid dividends thereon to the date fixed for such distribution before any payment is made in respect of the Company’s common stock. If the assets of the Company legally available for distribution after payment to the First Liquidation Group are insufficient to permit the payment of the full preferential amount, then the entire remaining assets after distribution to the First Liquidation Group are distributed to the holders of the Series A preferred stock, ratably in proportion to the full preferential amount they would have otherwise been entitled to receive.
Notwithstanding the above, for purposes of determining the amount each holder of preferred stock is entitled to receive with respect to a liquidation event, each such holder shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of preferred stock into shares of common stock immediately prior to the liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of preferred stock into shares of common stock. If any such holder shall be deemed to have converted shares of preferred stock into common stock, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of preferred stock that have not converted (or have not been deemed to have converted) into shares of common stock.
Preemptive or Similar Rights
Preferred stockholders who are classified as a major investor (as defined in the Company’s second amended and restated investor rights agreement) are entitled to certain preemptive rights. A major investor is defined as any preferred stockholder with outstanding shares of registrable securities with an original aggregate paid purchase price of at least $500,000 and who is not deemed to be a competitor of the Company. Registrable securities means (a) the shares of common stock issuable or issued upon conversion of the preferred stock and (b) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares. If the Company decides to issue additional shares of capital stock, options, warrants, convertible securities or rights to purchase capital stock of the Company (the “Additional Shares”), then the Company shall, in writing, inform each major investor of the proposed terms of such issuance and each major investor, subject to applicable federal and state securities laws, shall be entitled and may elect at the time of each such proposed issuance to purchase up to the portion of the Additional Shares offered equal to the product of (i) that percentage of the preferred stock then held by all major investors that is then held by such major investor immediately prior to the proposed issuance of Additional Shares, multiplied by (ii) the total amount of Additional Shares being sold by the Company. Preferred stock is not subject to redemption.
Conversion
The holders of the preferred stock shall have conversion rights as follows:
Right to Convert: Each share of preferred stock shall be convertible at the option of the holder thereof into a number of fully paid and nonassessable shares of common stock as is determined by dividing the liquidation preference by the conversion price for each series, respectively.
Automatic Conversion: Each share of preferred stock shall automatically be converted into fully paid and nonassessable shares of common stock, at the then-effective conversion rates upon the earlier of (i) the vote or written consent of holders of at least a majority of the voting power represented by the then- outstanding shares of preferred stock or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock at an offering price of not less than $1.22 per share and with aggregate gross proceeds to the Company (prior to deduction of underwriters’ commissions and expenses) of not less than $25,000,000.
Warrants to Purchase Preferred Stock.
As of December 31, 2020 and 2019, there was a total of 6 million outstanding warrants that were issued from 2011 to 2016 to purchase various classes of preferred stock. Each warrant can purchase one share of the respective class of preferred stock, which is, in turn, convertible to one share of common stock. The number of warrants outstanding and exercise price of each series are as follows:

Warrant Series	Warrants Outstanding (In Thousands)	Exercise Price
A	560	$0.06
B	2,563	0.21
C-1	2,302	0.27
C	617	0.61
Total	6,042
As of December 31, 2020 and 2019, Series A, C-1 and C warrants are exercisable at the option of the holder. Of the 2.6 million Series B warrants that are outstanding as of December 31, 2020, 1.3 million are exercisable as of December 31, 2020 and 2019, and the remainder are contingently exercisable only upon an event such as a change in control or an initial public offering (“IPO”). As of December 31, 2020 and 2019, the weighted-average exercise price of all warrants was approximately $0.26 per warrant. As of December 31,
2020, the weighted-average remaining contractual term of the warrants is 3.3 years. The aggregate intrinsic value was approximately $6.6 million and $2.6 million as of December 31, 2020 and 2019, respectively. There were no exercises during the years ended December 31, 2020, 2019 and 2018.
Change in Control
In the event of a change in control or an IPO, all Series A and B outstanding warrants will be automatically exercised, without any additional payments by the warrant holders, for a number of preferred shares of the Company’s securities, such number of shares being equal to the maximum number of shares issuable had the warrant holders elected to exercise the warrants immediately prior to the closing of such change in control or an IPO. Additionally, all Series C and C-1 outstanding warrants will be automatically exercised, without any additional payments by the warrant holders unless the net proceeds per share price for one share of preferred stock or IPO price of the company is greater than or equal to three times the exercise price of such warrants, in which case, the warrant holders would be required to pay the exercise price that would be otherwise payable upon a normal exercise of the warrants. Under the terms of the warrant agreements, an acquisition of the Company directly or indirectly by a blank check company, special purpose acquisition company or equivalent entity qualifies as an IPO.
Accumulated Other Comprehensive Income (Loss)
The following table shows a summary of changes in accumulated other comprehensive income (loss) from December 31, 2017 to December 31, 2020 (in thousands):
	Currency Translation Adjustment	Total Accumulated Other Comprehensive Income (Loss)
Balance as of December 31, 2018	$(81)	$(81)
Foreign currency translation gain	179	179
Balance as of December 31, 2019	$98	$98
Foreign currency translation gain	383	383
Balance as of December 31, 2020	$481	$481
Noncontrolling Interest
As described in Note 4, prior to December 3, 2018, Resorts World was entitled to 10.4% of voting power in International, based upon their equity contributions, resulting in a noncontrolling interest for the Company (“NCI”). In addition, Resorts World was entitled to an allocation of net and comprehensive income of International based on the preferred stock’s stated dividend and liquidation rights. Since International has incurred losses since its inception, net and comprehensive losses of International were not allocated to

Resorts World’s noncontrolling interest. As a result, the noncontrolling interest balance was equal to its liquidation preference of $8 million immediately prior to the transaction described below.
On December 3, 2018, PlayStudios, Inc. purchased Resorts World’s entire interest in International for $2 million in cash and the issuance of 1.1 million shares of PlayStudios, Inc.’s common stock at $0.335 per share based on the most recent third-party valuation at the time of the transaction. The purchase was accounted for as an equity transaction in accordance with ASC 810, Consolidation. Accordingly, the noncontrolling interest in the consolidated subsidiary was reduced to zero, and the deemed contribution representing the excess carrying value of the noncontrolling interest over the fair value of the purchase price paid was recorded as additional paid-in capital.
NOTE 14 — STOCK-BASED COMPENSATION
2011 Omnibus Stock and Incentive Plan (the “Plan”)
On July 13, 2011, the Company approved the 2011 Omnibus Stock and Incentive Plan (the “Plan”). Under this Plan, the board of directors or a committee appointed by the board of directors is authorized to provide stock-based compensation in the form of stock options, stock appreciation rights, restricted stock and other performance or value-based awards within parameters set forth in the Plan.
Through December 31, 2020, the board of directors approved an aggregate of 149,150,000 shares available for awards under the Plan, of which 5,705,118 shares are still available for award. If any shares previously granted are forfeited, canceled, exchanged, or surrendered or if an award otherwise terminates or expires without a distribution of shares, the shares of stock with respect to such award are again available for award under the Plan, provided that in the case of restricted stock or other award to which dividends have been paid or accrued, the number of shares with respect to such awards are not available, unless such dividends are forfeited, canceled, exchanged, or surrendered.
The following table summarizes stock-based compensation expense that the Company recorded in income from operations for the years shown (in thousands):
	Year Ended December 31,
	2020	2019	2018
Selling and marketing	$94	$85	$442
General and administrative	1,044	964	7,328
Research and development	2,381	4,835	3,132
Stock-based compensation expense	$3,519	$5,884	$10,902
Capitalized stock-based compensation	$605	$912	$1,405
The total income tax benefit recognized from stock-based compensation expense was $0.7 million, $0.1 million and $0.2 million during the year ended December 31, 2020, 2019 and 2018, respectively. In addition, the Company recognized an income tax benefit from the conversion of incentive stock options to non-qualified stock options in the amount of $0.1 million during the year ended December 31, 2019.
Stock Options
All of the options granted under the 2011 Omnibus Stock and Incentive Plan have time-based vesting periods vesting over a period of three to four years and a maximum term of 10 years from the grant date. Separate from the Plan, and in connection with the Acquisition mentioned in Note 7, a limited number of employees have been granted performance-based stock options. The Company awarded 4.2 million performance-based stock options in 2017. These options had vesting that was tied to the achievement of defined performance and profitability metrics. The performance-based stock options have a weighted- average grant-date fair value of $0.24 per share. The performance-based stock options fully vested in 2018. There were 3.6 million performance-based stock options outstanding as of December 31, 2019. During the year ended 2020, the majority of performance-based stock options were exercised, resulting in 53,820 options outstanding as of December 31, 2020.

The following is a summary of stock option activity for time-based and performance-based options for the year ended December 31, 2020 (in thousands, except weighted-average exercise price and remaining term):
	No. of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (in Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2019	91,300	$0.16
Granted	7,080	0.40
Exercised	(16,314)	0.06
Forfeited	(3,255)	0.33
Expired	(1,171)	0.19
Outstanding – December 31, 2020	77,640	0.20	7.1	$88,615
Unvested – December 31, 2020	39,942	0.17	8.3	46,669
Exercisable – December 31, 2020	37,698	0.23	5.8	41,946
The following table presents the weighted-average assumptions used to estimate the fair value of the stock options granted in the Company’s consolidated financial statements:
	Year Ended December 31,
	2020	2019	2018
Expected term (in years)	5.96	5.93	5.99
Expected volatility	59.56%	70.00%	63.12%
Risk-free interest rate range	0.24% – 0.51%	1.54% – 2.59%	2.77% – 3.13%
Dividend yield	0%	0%	0%
Grant-date fair value	$0.60	$0.27	$0.19
As of December 31, 2020, there was approximately $10.5 million of total unrecognized compensation expense related to stock options to employees. As of December 31, 2020, this cost is expected to be recognized over a remaining average period of 2.4 years. The total intrinsic value of stock options exercised under the provisions of the Plan during the years ended December 31, 2020, 2019 and 2018 was $19.6 million, $1.2 million and $1.1 million, respectively.
The income tax benefit recognized from the exercise of non-qualified stock options was $13.4 million and $0.1 million during the year ended December 31, 2020 and 2019, respectively. The income tax benefit recognized from disqualifying dispositions of incentive stock options was $0.1 million and $0.3 million during the year ended December 31, 2019 and 2018, respectively.
Restricted Stock
In 2018, the Company recorded $555 thousand of stock-based compensation expense in conjunction with the issuance of 1.8 million shares of restricted stock which vested immediately. There were no shares of restricted stock issued in 2020 or 2019.
Repurchases and Sales of Company Stock
Separate from the issuance of awards under the 2011 Omnibus Stock and Incentive Plan, the Company recorded stock-based compensation expense, net of amounts capitalized, related to repurchases and sales of common stock in which the purchase price was in excess of the fair value of such shares.
Stock Repurchase
During 2020, 2019 and 2018, the Company exercised its right of first refusal to repurchase shares of the common stock from its employees. The excess purchase price over the fair value of the common stock was recorded as stock-based compensation expense, net of amounts capitalized.

Secondary Transactions
During 2018, the Company assisted in the organization of a transaction between an economic interest holder in the entity and employees of the entity wherein the economic interest holder purchased shares of outstanding stock from employees. In the transaction, the economic interest holder paid a premium above the fair value of the shares. The excess purchase price over the fair value of common stock was recorded as compensation expense, net of amounts capitalized.
The following table summarizes stock-based compensation expense related to stock repurchases and sales for the years ended December 31, 2020, 2019 and 2018 (in thousands).
	Year Ended December 31, 2020
	Shares	Expensed	Capitalized	Total
Stock repurchase through exercise of right of first refusal	25	$25	$	$25
Total		$25	$	$25
	Year Ended December 31, 2019
	Shares	Expensed	Capitalized	Total
Stock repurchase through exercise of right of first refusal	9,570	$2,881	$119	$3,000
Total		$2,881	$119	$3,000
	Year Ended December 31, 2018
	Shares	Expensed	Capitalized	Total
Secondary transaction between employees and MGM	10,050	$6,485	$349	$6,834
Secondary transaction between employees and existing investors	6,128	2,040	190	2,230
Stock repurchase through exercise of right of first refusal	2,130	707	148	855
Total		$9,232	$687	$9,919
NOTE 15 — NET INCOME PER SHARE
Basic net income per share is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income attributable to common stockholders by the weighted-average number of common stock outstanding, including the potential dilutive securities. For the calculation of diluted net income per share, net income attributable to common stockholders is adjusted to reflect the potential effect of dilutive securities.
The following table sets forth the computation of basic and diluted net income attributable to common stockholders per share (in thousands except share and per share data):
	Year Ended December 31,
	2020	2019	2018
Net income attributable to common stockholders-basic
Net income	$12,807	$13,614	$2,822
Deemed contribution related to redemption of preferred NCI	—	—	5,632
Income allocated to participating preferred stock	(6,822)	(7,174)	(5,087)
Net income attributable to common stockholders – basic	$5,985	$6,440	$3,367
Net income attributable to common stockholders-diluted
Net income	$12,807	$13,614	$2,822
Deemed contribution related to redemption of preferred NCI(1)	—	—	5,632

	Year Ended December 31,
	2020	2019	2018
Income allocated to participating preferred stock	(6,387)	(6,945)	(4,977)
Net income attributable to common stockholders – diluted	$6,420	$6,669	$3,477
Weighted average shares of common stock outstanding
Basic weighted average shares of common stock
outstanding	236,118,856	234,070,277	229,409,649
Dilutive effect of weighted average Series A warrants	509,959	466,040	452,308
Dilutive effect of weighted average Series B warrants	930,400	579,050	469,189
Dilutive effect of weighted average Series C-1 warrants	1,413,452	633,290	389,348
Dilutive effect of weighted average Series C warrants	142,960	—	—
Dilutive effect of weighted average stock options	43,951,931	19,704,926	17,459,421
Dilutive weighted average shares of common stock outstanding	283,067,558	255,453,583	248,179,915
Net income attributable to common stockholders per share
Basic	$0.03	$0.03	$0.01
Diluted	$0.02	$0.03	$0.01

(1)
As further discussed in Note 13, the Company purchased Resort World’s noncontrolling interest in International on December 3, 2018. The excess carrying value of the redeemed preferred stock over the fair value of the purchase price paid was treated as a deemed contribution.

The following equity awards outstanding at the end of each period presented have been excluded from the computation of diluted net income per share of common stock for the periods presented due to their anti-dilutive effect:
	Year Ended December 31,
	2020	2019	2018
Series C warrants	—	617,192	617,192
Series B warrants(2)	1,231,872	1,231,872	1,231,872
Stock options	340,000	27,796,684	36,020,008

(2)
A portion of the Series B warrants were excluded from the diluted net income per share calculation because they are only exercisable upon a change in control or an IPO.

NOTE 16 — EMPLOYEE BENEFIT PLAN
The Company offers a 401(k) retirement savings plan to eligible employees. Employee contributions are voluntary and made on a pretax basis subject to Internal Revenue Service limitations. The Company does not match any of the contributions made by its employees.
NOTE 17 — SUBSEQUENT EVENTS
The Company evaluated subsequent events through March 26, 2021, the date the financial statements were available to be issued and determined the Company has the following material subsequent events:
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Acies Acquisition Corp. (“Acies”), a special purpose acquisition company sponsored by an affiliate of Acies Acquisition LLC, Catalyst Merger Sub I, a Delaware corporation and a wholly-owned subsidiary of Acies (“Merger Sub I”), and Catalyst Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acies (“Merger Sub II”). Pursuant to the terms of the Merger

Agreement, (i) Acies, a Cayman Islands exempted company, will domesticate as a Delaware corporation (“Domestication”), (ii) following the Domestication, the Company will merge with and into Merger Sub I, with the Company surviving the merger (“First Merger”) and (iii) following the First Merger, the Company will merge with and into Merger Sub II, with Merger Sub II surviving the merger (collectively, “Business Combination”). Upon completion of the Business Combination, Acies will be named PLAYSTUDIOS, Inc. and will continue to be listed on the Nasdaq under the ticker symbol “MYPS”. The transaction is expected to close in 2021.
On February 17, 2021, the Company provided $5 million in cash to Boss Fight Entertainment, Inc. (“Boss Fight”) in exchange for a Secured Promissory Note. Boss Fight is an independent game development studio that the Company had previously engaged with for the development of two games. The proceeds of this note are to be used primarily for Boss Fight’s development of another new game, as well as over-budget allocations related to the development of the existing two games. The note is secured by all intellectual property created, developed or acquired by Boss Fight in connection with the development of the new game. Interest will accrue on the principal amount of the note at a rate of 0.14% per annum. All unpaid principal and accrued interest will become due no later than December 31, 2023.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value amounts)
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$39,475	$48,927
Receivables	31,961	16,616
Prepaid expenses	2,566	2,429
Income tax receivable	5,938	6,959
Other current assets	6,113	2,854
Total current assets	86,053	77,785
Property and equipment, net	5,687	6,201
Internal-use software, net	40,074	38,756
Goodwill	5,059	5,059
Intangibles, net	1,512	1,624
Deferred income taxes	3,109	3,109
Other long-term assets	4,379	1,927
Total non-current assets	59,820	56,676
Total assets	$145,873	$134,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,348	$4,717
Accrued liabilities	32,612	29,089
Total current liabilities	37,960	33,806
Minimum guarantee liability	250	300
Deferred income taxes	2,860	2,970
Other long-term liabilities	1,185	1,306
Total non-current liabilities	4,295	4,576
Total liabilities	$42,255	$38,382
Commitments and contingencies (see Note 14)
Stockholders’ equity:
Preferred stock, $0.00005 par value (168,638 shares authorized, 162,596 shares issued and outstanding as of March 31, 2021 and December 31, 2020; aggregate liquidation preference of $33,750 as of March 31, 2021 and December 31, 2020)	8	8
Common stock, $0.00005 par value (506,000 shares authorized, 241,347 and 238,186 shares issued and outstanding as of March 31, 2021 and December 31, 2020)	12	12
Additional paid-in capital	73,693	71,776
Retained earnings	29,720	23,802
Accumulated other comprehensive income	185	481
Total stockholders’ equity	103,618	96,079
Total liabilities and stockholders’ equity	$145,873	$134,461
The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020
Net revenues	$74,097	$58,302
Operating expenses:
Cost of revenue	24,488	19,734
Selling and marketing	17,000	11,926
General and administrative	4,279	5,710
Research and development	14,746	9,483
Depreciation and amortization	6,034	5,388
Total operating costs and expenses	66,547	52,241
Income from operations	7,550	6,061
Other expense, net:
Interest income (expense), net	(42)	54
Other expense, net	(242)	(188)
Total other expense, net	(284)	(134)
Income before income taxes	7,266	5,927
Income tax expense	(1,348)	(435)
Net income	$5,918	$5,492
Net income attributable to common stockholders(2):
Basic	$1,918	$1,654
Diluted	$2,099	$1,729
Net income attributable to common stockholders per share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average shares of common stock outstanding:
Basic	239,946	236,367
Diluted	305,007	264,323

(1)
Amounts exclude depreciation and amortization.

(2)
Refer to Note 17 for determination of net income attributable to common stockholders versus participating preferred stockholders.

The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited, in thousands)
	Three Months Ended March 31,
	2021	2020
Net income	$5,918	$5,492
Other comprehensive loss:
Change in foreign currency translation adjustment(1)	(296)	(55)
Total other comprehensive loss	$(296)	(55)
Comprehensive income	$5,622	$5,437

(1)
These amounts are presented gross of the effect of income taxes. The total change in foreign currency translation adjustment and the corresponding effect of income taxes are immaterial.

The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(unaudited, in thousands)
	Preferred Stock		common stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	162,596	$8	238,186	$12	$71,776	$481	$23,802	$96,079
Net income	—	—	—	—	—	—	5,918	5,918
Exercise of stock options	—	—	3,161	—	808	—	—	808
Stock-based compensation expense	—	—	—	—	1,109	—	—	1,109
Foreign currency translation adjustment	—	—	—	—	—	(296)	—	(296)
Balance as of March 31, 2021	162,596	$8	241,347	$12	$73,693	$185	$29,720	$103,618
	Preferred Stock		common stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	162,596	$8	225,490	$11	$66,661	$98	$13,535	$80,313
Net income	—	—	—	—	—	—	5,492	5,492
Exercise of stock options	—	—	446	—	21	—	—	21
Stock-based compensation expense	—	—	—	—	787	—	—	787
Foreign currency translation adjustment	—	—	—	—	—	(55)	—	(55)
Balance as of March 31, 2020	162,596	$8	225,936	$11	$67,469	$43	$19,027	$86,558
The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$5,918		$5,492
Adjustments:
Depreciation and amortization	6,034		5,388
Amortization of loan costs	20		—
Stock-based compensation expense	900		625
Deferred income tax benefit	(110)		(828)
Loss on disposal of equipment	1		—
Loss on foreign currency translation	241		188
Changes in operating assets and liabilities
Receivables	(10,311)		(6,271)
Income tax receivable	1,021		821
Prepaid expenses and other current assets	(164)		255
Accounts payable & accrued liabilities	1,220		(290)
Other	28		85
Net cash provided by operating activities	4,798		5,465
Cash flows from investing activities:
Purchase of property and equipment	(197)		(348)
Additions to internal-use software	(6,710)		(5,778)
Additions to notes receivable	(5,034)		—
Net cash used in investing activities	(11,941)		(6,126)
Cash flows from financing activities:
Proceeds from option exercises	808		21
Payments for capitalized offering costs	(2,968)		—
Net cash used in financing activities	(2,160)		21
Foreign currency translation	(149)		(24)
Net change in cash and cash equivalents	(9,452)		(664)
Cash and cash equivalents at beginning of period	48,927		31,022
Cash and cash equivalents at end of period	$39,475		$30,358
Supplemental cash flow disclosures:
Interest paid	$27	$
Income taxes paid, net of refunds	487		382
Non-cash investing and financing activities:
Capitalization of stock-based compensation	$209		$162
Capitalization of deferred transaction costs included in accrued liabilities and accounts payable	263		—
Addition to note receivable included in accrued liabilities	2,500
The accompanying notes are an integral part of these financial statements.

PLAYSTUDIOS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands unless otherwise stated)
NOTE 1 — BACKGROUND AND BASIS OF PRESENTATION
Organization and Description of Business
PlayStudios, Inc. (“the Company”) was incorporated in Delaware in March 2011. The Company develops and operates online and mobile social gaming applications (“games” or “game”) and leverages marketing relationships with various partners to provide players a unique social gaming experience while earning “real world” rewards provided by the Company’s rewards partners. The Company’s games are free- to-play and available via the Apple App Store, Google Play Store, Amazon Appstore and Facebook (collectively, “platforms” or “platform operators”). The Company creates games based on its own original content as well as third-party licensed brands. The Company generates revenue through the in-game sale of virtual currency and through advertising.
The Company has the following four foreign subsidiaries:
m.
PlayStudios Asia Limited (“Asia”)

n.
PlayStudios International Limited (“International”)

o.
PlayStudios International Israel Limited (“Israel”)

p.
PlayStudios Orion Labs Private Limited (“Orion”)

Unless the context indicates otherwise, all references herein to “PlayStudios,” the “Company,” “we,” “us,” and “our” are used to refer collectively to PlayStudios, Inc. and its subsidiaries.
For information on business combinations, see Note 19.
Basis of Presentation and Consolidation
The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of PlayStudios, Inc. and its owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation. Certain reclassifications in these financial statements have been made to comply with US GAAP applicable to public companies and SEC Regulation S-X.
In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2021, and its results of operations for the three months ended March 31, 2021, and 2020, and cash flows for the three months ended March 31, 2021, and 2020. The Consolidated Balance Sheets as of December 31, 2020 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes thereto. Significant estimates and assumptions reflected in the Company’s consolidated financial statements include the estimated consumption rate of virtual goods that is used in the determination of revenue recognition, useful lives of property and equipment and definite-lived intangible assets, the expensing and capitalization of research and development costs for internal-use software, assumptions used in accounting for income taxes, stock-based compensation, the associated valuation of the Company’s common stock and the evaluation of goodwill and long-lived assets for impairment. The Company believes the accounting estimates are appropriate and reasonably determined. Due to the inherent uncertainties in making these estimates, actual amounts could differ materially.
Segments
Operating segments are defined as components of an entity for which discrete financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM, the Company’s Chief Executive Officer, reviews financial information on a consolidated basis for purposes of evaluating performance and allocating resources. As such, the Company has one operating and reportable segment.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and highly liquid investments with an original maturity of three months or less from the date of purchase and are stated at the lower of cost or market value.
Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and receivables. The Company maintains cash and cash equivalent balances at several banks. Cash accounts located in the United States are insured by the Federal Deposit Insurance Corporation (FDIC). Although balances may exceed amounts insured by the FDIC, the Company believes that it is not exposed to any significant credit risk related to its cash or cash equivalents and has not experienced any losses in such accounts.
Receivables and Allowance for Doubtful Accounts
The Company’s receivables consist primarily of amounts due from social and mobile game platform operators, including Apple, Google, Facebook and Amazon. Accounts receivable are typically noninterest bearing and are initially recorded at cost. The Company regularly reviews accounts receivable, considers current economic conditions and the financial positions of the Company’s platform operators. Accounts are written off when the Company deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. The Company reserves an estimated amount for receivables that may not be collected to reduce receivables to their net carrying amount, which approximates fair value. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered in determining reserves.
The Company accounts for its notes receivable at amortized cost, net of unamortized fees and costs, if any, and adjusts for any impairment losses. The Company accrues interest on notes receivable, including the accretion of unamortized fees and costs, based on the contractual life of the note using the effective interest method. The Company monitors the credit quality of its counterparties through an assessment of each party’s financial information and other relevant information which may indicate the party’s ability to perform according to the terms of the note or loan. If necessary, the Company establishes an allowance for credit losses based on historical losses, existing economic conditions, counterparty payment trends, and other reasonable and supported information relevant to the counterparty’s ability to perform according to the terms of the agreement. As a general policy, the Company does not require collateral from its counterparties, but the counterparty’s financial condition and credit worthiness are evaluated regularly. The long-term portion of notes receivable are recognized within “Other long-term assets” in the Consolidated Balance Sheets.
Property and Equipment, net
The Company states property and equipment at cost, net of accumulated depreciation. The Company capitalizes the costs of improvements that extend the life of the asset, while costs of repairs and maintenance are charged to expense as incurred. Gains or losses on the disposition of property and equipment are included in the determination of income.

Computer equipment, furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease, as follows:
Estimated Useful Life
Computer equipment	3 years
Purchased software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of 10 years or remaining lease term
Property and equipment are reviewed for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. If the Company reduces the estimated useful life assumption for any asset, the remaining unamortized balance would be amortized or depreciated over the revised estimated useful life.
Internal-Use Software
The Company recognizes internal-use software development costs in accordance with Accounting Standards Codification (ASC) 350-40, Internal-Use Software. Capitalized costs include consulting fees, payroll and payroll-related costs and stock-based compensation for employees who devote time to the Company’s internal-use software projects. Capitalization begins when the preliminary project stage is complete and the Company commits resources to the software project and continues during the application development stage. Capitalization ceases when the software has been tested and is ready for its intended use. Qualified costs incurred during the post-implementation/post-operation stage of the Company’s software applications relating to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality. Costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred. Capitalized internal-use software development costs are amortized on a straight-line basis over a three-year estimated useful life. The Company believes that a straight-line basis for amortization best represents the pattern through which the Company derives value from internal-use software. The Company evaluates the useful lives of these assets and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.
Goodwill
Goodwill is recorded as the excess of the purchase price over acquisition-date fair value of identifiable tangible and intangible assets and liabilities. Goodwill is tested for impairment annually as of October 1st of each year, or when a triggering event occurs. If a triggering event occurs, qualitative factors are first assessed to determine whether a quantitative impairment test is required. Any impairment would be recognized for the difference between the fair value and the carrying amount limited to the carrying amount of goodwill. Impairment testing for goodwill is performed at the reporting unit level. The Company has identified a single reporting unit based on the Company’s management structure.
Intangible Assets
Intangible assets are classified into one of the two categories: (1) intangible assets with definite lives subject to amortization and (2) intangible assets with indefinite lives not subject to amortization.
For definite-lived intangible assets, amortization is recorded using the straight-line method, which materially approximates the pattern of the assets’ use. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. These factors may include a significant deterioration of operating results, changes in business plans, or changes in anticipated cash flows. The estimated useful lives of the Company’s intangible assets are as follows:

Estimated Useful Life
Licenses	3-5 years
Trade names	5 years
When factors indicate that a definite-lived intangible asset should be evaluated for possible impairment, the Company reviews intangible assets to assess recoverability from future operations using undiscounted cash flows. If future undiscounted cash flows are less than the carrying value, an impairment is recognized in earnings to the extent that the carrying value exceeds fair value.
For indefinite-lived intangible assets, the Company conducts impairment tests annually or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of an indefinite-lived asset is less than its carrying value, or when circumstances no longer continue to support an indefinite useful life. If a triggering event occurs, qualitative factors are first assessed to determine whether a quantitative impairment test is required. If a quantitative test is required, the fair value of the intangible is compared to the asset’s carrying amount. Any impairment would be recognized for the difference between the fair value and the carrying amount. The Company performs its annual impairment testing as of October 1 of each year.
Fair Value Measurements
The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short-term maturities.
According to ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:
Level 1— Observable inputs, such as quoted prices in active markets for identical assets or liabilities;
Level 2— Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
Level 3— Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
Entities are permitted to choose to measure certain financial instruments and other items at fair value. The Company has not elected the fair value measurement option for any of the Company’s assets or liabilities that meet the criteria for this election.
License Agreements & Minimum Guarantees
The Company enters into long-term license agreements with third parties in which it is obligated to pay a minimum guaranteed amount of royalties, typically annually over the life of the contract. The Company accounts for the minimum guaranteed obligations within “Accrued liabilities” and “Other long-term liabilities” at the onset of the license arrangement and record a corresponding licensed asset within “Intangibles, net” in the accompanying Consolidated Balance Sheets. The licensed intangible assets related to the minimum guaranteed obligations are amortized over the term of the license agreement with the amortization expense recorded in “Depreciation and amortization” in the accompanying Consolidated Statements of Operations. The Company classifies minimum royalty payment obligations as current liabilities to the extent they are contractually due within the next 12 months. The long-term portion of the liability related to the minimum guaranteed obligations is reduced as royalty payments are made as required under the license agreement. The Company assesses the recoverability of license agreements whenever events arise or circumstances change that indicate the carrying value of the licensed asset may not be recoverable. Recoverability of the licensed asset and the amount of impairment, if any, are determined using the Company’s policy for intangible assets with finite useful lives.

Revenue Recognition
The Company generates revenue from the sale of virtual currency which players can use to enhance the in-game experience of the games offered by the Company. Virtual currency is sold through in-application purchases within its games which are offered on smartphones, tablets, and web-based devices. In addition, the Company also derives revenue from the placement of advertisements within its games. The Company determines revenue recognition by:
q.
identifying the contract, or contracts, with a customer;

r.
identifying the performance obligations in each contract;

s.
determining the transaction price;

t.
allocating the transaction price to the performance obligations in each contract; and

u.
recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

Virtual Currency
The Company develops and operates free-to-play games which are downloaded and played on social and mobile platforms. Players may collect virtual currency free of charge through the passage of time or through targeted marketing promotions. Additionally, players can send free “gifts” of virtual currency to their friends through interactions with certain social platforms. Players may also purchase additional virtual currency through accepted payment methods offered by the respective platform. Once a purchase is completed, the virtual currency is deposited into the player ‘s account and are not separately identifiable from previously purchased virtual currency obtained by the player for free. Once obtained, virtual currency (either free or purchased) cannot be redeemed for cash nor exchanged for anything other than game play. When virtual currency is consumed in the games, the player could “win” and would be awarded additional virtual currency or could “lose” and lose the future use of that virtual currency. As the player does not receive any additional benefit from the games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods.
Players can earn loyalty points through a variety of activities, including but not limited to playing the Company’s games, engaging with in-game advertising, engaging with marketing emails, and logging into the game. The loyalty points can be redeemed for rewards offered by the Company’s partners, including but not limited to certain related parties, such as MGM Resorts International and Resorts World Inc, Ptd Ltd. There is no obligation for the Company to pay or otherwise compensate the Company’s rewards partners for any player redemptions under the Company’s partner agreements. In addition, both paying and non-paying players can earn loyalty points. Therefore, the loyalty points earned by players are marketing offers and do not provide players with material rights. Accordingly, the loyalty points do not require any allocation to the transaction price of virtual currency.
Additionally, certain of the Company’s games participate in an additional program which ranks players into different tiers based on tier points earned during a given time frame. Tier points can be earned through a variety of player engagement activities, including but not limited to logging into the games, achieving multi-day log-in streaks, collecting hourly bonuses, and purchasing virtual currency bundles. Depending on the tier, players are granted access to special benefits at the Company’s discretion. Similar to loyalty points that are redeemable into real-world rewards, the tier points are not awarded as a result of a contract with a customer since both paying and non-paying players can earn these tier points. As a result, the tier points earned by players do not provide players with material rights and do not require any allocation to the transaction price of virtual currency.
The Company has the performance obligation to display and provide access to the virtual currency purchased by the Company’s player within the game whenever the player accesses the game until the virtual currency is consumed. Payment is required at the time of purchase and the transaction price is fixed. The transaction price, which is the amount paid for the virtual currency by the player is allocated entirely to this single performance obligation.

As virtual currency represents consumable goods, the Company recognizes revenue as the virtual currency is consumed over the estimated consumption period. Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. The Company has determined through a review of player behavior that players who purchase virtual currency generally are not purchasing additional virtual currency if their existing virtual currency balances have not been substantially consumed. As the Company can track the duration between purchases of virtual currency for individual players, the Company is able to reliably estimate the period over which virtual currency is consumed. Based upon an analysis of players’ historical play behavior, the timing difference between when virtual currency is purchased by a player and when those virtual currency are consumed in gameplay is relatively short, currently one to seven days with an average consumption period of approximately one day. The Company recognizes revenue from in-game purchases of virtual currency over this estimated average period between when the virtual currency is purchased and consumed. If applicable, the Company records the unconsumed virtual currency in “Deferred revenue” and record within “Prepaid expenses” the prepaid payment processing fees associated with this deferred revenue.
The Company continues to gather detailed player behavior and assess this data in relation to its revenue recognition policy. To the extent the player behavior changes, the Company reassesses its estimates and assumptions used for revenue recognition prospectively on the basis that such changes are caused by new factors indicating a change in player behavior patterns.
Advertising Revenue
The Company has contractual relationships with various advertising service providers for advertisements within the Company’s games. Advertisements can be in the form of an impression, click-throughs, banner ads or offers. Offers are advertisements where the players are rewarded with virtual currency for watching a short video. The Company has determined the advertising service provider to be its customer and displaying the advertisements within its games is identified as the single performance obligation. Revenue from advertisements and offers are recognized at a point in time when the advertisements are displayed, or when the player has completed the offer as the advertising network simultaneously receives and consumes the benefits provided from these services. The price can be determined by the applicable evidence of the arrangement, which may include a master contract or a third- party statement of activity.
The transaction price is generally the product of the advertising units delivered (e.g. impressions, videos viewed) and the contractually agreed upon price per advertising unit. Further, the price per advertising unit can also be based on revenue share percentages stated in the contract. The number of advertising units delivered is determined at the end of each month so there is no uncertainty about the transaction price. Payment terms are stipulated as a specific number of days subsequent to end of the month, ranging from 45 to 60 days.
Principal Agent Considerations
The Company’s games are played on various social and mobile third-party platforms for which such third parties collect monies from players and remit net proceeds after deducting payment processing fees. The Company is primarily responsible for providing access to the virtual currency, has control over the content and functionality of games before they are accessed by players, and has the discretion to establish the pricing for the virtual currency. Therefore, the Company concluded that it is the principal and as a result, revenues are reported gross of payment processing fees. Payment processing fees are recorded as a component of “Cost of revenue” in the accompanying Consolidated Statements of Operations. The Company reports its advertising revenue net of amounts retained by advertising service providers.
Cost of Revenue
Cost of revenue relate to direct expenses incurred to generate online and mobile social revenue and are recorded as incurred. The Company’s cost of revenue consists primarily of payment processing fees, hosting and data center costs related to operating its games, and royalties for licensed games. Payment processing fees consist of fees paid to third-party social and mobile platform operators. If applicable, other than the deferral of payment processing fees associated with deferred revenues, payment processing fees are expensed as incurred.
Research and Development
The Company incurs various direct costs in relation to the development of future social and mobile games along with costs to improve current social and mobile games. Research and development costs consist primarily of payroll and related personnel costs, stock-based compensation and consulting fees. The Company evaluates research and development costs incurred to determine whether the costs relate to the development of software and are, therefore, qualified to be capitalized under ASC 350-40, Internal-Use Software. All other research and development costs are expensed as incurred.
Advertising
Advertising expense was $15.1 million and $10.4 million during the three months ended March 31, 2021 and 2020, respectively. Advertising expense is included in “Selling and marketing” expenses in the Consolidated Statements of Operations.
Stock-Based Compensation
The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values on the date of grant in accordance with ASC 718, Compensation — Stock Compensation. The Company uses the Black-Scholes option-pricing model (“Black- Scholes model”) as its valuation method for stock option awards. The Black-Scholes model requires the following assumptions: (i) expected volatility of its common stock, which is based on its industry peer group; (ii) expected life of the option award, which the Company elected to calculate using the simplified method; (iii) expected dividend yield; and (iv) the risk-free interest rate, which is based on the US Treasury yield curve in effect at the time of grant.
The fair value of all stock-based compensation is either capitalized and amortized in accordance with the Company’s internal-use software accounting policy or recognized as an expense on a straight-line basis over the full vesting period of the awards for time-based stock awards and on an accelerated attribution method for performance-based stock awards. Stock-based compensation expense is recorded net of forfeitures as they occur.
Foreign Currency Translation and Transactions
The functional currency of each of the Company’s wholly owned foreign subsidiaries is the applicable local currency. The translation of foreign currencies into US dollars is performed for assets and liabilities using current foreign currency exchange rates in effect at the consolidated balance sheet date and for revenue and expense accounts using average foreign currency exchange rates during the year. Capital accounts are translated at historical foreign currency exchange rates. Translation gains and losses are included in stockholders’ equity as a component of accumulated other comprehensive income (loss). Adjustments that arise from foreign currency exchange rate changes on transactions, primarily driven by intercompany transactions, denominated in a currency other than the functional currency are included in “Other expense, net” in the Consolidated Statements of Operations.
Income Taxes
The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its consolidated financial statements or tax returns. Under ASC 740, the Company determines deferred tax assets and liabilities based on the temporary difference between the consolidated financial statements and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which it expects the differences to be recovered or settled. The Company establishes valuation allowances when necessary, based on the weight of the available positive and negative evidence, to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC 740, which requires companies to adjust their consolidated financial statements to reflect only those tax positions that are more likely than not to be sustained upon examination by taxing authorities based on the technical merits of the issue. ASC 740 prescribes a comprehensive model for the consolidated financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes interest and penalties related to unrecognized tax benefits in the provision for income taxes.
We have elected to account for the impact of the global intangible low-taxed income (GILTI) inclusion and base erosion anti-avoidance tax (BEAT) based on the period cost method.
Net Income Per Share
Net income per share (“EPS”) is calculated using the two-class method required for participating securities and multiple classes of common stock. The Company considers its preferred stock to be participating securities as the holders have the right to participate in dividends with the common stockholders on a pro-rata, as converted basis. Prior to any dividends or earnings distribution to the common stock, the holders of preferred stock have a right to preferential dividends. Thus, earnings are allocated to common stock and preferred stock on a pro rata, as converted basis following distribution of the preferential dividends to preferred stockholders. Since application of the if-converted method results in anti-dilution, the two-class method is applied to preferred stock in the diluted EPS calculation. The dilutive effect of warrants and stock options is computed using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.
NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amended guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities in the Consolidated Balance Sheets and disclosing key information about leasing arrangements. The adoption of this guidance is expected to result in a significant portion of the Company’s operating leases, where the Company is the lessee, to be recognized in the Company’s Consolidated Balance Sheets. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This guidance is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal year beginning after December 15, 2022 with earlier adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The new guidance replaces the incurred loss impairment methodology in current guidance with a current expected credit loss model (“CECL”) that incorporates a broader range of reasonable and supportable information including the forward-looking information. This guidance is effective for the Company for fiscal year beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The Company is currently evaluating the impact of adopting this guidance.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This guidance is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted with simultaneous adoption of all provisions of the new standard. The Company is currently evaluating the impact of adopting this guidance.
Recently Adopted Accounting Pronouncements
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new amendment, the Company is required to perform its annual or interim goodwill impairment test by comparing the fair value of the reporting unit with its carrying amount, and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The guidance is effective for the Company for fiscal year beginning after December 15, 2022, with early adoption permitted. The Company early adopted this guidance prospectively on January 1, 2021, and it did not have any impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation costs Incurred in a Cloud Computing Arrangement that is a Service Contract, that requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customer in a software licensing arrangement under the internal-use software guidance in ASC Topic 350, Intangibles — Goodwill and Other. This guidance is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company early adopted this guidance prospectively on January 1, 2020, and it did not have a material impact on the Company’s consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This temporary guidance provides optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued. ASU 2020-04 is effective as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020 and may be applied prospectively through December 31, 2022. The Company adopted this guidance prospectively on January 1, 2021, and it did not have any impact on the Company’s consolidated financial statements.
NOTE 4 — RELATED-PARTY TRANSACTIONS
The following table is a summary of assets and liabilities from related parties:
	March 31, 2021	December 31, 2020	Financial Statement Line Item
Marketing Agreement	$1,000	$1,000	Intangibles, net
Marketing Agreement	$20,000	$20,000	Accrued liabilities
The Company did not have any revenues recognized from related parties during the three months ended March 31, 2021 and 2020. The Company’s expenses recognized from related parties were immaterial during the three months ended March 31, 2021 and 2020.
MGM Resorts International (“MGM”)
MGM is a stockholder and an MGM senior executive also serves on the Company’s board of directors. As of March 31, 2021 and December 31, 2020, MGM owns approximately 30.2 million shares of the Company’s common stock and 32.6 million shares of the Company’s outstanding preferred stock.
Marketing Agreement
In April 2011, the Company entered into a joint marketing agreement with MGM (as amended, the “Marketing Agreement”) in exchange for assistance with marketing campaigns and the exclusive right to utilize MGM’s licensed marks and licensed copyrights for the development of certain of the Company’s social casino games. The initial term was for one year from the go-live date of the first such game in July 2012, with an automatic renewal provision for successive two-year terms based on the games meeting certain performance criteria. If the games do not achieve the specified performance criteria, the term will be automatically renewed for a one-year period and the right to utilize MGM’s licensed marks and copyrights will become non-exclusive. The non-exclusive term will be automatically renewed for successive one-year periods so long as the games meet certain other performance criteria. As consideration for the use of MGM’s intellectual property, the Company issued 19,200,000 shares of its common stock representing 10%

of its then-outstanding common stock; and in lieu of royalty payments, the Company agreed to pay MGM a profit share of: (i) during the exclusive term, a mid- to high-single digit percentage of cumulative net operating income, as defined in the Marketing Agreement, and (ii) during the non-exclusive term, a low- to mid-single digit percentage of cumulative net operating income. As further described in Note 9, the Marketing Agreement was recorded as an indefinite-lived intangible asset.
On October 30, 2020, the Company and MGM agreed to amend the Marketing Agreement (the “MGM Amendment”), under which the Company and MGM agreed to terminate the profit share provision. In exchange, the Company agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Investment, (ii) the date that the Company waives MGM’s commitment to participate in the PIPE Investment, or (iii) two years from the date of the MGM Amendment. In addition, MGM agreed to reinvest in the Company at a minimum amount of $20 million by participating in the PIPE Investment or a private placement of equity offering to third party investors for a minimum gross proceeds to the Company of $50 million. As a result of the termination, the Company is no longer obligated to make profit share payments, but the other rights and obligations under the Marketing Agreement continue in full force and effect. In connection with the MGM Amendment, the Company recorded a $20 million liability in “Accrued liabilities”, which remains outstanding as of March 31, 2021.
NOTE 5 — RECEIVABLES
Receivables consist of the following:
	March 31, 2021	December 31, 2020
Trade receivables	$26,927	$16,616
Notes receivables	5,034	—
Total receivables	$31,961	$16,616
Trade receivables represent amounts due to the Company from social and mobile platform operators, including Apple, Google, Amazon and Facebook. Trade receivables are recorded when the right to consideration becomes unconditional. No allowance for doubtful accounts was considered necessary as of March 31, 2021 and December 31, 2020.
Concentration of Credit Risk.
As of March 31, 2021, Apple, Inc. and Google, Inc. accounted for 60.6% and 32.4% of the Company’s total trade receivables, respectively. As of December 31, 2020, Apple, Inc. and Google, Inc. accounted for 48.9% and 42.7% of the Company’s total trade receivables, respectively. As of March 31, 2021 and December 31, 2020, the Company did not have any additional counterparties that exceeded 10% of the Company’s trade receivable.
As of March 31, 2021, 95.8% of the Company’s total notes receivables were concentrated in amounts due from game developers. Each of the counterparties within the concentrated group are engaged in game development services as their primary form of business, subjecting the group to similar activities and economic risks. In the event that the group fails completely to perform according to the terms of the notes, and any collateral applicable proved to be of no value, the maximum amount of loss which the Company may incur is approximately $8.0 million, $3 million of which is reported within the Other long-term assets line item on the Consolidated Balance Sheets. Approximately 62.5% of the notes subject to risk are secured by certain intellectual property created, developed or acquired by the developers.
NOTE 6 — FAIR VALUE MEASUREMENTS
The composition of our financial assets and liabilities not measured at fair value on a recurring basis as of March 31, 2021 and December 31, 2020 are as follows:

	December 31, 2020
	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3	Financial Statement Line Item
Financial assets:
Notes receivable — non-current	$815	$815	—	—	$815	Other long-term assets
Total financial assets	$815	$815	—	—	$815
	December 31, 2020
	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3	Financial Statement Line Item
Financial assets:
Notes receivable — current	$5,034	$5,034	—	—	$5,034	Receivables
Notes receivable — non-current	3,316	3,316	—	—	3,316	Other long-term assets
Total financial assets	$8,350	$8,350	—	—	$8,350
The carrying value of other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, and accrued liabilities approximate fair value due to their short maturities or variable-rate nature of the respective balances.
NOTE 7 — PROPERTY AND EQUIPMENT, NET
Property and equipment, net consists of the following:
	March 31, 2021	December 31, 2020
Computer equipment	$8,550	$8,328
Leasehold improvements	6,233	6,365
Furniture and fixtures	2,243	2,266
Construction in progress	87	90
Total property and equipment	17,113	17,049
Less: accumulated depreciation	(11,426)	(10,848)
Total property and equipment, net	$5,687	$6,201
The aggregate depreciation expense for property and equipment, net is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations. During the three months ended March 31, 2021 and 2020, depreciation expense was $0.7 million and $0.7 million, respectively. No impairment charges or material disposals were recorded during the three months ended March 31, 2021 and 2020.
Property and equipment, net by region consists of the following:
	March 31, 2021	December 31, 2020
United States	$1,850	$2,098
EMEA(1)	3,282	3,436
All other countries	555	667
Total property and equipment, net	$5,687	$6,201

(1)
Europe, Middle East and Africa (“EMEA”). Amounts primarily represent leasehold improvements of local office space and computer equipment.

NOTE 8 — INTERNAL-USE SOFTWARE, NET
Internal-use software, net consists of the following:
	March 31, 2021	December 31, 2020
Internal-use software	$109,106	$103,041
Less: accumulated amortization	(69,032)	(64,285)
Total internal-use software, net	$40,074	$38,756
The Company capitalized internal-use software development costs of $6.9 million and $5.9 million during the three months ended March 31, 2021 and 2020, respectively. Total amortization expense associated with its capitalized internal-use software development costs during the three months ended March 31, 2021 and 2020 was $5.2 million and $4.3 million, respectively. The aggregate amortization expense for internal-use software, net is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations. There were no write-offs or impairment charges recorded during the three months ended March 31, 2021 and 2020.
NOTE 9 — GOODWILL AND INTANGIBLE ASSETS
Goodwill
The Company had $5.1 million in goodwill as of Mach 31, 2021 and December 31, 2020. There were no business combinations during the three months ended March 31, 2021 and 2020. There were no indicators of impairment as of March 31, 2021 and December 31, 2020.
Intangible Assets’
The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset other than goodwill:
	March 31, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Licenses	$1,000	$(550)	$450	$1,000	$(500)	$500
Trade names	1,240	(1,178)	62	1,240	(1,116)	124
	2,240	(1,728)	512	2,240	(1,616)	624
Nonamortizable intangible assets:
Marketing Agreement with a related party	1,000	—	1,000	1,000	—	1,000
Total intangible assets	$3,240	$(1,728)	$1,512	$3,240	$(1,616)	$1,624
Intangible assets consist of trade names and long-term license agreements with various third parties as described in Note 2 to the consolidated financial statements. As further described in Note 4 to the consolidated financial statements, the MGM Marketing Agreement is an indefinite-lived intangible asset, which provides the Company with the exclusive rights to feature MGM’s intellectual property in the Company’s games subject to automatic renewal provisions described in Note 4. The weighted-average period remaining until the next renewal is 0.3 years as of March 31, 2021. The Company is reasonably certain that it will renew the Marketing Agreement.
The aggregate amortization expense for amortizable intangible assets is reflected in “Depreciation and amortization” in the Consolidated Statements of Operations. During the three months ended March 31, 2021 and 2020, amortization was $0.1 million and $0.4 million, respectively. There were no impairment charges for intangible assets during the three months ended March 31, 2021 and 2020.

As of March 31, 2021, the estimated annual amortization expense for the years ending December 31, 2021 through 2025 is as follows:
Year Ending December 31,	Projected Amortization Expense
Remainder of 2021	$212
2022	200
2023	100
2024	—
2025	—
Total	$512
NOTE 10 — ACCRUED LIABILITIES
Accrued liabilities consist of the following:
	March 31, 2021	December 31, 2020
MGM profit share buyout	$20,000	$20,000
Accrued payroll and vacation	5,847	4,860
Accrued liability to fund note receivable	2,500	—
Other accruals	4,265	4,229
Total accrued liabilities	$32,612	$29,089
MGM Profit Share Buyout
As further described in Note 4 to consolidated financial statements, in October 2020, the Company and MGM agreed to amend the Marketing Agreement to terminate the profit share provision. In exchange, the Company agreed to remit to MGM a one-time payment of $20.0 million, payable on the earliest to occur of (i) the PIPE Investment, (ii) the date that the Company waives MGM’s commitment to participate in the PIPE Investment, or (iii) two years from the date of the MGM Amendment. As the Company expects the payment to occur within one year, the Company recorded an accrual for the one-time payment within accrued liabilities.
Accrued Liability to Fund Note Receivable
On March 29, 2021, the Company entered into a promissory note agreement with a third-party game developer in which the Company agreed to lend the developer $2.5 million.
Other Accruals
Other accruals include various expenses for accrued accounts payable, deferred rent, accrued legal and accounting services, accrued royalties, accrued property and equipment, accrued advertising, and income taxes payable.
NOTE 11 — REVENUE FROM CONTRACTS WITH CUSTOMERS
Disaggregation of Revenue
The following table summarizes the Company’s revenue disaggregated by type:

	Three Months Ended March 31,
	2021	2020
Virtual currency (over time)(1)	$73,226	$58,168
Advertising (point in time)	871	134
Total net revenue	$74,097	$58,302

(1)
Virtual currency revenue is recognized over the estimated consumption period.

The following table summarizes the Company’s revenue disaggregated by geography:
	Three Months Ended March 31,
	2021	2020
United States	$64,074	$49,152
All other countries	10,023	9,150
Total net revenue	$74,097	$58,302
Contract Balances
Contract assets represent the Company’s ability to bill customers for performance obligations completed under a contract. As of March 31, 2021 and December 31, 2020, there were no contract assets recorded in the Company’s Consolidated Balance Sheets. The deferred revenue balances related to the purchase of virtual currency was $0 as of March 31, 2021 and December 31, 2020. The opening and closing balance of trade receivables is further described in Note 5.
NOTE 12 — LONG-TERM DEBT
Private Venture Growth Capital Loans
On March 27, 2020, the Company entered into an agreement for a revolving credit facility (the “Revolver”) with Silicon Valley Bank (“SVB”). The Revolver is secured by the assets including intellectual property of the Company and matures on September 27, 2022. Borrowings under the Revolver may be borrowed, repaid and re-borrowed by the Company, and are available for working capital, general corporate purposes and permitted acquisitions. Up to $3.0 million of the Revolver may be used for letters of credit.
The Revolver bears interest at a variable rate at the Company’s option of either (i) the Prime Rate (as defined) minus a margin ranging from 0.25% to 0.75% or (ii) LIBOR plus a margin ranging from 2.25% to 2.75%. LIBOR will be subject to a floor of 0%, and the Prime Rate will be subject to a floor of 3.25%. The applicable margins for each rate are determined by reference to a pricing grid based on the Company’s Total Leverage Ratio.
The Revolver includes customary reporting requirements, conditions precedent to borrowing and affirmative, negative and financial covenants. Specific financial covenants include the following:
v.
Minimum Liquidity of $7.5 million

w.
Maximum Total Leverage Ratio of 2.25 to 1.00

x.
Minimum Interest Coverage Ratio of 4.00 to 1.00

At issuance, the Company capitalized $0.2 million in debt issuance costs. As of March 31, 2021 the Company has not made any drawdowns on the Revolver.
NOTE 13 — INCOME TAXES
The Company recorded an income tax expense of $1.3 million and $0.4 million for the three months ended March 31, 2021 and 2020, respectively. The Company computes its quarterly income tax provision by applying a forecasted annual effective tax rate to income before income taxes. Any discrete items arising during the quarter are adjusted to the provision.
The Company is subject to taxation in the United States and various states and foreign jurisdictions. The Company is subject to examination for both US federal and state tax returns for the years 2012 to present as a result of the Company’s net operating loss carryforwards, which were utilized in the 2016 and later tax years. In June 2020, the Company was notified by the Internal Revenue Service that the Company’s federal income tax return for the tax year ended December 31, 2017 is under examination. In late 2019, the Company was notified by the Israel Tax Authority that the Company’s Israel tax returns for the tax years ended December 31, 2016 through 2018 are under examination. The tax year 2019 remains open to examination under the statute of limitations by the Israel Tax Authority for Israel. The tax years starting from 2016 remain open to examination by the Hong Kong Inland Revenue Department for Asia.
The Company has analyzed filing positions in all of the federal, state, and foreign jurisdictions where it is required to file income tax returns and for all open tax years. The Company believes that its income tax filing positions and deductions will be sustained upon audit and does not anticipate any adjustments that will result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits and unrecognized tax benefits is to record such items as a component of income tax expense.
NOTE 14 — COMMITMENTS AND CONTINGENCIES
Minimum Guarantee Liability
The following are the Company’s total minimum guaranteed obligations as of the years ended:
	March 31, 2021	December 31, 2020
Accrued royalties(1)	$150	$100
Minimum guarantee liability	250	300
Total minimum guarantee obligations	$400	$400
Weighted-average remaining term (in years)	2.25	2.50

(1)
Accrued royalties are included within the Accrued liabilities line item on the Consolidated Balance Sheets.

The following are the Company’s remaining expected future payments of minimum guarantee obligations as of March 31, 2021:
Year Ending December 31,	Minimum Guarantee Obligations
Remainder of 2021	$200
2022	200
2023	—
2024	—
2025	—
Total	$400
Leases
The Company leases both office space and office equipment and classifies these leases as either operating or capital leases for accounting purposes based upon the terms and conditions of the individual lease agreements. As of March 31, 2021 and December 31, 2020, all leases were classified as operating leases and expire at various dates through 2024, with certain leases containing renewal option periods of two to five years at the end of the current lease terms.

The Company’s future minimum rental commitments as of March 31, 2021, are as follows:
Year Ending December 31,	Minimum Rental Commitments
Remainder of 2021	$3,474
2022	3,172
2023	1,143
2024	429
2025	—
Total	$8,218
Certain lease agreements have rent escalation provisions over the lives of the leases. The Company recognizes rental expense based on a straight-line basis over the term of the leases. Rental expense was $1.2 million and $1.1 million during the three months ended March 31, 2021 and 2020, respectively, which is included within “General and administrative” expenses in the Consolidated Statements of Operations.
Other
The Company is party to ordinary and routine litigation incidental to its business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is reasonably probable and an amount can be reasonably estimated. The Company does not expect the outcome of any pending litigation to have a material effect on the Company’s Consolidated Balance Sheets, Consolidated Statements of Operations, or Consolidated Statements of Cash Flows.
NOTE 15 — STOCKHOLDERS’ EQUITY
common stock
As of March 31, 2021, the Company was authorized to issue 506,000,000 shares of common stock. The company had 241,347,089 and 238,186,070 shares of common stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
Subject to the prior rights of the holders of preferred stock, the holders of common stock are entitled to receive dividends out of the funds legally available at the times and in the amounts determined by the board of directors. Each holder of common stock is entitled to one vote for each share of common stock held. After the full preferential amounts due, the holders of all preferred stock have been paid or set aside, the remaining assets of the Company available for distribution to its stockholders, if any, are distributed to the holders of common stock ratably in proportion to the number of shares of common stock then held by each such holder. None of the Company’s common stock is entitled to preemptive rights and neither is subject to redemption. The Company’s common stock is not convertible into any other shares of the Company’s capital stock.
Preferred Stock
As of March 31, 2021 and December 31, 2020, the Company’s preferred stock consisted of:
Series	Shares Outstanding	Liquidation Price Per Share	Conversion Price Per Share	Annual Noncumulative Dividend Rights Per Share
A	80,800	$0.06	$0.06	$0.01
B	41,348	0.21	0.21	0.02
C-1	13,556	0.27	0.27	0.02
C	26,892	0.61	0.61	0.05
Total	162,596

Voting Rights and Dividends
Each holder of preferred stock is entitled to a number of votes equal to the number of whole shares of common stock into which such holder’s shares are convertible as defined in the Company’s sixth amended and restated certificate of incorporation (the “certificate of incorporation”). The holders of outstanding preferred stock are entitled to receive defined dividends per share, when, if, and as declared by the board of directors. These rights are not cumulative, and no right accrues by reason of the fact that dividends on said shares are not declared in any period, nor any undeclared or unpaid dividend bears or accrues interest. After payment of such dividends, additional dividends or distributions are distributed to all holders of common stock and preferred stock in proportion to the number of shares of common stock that would be held on an “as converted” basis. Through March 31, 2021, no dividends have been declared or paid.
Liquidation
In the event of a liquidation event (as defined in the certificate of incorporation), the assets and funds of the Company available for distribution to stockholders in connection with such liquidation event are distributed as follows:
The holders of outstanding shares of Series B preferred stock, Series C preferred stock and Series C-1 preferred stock (the “First Liquidation Group”) shall be entitled to receive, on a pari passu basis, out of the assets of the Company available for distribution to its stockholders, before any payment is made in respect of the Company’s Series A preferred stock and common stock, their liquidation price per share, plus all declared and unpaid dividends thereon to the date fixed for such distribution. If the assets of the Company legally available for distribution are insufficient to permit the payment of the full preferential amounts to the First Liquidation Group, then the entire assets available for distribution to stockholders are distributed to the First Liquidation Group on a pro rata basis.
After the First Liquidation Group has been paid or set aside, the holders of outstanding shares of Series A preferred stock is entitled to receive their liquidation price per share, plus all declared and unpaid dividends thereon to the date fixed for such distribution before any payment is made in respect of the Company’s common stock. If the assets of the Company legally available for distribution after payment to the First Liquidation Group are insufficient to permit the payment of the full preferential amount, then the entire remaining assets after distribution to the First Liquidation Group are distributed to the holders of the Series A preferred stock, ratably in proportion to the full preferential amount they would have otherwise been entitled to receive.
Notwithstanding the above, for purposes of determining the amount each holder of preferred stock is entitled to receive with respect to a liquidation event, each such holder shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of preferred stock into shares of common stock immediately prior to the liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of preferred stock into shares of common stock. If any such holder shall be deemed to have converted shares of preferred stock into common stock, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of preferred stock that have not converted (or have not been deemed to have converted) into shares of common stock.
Preemptive or Similar Rights
Preferred stockholders who are classified as a major investor (as defined in the Company’s second amended and restated investor rights agreement) are entitled to certain preemptive rights. A major investor is defined as any preferred stockholder with outstanding shares of registrable securities with an original aggregate paid purchase price of at least $500,000 and who is not deemed to be a competitor of the Company. Registrable securities means (a) the shares of common stock issuable or issued upon conversion of the preferred stock and (b) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares. If the Company decides to issue additional shares of capital stock, options, warrants, convertible securities or rights to purchase capital stock of the Company (the “Additional Shares”), then the Company shall, in writing, inform each major investor of the proposed terms of such issuance and each major investor, subject to applicable federal and state securities laws, shall be entitled and may elect at the time of each such proposed issuance to purchase up to the portion of the Additional Shares offered equal to the product of (i) that percentage of the preferred stock then held by all major investors that is then held by such major investor immediately prior to the proposed issuance of Additional Shares, multiplied by (ii) the total amount of Additional Shares being sold by the Company. Preferred stock is not subject to redemption.
Conversion
The holders of the preferred stock shall have conversion rights as follows:
Right to Convert: Each share of preferred stock shall be convertible at the option of the holder thereof into a number of fully paid and nonassessable shares of common stock as is determined by dividing the liquidation preference by the conversion price for each series, respectively.
Automatic Conversion: Each share of preferred stock shall automatically be converted into fully paid and nonassessable shares of common stock, at the then-effective conversion rates upon the earlier of (i) the vote or written consent of holders of at least a majority of the voting power represented by the then- outstanding shares of preferred stock or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock at an offering price of not less than $1.22 per share and with aggregate gross proceeds to the Company (prior to deduction of underwriters’ commissions and expenses) of not less than $25,000,000.
Warrants to Purchase Preferred Stock
As of March 31, 2021 and December 31, 2020, there was a total of 6 million outstanding warrants that were issued from 2011 to 2016 to purchase various classes of preferred stock. Each warrant can purchase one share of the respective class of preferred stock, which is, in turn, convertible to one share of common stock. The number of warrants outstanding and exercise price of each series are as follows:
Warrant Series	Warrants Outstanding	Exercise Price
A	560	$0.06
B	2,563	0.21
C-1	2,302	0.27
C	617	0.61
Total	6,042
As of March 31, 2021 and December 31, 2020, Series A, C-1 and C warrants are exercisable at the option of the holder. Of the 2.6 million Series B warrants that are outstanding as of March 31, 2021, 1.3 million are exercisable as of March 31, 2021 and December 31, 2020, and the remainder are contingently exercisable only upon an event such as a change in control or an initial public offering (“IPO”). As of March 31, 2021 and December 31, 2020, the weighted-average exercise price of all warrants was approximately $0.26 per warrant. As of March 31, 2021, the weighted-average remaining contractual term of the warrants is 3.0 years. The aggregate intrinsic value was approximately $8.3 million and $6.6 million as of March 31, 2021 and December 31, 2020, respectively. There were no exercises during the three months ended March 31, 2021 and 2020.
Change in Control
In the event of a change in control or an IPO, all Series A and B outstanding warrants will be automatically exercised, without any additional payments by the warrant holders, for a number of preferred shares of the Company’s securities, such number of shares being equal to the maximum number of shares issuable had the warrant holders elected to exercise the warrants immediately prior to the closing of such change in control or an IPO. Additionally, all Series C and C-1 outstanding warrants will be automatically exercised, without any additional payments by the warrant holders unless the net proceeds per share price for one share of preferred stock or IPO price of the company is greater than or equal to three times the exercise price of such warrants, in which case, the warrant holders would be required to pay the exercise price that would be otherwise payable upon a normal exercise of the warrants. Under the terms of the warrant agreements, an acquisition of the Company directly or indirectly by a blank check company, special purpose acquisition company or equivalent entity qualifies as an IPO.
Accumulated Other Comprehensive Income
The following table shows a summary of changes in accumulated other comprehensive income from December 31, 2019 to March 31, 2020 and December 31, 2020 to March 31, 2021:
	Currency Translation Adjustment	Total Accumulated Other Comprehensive Income
Balance as of December 31, 2020	$481	$481
Foreign currency translation	(296)	(296)
Balance as of March 31, 2021	$185	$185
	Currency Translation Adjustment	Total Accumulated Other Comprehensive Income
Balance as of December 31, 2019	$98	$98
Foreign currency translation	(55)	(55)
Balance as of March 31, 2020	$43	$43
NOTE 16 — STOCK-BASED COMPENSATION
2011 Omnibus Stock and Incentive Plan (the “Plan”)
On July 13, 2011, the Company approved the 2011 Omnibus Stock and Incentive Plan (the “Plan”). Under this Plan, the board of directors or a committee appointed by the board of directors is authorized to provide stock-based compensation in the form of stock options, stock appreciation rights, restricted stock and other performance or value-based awards within parameters set forth in the Plan.
Through March 31, 2021, the board of directors approved an aggregate of 149,150,000 shares available for awards under the Plan, of which 5.9 million shares are still available for award. If any shares previously granted are forfeited, canceled, exchanged, or surrendered or if an award otherwise terminates or expires without a distribution of shares, the shares of stock with respect to such award are again available for award under the Plan, provided that in the case of restricted stock or other award to which dividends have been paid or accrued, the number of shares with respect to such awards are not available, unless such dividends are forfeited, canceled, exchanged, or surrendered.
The following table summarizes stock-based compensation expense that the Company recorded in income from operations for the years shown:
	Three Months Ended March 31,
	2021	2020
Selling and marketing	$21	$24
General and administrative	383	263
Research and development	496	338
Stock-based compensation expense	$900	$625
Capitalized stock-based compensation expense	$209	$162

Stock Options
All of the options granted under the 2011 Omnibus Stock and Incentive Plan have time-based vesting periods vesting over a period of three to four years and a maximum term of 10 years from the grant date. Separate from the Plan, and in connection with the acquisition of Israel, a limited number of employees have been granted performance-based stock options. The Company awarded 4.2 million performance-based stock options in 2017. These options had vesting that was tied to the achievement of defined performance and profitability metrics. The performance-based stock options have a weighted-average grant-date fair value of $0.24 per share. The performance-based stock options fully vested in 2018. During the year ended December 31, 2020, the majority of performance-based stock options were exercised, resulting in 0.1 million options outstanding as of March 31, 2021.
The following is a summary of stock option activity for time-based and performance-based options during the three months ended March 31, 2021 (in thousands, except weighted-average exercise price and remaining term):
	No. of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (in Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2020	77,640	$0.20
Granted	550	1.83
Exercised	(3,161)	0.26
Forfeited	(695)	0.36
Expired	(59)	0.32
Outstanding — March 31, 2021	74,275	0.21	6.9	$84,448
Unvested – March 31, 2021	36,467	0.18	8.1	42,426
Exercisable – March 31, 2021	37,808	0.23	5.6	42,022
The following table presents the weighted-average assumptions used to estimate the fair value of the stock options granted in the Company’s consolidated financial statements:
	Three Months Ended March 31,
	2021	2020
Expected term (in years)	5.86	5.85
Expected volatility	51.24%	58.45%
Risk-free interest rate range	0.54%-0.60%	0.41%-0.47%
Dividend yield	0%	0%
Grant-date fair value	$0.52	$0.29
As of March 31, 2021, there was approximately $9.4 million of total unrecognized compensation expense related to stock options to employees, which is expected to be recognized over a remaining average period of 2.3 years. The total intrinsic value of stock options exercised under the provisions of the Plan during the three months ended March 31, 2021 and 2020 was $4.9 million and $0.2 million, respectively.
NOTE 17 — NET INCOME PER SHARE
Basic net income per share is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income attributable to common stockholders by the weighted-average number of common stock outstanding, including the potential dilutive securities. For the calculation of diluted net income per share, net income attributable to common stockholders is adjusted to reflect the potential effect of dilutive securities.

The following table sets forth the computation of basic and diluted net income attributable to common stockholders per share (in thousands except share and per share data):
	Three Months Ended March 31,
	2021	2020
Net income attributable to common stockholders-basic
Net income	$5,918	$5,492
Income allocated to participating preferred stock	(4,000)	(3,838)
Net income attributable to common stockholders – basic	$1,918	$1,654
Net income attributable to common stockholders-diluted
Net income	$5,918	$5,492
Income allocated to participating preferred stock	(3,819)	(3,763)
Net income attributable to common stockholders – diluted	$2,099	$1,729
Weighted average shares of common stock outstanding
Basic weighted average shares of common stock outstanding	239,946	236,367
Dilutive effect of weighted average Series A warrants	539	483
Dilutive effect of weighted average Series B warrants	1,167	715
Dilutive effect of weighted average Series C-1 warrants	1,938	936
Dilutive effect of weighted average Series C warrants	397	—
Dilutive effect of weighted average stock options	61,020	25,822
Dilutive weighted average shares of common stock outstanding	305,007	264,323
Net income attributable to common stockholders per share
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
The following equity awards outstanding at the end of each period presented have been excluded from the computation of diluted net income per share of common stock for the periods presented due to their antidilutive effect:
	Three Months Ended March 31,
	2021	2020
Series C warrants	—	617
Series B warrants(2)	1,232	1,232
Stock options	885	20,053

(2)
A portion of the Series B warrants were excluded from the diluted net income per share calculation because they are only exercisable upon a change in control or an IPO.

NOTE 18 — EMPLOYEE BENEFIT PLAN
The Company offers a 401(k) retirement savings plan to eligible employees. Employee contributions are voluntary and made on a pretax basis subject to Internal Revenue Service limitations. The Company does not match any of the contributions made by its employees.
NOTE 19 — SUBSEQUENT EVENTS
The Company evaluated subsequent events through the date of this filing, the date the financial statements were available to be issued.
On April 1, 2021, the Company funded $2.5 million of its note receivable from a third-party game developer. Refer to Note 10 for further details of the note receivable.

In May 2021, the Company became party to a litigation matter brought by TeamSava d.o.o. Beograd (“TeamSava”) and other related parties. The plaintiffs filed a Statement of Claim in May 2021 in Tel Aviv District Court in Israel, alleging claims, among other things, that the Company breached the terms of a commercial contract relating to services provided by TeamSava and related parties in connection with the sourcing and administrative management of personnel in Serbia who provided game development services exclusively for the Company. The pending litigation seeks damages of 27.3 million New Israeli Shekels (or approximately $8.5 million based on prevailing exchange rates as of May 19, 2021). The Company believes that the claims are without merit and the Company intends to vigorously defend against them; however, there can be no assurance that the Company will be successful in the defense of this litigation. The Company’s range of possible loss could be up to 27.3 million NIS based on the claim amount of the litigation, but the Company is not able to reasonably estimate the probability or amount of loss and therefore has not made any accruals.
Merger with Acies Acquisition Corp.
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Acies Acquisition Corp. (“Acies”), a special purpose acquisition company sponsored by an affiliate of Acies Acquisition LLC, Catalyst Merger Sub I, a Delaware corporation and a wholly-owned subsidiary of Acies (“Merger Sub I”), and Catalyst Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acies (“Merger Sub II”).
Subsequent to the balance sheet date, upon completion of the transaction contemplated by the terms of the Merger Agreement (the “Closing”) on June 21, 2021, Acies, a Cayman Islands exempted company, filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of Delaware, under which Acies was domesticated as a Delaware corporation (“Domestication”). Following the Domestication on June 21, 2021, the Company merged with and into Merger Sub I, with the Company surviving the merger (“First Merger”) and following the First Merger, the Company merged with and into Merger Sub II, with Merger Sub II surviving the merger and changing its name to PLAYSTUDIOS US, LLC (“Old PLAYSTUDIOS”). These transactions are collectively referred to as the “Business Combination”. Upon completion of the Business Combination, Acies changed its name to PLAYSTUDIOS, Inc. (“New PLAYSTUDIOS”)
The Business Combination was accounted for as a reverse recapitalization whereby Acies was determined to be the accounting acquiree and Old PLAYSTUDIOS to be the accounting acquirer. This accounting treatment is the equivalent of Old PLAYSTUDIOS issuing stock for the net assets of Acies, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination are those of Old PLAYSTUDIOS. At the Closing, we received gross cash consideration of $465.3 million as a result of the reverse recapitalization, which was then reduced by:
•
a redemption of Acies’ redeemable ordinary shares of $113.4 million;

•
a payment to the shareholders of Old PLAYSTUDIOS of $102.0 million;

•
our equity issuance costs.

In connection with the Business Combination, the Company incurred $27.0 million of equity issuance costs, consisting of advisory, legal and other professional fees, which are recorded to additional paid-in capital as a reduction of proceeds. A portion of the equity issuance costs ($5.8 million) was included within other current assets as of March 31, 2021, and we paid a portion of the equity issuance costs during 2020 ($2.6 million) and the first quarter of 2021 ($2.2 million). We paid the balance of the equity issuance costs during the second quarter of 2021.
In connection with the Business Combination, Acies entered into subscription agreements with certain investors, whereby it issued 25,000,000 shares of Class A ordinary shares at $10.00 per share (“PIPE Shares”) for an aggregate purchase price of $250.0 million (“PIPE Investment”), which closed simultaneously with the consummation of the Business Combination. Upon the Closing, the PIPE Shares were automatically converted into shares of New PLAYSTUDIOS Class A common stock on a one-for-one basis.

Upon the Closing, holders of Old PLAYSTUDIOS common stock received shares of New PLAYSTUDIOS common stock in an amount determined by application of the exchange ratio of 0.233 (“Exchange Ratio”), which was based on Old PLAYSTUDIOS’ implied price per share prior to the Business Combination. Additionally, holders of Old PLAYSTUDIOS preferred stock and holders of Old PLAYSTUDIOS warrants to purchase preferred stock received commons stock in Old PLAYSTUDIOS immediately prior to the Closing of the Business Combination.
Credit Agreement
On June 24, 2021, in connection with the Closing, Old PLAYSTUDIOS terminated and replaced its then existing revolving credit facility with Silicon Valley Bank (the “SVB Revolver”). The Company, a subsidiary of the Company, JPMorgan Chase Bank, N.A., as administrative agent and JPMorgan Chase Bank, N.A., Silicon Valley Bank and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers entered into a credit agreement (the “Credit Agreement”) which provides for a five-year revolving credit facility in an aggregate principal amount of $75 million. Borrowings under the Credit Agreement may be borrowed, repaid and re-borrowed by the Company, and are available for working capital, general corporate purposes and permitted acquisitions. Commitment fees and interest rates are determined on the basis of either a Eurodollar rate or an Alternate Base Rate plus an applicable margin. The applicable margins are initially 2.50%, in the case of Eurodollar loans, and 1.50%, in the case of Alternate Base Rate loans. The applicable margin is subject to adjustment based upon the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement). Eurodollar rates and the Alternate Base Rate are subject to floors of 0.00% and 1.00%, respectively. The Credit Agreement contains various affirmative and negative financial and operational covenants applicable to the Company and its subsidiaries. The Company is also obligated to comply with two financial maintenance covenants as of the end of each fiscal quarter, commencing with the quarter ending September 30, 2021: (i) the Company must maintain a Total Net Leverage Ratio not to exceed 3.50:1.00 (subject to increase to 4.00:1.00 following consummation of certain material acquisitions) and (ii) the Company must maintain a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Acies Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Acies Acquisition Corp. (the “Company”) as of December 31, 2020 and the related statement of operations, shareholders’ equity and cash flows for the period from August 14, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the related statement of operations, shareholders’ equity and cash flows for the period from August 14, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from August 14, 2020 (inception) through December 31, 2020 have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 25, 2021, except for the effects of the restatements discussed in Note 2, 2A, 7 and 9 as to which the date is May 10, 2021.

ACIES ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020 (AS RESTATED)
December 31, 2020 (As Restated)
ASSETS
Current Assets
Cash	$1,061,717
Prepaid expenses	676,797
Total Current Assets	1,738,514
Security deposit	2,875
Cash and Marketable securities held in Trust Account	215,275,732
Total Assets	$217,017,121
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities — accrued expenses	$6,150
Deferred underwriting fee payable	7,533,750
Warrant liabilities	24,945,850
Total Liabilities	32,485,750
Commitments and Contingencies
Class A Ordinary Shares subject to possible redemption 17,950,991 shares at redemption value	179,531,370
Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 3,574,009 shares issued and outstanding (excluding 17,950,991 shares subject to possible redemption)	357
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 5,381,250 shares issued and outstanding	538
Additional paid-in capital	12,619,799
Accumulated deficit	(7,620,693)
Total Shareholders’ Equity	5,000,001
Total Liabilities and Shareholders’ Equity	$217,017,121
The accompanying notes are an integral part of these financial statements.

ACIES ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)
Formation and operating costs	$1,439,242
Loss from operations	(1,439,242)
Other expense:
Interest income	22,174
Unrealized gain on marketable securities held in Trust Account	3,558
Change in fair value of warrant liabilities	(6,207,183)
Other expense	(6,181,451)
Net loss	$(7,620,693)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	18,321,541
Basic and diluted net income per share, Common stock subject to possible redemption	$0.00
Weighted average shares outstanding, basic and diluted	6,764,617
Basic and diluted net loss per non-redeemable common share	$(1.13)
The accompanying notes are an integral part of these financial statements.

ACIES ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance — August 14, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Ordinary Shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of 21,525,000 Units, net of underwriting discounts and offering costs	21,525,000	2,153	—	—	192,124,911	—	192,127,064
Forfeiture of Founder Shares	—	—	(368,750)	(37)	37	—	—
Class A Ordinary Shares subject to possible redemption	(17,950,991)	(1,796)	—	—	(179,529,574)	—	(179,531,370)
Net loss	—	—	—	—	—	(7,620,693)	(7,620,693)
Balance — December 31, 2020	3,574,009	$357	5,381,250	$538	$12,619,799	$(7,620,693)	$5,000,001
The accompanying notes are an integral part of these financial statements.

ACIES ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)
Cash Flows from Operating Activities:
Net loss	$(7,620,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(22,174)
Unrealized gain on marketable securities held in Trust Account	(3,558)
Change in fair value of warrant liabilities	6,207,183
Allocation of IPO costs to warrant liabilities	720,885
Compensation expense — Private Warrants	453,667
Changes in operating assets and liabilities:
Prepaid expenses	(676,797)
Accrued expenses	6,150
Net cash used in operating activities	(935,337)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(215,250,000)
Security deposit	(2,875)
Net cash used in investing activities	(215,252,875)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B Ordinary Shares to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	210,945,000
Proceeds from advance — related party	2,621,369
Repayment of advance — related party	(2,621,369)
Proceeds from sale of Private Placement Warrants	6,805,000
Proceeds from promissory note — related party	278,631
Repayment of promissory note — related party	(278,631)
Payment of offering costs	(525,071)
Net cash provided by financing activities	217,249,929
Net Change in Cash	1,061,717
Cash — Beginning	—
Cash — Ending	$1,061,717
Non-Cash Investing and Financing Activities:
Initial classification of Class A Ordinary Shares subject to possible redemption	$185,930,930
Change in value of Class A Ordinary Shares subject to possible redemption	$(6,399,560)
Initial classification of warrant liabilities	$18,738,667
Deferred underwriting fee payable	$7,533,750
The accompanying notes are an integral part of these financial statements.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Acies Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 14, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses (the “Business Combination”).
The Company has two subsidiaries, Catalyst Merger Sub I, Inc., a direct wholly owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“First Merger Sub”) and Catalyst Merger Sub II, LLC, a direct wholly owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“Second Merger Sub”) (see Note 10).
As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period August 14, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Initial Public Offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of PlayStudios, Inc., a Delaware corporation (“PlayStudios”) (see Note 10).
The registration statement for the Company’s Initial Public Offering became effective on October 22, 2020. On October 27, 2020, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A Ordinary Shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $200,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Acies Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $6,500,000, which is described in Note 4.
Following the closing of the Initial Public Offering on October 27, 2020, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a Trust Account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On November 9, 2020, the Company consummated the sale of an additional 1,525,000 Units, at $10.00 per Unit, and the sale of an additional 203,334 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $15,555,000. A total of $15,250,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $215,250,000.
Transaction costs amounted to $12,363,821, consisting of $4,305,000 of underwriting fees, $7,533,750 of deferred underwriting fees and $525,071 of other offering costs. In accordance with the reclassification of the public and private warrants, $720,885 of the transaction costs were expensed through the Statement of Operations.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to effect a Business Combination successfully.
The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by October 27, 2022 (or by January 27, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination by October 27, 2022) (the “Combination Period”) and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
The Company will have until the end of the Combination Period to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December 31, 2020, the Company had $1,061,717 in its operating bank accounts, $215,275,732 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of $1,732,364.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2  —  RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of ordinary shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
On April 12, 2021, the SEC released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. Following the SEC Staff Statement, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.
	As Previously Reported	Adjustments	As Revised
Balance sheet as of October 27, 2020 (audited)
Warrant Liabilities	$—	$17,600,000	$17,600,000
Total Liabilities	9,979,556	17,600,000	27,579,556
Ordinary Shares Subject to Possible Redemption	189,953,340	(17,600,000)	172,353,340
Class A Ordinary Shares	100	176	276
Additional Paid-in Capital	5,045,914	1,129,643	6,175,557
Accumulated Deficit	(46,579)	(1,129,643)	(1,176,398)
	As Previously Reported	Adjustments	As Revised
Balance sheet as of December 31, 2020 (audited)
Warrant Liabilities	$—	$24,945,850	$24,945,850
Total Liabilities	7,539,900	24,945,850	32,485,750
Ordinary Shares Subject to Possible Redemption	204,477,211	(24,945,841)	179,531,370
Class A Ordinary Shares	108	249	357
Additional Paid-in Capital	5,238,322	7,381,477	12,619,799
Accumulated Deficit	(238,958)	(7,381,735)	(7,620,693)
Shareholders’ Equity	5,000,010	(9)	5,000,001
Statement of Operations for the period from August 20, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liabilities	$—	$(6,207,183)	$(6,207,183)
Transaction Costs – warrant liabilities	—	(720,885)	(720,885)
Compensation expense – Private Warrants	—	(453,667)	(453,667)
Formation and operating costs	(264,690)	(1,174,552)	(1,439,242)
Net loss	(238,958)	(7,381,735)	(7,620,693)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	20,172,634	(1,851,093)	18,321,541
Weighted average shares outstanding, basic and diluted Basic and diluted weighted average shares outstanding Non-redeemable common stock	5,744,947	1,019,670	6,764,617

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
	As Previously Reported	Adjustments	As Revised
Basic and diluted net loss per non-redeemable common share	(0.05)	(1.08)	(1.13)
Statement of Cash Flows for the period from August 20, 2020 (inception) through December 31, 2020 (audited)
Net loss	(238,958)	(7,381,735)	(7,620,693)
Change in fair value of warrant liabilities	—	6,207,183	6,207,183
Allocation of IPO costs to warrant liabilities	—	720,885	720,885
Compensation expense – Private Warrants	—	453,667	453,667
Initial classification of Class A Ordinary Shares subject to possible redemption	204,669,590	(18,738,660)	185,930,930
Change in value of Class A Ordinary Shares subject to possible redemption	(192,379)	(6,207,181)	(6,399,560)
Initial classification of warrant liabilities	—	18,738,667	18,738,667
NOTE 2A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Marketable Securities Held in Trust Account
At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Ordinary Shares (including Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Ordinary Shares are classified as shareholders’ equity. The Company’s Class A Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Warrant Liabilities (Restated)
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 9).
Components of Equity
Upon the IPO, the Company issued Class A Ordinary Shares and Warrants. The Company allocated the proceeds received from the issuance using the with-and-without method. Under that method, the Company first allocated the net proceeds to the Warrants based on their initial fair value measurement of $18,738,667 and then allocated the remaining proceeds, net of the remaining underwriting discounts and offering costs of $11,525,071, to the Class A Ordinary Shares. A portion of the Class A Ordinary Shares are presented within temporary equity, as certain shares are subject to redemption upon the occurrence of events not solely within the Company’s control. For the sale of the Private Warrants, the Company recorded a warrant liability for the initial fair value of the warrants in the amount of $7,258,667, with the amount of the proceeds in excess of the initial fair value recorded as additional paid in capital.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) Per Share (Restated)
Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 11,711,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Class A common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable Class A shares as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on Class A non-redeemable share’s proportionate interest.
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
For the Period from August 14, 2020 (Inception) through December 31,2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$18,493
Unrealized gain on marketable securities held in Trust Account	2,967
Net Income allocable to shares subject to redemption	$21,460
Denominator: Weighted Average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	18,321,541
Basic and diluted net income per share	$0.00
Non-Redeemable common stock
Numerator: Net Loss minus Net Earnings
Net loss	$(7,620,693)
Less: Net income allocable to Class A common stock subject to possible redemption	(21,460)
Non-Redeemable Net Loss	$(7,642,153)
Denominator: Weighted Average Non-Redeemable common stock
Basic and diluted weighted average shares outstanding	6,764,617
Basic and diluted net loss per share	$(1.13)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair Value Measurements (Restated)
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
a.
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

b.
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

c.
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments (Restated)
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 21,525,000 Units, at a purchase price of $10.00 per Unit, inclusive of 1,525,000 Units sold to the underwriters on November 9, 2020 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one Class A Ordinary Share and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($6,500,000 in the aggregate), each exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share. On November 9, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 203,334 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $305,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On September 15, 2020, the Sponsor paid $25,000 in consideration for 8,625,000 Class B Ordinary Shares (the “Founder Shares”). On October 20, 2020, the Sponsor surrendered and the Company canceled 2,875,000 Class B Ordinary Shares resulting in 5,750,000 Class B Ordinary Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on November 9, 2020, a total of 381,250 Founder Shares are no longer subject to forfeiture and 368,750 Founder Shares were forfeited, resulting in an aggregate of 5,381,250 Founder Shares issued and outstanding.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement, commencing on October 22, 2020, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from August 14, 2020 (inception) through December 31, 2020, the Company incurred and paid $20,000 in fees for these services.
Due to Sponsor
The Sponsor advanced $2,621,369 to the Company in anticipation of the amount to be paid for the purchase of additional Private Placement Warrants in the event the underwriters’ exercised their over-allotment option. The advance was due on demand should the over-allotment option not be exercised by the underwriters. Subsequent to the Initial Public Offering, on October 29, 2020, the Company repaid $2,621,369.
Promissory Note   —   Related Party
On September 4, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Note of $278,631 was repaid at the closing of the Initial Public Offering on October 27, 2020.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on October 22, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Company’s initial Business Combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriter a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On November 9, 2020, the underwriter’s partially exercised their over-allotment option to purchase an additional 1,525,000 Units, at a price of $10.00 per Unit, and forfeited the remaining option to purchase additional Units.
The underwriter is entitled to a deferred fee of $0.35 per Unit, or $7,533,750 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. SHAREHOLDERS’ EQUITY (Restated)
Preferred Shares  —  The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred shares. At December 31, 2020, there were no preferred shares issued or outstanding.
Class A Ordinary Shares  —  The Company is authorized to issue up to 500,000,000 Class A Ordinary Shares, $0.0001 par value per share. Holders of the Company’s Ordinary Shares are entitled to one vote for

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
each share. At December 31, 2020, there were 3,574,009 Class A Ordinary Shares issued and outstanding, excluding 17,950,991 Class A Ordinary Shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue up to 50,000,000 Class B Ordinary Shares, $0.0001 par value per share. Holders of the Company’s Ordinary Shares are entitled to one vote for each share. At December 31, 2020, there were 5,381,250 Class B Ordinary Shares issued and outstanding.
Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The Class B Ordinary Shares will automatically convert into Class A Ordinary Shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A Ordinary Shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as converted basis, 20% of the sum of (i) the total number of Ordinary Shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A Ordinary Shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A Ordinary Shares or equity-linked securities exercisable for or convertible into Class A Ordinary Shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of management team upon conversion of Working Capital Loans. In no event will the Class B Ordinary Shares convert into Class A Ordinary Shares at a rate of less than one-to-one.
NOTE 8. WARRANTS
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A Ordinary Shares upon exercise of a warrant unless Class A Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the warrants, and it will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00  —  Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
d.
in whole and not in part;

e.
at a price of $0.01 per Public Warrant;

f.
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder and

g.
if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like), for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00  —  Once the warrants become exercisable, the Company may redeem the outstanding warrants:
h.
in whole and not in part;

i.
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A Ordinary Shares; and

j.
if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company send the notice of redemption to warrant holders.

The exercise price and number of Ordinary Shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Ordinary Shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A Ordinary Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS (Restated)
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
	Level	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$215,275,732
Liabilities:
Warrant Liabilities – Public Warrants	1	$15,282,749
Warrant Liabilities – Private Placement Warrants	3	$9,663,101
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
Initial Measurement
The Company established the initial fair value for the Warrants on October 27, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-fourth of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption, Class A ordinary shares and Class B ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:
Input	October 27, 2020 (Initial Measurement)
Risk-free interest rate	0.34%
Trading days per year	252
Expected volatility	27.0%
Exercise price	$11.50
Stock Price	$10.00
On October 27, 2020, the Private Placement Warrants and Public Warrants were determined to be $1.60 per warrant for aggregate values of $6.9 million and $10.7 million, respectively.
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $9.7 million and $15.3 million, respectively.

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of October 27, 2020	$—	$—	$—
Initial measurement on October 27, 2020 (IPO)	6,933,333	10,666,667	17,600,000
Measurement on November 9, 2020 (Over-Allotment)	325,334	813,333	1,138,667
Change in valuation inputs or other assumptions	2,404,434	3,802,749	6,207,183
Fair value as of December 31, 2020	$9,663,101	$15,282,749	$24,945,850
Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $11,480,000 during the period from October 27, 2020 through December 31, 2020.
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and above for the restatement, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Merger Sub, Second Merger Sub and PlayStudios, relating to a proposed Business Combination transaction between the Company and PlayStudios (the “Transaction”).
Pursuant to the Merger Agreement, First Merger Sub will merge with and into PlayStudios, with PlayStudios surviving such merger as a wholly owned subsidiary of the Company and immediately following the First Merger, PlayStudios will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger and a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”).
As a result of the Mergers, among other things, each outstanding share of common stock of PlayStudios (“PlayStudios common stock”) and each share of preferred stock of PlayStudios (“PlayStudios Preferred Stock”) issued and outstanding as of the effective time of the First Merger (the “Effective Time”) will be cancelled in exchange for the right to receive Cash Electing Share (as defined in the Merger Agreement) or New PlayStudios Class A common stock (as defined in the Merger Agreement).
The Transaction will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.
On February 1, 2021, the Company entered into subscription agreements with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors have collectively subscribed for 25,000,000 shares of New PlayStudios Class A common stock for an aggregate purchase price equal to $250 million (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the Subscription Agreements.
The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, New PlayStudios will be required to, as soon as practicable but no later than 30 calendar days following the

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
closing of the Transaction, submit to or file with the SEC a registration statement registering the resale of such shares. Additionally, New PlayStudios will be required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof, (ii) the 90th calendar day following the filing date thereof if the SEC notifies New PlayStudios that it will “review” the registration statement and (iii) the 10th business day after the date New PlayStudios is notified in writing by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. New PlayStudios must use reasonable best efforts to keep the registration statement effective until the earliest of: (i) the date on which all of the shares covered by the registration statement have been sold, (ii) with respect to shares held by a particular subscriber, the date all shares held by such subscriber may be sold without restriction under Rule 144 and (iii) three years from the date of effectiveness of the registration statement.
In January 2021, the Company entered into an agreement with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, LionTree Advisors LLC and Oppenheimer & Co. Inc. (collectively, the “Placement Agents”) whereby the Placement Agents will work on behalf of the Company to secure the Pipe Investment. The agreement specifies that the fee payable to the Placement Agents will be 3% of the total securities sold by the Company plus expenses and is payable upon successful placement of the securities.
In January 2021, the Company entered into two agreements with a vendor to perform due diligence, tax diligence and structuring services associated with the Merger Agreement. The agreements specify for a total payment of $400,000 in the event of a successful Business Combination, $120,000 in the event the Business Combination does not consummate and $280,000 in the event the Business Combination does not consummate but the Company receives a break-up fee.
In January 2021, the Company entered an agreement with a vendor for the delivery of an opinion as to whether or not the Merger Agreement is fair to the Company from a financial point of view. The agreements specifies for a payment of $400,000 plus expenses with $150,000 due upon execution of the agreement and the remainder due upon the successful closing of the Business Combination.
On February 1, 2021, the Company entered into a Sponsor Support Agreement, pursuant to which the Sponsor and each director of the Company agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby, (ii) that 900,000 of the Company’s Class B Ordinary Shares held by the Sponsor shall become unvested and subject to forfeiture if certain earnout conditions described more fully in the Sponsor Support Agreement are not satisfied, (iii) to forfeit, for no consideration, 850,000 of the Company’s Class B Ordinary Shares held by the Sponsor and 715,000 of the Company’s Private Placement Warrants (as defined in the Sponsor Support Agreement), (iv) to forfeit additional of the Company’s Class B Ordinary Shares conditioned on certain redemptions of the Company’s Class A Ordinary Shares that are more fully set forth in the Sponsor Support Agreement and (v) not to transfer any of the Company’s Class B Ordinary Shares or the Company’s Private Placement Warrants (together, the “Sponsor Lockup Securities”) until the date that is 12 months after the Closing, except that on the date that is 180 days after the Closing, an amount of Sponsor Lockup Securities equal to the lesser of (A) 5% of the Sponsor Lockup Securities held by each holder of Sponsor Lockup Securities and (B) 50,000 Sponsor Lockup Securities held by each holder of Sponsor Lockup Securities, will no longer be subject to the transfer restrictions in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
On February 2, 2021, the Company entered into Voting and Support Agreements (the “Company Support Agreements”), by and among the Company, PlayStudios and certain stockholders of PlayStudios (the “Key Stockholders”). Under the Company Support Agreements, the Key Stockholders agreed, within forty-eight (48) hours following the SEC declaring effective the proxy statement/prospectus relating to the approval by the Company shareholders of the Business Combination, to execute and deliver a written consent with respect to the outstanding shares of PlayStudios common stock and PlayStudios Preferred Stock held by the Key Stockholders adopting the Merger Agreement and related transactions and approving the Business Combination. The shares of PlayStudios common stock and PlayStudios Preferred Stock that are owned

ACIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2020
by the Key Stockholders and subject to the Company Support Agreements represent (i) a majority of the outstanding voting power of PlayStudios Preferred Stock, voting as a separate class and (ii) a majority of the outstanding voting power of PlayStudios common stock and PlayStudios Preferred Stock (on an as converted basis), voting together as a single class.
On March 2, 2021, a lawsuit was filed in the Superior Court of California, Los Angeles County, by a purported Company stockholder in connection with the Business Combination: McCart v. Acies Acquisition Corp., et al., (Sup. Ct. L.A. County) (the “Complaint”). The Complaint names the Company and members of the Company’s Board of Directors as defendants. The Complaint alleges breaches of fiduciary duties against members of the Company’s Board of Directors and aiding and abetting the Company’s Board of Directors’ alleged breaches of fiduciary duties against the Company. The Complaint also alleges that the registration statement on Form S-4 filed by the Company containing the proxy statement / prospectus related to the Business Combination is materially deficient and omits and/or misrepresents material information including, among other things, certain financial information, certain details regarding the Company’s financial advisors, and other information relating to the background of the Business Combination. The Complaint generally seeks to enjoin the Business Combination or in the event that it is consummated, recover damages. Another purported Company stockholder sent a demand letter on February 19, 2021 (the “Demand”), making similar allegations to those made in the Complaint and demanding additional disclosure regarding the Business Combination. The Company believes the allegations made in the Complaint and Demand are without merit and intends to defend these lawsuits; however, the Company cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.

ACIES ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$264,630	$1,061,717
Prepaid expenses	633,767	676,797
Total Current Assets	898,397	1,738,514
Security deposit	2,875	2,875
Cash and Marketable securities held in Trust Account	215,289,800	215,275,732
Total Assets	$216,191,072	$217,017,121
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – accrued expenses	$65,519	$6,150
Deferred underwriting fee payable	7,533,750	7,533,750
Warrant liabilities	17,801,733	24,945,850
Total Liabilities	25,401,002	32,485,750
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 18,575,572 and 17,950,991 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	185,790,066	179,531,370
Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 2,949,428 and 3,574,009 shares issued and outstanding (excluding 18,575,572 and 17,950,991 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	295	357
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 5,381,250 shares issued and outstanding	538	538
Additional paid-in capital	6,361,165	12,619,799
Accumulated deficit	(1,361,994)	(7,620,693)
Total Shareholders’ Equity	5,000,004	5,000,001
Total Liabilities and Shareholders’ Equity	$216,191,072	$217,017,121

ACIES ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
Three Months Ended March 31,2021
General and administrative costs	$899,486
Loss from operations	(899,486)
Other income:
Interest earned on marketable securities held in Trust Account	17,626
Unrealized gain (loss) on marketable securities held in Trust Account	(3,558)
Change in fair value of warrant liabilities	7,144,117
Net income	$6,258,699
Weighted average shares outstanding of redeemable ordinary shares	17,950,991
Basic and diluted net income per ordinary share, redeemable	$0.00
Weighted average shares outstanding of non-redeemable ordinary shares	8,955,259
Basic and diluted net loss per ordinary share, non-redeemable	$0.70

ACIES ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	3,574,009	$357	5,381,250	$538	$12,619,799	$(7,620,693)	$5,000,004
Class A Ordinary Shares subject to possible redemption	(624,581)	(62)	—	—	(6,258,634)	—	(6,258,696)
Net income	—	—	—	—	—	6,258,699	6,258,699
Balance – March 31, 2021	2,949,428	$295	5,381,250	$538	$6,361,165	$(1,361,994)	$5,000,004

ACIES ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2021
(Unaudited)
Cash Flows from Operating Activities:
Net income	$6,258,699
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(17,626)
Unrealized loss on marketable securities held in Trust Account	3,558
Change in fair value of derivative liability	(7,144,117)
Change in operating assets and liabilities
Prepaid expenses	43,030
Accrued expenses	59,369
Net cash used in operating activities	(797,087)
Net Change in Cash	(797,087)
Cash – Beginning of period	1,061,717
Cash – End of period	$264,630
Non-Cash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$6,258,696

ACIES ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Acies Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 14, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). On February 1, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Merger Sub, Second Merger Sub and PlayStudios, Inc., a Delaware Corporation, (“PlayStudios”) relating to a proposed Business Combination transaction between the Company and PlayStudios (the “Transaction”).
The Company has two subsidiaries, Catalyst Merger Sub I, Inc., a direct wholly owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“First Merger Sub”) and Catalyst Merger Sub II, LLC, a direct wholly owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“Second Merger Sub”) (see Note 8).
As of March 31, 2021, the Company had not yet commenced any operations. All activity for the period August 14, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of PlayStudios (see Note 9).
The registration statement for the Company’s Initial Public Offering became effective on October 22, 2020. On October 27, 2020, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $200,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Acies Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $6,500,000, which is described in Note 4.
Following the closing of the Initial Public Offering on October 27, 2020, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On November 9, 2020, the Company consummated the sale of an additional 1,525,000 Units, at $10.00 per Unit, and the sale of an additional 203,334 Private Placement Warrants, at $1.50 per Private Placement Warrant, generating total gross proceeds of $15,555,000. A total of $15,250,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $215,250,000.
Transaction costs amounted to $12,363,821, consisting of $4,305,000 of underwriting fees, $7,533,750 of deferred underwriting fees and $525,071 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination.

The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to effect a Business Combination successfully.
The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by October 27, 2022 (or by January 27, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination by October 27, 2022) (the “Combination Period”) and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until the end of the Combination Period to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At March 31, 2021, we have $264,630 in its operating bank accounts, $215,289,800 in securities held in the Trust Account, to be for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of $832,878.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating, and consummating the Business Combination.
If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties.

The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the period from August 14, 2020 (Inception) through December 31, 2020, as filed with the SEC on May 10, 2021, and amended on May 12, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Ordinary Shares (including Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Ordinary Shares are classified as shareholders’ equity. The Company’s Class A Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 10).
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income per Ordinary Share
Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 11,711,667 shares in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted, for ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of ordinary shares subject to possible redemption outstanding since original issuance.
Net income per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income, adjusted for income or loss on marketable securities attributable to Class A ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-redeemable ordinary shares includes Founder Shares and non-redeemable Class A shares as these shares do not have any redemption features. Non-redeemable ordinary shares participates in the income or loss on marketable securities based on Class A non-redeemable share’s proportionate interest.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):
Three Months Ended March 31, 2021
Ordinary shares subject to possible redemption
Numerator: Earnings allocable to ordinary shares subject to possible redemption
Interest earned on marketable securities held in Trust Account	$15,212
Unrealized loss on marketable securities held in Trust Account	(3,071)
Net Income allocable to shares subject to redemption	$12,141
Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding	17,950,991
Basic and diluted net income per share	$0.00
Non-Redeemable Ordinary Shares
Numerator: Net Income minus Net Earnings
Net Income	$6,258,699
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(12,141)
Non-Redeemable Net Income	$6,246,558
Denominator: Weighted Average Non-Redeemable Ordinary Shares
Basic and diluted weighted average shares outstanding	8,955,259
Basic and diluted net Income per share	$0.70
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 21,525,000 Units, at a purchase price of $10.00 per Unit, inclusive of 1,525,000 Units sold to the underwriters on November 9, 2020 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($6,500,000 in the aggregate), each exercisable to purchase one Class A ordinary share at a price of $11.50 per share. On November 9, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 203,334 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $305,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On September 15, 2020, the Sponsor paid $25,000 in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). On October 20, 2020, the Sponsor surrendered and the Company canceled 2,875,000 Class B ordinary shares resulting in 5,750,000 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option on November 9, 2020, a total of 381,250 Founder Shares are no longer subject to forfeiture and 368,750 Founder Shares were forfeited, resulting in an aggregate of 5,381,250 Founder Shares issued and outstanding.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement, commencing on October 22, 2020, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021, the Company incurred and paid $30,000 in fees for these services. Additionally, the Company has prepaid $20,000 as of March 31, 2021 and December 31, 2020 which is included in prepaid expenses which is included in the accompanying condensed balance sheets.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.
The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on October 22, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the

Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriter is entitled to a deferred fee of $0.35 per Unit, or $7,533,750 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Legal Proceedings
On March 2, 2021, a lawsuit was filed in the Superior Court of California, Los Angeles County, by a purported Acies stockholder in connection with the Business Combination: McCart v. Acies Acquisition Corp., et al., (Sup. Ct. L.A. County) (the “Complaint”). The Complaint names Acies and members of our Board of Directors as defendants. The Complaint alleges breach of fiduciary duty against members of our Board of Directors and aiding and abetting our Board of Directors’ breach of fiduciary duties against Acies. The Complaint also alleges that the registration statement on Form S-4 filed by Acies containing the proxy statement / prospectus related to the Business Combination is materially deficient and omits and/or misrepresents material information including, among other things, certain financial information, details regarding Acies’ financial advisors, and other information relating to the background of the Business Combination. The Complaint generally seeks to enjoin the Business Combination or in the event that it is consummated, recover damages.
Another purported Acies stockholder sent a demand letter on February 19, 2021 (the “Demand”), making similar allegations to those made in the Complaint and demanding additional disclosure regarding the Business Combination.
Acies believes the allegations made in the Complaint and Demand are without merit and intends to defend these lawsuits; however, Acies cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.
NOTE 7. SHAREHOLDERS’ EQUITY
Preferred Shares — The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred shares. At March 31, 2021 and December 31, 2020, there were no preferred shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue up to 500,000,000 Class A ordinary shares, $0.0001 par value per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 2,949,428 and 3,574,009 Class A Ordinary Shares issued and outstanding, excluding 18,575,572 and 17,950,991 Class A Ordinary Shares subject to possible redemption, respectively.
Class B Ordinary Shares — The Company is authorized to issue up to 50,000,000 Class B ordinary shares, $0.0001 par value per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 5,381,250 Class B Ordinary Shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
NOTE 8. WARRANT LIABILITY
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and it will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
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in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A Ordinary Shares; and

•
if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company send the notice of redemption to warrant holders.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. BUSINESS COMBINATION
The Mergers
On February 1, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Catalyst Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of ours (“First Merger Sub”), Catalyst Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ours (“Second Merger Sub”), and PlayStudios, Inc., a Delaware corporation (“PlayStudios”). The Merger Agreement provides that, subject to the approval of Acies’ shareholders and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):
(i)   at the closing of the transactions contemplated by the Merger Agreement (the “Closing”) (x) in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), First Merger Sub will merge with and into PlayStudios and PlayStudios will be the surviving corporation and a wholly owned subsidiary of Acies (the “First Merger”) and (y) immediately following the First Merger, and as part of an integrated transaction with the First Merger, PlayStudios will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger and a wholly owned subsidiary of Acies (the “Second Merger” and, together with the First Merger, the “Mergers”);
(ii)   as a result of the Mergers, among other things, each outstanding share of common stock of PlayStudios (“PlayStudios common stock”) and each share of preferred stock of PlayStudios (“PlayStudios Preferred Stock”) issued and outstanding as of the effective time of the First Merger (the “Effective Time”) will be cancelled in exchange for the right to receive the following:
(a)   if the holder of such share makes an election to receive cash (“Cash Electing Share”), an amount of cash, without interest, equal to the quotient of $1,041,000,000 divided by the sum of, as of immediately prior to the Effective Time, (x) the number of issued and outstanding shares of PlayStudios common stock (including, without duplication, the number of issued and outstanding shares of PlayStudios Preferred Stock on an as-converted basis); (y) the number of shares of PlayStudios common stock issued or issuable upon the exercise of all outstanding, vested and unexercised options to purchase shares of PlayStudios common stock; and (z) the shares of PlayStudios common stock underlying any issued and outstanding warrants of PlayStudios, in the case of (y) and (z) as determined on a net exercise basis (the “Per Share Merger Consideration Value”); provided, however, that (1) the aggregate amount of Cash Electing Shares available to each holder shall not exceed 15% of the shares of PlayStudios capital stock held by such holder; and (2) if the sum of the aggregate number of Dissenting Shares (as defined in the Merger Agreement) and the aggregate number of Cash Electing Shares multiplied by (y) the Per Share Merger Consideration Value (such product, the “Aggregate Cash Election Amount”), exceeds the Available Cash Consideration (as defined in the Merger Agreement, such Available Cash Consideration not to exceed $150,000,000), then each Cash Electing Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Per Share Merger Consideration Value and (2) a fraction, the numerator of which shall be the Available Cash Consideration and the denominator of which shall be the Aggregate Cash Election Amount (such fraction, the “Cash Fraction”) and (B) an amount of the stock consideration described in clause (b), below, multiplied by one minus the Cash Fraction;
(b)   if the holder of such share does not make a cash election, a number of validly issued, fully paid and nonassessable shares of New PlayStudios Class A common stock (as defined below) equal to the quotient obtained by dividing (A) the Per Share Merger Consideration Value by (B) $10.00, except that if any such shares are owned by Andrew S. Pascal (the “Founder”), or any member of the Pascal Family Trust and their respective affiliates (collectively, the “Founder Group”), such share will instead receive a number of validly issued, fully paid and nonassessable shares of New

PlayStudios Class B common stock par value $0.0001 per share (the “New PlayStudios Class B common stock”), equal to the quotient obtained by dividing (A) the Per Share Merger Consideration Value by (B) $10.00. The shares of New PlayStudios Class B common stock will have the same economic terms as the shares of New PlayStudios Class A common stock, but the shares of New PlayStudios Class A common stock will be entitled to one vote per share, and the shares of New PlayStudios Class B common stock will be entitled to 20 votes per share. Any shares of New PlayStudios Class B common stock that are transferred outside the Founder Group (except for certain permitted transfers) will automatically convert into shares of New PlayStudios Class A common stock. In addition, the outstanding shares of New PlayStudios Class B common stock will be subject to a “sunset” provision by which all outstanding shares of New PlayStudios Class B common stock will automatically convert into shares of New PlayStudios Class A common stock (i) if holders representing a majority of the New PlayStudios Class B common stock vote to convert the New PlayStudios Class B common stock into New PlayStudios Class A common stock, (ii) if the Founder Group and its permitted transferees collectively no longer beneficially own at least 20% of the number of shares of New PlayStudios Class B common stock collectively held by the Founder Group as of the Effective Time, or (iii) on the nine-month anniversary of the Founder’s death or disability, unless such date is extended by a majority of independent directors;
(iii)   as a result of the Mergers, each outstanding share of PlayStudios common stock and PlayStudios Preferred Stock issued and outstanding immediately prior to the Effective Time as well as any outstanding unexercised vested options to purchase shares of PlayStudios common stock will also receive the contingent right to receive the applicable Earnout Pro Rata Portion (as defined in the Merger Agreement) of an aggregate of 15,000,000 additional shares of New PlayStudios Class A common stock (the “Earnout Shares”), which right shall be contingent upon certain price milestones that are more fully set out in the Merger Agreement (the consideration described in the foregoing clauses (ii) and (iii), collectively, the “Merger Consideration”); and
(iv)   as a result of the Mergers, each outstanding and unexercised option to purchase PlayStudios common stock, whether or not vested or exercisable, will be converted into an option to purchase a share of New PlayStudios Class A common stock, except for any such option that is held by any member of the Founder Group, which will be converted into an option to purchase a share of New PlayStudios Class B common stock.
The Board of Directors of Acies (the “Board”) has (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of Acies.
The Domestication
Prior to the Closing, subject to the approval of Acies’ shareholders, and in accordance with the DGCL, Cayman Islands Companies Law (2021 Revision) (the “CICL”) and Acies’ Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”), Acies will effect a deregistration under the CICL and a domestication under Section 388 of the DGCL (by means of filing a certificate of domestication (the “Certificate of Domestication”) with the Secretary of State of Delaware), pursuant to which Acies’ jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”).
In connection with the Domestication, (i) each of the then issued and outstanding Acies Class A Ordinary Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share of New PlayStudios (after its Domestication) (the “New PlayStudios Class A common stock”, and together with the New PlayStudios Class B common stock, the “New PlayStudios common stock”), (ii) each of the then issued and outstanding Acies Class B Ordinary Shares will convert automatically, on a one-for-one basis, into a share of New PlayStudios Class A common stock, after giving effect to the forfeiture of certain Acies Class B Ordinary Shares held by the Sponsor pursuant to that certain Sponsor agreement by and among PlayStudios, Acies and the Sponsor (the “Sponsor Support Agreement”), (iii) each then issued and outstanding warrant of Acies will convert automatically, on a one-for-one basis, into a warrant to acquire one share of New PlayStudios Class A common stock (“New PlayStudios Warrant”), on substantially the same terms and conditions as specified in the Warrant

Agreement, dated October 22, 2020, between Acies and Continental Stock Transfer & Trust Company, as warrant agent, after giving effect to the forfeiture of certain warrants of Acies held by the Sponsor pursuant to the Sponsor Agreement.
Conditions to Closing
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of Acies and PlayStudios, (ii) effectiveness of the proxy statement / prospectus on Form S-4 filed by Acies in connection with the Business Combination, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) receipt of approval for listing on Nasdaq of the shares of New PlayStudios common stock to be issued in connection with the Mergers, (v) that Acies shall not have redeemed Acies Class A Ordinary Shares that would cause Acies to have less than $5,000,001 of net tangible assets upon Closing, and (vi) the absence of any injunctions or statute, rule or regulation prohibiting the transactions.
Other conditions to PlayStudios’ obligations to consummate the Mergers include, among others, that as of the Closing, the amount of cash available in (x) the Trust Account, after deducting the amount required to satisfy Acies’ obligations to its shareholders (if any) that exercise their rights to redeem their Acies Class A Ordinary Shares pursuant to the Cayman Constitutional Documents (but prior to payment of (A) any deferred underwriting commissions being held in the Trust Account and (B) any transaction expenses of Acies or its affiliates) plus (y) the PIPE Investment (as defined below), is at least $200,000,000 minus qualified expenses related to the cost of filing fees and seeking governmental approval of the Mergers.
Covenants
The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) PlayStudios to prepare certain audited and unaudited consolidated financial statements of PlayStudios for inclusion in the proxy statement / prospectus on Form S-4 related to the Business Combination, (iii) Acies and PlayStudios to prepare and Acies file a proxy statement / prospectus on Form S-4 and take certain other actions to obtain the requisite approval of Acies shareholders of certain proposals regarding the Business Combination (including the Domestication), and (iv) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.
Representations and Warranties
The Merger Agreement contains customary representations and warranties by Acies, First Merger Sub, Second Merger Sub and PlayStudios. The representations and warranties of the respective parties to the Merger Agreement generally will not survive the Closing.
Termination
The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written agreement of Acies and PlayStudios, (ii) by PlayStudios or Acies, if (a) Closing has not occurred on or before August 15, 2021, subject to requirements set forth in the Merger Agreement, (b) any Governmental Order (as defined in the Merger Agreement) shall have issued making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers or (c) Acies shareholder approval is not obtained at an extraordinary general meeting of Acies shareholders, (iii) by Acies, if (a) the Company Support Agreements (as defined below) are not delivered to Acies within twenty-four (24) hours after the date of the Merger Agreement, (b) any breach of any representation, warranty, covenant or agreement on the part of PlayStudios set forth in the Merger Agreement, subject to the conditions and certain exceptions contained therein, or (c) PlayStudios stockholder approval of the Mergers is not obtained within forty-eight (48) hours of the time the Registration Statement becomes effective), or (iv) by PlayStudios, upon any breach of any representation, warranty, covenant or agreement on the part of Acies set forth in the Merger Agreement, subject to the conditions and certain exceptions contained therein.

Subscription Agreements
On February 1, 2021, Acies entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 25,000,000 shares of New PlayStudios Class A common stock for an aggregate purchase price equal to $250 million (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the Subscription Agreements.
The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, New PlayStudios will be required to, as soon as practicable but no later than 30 calendar days following the Closing, submit to or file with the SEC a registration statement registering the resale of such shares. Additionally, New PlayStudios will be required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof, (ii) the 90th calendar day following the filing date thereof if the SEC notifies New PlayStudios that it will “review” the registration statement and (iii) the 10th business day after the date New PlayStudios is notified in writing by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. New PlayStudios must use reasonable best efforts to keep the registration statement effective until the earliest of: (i) the date on which all of the shares covered by the registration statement have been sold, (ii) with respect to shares held by a particular subscriber, the date all shares held by such subscriber may be sold without restriction under Rule 144 and (iii) three years from the date of effectiveness of the registration statement.
The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the parties to such Subscription Agreement; (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreement fail to occur; and (d) August 16, 2021, if the Closing has not occurred by such date.
Sponsor Support Agreement
On February 1, 2021, Acies entered into a Sponsor Support Agreement, pursuant to which the Sponsor and each director of Acies agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby, (ii) that 900,000 Acies Class B Ordinary Shares held by the Sponsor shall become unvested and subject to forfeiture if certain earnout conditions described more fully in the Sponsor Support Agreement are not satisfied, (iii) to forfeit, for no consideration, 850,000 Acies Class B Ordinary Shares held by the Sponsor and 715,000 Acies Private Placement Warrants (as defined in the Sponsor Support Agreement), (iv) to forfeit additional Acies Class B Ordinary Shares conditioned on certain redemptions of Acies Class A Ordinary Shares that are more fully set forth in the Sponsor Support Agreement and (v) not to transfer any Acies Class B Ordinary Shares or Acies Private Placement Warrants (together, the “Sponsor Lockup Securities”) until the date that is 12 months after the Closing, except that on the date that is 180 days after the Closing, an amount of Sponsor Lockup Securities equal to the lesser of (A) 5% of the Sponsor Lockup Securities held by each holder of Sponsor Lockup Securities and (B) 50,000 Sponsor Lockup Securities held by each holder of Sponsor Lockup Securities, will no longer be subject to the transfer restrictions in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
Company Support Agreements
On February 2, 2021, Acies also entered into Voting and Support Agreements (the “Company Support Agreements”), by and among Acies, PlayStudios and certain stockholders of PlayStudios (the “Key Stockholders”). Under the Company Support Agreements, the Key Stockholders agreed, within forty-eight (48) hours following the SEC declaring effective the proxy statement/prospectus relating to the approval by Acies shareholders of the Business Combination, to execute and deliver a written consent with respect to the outstanding shares of PlayStudios common stock and PlayStudios Preferred Stock held by the Key Stockholders adopting the Merger Agreement and related transactions and approving the Business

Combination. The shares of PlayStudios common stock and PlayStudios Preferred Stock that are owned by the Key Stockholders and subject to the Company Support Agreements represent (i) a majority of the outstanding voting power of PlayStudios Preferred Stock, voting as a separate class and (ii) a majority of the outstanding voting power of PlayStudios common stock and PlayStudios Preferred Stock (on an as converted basis), voting together as a single class.
Transfer Restrictions and Registration Rights
The Merger Agreement contemplates that, at the Closing, New PlayStudios, the Sponsor and certain of PlayStudios’ stockholders and certain of their respective affiliates will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which New PlayStudios will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of New PlayStudios common stock and other equity securities of New PlayStudios that are held by the parties thereto from time to time. Additionally, the Bylaws of New PlayStudios (the “Bylaws”) contain certain restrictions on transfer with respect to the shares of New PlayStudios common stock received as Merger Consideration immediately following Closing (the “PlayStudios Lockup Securities”). Such restrictions begin at Closing and end at the date that is 12 months after the Closing, except that on the date that is 180 days after the Closing, an amount of PlayStudios Lockup Securities equal to the lesser of (A) 5% of the PlayStudios Lockup Securities held by each holder of PlayStudios Lockup Securities and (B) 50,000 PlayStudios Lockup Securities held by each holder of PlayStudios Lockup Securities, will no longer be subject to the transfer restrictions.
The Subscription Agreements, the Sponsor Support Agreement and the Company Support Agreements have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about Acies or its affiliates. The representations, warranties, covenants and agreements contained in the Subscription Agreements, the Sponsor Support Agreement, the Company Support Agreements and the other documents related thereto were made only for purposes and as of the specific dates set forth therein, were solely for the benefit of the parties to the Subscription Agreements, the Sponsor Support Agreement and the Company Support Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Subscription Agreements, the Sponsor Support Agreement or Company Support Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Subscription Agreements, the Sponsor Support Agreement or the Company Support Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Subscription Agreements, the Sponsor Support Agreements or the Company Support Agreements, as applicable, which subsequent information may or may not be fully reflected in Acies’ public disclosures.
Initial Business Combination — Other
In the event Acies does not consummate its initial Business Combination with PlayStudios, it will continue to search for an appropriate target up until the Completion Window. Specific sectors that we may target span live events, family entertainment, casino gaming, destination hospitality, sports, sports betting and iGaming, and social and casual mobile games. We are pursuing both consumer-facing operators as well as the business-to-business platforms that support them. We are predominantly focused on the U.S.; however our search may expand to international markets.
Experiential entertainment, consumed through live, location-based venues or played across mobile platforms, has become a prime pursuit of American consumers. Companies able to create unique or memorable experiences that foster communal connections through shared values have captured an increasing share of consumers’ entertainment time and budgets. In turn, the industry has become one of the most important drivers of the U.S. economy, led to the dynamic creation of new concepts, companies, and distribution channels, and attracted significant private growth capital. According to the Bureau of Economic Analysis, it is estimated that in excess of $1 trillion was spent on entertainment in the United States in

2019, approximately 4.5x that which was spent in 1990. Consumers’ entertainment expenditures grew almost 25% faster during this period than U.S. GDP, as consumers dedicated an increasing portion of their expenditures to entertainment. Our expertise strongly positions us to capitalize on what we believe to be newly created and actionable acquisition opportunities across this ecosystem.
NOTE 10. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
	Level	March 31, 2021	December 31,2020
Assets:
Cash and marketable securities held in Trust Account	1	$215,289,800	$215,275,732
Liabilities:
Warrant Liability — Public Warrants	1	$10,906,000	$15,282,750
Warrant Liability — Private Placement Warrants	3	$6,895,734	$9,663,101
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the ordinary shares. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$9,663,101	$15,282,750	$24,945,850
Change in valuation inputs or other assumptions	(2,767,367)	(4,376,750)	(7,144,117)
Fair value as of March 31, 2021	$6,895,734	$10,906,000	$17,801,733
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

PART II
Information Not Required in Prospectus
Item 13.
Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee	$88,015
Legal fees and expenses	125,000
Accounting fees and expenses	25,000
Miscellaneous	60,000
Total	$298,015

Item 14.
Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 8 of our Certificate of Incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability.
We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 15.
Recent Sales of Unregistered Securities.

Common Stock
On September 15, 2020, the Sponsor purchased 8,625,000 shares of Acies Class B Ordinary Shares for an aggregate price of $25,000. On October 20, 2020, the Sponsor surrendered and Acies canceled 2,875,000 Class B Ordinary Shares resulting in 5,750,000 Acies Class B Ordinary Shares outstanding. The Acies Class B Ordinary Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of the Acies’ issued and outstanding shares after the

Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on November 9, 2020, a total of 381,250 Acies Class B Ordinary Shares were no longer subject to forfeiture and 368,750 Acies Class B Ordinary Shares were forfeited, resulting in an aggregate of 5,381,250 Acies Class B Ordinary Shares issued and outstanding. The Acies Class B Ordinary Shares automatically converted, on a one-for-one basis, into shares of our Class A common stock. In connection with the execution of the Merger Agreement, the Sponsor agreed, among other things, (i) that 900,000 Acies Class B Ordinary Shares held by the Sponsor would become unvested and subject to forfeiture if certain earnout conditions are not satisfied, (ii) to forfeit, for no consideration, 850,000 Acies Class B Ordinary Shares held by the Sponsor and (iii) to forfeit additional Acies Class B Ordinary Shares conditioned on certain redemptions of Acies Class A ordinary shares. As a result of the amount of redemptions of Acies Class A ordinary shares made in connection with the Business Combination, the Sponsor forfeited an additional 807,188 Acies Class B Ordinary Shares at the Closing.
Additionally, in connection with the Business Combination, Acies entered into support agreements with Old PLAYSTUDIOS and certain of its stockholders, pursuant to which such stockholders agreed to, among other things, execute and deliver a written consent with respect to the outstanding shares of Old PLAYSTUDIOS’ capital stock held by such stockholders adopting the Merger Agreement and related transactions and approving the Business Combination. At the Closing, these stockholders received, as consideration for the shares of Old PLAYSTUDIOS’ capital stock held by such stockholders, such stockholders received an aggregate of 34,867,877 shares of Class A common stock and 16,130,300 shares of Class B common stock.
Private Placement Warrants
Simultaneously with the consummation of the IPO, the Sponsor purchased from Acies 4,333,333 Private Placement Warrants at a price of $1.50 per warrant, or $6,500,000 in the aggregate, in a private placement. Each private placement warrant entitled the holder to purchase one share of our Class A common stock for $11.50 per share. Additionally, as a result of the IPO underwriters’ election to partially exercise their over-allotment option on November 9, 2020, on November 9, 2020, the Sponsor purchased an additional 203,334 Private Placement Warrants, for total gross proceeds to Acies of $305,000. In connection with the Business Combination, each of the private placement warrants automatically converted into a warrant to acquire one share of our Class A common stock pursuant to the Warrant Agreement. In connection with the execution of the Merger Agreement, the Sponsor agreed to forfeit, for no consideration, 715,000 Private Placement Warrants.
Subscription Agreements
On February 1, 2021, Acies entered into the Subscription Agreements with the PIPE Investors, pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 25,000,000 shares of our Class A common stock for an aggregate purchase price equal to $250 million, $20.0 million was used to terminate the profit share provision of an agreement with MGM Resorts International, one of the PIPE Investors. The PIPE Investment closed immediately prior to the Business Combination on the Closing Date.
Item 16.
Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2021, by and among Acies Acquisition Corp., Catalyst Merger Sub I, Inc., a wholly owned subsidiary of Acies Acquisition Corp., Catalyst Merger Sub II, LLC, a wholly owned subsidiary of Acies Acquisition Corp. and PlayStudios, Inc. (incorporated by reference to Exhibit 2.1 to Acies Acquisition Corp.’s Current Report on Form 8-K filed February 2, 2021).
3.1	Certificate of Incorporation of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 3.1 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).

Exhibit No.	Description
3.2	Bylaws of PLAYSTUDIOS, Inc., effective as of June 21, 2021 (incorporated by reference to Exhibit 3.2 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
4.1	Specimen Class A common stock Certificate of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-253135) filed March 26, 2021) (“Amendment No. 1 to the S-4”.).
4.2	Warrant Agreement, dated October 22, 2020, between Acies Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Acies Acquisition Corp.’s Current Report on Form 8-K filed October 27, 2020).
5.1*	Opinion of Davis Polk & Wardwell LLP
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to Acies Acquisition Corp.’s Current Report on Form 8-K filed February 2, 2021).
10.2	Sponsor Support Agreement, dated February 1, 2021, by and among Acies Acquisition LLC, Acies Acquisition Corp. and PlayStudios, Inc. (incorporated by reference to Exhibit 10.2 to Acies Acquisition Corp.’s Current Report on Form 8-K filed February 2, 2021).
10.3	Amended and Restated Registration Rights Agreement, dated as of June 21, 2021, by and among Acies Acquisition Corp., Acies Acquisition LLC, and certain stockholders of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 10.3 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
10.4^	PlayStudios, Inc. 2011 Omnibus Stock and Incentive Plan (as amended) (incorporated by reference to Exhibit 10.12 to Acies Acquisition Corp.’s Registration Statement on Form S-4 filed February 16, 2021).
10.5^	Form of Stock Option Award Agreement under the PlayStudios, Inc. 2011 Omnibus Stock and Incentive Plan (as amended) (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Form S-4).
10.6^	PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
10.7^	PLAYSTUDIOS, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
10.8^	Offer Letter dated December 17, 2018 from PlayStudios, Inc. to Joel Agena (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the S-4).
10.9^	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
10.10	Marketing Agreement, dated April 13, 2011, between PlayStudios, Inc. and MGM Resorts International (the “Marketing Agreement”) (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the S-4).
10.11	Letter Agreement, dated July 13, 2011 between PlayStudios, Inc. and MGM Resorts International (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-253135 filed May 10, 2021 (“Amendment No. 2 to the S-4”).
10.12	Corrective Amendment to Marketing Agreement, dated July 20, 2011 between PlayStudios, Inc. and MGM Resorts International. (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the S-4).
10.13	Third Amendment to Marketing Agreement, dated June 18, 2014 between PlayStudios, Inc. and MGM Resorts International. (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the S-4).
10.14	Fourth Amendment to Marketing Agreement, dated May 1, 2015 between PlayStudios, Inc. and MGM Resorts International. (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the S-4).

Exhibit No.	Description
10.15	Fifth Amendment to Marketing Agreement, dated January 4, 2016 between PlayStudios, Inc. and MGM Resorts International. (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the S-4).
10.16	Sixth Amendment to Marketing Agreement, dated December 4, 2019 between PlayStudios, Inc. and MGM Resorts International. (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the S-4).
10.17†	Seventh Amendment to Marketing Agreement, dated October 30, 2020 between PlayStudios, Inc. and MGM Resorts International (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the S-4).
10.18	Credit Agreement among PLAYSTUDIOS, Inc., PLAYSTUDIOS US, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto, dated June 24, 2021 (incorporated by reference to Exhibit 10.18 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
10.19	Pledge and Security Agreement among PLAYSTUDIOS, Inc., PLAYSTUDIOS US, LLC and JPMorgan Chase Bank, N.A., as Administrative Agent, dated June 24, 2021 (incorporated by reference to Exhibit 10.19 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated June 25, 2021 (incorporated by reference to Exhibit 16.1 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to PLAYSTUDIOS, Inc.’s Current Report on Form 8-K filed June 25, 2021).
23.1*	Consent of Marcum LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney. Reference made to the signature page hereto.

*
Filed herewith

^
Indicates management contract or compensatory plan

†
Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
if the registrant is relying on Rule 430B

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrants hereby undertakes:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 19th day of July, 2021.
PLAYSTUDIOS INC.
By:	/s/ Andrew Pascal Name: Andrew Pascal Title: Chief Executive Officer and Chairman of the Board of Directors
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Pascal and Scott Peterson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Andrew Pascal Andrew Pascal	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 19, 2021
/s/ Scott Peterson Scott Peterson	Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2021
/s/ William J. Hornbuckle William J. Hornbuckle	Director	July 19, 2021
/s/ Joe Horowitz Joe Horowitz	Director	July 19, 2021
/s/ Jason Krikorian Jason Krikorian	Director	July 19, 2021
Judy K. Mencher	Director	July 19, 2021
/s/ James Murren James Murren	Director	July 19, 2021